   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1998
                                                     REGISTRATION NO. 333-42317
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                POST EFFECTIVE

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------
                       CONSOLIDATION CAPITAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------
          DELAWARE                   7340                  52-2054952
       (STATE OR OTHER
JURISDICTIONOF INCORPORATION
      OR ORGANIZATION)
                               (PRIMARY STANDARD        (I.R.S. EMPLOYER
                           INDUSTRIALCLASSIFICATION    IDENTIFICATION NO.)
                                 CODE NUMBER)

                 800 CONNECTICUT AVENUE, N.W., SUITE 1111
                            WASHINGTON, D.C. 20006

                               202/261-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                              JONATHAN J. LEDECKY
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                       CONSOLIDATION CAPITAL CORPORATION

                 800 CONNECTICUT AVENUE, N.W., SUITE 1111
                            WASHINGTON, D.C. 20006

                               202/261-6000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:

       F. TRAYNOR BECK, ESQUIRE               LINDA L. GRIGGS, ESQUIRE
   EXECUTIVE VICE PRESIDENT, GENERAL         MORGAN, LEWIS & BOCKIUS LLP
         COUNSEL AND SECRETARY                   1800 M STREET, N.W.
                                               WASHINGTON, D.C. 20036
  800 CONNECTICUT AVENUE, N.W., SUITE               202/467-7000
               1111
         WASHINGTON D.C. 20006

           202/261-6000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

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


PROSPECTUS

                       CONSOLIDATION CAPITAL CORPORATION

                       24,000,000 SHARES OF COMMON STOCK

                                  -----------

  This Prospectus covers the offer and issuance of shares of common stock, $.001 par value (the "Common Stock"), by Consolidation Capital Corporation (the "Company") from time to time in connection with the acquisition by the Company of other businesses, assets or securities. It is expected that the terms of the acquisitions involving the issuances of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired by the Company. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

  As of May 1, 1998, 6,706,369 shares have been issued under this Prospectus and 1,777,823 shares are reserved for issuance based upon assumptions regarding agreements to pay contingent consideration in connection with certain acquisitions. Accordingly, as of May 1, 1998, approximately 15,515,808 shares are being offered for issuance hereby.

  The Company's Common Stock is traded on the Nasdaq National Market under the symbol "BUYR." As of May 1, 1998, the Company had 36,856,369 shares of Common Stock outstanding. On May 1, 1998, the closing price of the Common Stock was $22.44 per share. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files reports and other information with the Securities and Exchange Commission. See "Additional Information."

  All expenses of this offering will be paid by the Company.

  SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                                  -----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                The date of this Prospectus is May  , 1998

  No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such offer or solicitation to such person. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall under any circumstance imply that the information contained herein is correct as of any date subsequent to the date hereof.

                               ----------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Additional Information...................................................   2
Prospectus Summary.......................................................   3
Recent Developments......................................................   5
Risk Factors.............................................................   8
Price Range of Common Stock..............................................  19
Dividend Policy..........................................................  19
Selected Financial Data..................................................  20
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  22
Business.................................................................  23
Management...............................................................  30
Executive Compensation...................................................  33
Certain Relationships and Related Party Transactions.....................  35
Principal Stockholders...................................................  36
Description of Capital Stock.............................................  38
Plan of Distribution.....................................................  39
Restrictions on Resale...................................................  39
Legal Matters............................................................  39
Experts..................................................................  39
Index to Financial Statements............................................ F-1

                            ADDITIONAL INFORMATION

   The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (the "Registration Statement") under the Securities Act and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement, and the exhibits and schedules thereto, for further information with respect to the Company and the Common Stock offered hereby. Statements contained in this Prospectus as to the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete. Reference is made to the respective exhibit for a more complete description of such statement, which is qualified in its entirety by such reference. The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission maintained at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov. The Registration Statement, including all exhibits thereto and amendments thereof, has been filed with the Commission through EDGAR.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Consolidation Capital Corporation is the successor to Ledecky Brothers L.L.C. Hereinafter, except as otherwise indicated, Consolidation Capital Corporation and Ledecky Brothers L.L.C. are referred to jointly as the "Company." This Prospectus also contains pro forma financial information that gives effect to certain events. Such information is not necessarily indicative of the results that the Company would have attained had the events occurred at the beginning of the periods presented, as assumed, or of the future results of the Company. See "Pro Forma Combined Financial Statements."

  This Prospectus may contain forward-looking statements, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "plans," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The matters described in "Risk Factors" and certain other factors noted throughout this Prospectus and in any exhibits to the Registration Statement of which this Prospectus is a part, constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

THE COMPANY

  Founded in February 1997 by Jonathan J. Ledecky, Consolidation Capital Corporation is consolidating the facilities management industry with the intent to become a national single-source provider of facilities management services. Jonathan Ledecky is the Chairman and founder and, until November 5, 1997, was the Chief Executive Officer, of U.S. Office Products Company ("USOP"). While managing USOP, Jonathan Ledecky developed a strategy of "corporate democracy," which he believes facilitated USOP's rapid consolidation of more than 200 companies within seven different industry groups in the office products and services industry. The corporate democracy approach includes (i) a general policy of empowering local management and (ii) drawing upon the contacts and expertise of local management by encouraging them to identify acquisition candidates and to participate in the process of integrating newly acquired companies into a consolidated enterprise. The Company intends to employ a corporate democracy approach as one of its principal operating strategies. The Company completed its initial public offering (the "IPO") in December 1997, selling 27,850,000 shares of Common Stock and 500,000 shares of Convertible Non-Voting Common Stock and raising net proceeds of approximately $527,000,000.

  As of May 1, 1998, the Company has acquired three facilities management businesses specializing in providing janitorial maintenance management services and eight facilities management businesses specializing in providing electrical installation and maintenance services (the "Recent Acquisitions"). See "Recent Developments." In addition, the Company has signed letters of intent or definitive agreements to acquire an additional two janitorial maintenance management services businesses and seven electrical installation and maintenance services businesses (the "Pending Acquisitions"). Facilities management companies generally provide many products and services needed for the operation and maintenance of a building. These products and services include janitorial maintenance management services, electrical installation and maintenance services, lighting equipment and services, engineering services, mechanical installation and maintenance services, parking facility management, security systems and services, fire protection equipment and services, grounds keeping and landscaping services, pest control and general equipment maintenance.

  From 1994 until November 1997, Jonathan Ledecky served as Chief Executive Officer of USOP and, in that capacity, was responsible for in excess of $1.7 billion in acquisitions of businesses in seven different industry groups, including office supplies, office furniture, coffee and beverage services, computer and telecommunications networks and services, print management, corporate travel services and educational supplies. The Company will seek to leverage the experience and expertise of Jonathan Ledecky, its founder, Chairman and Chief Executive Officer, and the Company's management team to become a leading consolidator of the facilities management industry.

  At the time of the IPO, the Company announced its intention to pursue consolidation opportunities in one or more growing industries that are fragmented with no clear market leader and that could benefit from economies of scale. The Company believes that the facilities management industry has these characteristics since it consists primarily of privately-held or family-owned businesses, whose owner-operators desire liquidity and may be unable to access the capital markets effectively or to expand beyond a local or regional base. The Company has determined initially to focus exclusively on the facilities management industry, rather than simultaneously pursue consolidations in multiple, unrelated industries, based on its view that the facilities management industry is a large scale industry offering significant opportunities to expand into and consolidate many sectors that offer products and services intended to enhance the operating efficiency of retail, commercial and industrial clients.

  During the last several years, property owners, such as real estate investment trusts ("REITS"), have undergone consolidation. The Company believes that, as the real estate industry undergoes further consolidation, the emerging large-scale property owners will continue to develop an increased interest in dealing with national providers of facilities management services. Property owners also have increasingly turned to outsourcing many of the traditional facilities management services that were once performed by the property owners' own employees. This trend towards outsourcing allows property owners to focus on their core competencies, reduce operating expenses, access technical expertise of outside vendors and improve quality. The Company believes that the consolidation of property owners and the increase in outsourcing of facilities management services will present opportunities for the Company to (i) acquire smaller, independent companies that are unable to compete with national providers of facilities management services, (ii) expand through acquisitions into new sectors of the facilities management industry, and (iii) broaden the customer base of acquired companies.

  The Company believes that it possesses substantial competitive advantages. The Company expects to benefit from its ability to deploy rapidly its significant financial resources and to use its publicly traded stock as currency in selected acquisitions. Because the Company has significant cash and cash equivalents, the Company's ability to acquire attractive companies is not likely to be constrained initially by the need to access the capital markets. Furthermore, the Company believes that its corporate democracy principles will help it attract and acquire companies and will differentiate it from traditional consolidators. The Company believes that its corporate democracy approach generates significant competitive advantages because this approach allows managers of the acquired companies to benefit from the economies of a large organization while simultaneously retaining local operational control, enabling them to provide flexible and responsive service to customers. Such an approach could, however, limit possible consolidation efficiencies and integration efforts. In addition, although the Company's management team has experience in acquiring and consolidating businesses, it does not have experience managing companies in the facilities management industry. The Company, therefore, expects to rely in part upon management of acquired companies or other individuals who are experienced in the facilities management industry. See "Risk Factors--Competition," "Business--Strategy" and "Management."

  The Company will have broad discretion in identifying and selecting possible acquisition candidates. Within the facilities management industry, the Company intends to focus on the acquisition of businesses having some or all of the following characteristics: (i) stable cash flows and recurring revenue streams from long-term customer relationships; (ii) low product obsolescence and non-reliance on innovation or technology to drive recurring revenue streams; (iii) long-term growth prospects for products and services offered; (iv) a strong "franchise" or presence in the communities served by the acquisition candidate;
(v) an experienced management team comprised of recognized industry leaders;
(vi) an ability to retain, promote and motivate management teams; (vii) favorable demographic trends within the local regions serviced; and (viii) an underpenetrated market for products or services provided by the acquisition candidate. See "Risk Factors--Appropriate Acquisitions May Not Be Available and Full Investment of Net Proceeds May Be Delayed" and "Business--Strategy."

  The Company's principal executive offices are located at 800 Connecticut Avenue, N.W., Suite 1111, Washington D.C. 20006, and its telephone number is 202-261-6000.

                           RECENT DEVELOPMENTS

RECENT ACQUISITIONS

  Since the Company's IPO in December 1997, the Company has acquired three companies offering janitorial maintenance management services and eight companies offering electrical installation and maintenance services. A description of these acquisitions follows:

  Service Management USA ("Service Management"). On February 4, 1998, the Company completed the acquisition of Service Management. Service Management was founded in 1984 and has become a leading facilities management company specializing in providing janitorial maintenance management services to retail, industrial and commercial clients in 39 states. Service Management had revenues for the year ended December 31, 1997 of approximately $26.3 million. The consideration paid by the Company consisted of $9 million in cash and 142,857 shares of Common Stock. In addition, there is the potential for the payment of up to an additional $13 million, payable 50% in cash and 50% in shares of Common Stock, based upon the performance of Service Management and the achievement of certain acquisition goals.

  Founding Electrical Group. On March 11, 1998, the Company completed the simultaneous acquisition of a group of seven businesses offering electrical installation and maintenance services (the "Founding Electrical Group"). The Founding Electrical Group consists of the following businesses: Garfield Electric Company ("Garfield"), Indecon, Inc. ("Indecon"), Riviera Electric Construction Co. ("Riviera"), SKC Electric, Inc. ("SKC"), Town & Country Electric, Inc. ("Town & Country"), Tri-City Electrical Contractors, Inc. ("Tri-City") and Wilson Electric Company, Inc. ("Wilson"). The Founding Electrical Group specializes in providing electrical installation and maintenance services for commercial, institutional, industrial and retail customers in 36 states. Each company in the Founding Electrical Group has been a member of a peer group that was formed in 1992 to bring together electrical companies that are leaders in their respective markets. This peer group shared detailed financial information, performance benchmarks, national customers and operational best practices.

  The combined 1997 revenues of the Founding Electrical Group were approximately $284.2 million, of which approximately 71.6% was derived from electrical installation services and approximately 28.4% was derived from electrical maintenance and specialty services. The combined revenues of the Founding Electrical Group, which have been in business for an average of 21 years, increased at a compound annual growth rate of approximately 22% from 1994 through 1997. The aggregate consideration (including certain fees) paid by the Company for the Founding Electrical Group consisted of $71.8 million in cash and 3,423,453 shares of Common Stock. In addition, there is the potential for the payment of up to an additional $37.0 million in cash and shares of Common Stock based upon the performance of the acquired businesses as a group.

  A description of each of the businesses acquired as part of the Founding Electrical Group follows:

    Tri-City. Tri-City was founded in 1958 and operates from its headquarters in Altamonte Springs (near Orlando) and from its offices in Tampa, Fort Myers and Pompano Beach, Florida. Tri-City had revenues of approximately $79.5 million for the year ended December 31, 1997, primarily from commercial, institutional, industrial and multi-family installation projects.

    Wilson. Wilson was founded in 1988 and operates from its headquarters in Scottsdale and from its offices in Sierra Vista, Prescott, Tucson and Phoenix, Arizona. Wilson had revenues of approximately $71.0 million for the year ended November 30, 1997, consisting of 67% commercial, institutional and industrial installation and 33% electrical maintenance services.

    Town & Country. Town & Country was founded in 1972 and operates from its headquarters in Appleton, Wisconsin and from its offices in Madison, Sheboygan, Wauwatosa, Plover, Howard, Crivitz, Menasha and Baraboo, Wisconsin. Town & Country had revenues of approximately $48.7 million for the year ended December 31, 1997, consisting of 56% commercial, institutional and industrial installation and 44% electrical maintenance services.

    Riviera. Riviera was founded in 1980 and operates from its headquarters in Englewood, Colorado and from its offices in Avon, Silverthorne and Colorado Springs, Colorado. Riviera had revenues of approximately $37.0 million for the year ended December 31, 1997, consisting of 86% commercial, institutional and industrial installation and approximately 14% electrical maintenance services.

    Garfield and Indecon. Garfield and Indecon were founded in 1972 and 1989, respectively, and operate under common management from their headquarters in Cincinnati and from an office in Dayton, Ohio. Garfield and Indecon had combined revenues of approximately $24.5 million for the year ended December 31, 1997, consisting of 63% commercial, institutional and industrial installation and approximately 37% electrical maintenance services.

    SKC. SKC was founded in 1980 and operates from its headquarters in Lenexa, Kansas and from its offices in Colombia and Springfield, Missouri. SKC had revenues of approximately $23.5 million for the year ended December 31, 1997, consisting of approximately 80% commercial, institutional and industrial installation and approximately 20% electrical maintenance services.

  Walker Engineering, Inc. ("Walker"). On March 25, 1998, the Company completed the acquisition of Walker. Walker was founded in 1981 and specializes in providing electrical installation and maintenance services from its headquarters in Dallas and from its offices in Fort Worth and Austin, Texas. Walker had revenues of approximately $127.7 million for the year ended November 30, 1997, consisting of approximately 88% commercial, institutional and industrial installation and approximately 12% electrical maintenance services. The consideration paid by the Company for Walker (including certain fees) consisted of approximately $36 million in cash and 1,521,739 shares of Common Stock. In addition, there is the potential for the payment of up to an additional $30 million, payable 50% in cash and 50% in shares of Common Stock, based upon the performance of Walker.

  Crest International, LLC ("Crest"). On April 1, 1998, the Company completed the acquisition of Crest in a pooling-of-interests transaction. Crest was founded in 1995 and specializes in providing janitorial maintenance management services to retail, industrial and commercial clients from its headquarters in Green Bay and from its offices in Milwaukee, Appleton, Madison, Wausau, LaCrosse, Sheboygan and Marionette, Wisconsin. Crest had revenues of approximately $11.9 million for the year ended December 31, 1997. The consideration paid by the Company for Crest consisted of 138,925 shares of Common Stock.

  United Service Solutions, Inc. ("USS"). On April 27, 1998, the Company completed the acquisition of USS. USS was founded in October 1997 and is the successor to California Professional Cleaning Services, Inc., and related companies, which was founded in 1993, and Sullivan Service Company, which was founded in 1953. USS provides janitorial maintenance management services to retail customers throughout the United States and Puerto Rico. The combined companies had revenues of approximately $67.8 million in 1997. The consideration paid by the Company for USS consisted of 1,479,395 shares of Common Stock.

PENDING ACQUISITIONS

  As of May 11, 1998, the Company has signed letters of intent or definitive agreements to acquire two companies offering janitorial maintenance management services and seven companies offering electrical installation and maintenance services. A description of the probable Pending Acquisitions follows:

  G. S. Group, Inc. ("Gulf States"). On May 8, 1998, the Company entered into a definitive agreement to acquire Gulf States. Gulf States was founded in June 1986 and provides industrial construction and maintenance services to industrial customers from its headquarters in Freeport, Texas and from offices in Clute, Texas, Salt Lake City, Utah and Pittsburg, California. Gulf States had revenues of approximately $64.1 million for the year ended December 31, 1997 consisting of approximately 60% construction projects and approximately 40% maintenance services. The consideration to be paid by the Company for Gulf States consists of $14 million in shares of Common Stock and $14 million in cash.

  Taylor Electric, Inc. ("Taylor"). On May 8, 1998, the Company entered into a definitive agreement to acquire Taylor. Taylor was founded in October 1978 and provides electrical installation and maintenance services to retail, commercial and industrial customers from its headquarters in Salt Lake City, Utah. Taylor had revenues of approximately $19.2 million for the year ended December 31, 1997. The consideration to be paid by the Company for Taylor is approximately $14.7 million, consisting of 50% in cash and 50% in shares of Common Stock. In addition, there is the potential for the payment of up to an additional $6.3 million, payable 50% in cash and 50% in shares of Common Stock, based upon the performance of Taylor.

  Perimeter Maintenance Corporation and affiliates ("Perimeter"). On April 6, 1998, the Company signed a letter of intent to acquire Perimeter and related entities in a pooling-of-interests transaction. Perimeter was founded in April 1985 and specializes in providing janitorial maintenance management services and products to a variety of clients from its headquarters in Atlanta, Georgia. Perimeter had combined revenues of approximately $23.9 million for the year ended December 31, 1997. The consideration to be paid by the Company for Perimeter is approximately $14.2 million in shares of Common Stock.

  Chambers Electronic Communications LLC ("Chambers"). On May 6, 1998 the Company signed a definitive agreement to acquire Chambers. Chambers was founded in 1969 and specializes in providing fire alarm, sound and communications installation and maintenance services to a variety of clients from its headquarters in Phoenix, Arizona and from its offices in Tucson, Arizona. Chambers had revenues of approximately $9.4 million for the year ended December 31, 1997. The consideration to be paid by the Company for Chambers is approximately $4.5 million, consisting of 50% in cash and 50% in shares of Common Stock. In addition, there is the potential for the payment of up to an additional $1.5 million, payable 50% in cash and 50% in shares of Common Stock, based upon the performance of Chambers.

  National Network Services ("National Network"). On April 29, 1998, the Company entered into a letter of intent to acquire National Network. National Network was founded in October 1990 and provides cabling services and networking products for data, voice and video installations from its headquarters in Denver, Colorado and from its offices in Springfield, Oregon; Pleasanton, California; and Sioux Falls, South Dakota. National Network had revenues of approximately $9.2 million for the year ended December 31, 1997. The consideration to be paid by the Company for National Network is approximately $9.75 million, consisting of 50% in cash and 50% in shares of Common Stock. In addition, there is the potential for the payment of up to an additional $2.25 million, payable 50% in cash and 50% in shares of Common Stock, based upon the performance of National Network.

  Of the remaining four Pending Acquisitions, three are electrical installation and maintenance services businesses and one is a janitorial maintenance management business. These businesses have combined 1997 revenues of approximately $113 million. The letters of intent relating to these acquisitions contain confidentiality provisions which prohibit the Company from publicly disclosing the names and other information regarding the company to be acquired until the execution of definitive agreements.

  The Company is in discussions with additional acquisition candidates and enters into letters of intent or agreements in principle with respect to the acquisition of such businesses from time to time. No assurance can be given, however, that the Company will complete any additional acquisitions. See "Risk Factors--Appropriate Acquisitions May Not Be Available and Full Investment of Net Proceeds May Be Delayed."

                                 RISK FACTORS

  An investment in the shares of Common Stock offered hereby involves a high degree of risk. Prospective investors should consider carefully the following risk factors, in addition to the other information contained in this Prospectus, in evaluating an investment in the shares of Common Stock offered hereby.

  The risk factors set forth below and elsewhere in this Prospectus should be read as accompanying all forward-looking statements made in this Prospectus. These forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "plans," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements, for the reasons set forth below and for other reasons.

LIMITED OPERATING HISTORY

  The Company was founded in February 1997 and completed its IPO in December 1997. To date, its activities have consisted of organizational activities, research and analysis with respect to acquisition and consolidation opportunities, efforts to refine the Company's business strategy, meetings and negotiations and the execution of letters of intent and agreements with potential acquisition candidates and the completion of eleven acquisitions. The Company intends to consolidate the facilities management industry to become a single-source provider of facilities management services. Until the Recent Acquisitions, the Company had not generated any revenues other than interest income on the proceeds from the IPO. The Company's ability to generate revenues and earnings will be directly dependent upon the operating results of such acquired businesses and any additional acquisitions and the successful integration and consolidation of those businesses.

CONFLICTS OF INTEREST

  The Company may be adversely affected by various other activities of its Chairman and Chief Executive Officer, Jonathan Ledecky. Jonathan Ledecky serves as the Chairman and an executive officer of USOP, the Non-Executive Chairman of U.S.A. Floral Products, Inc. ("USA Floral") and a director and investor in UniCapital Corporation ("UniCapital"). In addition, Jonathan Ledecky is expected to serve as a director of each of the four companies that USOP is spinning off in connection with its restructuring, although he will not serve as a director or executive officer of USOP if the restructuring is completed. Each of USA Floral and UniCapital is, or is seeking to become, a consolidator of businesses in one or more industries. In addition, Jonathan Ledecky may become an investor or director in other companies seeking to consolidate an industry.

  For so long as Jonathan Ledecky serves as a director of any of the companies mentioned above, he will owe a duty of loyalty and a duty of care under Delaware law to each of such companies. These duties obligate him to present certain business opportunities to the company to which he owes the duties before pursuing such opportunities himself. There is no agreement among Jonathan Ledecky, the Company, USOP, USA Floral, UniCapital, or the companies being spun off from USOP delineating Jonathan Ledecky's duties to each company or resolving potential conflicts between his conflicting duties and obligations, although USOP has approved the Company's entry into the facilities management industry.

  While Jonathan Ledecky is an executive officer of USOP, he has obligations to USOP under his amended and restated employment agreement with USOP ("USOP Employment Agreement"). While Jonathan Ledecky is not responsible for the day-to-day oversight of USOP, his positions as an executive officer and Chairman of the Board of USOP may nonetheless result in competition between USOP matters and Company matters for his time and professional attention, and may result in or exacerbate conflicts as to his obligations to present business opportunities to one company or another, or to pursue such opportunities for one company or another. For as long as the USOP Employment Agreement is in effect, Jonathan Ledecky owes duties of loyalty and care and has contractual obligations to both the Company and USOP simultaneously.

  After completion of the restructuring of USOP, Jonathan Ledecky's continuing role with USOP will be pursuant to a Services Agreement between USOP and Jonathan Ledecky (the "Services Agreement"). Pursuant to the Services Agreement, Jonathan Ledecky will serve as a senior consultant to USOP providing strategic business advice and high level acquisition negotiations. In addition, Jonathan Ledecky is expected to enter into an employment agreement with each of the companies that are being spun off from USOP. (If USOP's announced restructuring is not completed, the USOP Employment Agreement will remain in effect.) USOP has announced that the proposed restructuring is not expected to be completed until the second calendar quarter of 1998. Under the Services Agreement with USOP and the anticipated employment agreements with the companies that are being spun off from USOP, Jonathan Ledecky will have contractual obligations and duties of loyalty and care to USOP and the companies that are being spun off from USOP, and he may be unable in certain circumstances to fulfill his duties or contractual obligations to one company without allegedly breaching them to the others. Any alleged breach of such duties of loyalty and care or contractual restrictions could result in litigation by or on behalf of the offended company under any number of possible legal theories, including seeking damages from Jonathan Ledecky for the purported breach or from such other company for tortiously interfering with the offended company's contractual relationship with Jonathan Ledecky or for inducing him to breach his duties to the offended company. The conduct or response to any such litigation could consume significant management attention or resources, and the defense, settlement or final adjudication of any such litigation could have a material adverse effect on the Company's business, financial condition and/or results of operations.

  The USOP Employment Agreement, the Services Agreement, and, when executed, the employment agreements with the companies that are being spun off from USOP, also contain, or will contain, covenants not to compete (which USOP waived in part to permit one of the Recent Acquisitions) and restrictions on Jonathan Ledecky's ability to recruit or employ current and certain former employees of USOP. These restrictions could present a possible conflict between Jonathan Ledecky's actions and recommendations regarding the business of the Company and his efforts to employ suitable individuals with the Company. In addition, the USOP Employment Agreement and the Services Agreement recite that in the course of Jonathan Ledecky's employment with USOP he has become familiar with and aware of certain information regarding USOP's operations that the agreements describe as a trade secret of USOP. Were Jonathan Ledecky to be held wrongfully to have disclosed any trade secret information to the Company or others in violation of his obligations to USOP, he could face liability for such disclosure, and the Company could face liability for inducing or aiding in any such alleged violations. Finally, Jonathan Ledecky is not prohibited from serving as an officer, director or employee of or consultant to the Company, provided that such actions do not otherwise breach his obligations under the USOP Employment Agreement or the Services Agreement, as applicable.

DEPENDENCE ON KEY PERSONNEL

  The Company believes that its success will depend principally upon the efforts of Jonathan J. Ledecky, its founder, Chairman and Chief Executive Officer. In addition, the Company believes that its success will depend to a significant extent upon Timothy Clayton, the Company's Executive Vice President, Chief Financial Officer and Treasurer; F. Traynor Beck, the Company's Executive Vice President, General Counsel and Secretary; and David Ledecky, the Company's Executive Vice President and Chief Administrative Officer.

  Although Jonathan Ledecky has substantial experience in acquiring and consolidating businesses and Messrs. Clayton and Beck have substantial experience with such transactions on behalf of their prior clients, none of them has any experience in managing companies formed for the specific purpose of consolidating one or more industries (other than Jonathan Ledecky's experience in managing USOP) or in managing businesses in the facilities management industry. As a result, the Company depends on, and likely will continue to depend on, the senior management of significant businesses it acquires. Nevertheless, such senior management of recently acquired businesses may not be suitable to the Company's business model or combined operations.

  If the Company loses the services of one or more of its current executives, the Company's business could be adversely affected. The Company may not successfully recruit additional personnel and any additional personnel that are recruited may not have the requisite skills, knowledge or experience necessary or desirable to enhance the incumbent management. The Company does not intend to maintain key man life insurance with respect to any of its executive officers. See "Management."

ALLOCATION OF MANAGEMENT TIME

  The competing claims upon Jonathan Ledecky's time and energies could divert his attention from the affairs of the Company, placing additional demands on the Company's other management resources. Pursuant to the CCC Employment Agreement, Jonathan Ledecky is required to devote the substantial majority of his business time, attention and efforts to the business of the Company. Pursuant to the USOP Employment Agreement, Jonathan Ledecky is required to devote a portion of his business time, attention and efforts to promote and further the business of USOP. Upon the effectiveness of the Services Agreement, Jonathan Ledecky will be required to provide mutually agreed advisory services to USOP and the companies that are being spun off from USOP. In addition, Jonathan Ledecky anticipates devoting time to his other directorships and professional pursuits. Although each of the other executive officers of the Company is required to devote his full business time, attention and efforts to the business of the Company, the efforts of these individuals and the efforts of Jonathan Ledecky may not be sufficient to meet the Company's management needs.

APPROPRIATE ACQUISITIONS MAY NOT BE AVAILABLE AND FULL INVESTMENT OF NET PROCEEDS MAY BE DELAYED

  The results of the Company's planned operations are dependent upon the Company's ability to identify, attract and acquire additional desirable acquisition candidates, which may take considerable time. The Company may not be successful in identifying, attracting or acquiring additional acquisition candidates, in integrating such candidates into the Company or in realizing profits from any acquisition candidates, if acquired. The failure to complete additional acquisitions or to operate the acquired companies profitably would have a material adverse effect on the Company's business, financial condition and/or results of operations.

  The Company has only recently begun its acquisition program. To date, the Company has paid approximately $151 million in cash in connection with the Recent Acquisitions and has agreed to pay up to an additional $40 million in cash (based on certain assumptions) in connection with contingent consideration arrangements with the Recent Acquisitions. In addition, the Company is expected to pay approximately $70.5 million in cash in connection with the Pending Acquisitions and has agreed to pay approximately $11.6 million in cash (based on certain assumptions) in connection with contingent consideration arrangements with the Pending Acquisitions. The Company used, and will use, a portion of the proceeds of the IPO to pay the cash consideration for these acquisitions. Pending their application in the acquisition of additional businesses, the remaining net proceeds of the IPO have been invested in readily marketable, interest-bearing, investmentgrade securities. Consequently, until such time as the Company uses such proceeds to acquire acquisition candidates, the remaining net proceeds of the IPO will yield only that rate of return earned by such interest-bearing securities. In addition, a portion of the net proceeds of the IPO is being used to pay corporate overhead and administrative costs.

RISKS ASSOCIATED WITH CONSOLIDATION STRATEGY

  One of the Company's strategies is to increase its revenues, the range of products and services that it offers and the markets that it serves through the acquisition of additional facilities management businesses. To date, the Company has completed eleven acquisitions and has signed definitive agreements or letters of intent with the nine Pending Acquisitions. Investors have no basis on which to evaluate the possible merits or risks of any future acquisition candidates' operations and prospects. Although management of the Company will endeavor to evaluate the risks inherent in any particular acquisition candidate, the Company may not properly ascertain all of such risks. See "Business--Strategy."

  Management of the Company has virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates and broad discretion with respect to the specific application of the remaining net proceeds of the IPO. Management may not succeed in selecting acquisition candidates that will be profitable or that can be integrated successfully. Although the Company intends to scrutinize closely the management of a prospective acquisition candidate in connection with evaluating the desirability of effecting a business combination, the Company's assessment of management may not prove to be correct. See "--Conflicts of Interest" and "Certain Relationships and Related Party Transactions."

  One of the key elements of the Company's internal growth strategy is to improve the profitablilty and increase the revenues of acquired businesses. The Company will seek to improve the profitability and increase the revenues of acquired businesses by various means, including combining administrative functions, eliminating redundant facilities, implementing system and technology improvements, purchasing products and services in large quantities and cross-selling products and services. The Company's ability to increase revenues will be affected by various factors, including the Company's ability to expand the products and services offered to the customers of acquired companies, develop national accounts and attract and retain a sufficient number of employees to perform the Company's services. There can be no assurance that the Company's internal growth strategies will be successful. See "Business--Strategy."

INTEGRATION OF ACQUISITIONS

  The Company's business model is based upon an aggressive and rapid acquisition program. No assurance can be given that the Company will be able to successfully integrate its future acquisitions without substantial costs, delays or other problems. The costs of such acquisitions and their integration could have an adverse effect on short-term operating results. Such costs could include severance payments to employees of such acquired companies, restructuring charges associated with the acquisitions and other expenses associated with a change of control, as well as non-recurring acquisition costs including accounting and legal fees, investment banking fees, recognition of transaction-related obligations and various other acquisition-related costs. Any failure by the Company to make acquisitions would have a material adverse effect on the Company's business, financial condition and results of operations. Moreover, the Company may be unable to replicate the success in consolidating various industries that other consolidators, including USOP, have achieved.

  The Company may not be able to execute successfully its consolidation strategy or anticipate all of the changing demands that consolidation transactions will impose on its management personnel, operational and management information systems and financial systems. The integration of newly acquired companies may also lead to diversion of management attention from other ongoing business concerns. In addition, the rapid pace of acquisitions may adversely affect the Company's efforts to integrate acquisitions and manage those acquisitions profitably. Moreover, it is possible that neither management of the Company nor management of any of the acquired companies will have the necessary skills to manage a company implementing an aggressive acquisition program. The Company may seek to recruit additional managers to supplement the incumbent management of the acquired companies but the Company may not have the ability to recruit additional managers with the skills necessary to enhance the management of the acquired companies. Any or all of these factors could have a material adverse effect on the Company's business, financial condition and/or results of operations.

RISKS RELATED TO ACQUISITION FINANCING; ADDITIONAL DILUTION; LEVERAGE

  The Company initially intends to use substantially all of its resources for acquisitions and, to a much lesser extent, for general corporate expenses. The timing, size and success of the Company's acquisition efforts and any associated capital commitments cannot be readily predicted. The Company currently intends to finance future acquisitions by using shares of its Common Stock, cash, borrowed funds or a combination thereof. If the Common Stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to use more of its cash resources or more borrowed funds, in each case if available, in order to initiate and maintain its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings.

  As of May 1, 1998, the Company had cash and cash equivalents of approximately $377.3 million and has agreed to pay consideration consisting, in part, of $82.1 million in cash (including contingent consideration arrangements) in connection with the Pending Acquisitions. In addition, BT Alex. Brown Incorporated ("BT") has provided the Company with a letter, dated October 29, 1997, in which BT confirms that, upon the Company's request, BT commits to use its best efforts to arrange and syndicate a $100 million senior secured revolving bank credit facility to be used by the Company for future acquisitions or other capital requirements. This bank credit facility may, under certain conditions to be mutually agreed upon, be increased up to a $500 million facility. The terms and conditions of any BT debt facility, including the fee arrangements, are subject to mutual agreement. Use of any such facility would likely be subject to conditions customary to facilities of this type, including restrictions on other indebtedness, mergers, acquisitions, dispositions and similar transactions. The Company may not succeed in obtaining a facility of any size or in negotiating terms satisfactory to the Company. Except for this proposed bank credit facility, the Company currently has no plan or intention to obtain additional capital through debt or equity financing during the next 12 months. If and when the Company requires additional financing for its acquisition program or for other capital requirements, the Company may be unable to obtain any such financing on terms that the Company deems acceptable.

  Among the possible adverse effects of borrowings to consummate acquisitions or for other capital requirements are: (i) if the Company's operating revenues after acquisitions were to be insufficient to pay debt service, there would be a risk of default and foreclosure on the Company's assets; (ii) if a loan agreement contains covenants that require the maintenance of certain financial ratios or reserves, and any such covenant were breached without a waiver or renegotiation of the terms of that covenant, then the lender could have the right to accelerate the payment of the indebtedness even if the Company has made all principal and interest payments when due; (iii) if the terms of a loan did not provide for amortization prior to maturity of the full amount borrowed and the "balloon" payment could not be refinanced at maturity on acceptable terms, the Company might be required to seek additional financing and, to the extent that additional financing were not available on acceptable terms, to liquidate its assets; and (iv) if the interest rate on a loan is variable, the Company would be subject to interest rate fluctuations which could increase the Company's debt service obligations. The level of indebtedness that the Company may incur cannot be predicted and will depend upon these factors and the relevant business characteristics of the acquisition candidates for which such indebtedness will be undertaken.

  The Company currently has 250,000,000 authorized shares of Common Stock. As of May 1, 1998, the Company had 36,856,369 shares of Common Stock outstanding, approximately 8,235,765 shares reserved for issuance pursuant to the terms of warrants, convertible securities, options and other employee benefit plans and 1,739,131 reserved for issuance based upon assumptions relating to acquisition agreements providing for the payment of contingent consideration. Accordingly, as of May 1, 1998, the Company had 203,168,735 authorized but unissued and unreserved shares of Common Stock (excluding shares of Common Stock valued at $98.9 million to be issued in the Pending Acquisitions). Consequently, subject to the rules and regulations of The Nasdaq National Market, the Company will be able to finance acquisitions by issuing significant amounts of additional shares of Common Stock without obtaining shareholder approval of such issuances. To the extent the Company uses Common Stock for all or a portion of the consideration to be paid for future acquisitions, dilution may be experienced by existing stockholders. Moreover, the issuance of additional shares of Common Stock may have a negative impact on earnings per share and may negatively impact the market price of the Common Stock. See "Use of Proceeds."

COMPETITION AND INDUSTRY CONSOLIDATION

  The facilities management industry is highly competitive. It is characterized by both large national and multi-national organizations providing a wide variety of facilities management services to their customers and numerous smaller companies providing fewer services in limited geographic areas. In addition, property management companies and REITS are beginning to offer facilities management services for the properties that they own or manage. Barriers to entry to the markets for certain facilities management services, such as janitorial and custodial services, are low, and the Company expects to compete against numerous smaller service providers, many of which may have more experience in and knowledge of the local market for such services. Such smaller service providers may also have lower overhead cost structures and may be able to provide their services at lower rates than the Company. In these same markets, the Company also expects to face large competitors that offer multiple services and that are willing to accept lower profit margins in order to capture market share. In addition, the Company faces competition from both large and small companies that offer only one of the services that the Company offers and may face competition in the future from companies entering the markets in which the Company operates, such as public utilities. In certain geographic regions, the Company may not be eligible to compete for certain contracts because its employees are not subject to collective bargaining arrangements. As a result of this competition, the Company may lose customers or have difficulty acquiring new customers. As a result of competitive pressures on the pricing of facilities management services, the Company's revenues or margins may decline.

  The Company also expects to face significant competition to acquire facilities management businesses from larger companies that currently pursue, or are expected to pursue, acquisitions as part of their growth strategies and as the industry undergoes continuing consolidation. Such competition could lead to higher prices being paid for acquired companies.

  The Company believes that the facilities management industry will undergo considerable consolidation during the next several years. The Company expects that, in response to such consolidation and in light of the Company's significant financial resources, it will consider from time to time additional strategies to enhance stockholder value. These include, among others, strategic alliances and joint ventures; purchase, sale and merger transactions with other large companies; and other similar transactions. In considering any of these strategies, the Company will evaluate the consequences of such strategies, including, among other things, the potential for leverage that would result from such a transaction, the tax effects of the transaction, and the accounting consequences of the transaction. In addition, such strategies could have various other significant consequences, including changes in management, control or operational or acquisition strategies of the Company. There can be no assurance that any one of these strategies will be undertaken, or that, if undertaken, any such strategy will be completed successfully.

DEPENDENCE ON HOURLY WAGE, TECHNICAL AND UNION EMPLOYEES

  The Company's ability to increase productivity and profitability will depend upon its ability to recruit, train and retain large numbers of hourly wage and skilled employees necessary to meet the Company's service requirements. Competition for such employees has led to increased wage levels and employee turnover. Inability to recruit, train and retain such employees at competitive wage rates could increase the Company's operating costs. In addition, many companies that require skilled employees, such as electrical installation and maintenance and heating, ventilation and air conditioning companies are currently experiencing shortages of qualified employees. There can be no assurance that the Company will be able to maintain an adequate labor force necessary to efficiently operate its business, that the Company's labor expenses will not increase as a result of a shortage in the supply of hourly wage or skilled employees or that the Company will not have to curtail its planned internal growth as a result of labor shortages. In addition, many sectors of the facilities management industry involve unionized employees. As these union contracts expire, the Company may be required to renegotiate them in an environment of increasing wage rates. There can be no assurance that the Company will be able to renegotiate union contracts on terms favorable to the Company or without experiencing a work stoppage.

EXPOSURE TO DOWNTURNS IN COMMERCIAL AND INDUSTRIAL CONSTRUCTION

  Approximately 70% of the 1997 aggregate revenues of the Company's Electrical Contracting Services Division involves the installation of electrical systems in newly constructed commercial, institutional, industrial and retail buildings and plants. The extent to which this Division is able to maintain or increase revenues from new installation services will depend on the levels of new construction starts from time to time in the geographic markets in which the Company operates and likely will reflect the cyclical nature of the construction industry. The level of new commercial installation services is affected by fluctuations in the level of new construction of commercial, institutional, industrial and retail buildings and plants in the markets in which the Company operates, which fluctuations can be due to local economic conditions, changes in interest rates and other related factors. Downturns in levels of construction of commercial, institutional, industrial or retail buildings and plants would have a material adverse effect on the Company's business, financial condition and/or results of operations.

RISKS OF FIXED PRICE CONTRACTS; BID AND PERFORMANCE BONDS

  A substantial portion of the Company's electrical installation contracts are fixed price contracts. The terms of these contracts require the Company to guarantee the price of their services and assume the risk that the costs associated with their performance will be greater than anticipated. The Company's profitability in this market is therefore dependent on its ability to predict accurately the costs associated with their services. These costs may be affected by a variety of factors, some of which may be beyond the Company's control. If the Company is unable to accurately predict the costs of fixed price contracts, certain projects could have lower margins than anticipated, which could have a material adverse effect on the Company's combined results of operations any/or financial condition.

  Institutional and public works projects are frequently long-term, complex projects requiring significant technical and management skills and financial strength to, among other things, obtain bid and performance bonds, which are often a condition to bidding for, and the awarding of, contracts for such projects. There can be no assurance that the Company will be able to obtain bid and performance bonds in the future and the inability to procure such bonds could have a material adverse effect on the Company's business, operating results and/or financial condition.

DEPENDENCE ON SUBCONTRACTORS

  Many businesses in the facilities management industry are largely dependent on subcontractors to provide optimum service to their customers. Such reliance reduces the ability of a facilities management business to directly control both its workforce and the quality of services provided. There can be no assurance that the Company, to the extent that the facilities management businesses it acquires are heavily dependent on subcontractors, will be able to control its workforce and the quality of services provided in a satisfactory manner.

LENGTH OF CONTRACTS

  Many businesses in the facilities management industry perform the majority of their work for customers under contracts with termination clauses permitting the customer to cancel the contract on 30 to 90 days' notice. While many businesses in the facilities management industry maintain long-standing relationships with many of their customers and experience a low customer turnover rate, there can be no assurance that the Company will retain customers, that customers of acquired companies will not exercise their rights to terminate their contracts prior to expiration or that the Company will be successful in negotiating new contracts with customers as such contracts expire.

POTENTIAL ENVIRONMENTAL LIABILITY; GOVERNMENT REGULATION

  The nature of the facilities management industry often involves the transport, storage, use and disposal of cleaning solvents, lubricants, chemicals, gasoline and other hazardous materials by employees to, on and around the facilities of the facilities management company and its customers. Such activities are subject to stringent and changing federal, state and local regulation and present the potential for liability of the Company for the actions of its employees in handling such materials. In addition, the exposure of any employees to these materials may give rise to claims by employees against the Company. There can be no assurance that compliance with governmental regulations or liability related to hazardous materials will not have a material adverse effect on the Company's financial condition and/or results of operations.

  Due to the nature of the facilities management industry, the Company's operations will be subject to a variety of federal, state, county and municipal laws, regulations and licensing requirements, including labor, employment, immigration, health and safety, consumer protection and environmental regulations. The failure of the Company to comply with applicable regulations could result in substantial fines or revocation of the Company's licenses. Changes in such laws, regulations and licensing requirements may constrain the Company's ability to provide services to customers or increase the costs of such services. In addition, competitive pricing conditions in the industry may constrain the Company's ability to adjust its billing rates to reflect any such increased costs.

LIABILITY CLAIMS AND INSURANCE COVERAGE

  The nature of the facilities management industry may expose the Company to liability for employee negligence and harassment, injuries, including workers' compensation claims, and omissions. Facilities management companies generally carry insurance of various types, including workers' compensation, employment practices, vehicle and general liability coverage. While the Company will seek to maintain appropriate levels of insurance, there can be no assurance that the Company will avoid material claims or adverse publicity related thereto. There can also be no assurance that the Company's insurance will be adequate to cover the Company's liabilities or that such insurance coverage will remain available at acceptable costs. A successful claim brought against the Company for which coverage is denied or which is in excess of its insurance coverage could have a material adverse effect on the Company's financial condition or results of operations.

CONSIDERATION FOR OPERATING COMPANIES MAY EXCEED ASSET VALUE; AMORTIZATION
CHARGES

  The purchase prices of the Company's acquisitions will not be established by independent appraisals, but generally will be established through arms'-length negotiations between the Company's management and representatives of such companies. The consideration paid for each such company will be based primarily on the value of such company as a going concern and not on the value of the acquired assets. Valuations of these companies determined solely by appraisals of the acquired assets are likely to be less than the consideration that is paid for the companies. The future performance of such companies may not be commensurate with the consideration paid.

  The Company expects to incur significant amortization charges resulting from consideration paid in excess of the fair value of the net assets of the companies acquired in business combinations accounted for under the purchase method of accounting ("goodwill"). The Company will be required to amortize the goodwill from acquisitions accounted for under the purchase method over a period of time, with the amount amortized in a particular period constituting an expense that reduces the Company's net income for that period. The amount amortized, however, will not give rise to a deduction for tax purposes except as it relates to Service Management. A reduction in net income resulting from amortization charges may have a material and adverse impact upon the market price of the Company's Common Stock.

INVESTMENT COMPANY ACT CONSIDERATIONS

  The regulatory scope of the Investment Company Act of 1940 ("Investment Company Act") extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act also may apply to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities that bring it within the Investment Company Act's definition of an investment company. The Company believes that its principal activities, which will involve acquiring control of operating companies, will not subject the Company to registration and regulation under the Investment Company Act. Nonetheless, since a majority of the Company's assets are not operating assets,it is relying on a safe harbor rule that exempts the Company from the Investment Company Act for a period of up to one year from the date of the IPO, provided certain conditions are met. Thereafter, the Company intends to remain exempt from investment company regulation either by not engaging in investment company activities or by qualifying for the exemption from investment company regulation available to any company that has no more than 45% of its total assets invested in, and no more than 45% of its income derived from, investment securities, as defined in the Investment Company Act.

  There can be no assurance that the Company will be able to avoid registration and regulation as an investment company. In the event the Company is unable to avail itself of an exemption or safe harbor from the Investment Company Act, the Company may become subject to certain restrictions relating to the Company's activities, as noted below, and contracts entered into by the Company at such time that it was an unregistered investment company may be unenforceable. The Investment Company Act imposes substantive requirements on registered investment companies including limitations on capital structure, restrictions on certain investments, prohibitions on transactions with affiliates and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations. Registration as an investment company could have a material adverse effect on the Company.

ADVERSE CHANGES IN GENERAL ECONOMIC CONDITIONS CAN ADVERSELY AFFECT COMPANY'S BUSINESS; SEASONALITY

  The Company's success will be dependent upon the general economic conditions in the geographic areas in which a substantial number of its operating businesses are located. Adverse changes in national economic conditions or in regional economic conditions in which the Company conducts substantial business likely would have an adverse effect on the operating results of one or more of the acquired companies and, accordingly, on the Company's business, financial condition and/or results of operations. To the extent the Company targets owners of office buildings as potential clients, the Company's success will be dependent upon occupancy levels at such buildings. Lower occupancy rates could have a material adverse affect on, among other sectors of the facilities management industry, janitorial maintenance management services and parking facility management services. In addition, the electrical installation and service sector of the facilities management industry can be subject to seasonal variations in operations and demand that affect the construction business. Specifically, the demand for construction services is lower during the winter months as a result of inclement weather conditions. Accordingly, the Company's revenues and operating results may be lower in the first and second quarters. See also, "--Exposure to Downturns in Commercial and Industrial Construction."

POTENTIAL REGULATORY REQUIREMENTS

  Many of the Company's acquisitions will be subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which could adversely affect the pace of the Company's acquisitions in an industry or its ability to consolidate an industry to the extent the Company believes appropriate, depending upon the industry being consolidated. Among the requirements that may be imposed in order to obtain approval of an acquisition under the HSR Act may be a requirement that the Company divest a portion of its then-existing operations or those of the acquisition candidate, which may render a given acquisition disadvantageous. In addition, acquisitions of businesses in regulated industries would subject the Company to regulatory requirements which could limit the Company's flexibility in growing and operating its businesses.

TAX CONSIDERATIONS

  As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure the business combination so as to achieve the most favorable tax treatment to the Company, the acquisition candidate and their respective stockholders. Nonetheless, the Internal Revenue Service (the "IRS") or appropriate state tax authorities may not ultimately agree with the Company's tax treatment of a consummated business combination. To the extent that the IRS or state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to the Company, the acquisition candidate and/or their respective stockholders.

POTENTIAL INFLUENCE OF EXISTING STOCKHOLDER

  As of May 1, 1998, executive officers and directors of the Company owned beneficially approximately 15.6% of the outstanding shares of Common Stock. In addition, many of the officers of the Company's subsidiaries received shares of Common Stock in connection with the sale of their businesses to the Company. The Company's executive officers and directors and officers of the Company's subsidiaries, if acting together, may be able to significantly influence the election of directors and matters requiring the approval of the stockholders of the Company. This concentration of ownership may also have the effect of delaying or preventing a change in control of the Company. See "Principal Stockholders."

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON THE PRICE OF COMMON
STOCK

  As of May 1, 1998, the Company had 36,856,369 shares of Common Stock outstanding. Of such shares, 27,600,000 shares are freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), except that any shares purchased by an "affiliate" of the Company, as that term is defined in Rule 144 ("Rule 144") promulgated under the Securities Act, may generally be sold only in compliance with Rule 144, as described below. As an affiliate, Jonathan Ledecky will be subject to the resale restrictions of Rule 144. In addition, he may not transfer 250,000 shares until May 26, 1998 and 2,300,000 shares until November 26, 1998.

  As of May 1, 1998, the Company had 1,950,000 shares reserved for issuance upon the exercise of a warrant issued to Jonathan Ledecky in connection with the IPO (the "Ledecky Warrant") at an exercise price equal to $20.00 per share, 2,489,993 shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options, and an aggregate of 2,127,080 shares were reserved for issuance pursuant to the Incentive Plan, the Directors' Plan and the Purchase Plan. Because the number of shares reserved for issuance upon the exercise of awards made or to be made under the Incentive Plan is 9% of the aggregate number of shares of Common Stock outstanding from time to time, future issuances of Common Stock, whether in acquisitions or otherwise, will result in an increase in the number of awards available to be made. The Company has filed a registration statement on Form S-8 with respect to the shares of Common Stock issuable upon exercise of options. The Registration Statement of which this Prospectus forms a part registers 24,000,000 shares of Common Stock for issuance, of which 6,706,369 shares have been issued in connection with the Recent Acquisitions. The Company has agreed that, at Jonathan Ledecky's request, it will file a registration statement under the Securities Act for an offering of the shares underlying the Ledecky Warrant during a ten-year period beginning on November 25, 1998, the first anniversary of the effective date of the registration statement (the "Effective Date") filed with the Commission in connection with the IPO. In addition, the Company has agreed to give Jonathan Ledecky the right to request that the Company include the shares underlying his warrant on a registration statement filed by the Company during a twelve-year period beginning on the Effective Date.

  Finally, 1,130,000 shares of Common Stock are reserved for issuance upon exercise of the warrants issued to Friedman, Billings, Ramsey & Co., Inc. (which will have the right, beginning one year after the Effective Date, to require the Company to register such shares for sale under the Securities Act) and 500,000 shares were reserved for issuance upon the conversion of shares of Convertible Non-Voting Common Stock (which shares will be eligible for resale beginning on November 25, 1998, the first anniversary of the Effective Date). Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the Common Stock and impair the Company's ability to raise additional capital through the sale of equity securities.

  The Company has an aggressive acquisition program under which it issues shares of Common Stock. As of May 1, 1998, approximately 6,567,444 of the 36,856,369 shares outstanding were issued in connection with acquisitions and were subject to contractual restrictions on the transfer thereof. The contractual restrictions expire at various times, generally one to two years from the date of issuance of the shares. Shares issued in acquisitions accounted for under the pooling-of-interests method of accounting cannot be issued subject to contractual restrictions on transfer. Under the pooling-of-interests method of accounting, the affiliates of acquired companies, which are expected to be in many, if not most, cases all of the stockholders of the companies acquired by the Company, must be free to sell or otherwise transfer shares of Common Stock received in the acquisition, subject to their compliance with the federal securities laws, as soon as the Company releases results of operations that reflect the combined post-acquisition operations of the Company and the acquired company for a minimum of 30 days. If a significant number of shares of Common Stock are issued in acquisitions that are completed in close proximity to each other, such shares will become freely tradeable at the same time. If a large number of shares are sold in the market by stockholders as soon as their shares become freely transferable, the price of shares of Common Stock could be adversely affected.

NO PRIOR MARKET FOR THE COMMON STOCK; POSSIBLE VOLATILITY OF STOCK PRICE

  Prior to the IPO, there was no public market for the Company's Common Stock. An active public market for the Common Stock may not develop or be sustained. The offering price for the Common Stock to be issued pursuant to this Prospectus will be determined by negotiations between the Company and the owners of the companies to be acquired. Any such negotiated price may bear no relationship to the price at which the Common Stock will trade after each respective acquisition and an active trading market may not be sustained subsequent to any future acquisition transactions.

  The trading price of the Common Stock could be subject to significant fluctuations in response to activities of the Company's competitors, variations in quarterly operating results, changes in market conditions and other events or factors. The market price of the Company's Common Stock after the offering could also be adversely affected by confusion or uncertainty as to the pace of the Company's consolidation activities, the ability of the Company to integrate effectively different sectors of the facilities management industry and the difficulty for securities analysts and investors to analyze the Company's financial and operational performance when it operates in more than one sector of the facilities management industry. Moreover, the volatility of the stock market could adversely affect the market price of the Common Stock and the ability of the Company to raise equity in the public markets.

NO DIVIDENDS

  The Company has not paid any dividends on its Common Stock to date. The payment of any dividends will be within the discretion of the Company's Board of Directors. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future. See "Dividend Policy."

DILUTION

  When the Company issues additional shares of Common Stock in the future, including shares which may be issued pursuant to earn-out arrangements, option grants, the Ledecky Warrant, the Representative's warrants and future acquisitions, purchasers of Common Stock may experience dilution in the net tangible book value per share of the Common Stock. Since the holders of Common Stock do not have any preemptive right to purchase shares of Common Stock issued by the Company in the future, their voting power will be diluted by future issuances of shares of Common Stock by the Company.

CERTAIN ANTITAKEOVER PROVISIONS

  The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless the business combination is approved in a prescribed manner. See "Description of Capital Stock--Certain Provisions of Delaware Law and the Company's Restated Certificate of Incorporation."

YEAR 2000 ISSUE

  The Company has begun to assess whether its business systems and products could be affected by the year 2000 issue. The year 2000 issue refers to a number of date-related problems that may affect software applications, including codes imbedded in chips and other hardware devices. These problems include software programs that identify a year by two digits and not four so that a date using "00" would be recognized as the year "1900" rather than the year "2000."

  The Company plans to complete the assessment of the impact of the year 2000, formalize its plan to resolve the issues and begin to implement the plan by December 1998. At this time, the Company cannot assess the extent to which it will be dependent upon third parties to identify or address such issues and does not have an estimate of the cost of compliance. Any failure by the Company to ensure that its computer systems are year 2000 compliant could have a material adverse effect on the Company's operations. Any failure of the Company's business systems or products to perform could result in claims against the Company.

                          PRICE RANGE OF COMMON STOCK

  The Common Stock, par value $0.001 per share, has traded on the Nasdaq National Market since November 26, 1997. On May 1, 1998, the last sale price of the Common Stock was $22.44 per share. The number of record holders of the Common Stock as of May 1, 1998 was 131. The Company believes that a substantially larger number of beneficial owners hold such shares of Common Stock in depository or nominee form. The following table sets forth the range of high and low sale prices for the Common Stock, as reported on the Nasdaq National Market, for the fourth fiscal quarter of 1997 and through the latest practicable date in the second fiscal quarter of 1998.

                                                                    HIGH   LOW
                                                                   ------ ------
     FISCAL YEAR 1997
     Fourth fiscal quarter........................................ $21.50 $20.13
     FISCAL YEAR 1998
     First fiscal quarter......................................... $25.88 $18.38
     Second fiscal quarter through May 1, 1998.................... $25.94 $21.75


                                DIVIDEND POLICY

  The Company does not anticipate paying any cash dividends on its Common Stock in the foreseeable future because it intends to retain its earnings, if any, to finance the expansion of its business and for general corporate purposes. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other factors, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other considerations that the Board of Directors deems relevant. Further, in the event that the Company obtains a credit facility to be used for future acquisitions or other capital requirements, it is likely that the terms of such credit facility will prohibit or limit the payment of dividends by the Company.

                            SELECTED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

  The Selected Financial Data for the year ended December 31, 1997 (except pro forma combined amounts) have been derived from the Company's audited financial statements which are included elsewhere in this Prospectus. The Selected Financial Data for the three months ended March 31, 1998 have been derived from unaudited interim consolidated financial statements of the Company. The unaudited interim consolidated financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for the periods presented. The unaudited pro forma combined financial data gives effect to (i) the Recent Acquisitions, and (ii) the probable Pending Acquisitions, as if they had been consummated on January 1, 1997. The selected pro forma combined financial data are not necessarily indicative of operating results or financial position that would have been achieved had the events described above been consummated and should not be construed as representative of future operating results or financial position. The Selected Financial Data should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the notes thereto, and the historical financial statements of the Company, the Recent Acquisitions, and certain of the probable Pending Acquisitions and the notes thereto, included elsewhere in this Prospectus.

                         YEAR ENDED DECEMBER 31, 1997         THREE MONTHS ENDED MARCH 31,
                         ----------------------------     --------------------------------------
                                                              1997        1998          1998
                            ACTUAL        PRO FORMA(1)    PRO FORMA(1)   ACTUAL     PRO FORMA(1)
                         --------------  ----------------------------- -----------  ------------
Statement of Operations
 Data:
  Revenues.............. $                $      643,229     $142,922  $    37,497     $162,201
  Cost of Revenues......                         518,591      117,232       30,245      134,583
                         --------------   --------------   ----------  -----------   ----------
  Gross profit..........                         124,638       25,690        7,252       27,618
  Selling, general and
   administrative.......          1,985           77,565       17,743        4,595       19,153
  Goodwill
   amortization.........                           6,772        1,692          324        1,692
                         --------------   --------------   ----------  -----------   ----------
  Operating income
   (loss)...............         (1,985)          40,301        6,255        2,333        6,773
  Other (income) expense
    Interest expense....                           1,538          329           35          300
    Interest income.....         (2,056)          (2,479)        (161)      (6,657)      (4,483)
    Other, net..........                          (1,041)        (177)         (30)        (321)
                         --------------   --------------   ----------  -----------   ----------
  Income before income
   taxes................             71           42,283        6,264        8,985       11,277
  Provision for income
   taxes................             64           19,263        3,093        3,722        4,923
                         --------------   --------------   ----------  -----------   ----------
  Net income............ $            7   $       23,020   $    3,171  $     5,263   $    6,354
                         ==============   ==============   ==========  ===========   ==========
  Net income per share--
   Basic................ $          --    $         1.04   $     0.15  $      0.17   $     0.16
                         ==============   ==============   ==========  ===========   ==========
  Net income per share--
   Diluted.............. $          --    $         1.04   $     0.15  $      0.16   $     0.16
                         ==============   ==============   ==========  ===========   ==========
  Weighted average
   number of common
   shares outstanding ..      4,911,401       22,040,408   20,599,765   31,696,546   38,703,109
                         ==============   ==============   ==========  ===========   ==========
  Weighted average
   number of common and
   potentially dilutive
   shares outstanding...      4,990,500       22,108,023   20,600,850   32,670,033   39,774,194
                         ==============   ==============   ==========  ===========   ==========

                                   AS OF DECEMBER 31, 1997 AS OF MARCH 31, 1998
                                   ----------------------- --------------------
                                                                     PRO FORMA
                                           ACTUAL           ACTUAL  COMBINED(3)
                                   ----------------------- -------- -----------
Balance Sheet Data:
  Working capital.................        $527,277         $446,760  $398,220
  Total assets....................         529,065          710,209   795,954
  Long term debt, net of current
   maturities.....................             --             3,414     8,276
  Stockholders' equity............         527,297          629,954   684,898

--------

(1) The pro forma combined statement of operations data assume that the Recent Acquisitions, the probable Pending Acquisitions, the IPO and the concurrent offering of 500,000 shares of Convertible Non-Voting Common Stock were completed on January 1, 1997, and give effect to certain pro forma adjustments as further described in the Unaudited Pro Forma Combined Financial Statements included elsewhere in this Prospectus.



(2) For calculation of the pro forma weighted average common shares outstanding and common and potentially dilutive shares outstanding, see Notes 3 and 4 of Notes to Unaudited Pro Forma Combined Financial Statements.

(3) The pro forma combined balance sheet data assume that the Recent Acquisitions completed after March 31, 1998 and the probable Pending Acquisitions were consummated on March 31, 1998.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

  The following discussion should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 1997, the unaudited financial statements for the three months ended March 31, 1998 and the related notes thereto appearing elsewhere in this Prospectus.



  Founded in February 1997, Consolidation Capital Corporation intends to consolidate the facilities management industry to become a national single-source provider of facilities management services. The Company completed its IPO in December 1997 raising net proceeds of approximately $527,000,000. The proceeds are being used by the Company primarily in its acquisition program although some are being used to fund operations of the Company.

  During the three months ended March 31, 1998, the Company acquired all of the outstanding stock of Service Management USA, Inc., Garfield Electric Company, Indecon, Inc., Riviera Electric Construction Co., Inc., SKC Electric, Inc., Town & Country Electric, Inc., Tri-City Electrical Contractors, Inc., Walker Engineering, Inc. and Wilson Electric Company, Inc. (the "Purchased Companies") in business combinations accounted for under the purchase method of accounting.

  Due to the Company's growth through acquisitions, comparisons of the historical results of the Company's operations have been and will continue to be affected primarily by the addition of acquired companies. In most instances, these dollar increases in the various revenues and expense components of the Company's results are due primarily to growth from acquisitions. Neither the magnitude nor the source of such changes is necessarily indicative of changes that will occur in the future.

CONSOLIDATED RESULTS OF OPERATIONS

Inception (February 27, 1997) through December 31, 1997

  For the period from inception (February 27, 1997) through December 31, 1997, the Company's operations consisted of organizational activities, research and analysis with respect to industry consolidations and acquisition opportunities, efforts to refine the Company's business strategy and meetings and negotiations with potential acquisition candidates. The Company generated no revenues for the period ended December 31, 1997 other than investment earnings on the net proceeds of the IPO and incurred expenses of $2.0 million in connection with the analysis of industry consolidation and acquisition opportunities, efforts to refine the Company's strategy and meetings and negotiations with potential acquisition candidates.

  Activity for the period from inception to March 31, 1997 consisted only of minimal operating expenses and accordingly statements of operations for the period of inception to March 31, 1997 would not provide meaningful information and have therefore not been presented.

Three Months Ended March 31, 1998

  The following discussion includes the results of Consolidation Capital Corporation and the companies acquired in business combinations accounted for under the purchase method from their respective acquisition dates.

  The Company's revenues are derived primarily from the providing of janitorial maintenance management services and electrical installation and maintenance services. For the three months ended March 31, 1998, approximately 14.7% and 85.3% of the Company's revenues were derived from janitorial maintenance management services and electrical installation and maintenance services, respectively.

  The Company's revenues are recognized as services are performed for maintenance and service contracts. Additionally, the Company utilizes the percentage-of-completion method of accounting for installation contracts. Under this method, revenues are recognized according to the ratio of costs incurred to estimated total contract costs. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

  Consolidated revenues were approximately $37.5 million for the three months ended March 31, 1998. These revenues were generated from the Purchased Companies, which have been included since their respective dates of acquisition.

  Gross profit was approximately $7.3 million or 19.3% of revenues for the three months ended March 31, 1998.

  Selling, general and administrative expenses approximated $4.9 million, or 13.1% as a percentage of revenues. Selling, general and administrative expenses consist of general and administrative costs associated with the Company's corporate activities, selling, general and administrative costs of the Purchased Companies and goodwill amortization associated with the Purchased Companies. Selling general and administrative costs as a percentage of revenues for the three months ended March 31, 1998 are disproportionately higher as a result of the Company's corporate costs relative to the operating results which are only included since their respective dates of acquisition. Accordingly, the Company anticipates that selling, general and administrative costs as a percentage of revenues will decrease as the operating results of the Purchased Companies and future acquisitions increase.

  Interest income was approximately $6.7 million for the three months ended March 31, 1998. This interest income was generated from the Company's investment of the proceeds raised in its initial public offering in November 1997. This interest income represents an effective interest rate of 5.56%.

  Provision for income taxes was approximately $3.7 million for the three months ended March 31, 1998, reflecting an effective income tax rate of 41.4%. The effective income tax rates reflect the recording of tax provisions at the federal statutory rate of 35.0%, appropriate state and local taxes and the non-deductibility of certain goodwill amortization.

LIQUIDITY AND CAPITAL RESOURCES

  At March 31, 1998, the Company had cash and cash equivalents of $424.5 million, primarily consisting of investment grade securities and working capital of $446.8 million. Additionally, BT Alex. Brown Incorporated has provided the Company with a letter, dated October 29, 1997, in which BT confirms that, upon the Company's request, BT commits to use its best efforts to arrange and syndicate a $100 million senior secured revolving bank credit facility to be used by the Company for future acquisitions or other capital requirements. This bank credit facility may, under certain conditions to be mutually agreed upon, be increased up to a $500 million facility. The terms and conditions of any BT debt facility, including the fee arrangements, are subject to mutual agreement. Use of any such facility would likely be subject to conditions customary to facilities of this type, including restrictions on other indebtedness, mergers, acquisitions, dispositions and similar transactions. The Company may not succeed in obtaining a facility of any size or in negotiating terms satisfactory to the Company. Except for this proposed bank credit facility, the Company currently has no plan or intention to obtain additional capital through debt or equity financing in the next 12 months. If and when the Company requires additional financing for its acquisition program or for other capital requirements, the Company may be unable to obtain any such financing on terms that the Company deems acceptable.

  The Company also expects to utilize its Common Stock as a source of capital to provide a portion of the consideration paid to acquire certain companies. The Company believes that its cash and cash equivalents, cash flow from operations and its available authorized but unissued and unreserved shares of Common Stock that may be issued in acquisitions, will be sufficient to fund its operations and acquisition program through the end of 1998.

  During the three months ended March 31, 1998, net cash provided by operating activities was $7 million. Net cash used in investing activities was $111.6 million, which primarily consisted of $111.8 million used for acquisitions.

  The acquisitions of the Purchased Companies also provide for the payment of up to $80 million in cash and shares of Common Stock based upon the performance of these companies.

  Subsequent to March 31, 1998 and through May 1, 1998, the Company completed two business combinations for an aggregate consideration of 1,618,320 shares of Common Stock and the assumption of approximately $34.5 million in debt which was paid at the time of closing.

  Additionally, the Company has signed letters of intent or definitive agreements to acquire two companies offering janitorial maintenance management services and seven companies offering electrical installation and maintenance services. Total consideration which may be issued in connection with these pending acquisitions is $169.4 million in cash and shares of common stock. Additionally, there is the potential for the payment of up to an additional $23.1 million in cash and shares of common stock in connection with contingent consideration agreements. See "Recent Developments."

FLUCTUATIONS IN QUARTERLY RESULTS OF OPERATIONS

  Quarterly results may be materially affected by the timing of acquisitions, the timing and magnitude of costs related to such acquisitions, variations in services provided by the Company and the timing of these services, general economic conditions, and the retroactive restatement in accordance with generally accepted accounting principles of the Company's consolidated financial statements for acquisitions accounted for under the pooling-of-interests method. Moreover, the operating margins of companies acquired by the Company may differ substantially from those for the Company, which could contribute to the further fluctuation in its quarterly operations. Therefore, results for any quarter are not necessarily indicative of the results that the Company may achieve for any subsequent fiscal quarter or for a full fiscal year.

INFLATION

  The Company does not believe that inflation has had a material impact on its results of operations during the three months ended March 31, 1998.

                                   BUSINESS

THE COMPANY

  Consolidation Capital Corporation was founded in February 1997 by Jonathan
J. Ledecky to build consolidated enterprises with national market reach through the acquisition and integration of multiple businesses in one or more fragmented industries that have no clear market leader and could benefit from economies of scale. The Company has determined to focus exclusively on the facilities management industry, which it believes has the appropriate consolidation characteristics since the facilities management industry consists primarily of privately-held or family-owned businesses, whose owner-operators desire liquidity and may be unable to access the capital markets effectively or to expand beyond a local or regional base. The Company has determined not to simultaneously pursue consolidations in multiple, unrelated industries based on its view that the facilities management industry is a large scale industry offering significant opportunities to expand into and consolidate many sectors that offer products and services intended to enhance the operating efficiency of retail, commercial and industrial clients.

  Jonathan Ledecky is the Chairman and founder and, until November 5, 1997, was the Chief Executive Officer, of USOP. While managing USOP, Jonathan Ledecky developed a strategy of "corporate democracy," which he believes facilitated USOP's rapid consolidation of more than 200 companies within seven different industry groups in the office products and services industry. The corporate democracy approach includes (i) a general policy of empowering local management and (ii) drawing upon the contacts and expertise of local management by encouraging them to identify acquisition candidates and to participate in the process of integrating newly acquired companies into a consolidated enterprise. The Company intends to employ a corporate democracy approach as one of its principal operating strategies.

  From 1994 until November 1997, Jonathan Ledecky served as Chief Executive Officer of USOP and, in that capacity, was responsible for in excess of $1.7 billion in acquisitions of domestic and international businesses. The Company seeks to leverage the experience and expertise of Jonathan Ledecky, its founder, Chairman and Chief Executive Officer, and the Company's management team to become a leading consolidator of the facilities management industry. The Company believes that, through the prior experience of Jonathan Ledecky and the Company's management team, it has an extensive referral network of investment and commercial bankers, business leaders, attorneys, accountants and business and financial brokers, which will further its ability to identify, attract and acquire desirable acquisition candidates.

  The Company believes that it will possess substantial competitive advantages. The Company expects to benefit from its ability to deploy rapidly its significant financial resources and to use its publicly traded stock as currency in selected acquisitions. Because the Company has significant cash and cash equivalents as of May 1, 1998, the Company's ability to acquire attractive companies is not likely to be constrained at this time by the need to access the capital markets. Furthermore, the Company believes that its corporate democracy principles will help it attract and acquire companies and will differentiate it from traditional consolidators. The Company believes that its corporate democracy approach generates significant competitive advantages because this approach allows managers of the acquired companies to benefit from the economies of a large organization while simultaneously retaining local operational control, enabling them to provide flexible and responsive service to customers. Such an approach could, however, limit possible consolidation efficiencies and integration efforts. In addition, although the Company's management team has experience in acquiring and consolidating businesses, it does not have experience managing companies in the facilities management industry. The Company, therefore, relies, and expects to continue to rely, in part upon management of acquired companies or other individuals experienced in the facilities management industry.

  As of May 1, 1998, the Company has acquired three facilities management businesses specializing in providing janitorial maintenance management services and eight facilities management businesses specializing in providing electrical installation and maintenance services. In addition, the Company has signed letters of intent or definitive agreements to acquire an additional two janitorial maintenance management services businesses and seven electrical installation and maintenance services business. See "Recent Developments."

INDUSTRY BACKGROUND

  Facilities management companies generally provide many products and services needed for the operation and maintenance of a building. These products and services include, among others, janitorial maintenance management services, electrical installation and maintenance, lighting equipment and services, engineering services, mechanical installation and maintenance services, parking facility management, security systems and services, fire protection equipment and services, grounds keeping and landscaping services, pest control and general equipment maintenance.

  The Company believes that, over the last several years, there has been a significant trend towards the outsourcing of business support services. According to The Outsourcing Institute, approximately 80% of U.S. companies outsource some aspect of their business support services, and spending on outsourcing services increased approximately 100% from 1992 through 1996. The Company further believes that this trend will continue. The Outsourcing Institute estimates that the demand for outsourcing services in the facilities management industry will grow at a compound annual growth rate of approximately 20% through the year 2000.

  The Company believes that the trend toward outsourcing has transformed the traditional facilities management industry. As companies began to realize the benefits of outsourcing non-core business functions to single source vendors, the opportunities for facilities management companies to expand into new business sectors and obtain new customers have increased. Facilities management companies have expanded their businesses from providing traditional cleaning services for commercial property managers and large corporations to performing higher value added services for companies in the retail, commercial and industrial sectors. Outsourcing allows companies to, among other things, focus on their core competencies, reduce operating expenses, share risk management responsibility and access technical expertise not available internally.

STRATEGY

  The Company's goal is to consolidate the facilities management industry to become the premier, national single-source provider of facilities management services. To achieve this goal, the Company has begun to acquire and intends to continue to acquire established local or regional businesses and combine and integrate them into an effective national organization. The Company believes that its strong financial position, the operating and acquisition expertise of its management team and its ability to address the needs of local management will allow it to achieve its goal of being the "consolidator of choice" of acquisition candidates.

  In order to achieve its goal, the Company will focus on: (1) identifying acquisition candidates which meet the Company's consolidation criteria; (2) attracting and acquiring companies through implementation of the Company's corporate democracy approach, which the Company believes differentiates it from other consolidators; (3) providing integrated facilities solutions; and
(4) achieving operating efficiencies and synergies by combining administrative functions, eliminating redundant facilities, implementing system and technology improvements and purchasing products and services in large volumes.

  Pursue Strategic Consolidation Opportunity. The Company intends to capitalize upon the consolidation opportunity in the facilities management industry by acquiring companies having some or all of the following characteristics: (i) stable cash flows and recurring revenue streams from long-term customer relationships; (ii) low product obsolescence and non-reliance on innovation or technology to drive recurring revenue streams; (iii) long-term growth prospects for products and services offered; (iv) a strong "franchise" or presence in the communities served by the acquisition candidate; (v) an experienced management team comprised of recognized industry leaders; (vi) an ability to retain, promote and motivate management teams;
(vii) favorable demographic trends within the local regions serviced; and
(viii) an underpenetrated market for products or services provided by the acquisition candidate.

  In general, the Company plans to acquire larger, established high quality companies, or "hubs," in high density, metropolitan areas, and additional smaller companies, or "spokes," in secondary markets surrounding the hubs. Where possible, the operations of the spokes will be integrated into the operations of existing hubs, thereby enabling the Company to achieve the economies of scale necessary to decrease operating cost and increase operating margin.

  The Company believes that, based on the experience of Jonathan Ledecky and the Company's management team, it is well positioned to identify acquisition candidates within the facilities management industry to become a national single-source provider of facilities management services. The Company believes that another competitive advantage will be the Company's ability to deploy rapidly its significant financial resources and/or to use its publicly traded stock as consideration in selected acquisitions.

  Differentiate Through Corporate Democracy. The Company believes that its implementation of corporate democracy gives the Company a competitive advantage over rival consolidators in attracting, buying and integrating acquired companies. The Company's business model entails both a decentralized management philosophy and a centralized operating approach. Each of the acquired companies continues to manage all functions that "touch the customer," including sales, marketing, customer service, credit and collections. The Company intends to manage functions such as purchasing, accounting, inventory management, human resources and finance centrally where it can leverage its size and scale. Principles of corporate democracy that will be used by the Company include:

  . Control by Owner/Operator. The corporate democracy approach to consolidation allows the owners and operators who have built an acquired company to retain operational control of the business while the Company centralizes certain administrative functions to provide benefits from operating efficiencies and synergies resulting from the consolidation of the acquired company into a larger enterprise. This is in contrast to the traditional consolidation approach used by other consolidators in which the owner/operators and their employees are often relieved of management responsibility as a result of a complete centralization of management in the consolidated enterprise.

  . ""Think National, Act Local" Management. The Company provides strategic oversight and guidance with respect to acquisitions, financing, marketing and operations. At the same time, managers of acquired companies are responsible for the day-to-day operations of each of the acquired companies. As part of its "Think National, Act Local" management strategy, the Company fosters a culture of cooperation and teamwork that emphasizes dissemination of "best practices" among its local or acquired management teams. The Company believes that this decentralized management philosophy results in better customer service by allowing local management the flexibility to implement policies and make decisions based upon the needs and desires of local customers and the context of local market conditions. The decentralized sales and customer contact also facilitates the retention of historical customers of the acquired companies.

  . Local Business Identity, Management and Sales Organization. The corporate democracy approach to consolidation permits the Company to capitalize on the strength of the owner/operator's connection to his locality, region or community by maintaining the original name of the acquired company in the given geographic location. This contrasts with other consolidation approaches which often eliminate the local name of the acquired company and replace it with a single or "national" business name. The Company believes that many customers purchase products and services based upon long-term commercial relationships. The Company believes that corporate democracy best preserves the business-customer relationships by, in most circumstances, retaining the management, sales organizations, and brand name identity of acquired companies and minimizing operational changes that adversely affect the customer.

  . Use of Stock as Currency and Incentive Compensation. The Company can structure its acquisitions using the Company's stock as currency. This use of stock as acquisition currency, coupled with the retention of experienced owner/operators and established sales organizations, creates a high percentage of employee ownership and strong incentives for good performance. The Company believes that this stock ownership plan, in conjunction with the implementation of incentive compensation programs geared to specific performance goals, helps to align the objectives of the acquired companies' managers and employees with those of the Company's stockholders.

  Provide Integrated Facilities Solutions. The Company believes that an attractive opportunity exists in the facilities management industry to become the premier sole source provider of a full range of facilities management services. These services are intended to enhance the operating efficiency of customers' facilities while relieving the Company's customers from the management and personnel burdens associated with non-core functions. Many companies have increased the volume and types of services they outsource in order to focus on their respective core competencies.

  . Expanding Service Lines Through Acquisitions. Through acquisitions of related facilities management services companies, the Company expects to expand the range of products and services that it offers, thereby creating opportunities, where possible, for its sales force to sell multiple product and service lines to its customer base. Cross-selling new services to existing customers represents a cost-effective method for the Company to achieve revenue growth. As part of this strategy, the Company intends to focus its efforts on increasing the proportion of its business devoted to delivering higher value added services to its customers.

  . Expanding Service Lines Through Strategic Partnering. In order to supply seamless integrated services to a broad base of customers and facilities, the Company intends to select, manage and integrate services provided by third parties into the Company's overall portfolio of services.

  Achieve Operating Efficiencies. The Company believes that it will be able to achieve certain operating efficiencies and synergies among its acquired companies. Such operating efficiencies include:

  . Combining Administrative Functions. The Company will seek to institute a
    Company-wide management information system and to combine at the corporate level certain administrative functions, such as financial reporting and finance, insurance, employee benefits and legal support.

  . Using Hub and Spoke System to Eliminate Redundant Facilities and
    Service. The hub and spoke strategy involves the acquisition of a larger, established, high-quality company in a targeted geographic area into which the facilities and operations of local, smaller acquired companies, or "spokes", are folded, allowing the elimination of redundant facilities and reducing overhead. This hub and spoke strategy also enables the integration of certain operational activities, such as inventory management, purchasing, shipping, accounting and human resources, among acquired companies located in a geographic area, thereby permitting the elimination of duplicative facilities and costs.

  . Implementing System and Technology Improvements. The Company believes it will be able to increase the operating margin of combined acquired companies by using operating and technology systems to improve and enhance the operations of the combined acquired companies, which may include computerized inventory management and order processing systems, computerized quotation and job costing systems and computerized logistics and distribution systems. The Company believes that many of the acquired companies have not made material investments in such operating and technology systems because they lack the necessary scale to justify the investment. The Company believes that the implementation of such systems may significantly increase the speed and accuracy of order processing and fulfillment at acquired companies, while providing measurement and analysis tools that facilitate efficient operation.

  . Using Volume Purchasing. The Company believes that it may achieve operating efficiencies through volume purchasing and may benefit from favorable prices and rebates accruing as the result of high volume purchases. The Company may also negotiate improved arrangements with wholesalers and manufacturers to reduce inventory levels of certain acquired companies, thereby allowing more efficient operations by decreasing inventory holding costs and increasing operating margins. The Company may also seek to leverage its size and scale to negotiate attractive volume purchasing or leasing programs for goods and services such as delivery vehicles, long distance voice and data services, overnight delivery services, real estate services, banking and financial services, and insurance.

  . Implementing Strategic Marketing and Cross-Functional Selling. The
    Company believes that it may achieve certain efficiencies through strategic marketing plans to be shared by acquired companies as well as cross-functional selling to customers of each of the acquired companies. These synergies of strategic marketing and cross-functional selling may allow additional services to be provided or goods to be sold to existing customers of the acquired companies, resulting in additional revenues for the Company. These synergies may also provide a broader geographic sales and service reach for each of the acquired companies, increasing the customer base of the acquired companies.

SERVICES

  As of the date of this Prospectus, the Company operates primarily in the janitorial maintenance management and the electrical installation and maintenance services sectors of the facilities management industry.

  To achieve its goal of becoming a single-source provider of facilities management services, the Company expects that it will expand the range of products and services that it offers, primarily through acquisitions of other facilities management businesses. In addition to janitorial maintenance management services and electrical installation and maintenance services, the Company may in the future seek to offer, among others, lighting equipment and services, engineering services, mechanical installation and maintenance services, parking facilities management, security systems and services, fire protection equipment and services, grounds keeping and landscaping services, pest control and general equipment maintenance.

    Janitorial Maintenance Management Services. The Company's janitorial maintenance management division offers a full range of commercial janitorial cleaning services as well as the sale of janitorial supplies and equipment to a variety of customers, including retail chain stores, grocery stores, office buildings, industrial plants, banks, department stores, warehouses, educational and health facilities, restaurants, and airport terminals throughout the United States. The services provided by the Company include floor and carpet cleaning and maintenance; floor stripping and refinishing; window, wall and structural cleaning and maintenance; bathroom and other area sanitation; duct cleaning; furniture polishing; and exterior window, wall, sidewalk, and parking lot cleaning and maintenance. Most of the Company's janitorial contracts can be subject to termination by either party upon 30 to 90 days written notice.

    This division is in a favorable position to capitalize on the growing number of industries that are outsourcing non-core business functions. The Company offers an extensive array of general programs and systems that free the customer to focus on its core business activity while the support services are being managed and performed in an efficient, cost-effective manner. The Company believes that its depth of management expertise, breadth of services, and presence of new technologies will attract this potential business.

    The Company has acquired three businesses and has signed letters of intent or definitive agreements to acquire two businesses that provide janitorial maintenance management services. See "Recent Developments." The Company is seeking to further increase its market presence through aggressive acquisitions of premier commercial cleaning contractors. Janitorial maintenance is a $50 billion industry comprised of more than 45,000 companies, most of which are small, privately-owned businesses with fewer than 20 employees. The Company intends to seek out ventures that will expand its geographic regions and augment the services currently provided. In so doing, the Company plans to broaden its customer base and attain a larger proportion of national accounts in diversified areas.

    Electrical Installation and Maintenance Services. Through its Electrical Contracting Services Division, the Company offers a broad range of electrical design, installation and maintenance services for industrial, commercial, retail and institutional markets, including: lighting, power, building access, security systems, and fire protection systems; fiber optic and other cabling for telecommunications and computer systems; diagnostic evaluation of systems for predictive and preventative maintenance; back up power systems; multi-media installations; digital control integration and remote monitoring of life safety, lighting, temperature, building access and surveillance and manufacturing process controls and instrumentation. The Company believes that the Recent Acquisitions in this Division have the management depth and systems infrastructure to serve as the platform on which to grow the Company's Electrical Contracting Services Division. Specifically, the Company believes that the Recent Acquisitions will enable the Company to attract and acquire smaller companies in their respective geographic regions, serve national customers that are demanding a higher level of technical expertise, provide the depth of management necessary to reduce the vulnerability to management changes and provide the infrastructure that is necessary for the research, development and training required to install and maintain specialty electrical services.

    Virtually all construction and renovation in the United States generates demand for electrical installation services. Depending upon the exact scope of work, electrical work generally accounts for approximately 8% to 12% of the total construction cost of commercial and industrial projects. In recent years, electrical installation and services companies have experienced a growing demand for electrical installation services per project due to increased electrical code requirements, demand for additional electrical capacity, including increased capacity for computer systems, additional data cabling requirements and the digital control of integrated services such as fire protection, security systems and temperature controls.

    The overall electrical installation industry, including commercial, industrial and residential markets, was estimated by the U.S. Census to have generated annual revenues in excess of $40 billion in 1992, the most recent year for which U.S. Census data is available. These Census data indicate that the electrical contracting industry is highly fragmented with more than 54,000 companies, most of which are small, owner-operated businesses, performing various types of electrical work. The Company believes there are significant opportunities for a well-capitalized national company to provide comprehensive electrical installation and maintenance services and that the fragmented nature of the electrical installation industry will provide significant opportunities to consolidate commercial and industrial electrical installation and maintenance service businesses. In addition, the Company believes that there are significant growth opportunities in the electrical maintenance and specialized services portion of the business and intends to focus on increasing the proportion of revenues represented by such services. Electrical maintenance services generate a recurring revenue stream that are less susceptible to downswings in the economy than the more cyclical construction market. Furthermore, specialized services typically require specific skills and equipment and provide higher margins than general electrical installation and maintenance services.

    The Company believes that growth in the commercial, industrial, institutional and retail sectors of the electrical installation and services market will be driven by a number of factors, including (i) higher levels of capital investment in new facility installation and renovation of existing facilities; (ii) new codes for power and life safety; (iii) revised national energy standards that dictate the use of more energy efficient lighting fixtures and other equipment; (iv) new demands for backup power; (v) increased complexity of systems requiring specialized technical expertise; (vi) cost savings that can be derived from the central monitoring and control of integrated systems (e.g., fire protection, security systems, temperature control); (vii) networking of local area and wide area computer systems; and (viii) minimizing downtime through predictive and preventative maintenance. Competitive factors in the electrical installation and services industry include, among others, the availability of qualified and licensed electricians, safety record, geographic diversity, experience in specialized markets and financial resources. See "Risk Factors--Competition."

COMPETITION

  The facilities management industry is highly competitive. It is characterized by both large national and multi-national organizations providing a wide variety of facilities management services to their customers and numerous smaller companies providing fewer services in limited geographic areas. In addition, property management companies are beginning to enter the facilities management business. Barriers to entry to the markets for certain facilities management services, such as janitorial services, are low, and the Company expects to compete against numerous smaller service providers, many of which may have more experience in and knowledge of the local market for such services. Such smaller service providers may also have lower overhead cost structures and may be able to provide their services at lower rates than the Company. In these same markets, the Company also expects to face large competitors offering multiple services and that are willing to accept lower profit margins in order to capture market share. As a result of this competition, the Company may lose customers or have difficulty acquiring new customers. As a result of competitive pressures on the pricing of facilities management services, the Company's revenues or margins may decline.

  The Company also expects to face significant competition to acquire facilities management businesses from larger companies that currently pursue, or are expected to pursue, acquisitions as part of their growth strategies and as the industry undergoes continuing consolidation. Such competition could lead to higher prices being paid for acquired companies.

POTENTIAL ENVIRONMENTAL LIABILITY

  The nature of the facilities management industry necessarily involves the transport, storage, use and disposal of cleaning solvents, lubricants, chemicals, gasoline and other hazardous materials by employees to, on and around the customers' facilities or, in certain cases, facilities leased by the Company on behalf of its customers. Such activities are subject to stringent and changing federal, state and local regulation and present the potential for liability of the Company for the actions of its employees in handling such materials. In addition, the exposure of the Company's employees to these materials may give rise to claims by employees against the Company. As a result, there can be no assurance that compliance with governmental regulations or liability related to hazardous materials will not have a material adverse effect on the Company's financial condition or results of operations.

EMPLOYEES

  As of May 1, 1998, the Company had more than 4,100 full-time employees. In general, the Company considers its relations with its employees to be satisfactory.



PROPERTIES

  As of May 1, 1998, the Company operated 63 facilities in various states. Of these facilities, 61 are leased and two are owned. The facilities are used for warehouse and office purposes, or a combination of these functions. At this time, the Company believes that its facilities are suitable for their purposes, having adequate capacity for the Company's present and anticipated needs.

LEGAL PROCEEDINGS

  As a result of the Recent Acquisitions, the Company is a party to litigation that arises from the normal course of the business of the acquired companies. Management believes that none of these actions will have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The following table sets forth certain information concerning each of the executive officers and directors of the Company as of May 1, 1998:

      NAME                  AGE POSITION WITH THE COMPANY
      ----                  --- -------------------------
      Jonathan J. Ledecky    40 Chairman and Chief Executive Officer
      Timothy C. Clayton     43 Executive Vice President, Chief Financial
                                 Officer and Treasurer
      F. Traynor Beck        42 Executive Vice President, General Counsel
                                 and Secretary
      David Ledecky          36 Executive Vice President and Chief
                                 Administrative Officer; Director
      William P. Love, Jr.   39 Director; President--Electrical Contracting
                                 Services Division
      Thomas D. Heule        39 Director; Vice President--United Service
                                 Solutions
      Vincent W. Eades       38 Director
      W. Russell Ramsey      37 Director
      M. Jude Reyes          42 Director

  Jonathan J. Ledecky founded the Company in February 1997 and serves as its Chairman and Chief Executive Officer. Jonathan Ledecky founded U.S. Office Products Company, a company engaged in providing office and educational products and business services, in October 1994 and has served as its Chairman of the Board and, until November 5, 1997, its Chief Executive Officer. Since its inception, USOP has acquired over 200 companies. Jonathan Ledecky has also served as the Non-Executive Chairman of the Board of USA Floral since April 1997 and currently serves as a director of UniCapital. Prior to founding USOP, Jonathan Ledecky served from 1989 to 1991 as the President of The Legacy Fund, Inc., and from 1991 to September 1994 as President and Chief Executive Officer of Legacy Dealer Capital Fund, Inc., a wholly owned subsidiary of Steelcase Inc. ("Steelcase"), the nation's largest manufacturer of office furniture products. While at Legacy Dealer Capital Fund, Inc., Jonathan Ledecky was responsible for providing corporate advisory services for Steelcase's network of office products distributors. In addition, Jonathan Ledecky has served as a director of, or corporate adviser and consultant to, several office products companies. Prior to his tenure at The Legacy Fund, Inc., Jonathan Ledecky was a partner at Adler and Company and a Senior Vice President at publicly traded Allied Capital Corporation, an investment management company. Jonathan Ledecky also is expected to serve as a director of the companies being spun off from USOP. Jonathan Ledecky is a graduate of Harvard College and Harvard Business School. Jonathan Ledecky is the brother of David Ledecky.

  Timothy C. Clayton has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since November 25, 1997. Between August 1976 and October 1997, Mr. Clayton was associated with Price Waterhouse LLP, most recently as a partner since July 1988. In his capacity as partner, Mr. Clayton focused his practice on, among others, distribution, technology, financial services, business services and manufacturing industries, and was responsible for providing audit and business advisory services to clients active in consolidating a variety of industries. Mr. Clayton is a graduate of Michigan State University.

  F. Traynor Beck has served as Executive Vice President, General Counsel and Secretary of the Company since November 25, 1997. Between January 1988 and November 25, 1997, Mr. Beck was associated with Morgan, Lewis and Bockius LLP, most recently as a partner since October 1994. Mr. Beck's practice was focused on mergers, acquisitions and general corporate matters, including consolidation transactions. Mr. Beck is a graduate of the University of Pennsylvania, Oxford University and Stanford Law School.

  David Ledecky joined the Company as Senior Vice President, Secretary and Treasurer in September 1997 and was appointed Executive Vice President and Chief Administrative Officer on November 25, 1997. David Ledecky has also served as a director since November 25, 1997. Prior thereto, he operated Ledecky Brothers L.L.C., the Company's predecessor, as its Vice President and sole employee since its inception in February 1997. In that capacity, he researched and analyzed industry consolidation and acquisition opportunities. From 1992 to 1996, David Ledecky was an attorney at the Washington, D.C. law firm of Comey, Boyd & Luskin. Prior to 1992, he was an attorney with the law firm of Shearman & Sterling, and a Vice President of The Legacy Fund, Inc. in Washington, D.C. He is a former consultant to the computer and telecommunications industries. He is a graduate of Harvard College and Yale Law School. David Ledecky is the brother of Jonathan Ledecky.

  William P. Love, Jr. has served as the President of the Electrical Contracting Services Division of the Company and has been a director of the Company since March 11, 1998. From September 1980 to March 11, 1998, Mr. Love served as the President and Chief Executive Officer of SKC Electric, Inc., an electrical installation and maintenance services company that Mr. Love founded and that has been a wholly owned subsidiary of the Company since its acquisition by the Company on March 11, 1998. Mr. Love is the director designee of the Founding Electrical Group pursuant to the agreements between the Company and each company in the Founding Electrical Group.

  Thomas D. Heule has been a director since April 27, 1998. Mr. Heule is a Vice President of USS, a wholly owned subsidiary of the Company, and a Managing Director of BACE Capital Partners, LLC, an industry consolidation buyout firm based in Denver, Colorado. Between 1991 and 1997, Mr. Heule was a Managing Director in the Corporate Finance Department of Dain Bosworth Inc., where he was responsible for completing public and private equity and debt transactions totaling over $1.4 billion. Mr. Heule is a graduate of the University of Colorado, the College of St. Thomas and the Wharton School of the University of Pennsylvania. Mr. Heule is the director designee of the stockholders of USS pursuant to the acquisition agreement between the Company and USS.

  Vincent W. Eades has been a director of the Company since November 25, 1997. Mr. Eades has served as the Senior Vice President of Sales and Marketing for Starbucks Coffee Co. Inc. since May 1995. Mr. Eades was employed by Hallmark Cards Inc., most recently as a General Manager from November 1985 through April 1995. Additionally, he serves as a director of USA Floral.

  W. Russell Ramsey has been a director of the Company since November 25, 1997. Mr. Ramsey is President, co-founder and a director of Friedman, Billings, Ramsey Group, Inc. ("FBR Group"), a holding company engaged in brokerage, investment banking, corporate finance and asset management activities in the Washington, D.C. area. He has continuously served as President of FBR Group and its predecessors since co-founding FBR Group in 1989. FBR, the Representative in the IPO, is a wholly owned indirect subsidiary of FBR Group. Mr. Ramsey holds a B.A. from The George Washington University. Mr. Ramsey is a director designee of FBR pursuant to an agreement between the Company and FBR.

  M. Jude Reyes has been a director of the Company since November 25, 1997. Mr. Reyes has served as Chairman and President of Premium Distributors of Virginia, L.L.C., a beverage distributor, since 1992. Between 1989 and 1992, Mr. Reyes served as President and Chairman of Harbor Distributing Company in Los Angeles, California. He also is a director and investor in three other beverage distributors and two wholesale food service distributors. Mr. Reyes is a director designee of FBR pursuant to an agreement between the Company and FBR.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Company's Board of Directors has established an Audit Committee and a Compensation Committee.

  The responsibilities of the Audit Committee include recommending to the Board of Directors the independent public accountants to be selected to conduct the annual audit of the books and records of the Company, reviewing the proposed scope of such audit and approving the audit fees to be paid, reviewing accounting and financial controls of the Company with the independent public accountants and the Company's financial and accounting staff and reviewing and approving transactions between the Company and its directors, officers and affiliates. Messrs. Eades, Ramsey and Reyes are the members of the Audit Committee.

  The Compensation Committee provides a general review of the Company's compensation plans to ensure that they meet corporate objectives. The responsibilities of the Compensation Committee also include administering the Incentive Plan and Bonus Plan, including selecting the officers and salaried employees to whom awards will be granted. Messrs. Eades and Reyes, independent directors of the Company, are the members of the Compensation Committee.

DIRECTOR COMPENSATION

  Directors who are not receiving compensation as officers, employees or consultants of the Company are entitled to receive an annual retainer fee of $25,000. In addition, pursuant to the Consolidation Capital Corporation 1997 Non-Employee Directors' Stock Plan, each non-employee director receives an automatic initial grant of options to purchase 20,000 shares of Common Stock on the date of their initial election to the Board of Directors, and an automatic annual grant of options to purchase 5,000 shares. Each such option will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table provides for fiscal 1997 certain summary information concerning the cash and non-cash compensation earned by or awarded to (i) the Company's Chief Executive Officer and (ii) each of the Company's other executive officers (collectively, the "named executive officers"). The Company was organized in February 1997, with David Ledecky as its sole employee. All other named executive officers were employed by the Company as of November 25, 1997.

                          SUMMARY COMPENSATION TABLE

                                                        LONG-TERM
                                                       COMPENSATION
                                            ANNUAL     ------------
                                         COMPENSATION     AWARDS
                                         ------------  ------------
                                                        SECURITIES
                                                          UNDER-
                                                          LYING
                                  FISCAL    SALARY       OPTIONS/    ALL OTHER
  NAME AND PRINCIPAL POSITION      YEAR     ($)(1)     SARS (#)(2)  COMPENSATION
  ---------------------------     ------ ------------  ------------ ------------
Jonathan J. Ledecky,
 Chief Executive Officer and
 Chairman of the Board..........   1997    $125,000          --           --
Timothy C. Clayton,
 Executive Vice President, Chief
 Financial Officer and
 Treasurer......................   1997    $223,000      500,000       25,000(3)
F. Traynor Beck,
 Executive Vice President,
 General Counsel and Secretary..   1997    $223,000      500,000          --
David Ledecky,
 Executive Vice President and
 Chief Administrative Officer,
 Director.......................   1997    $327,994(4)   500,000          --

--------
(1) Includes guaranteed bonus payments of $200,000 for Mr. Clayton, Mr. Beck and David Ledecky, which were declared in December 1997 and paid in January 1998.
(2) Represents options granted in 1997 with respect to the Company's Common Stock, each option to vest ratably on November 25, 1998, 1999, 2000 and 2001, unless accelerated under certain conditions.
(3) Represents amount paid to Mr. Clayton for consulting services during November 1997.

(4) Includes payments made to David Ledecky by Ledecky Brothers LLC, predecessor to the Company.

  Employment Agreements. The Company has entered into an employment agreement with Jonathan Ledecky. The agreement has a one-year term and is automatically renewable for one-year terms thereafter unless either party gives notice of non-renewal at least 90 days prior to the end of the term. Pursuant to the terms of the agreement, Jonathan Ledecky is obligated to devote the substantial majority of his business time, attention and efforts to his duties thereunder, except when necessary to fulfill his fiduciary obligations to USOP and the provisions of his employment agreement with USOP, as well as his fiduciary obligations to USA Floral and UniCapital. The agreement provides for an annual salary of $750,000 and a discretionary bonus in an amount up to 100% of the employee's base salary. If the agreement is terminated by the Company other than for Cause (as defined), Jonathan Ledecky is entitled to receive an amount equal to twice his base salary and one times the bonus he received in the prior year. The agreement prohibits Jonathan Ledecky from competing with the Company during the term of his employment and for a period of one year thereafter. The agreement also provides for certain specified executive perquisites.

  The Company has entered into employment agreements with each of F. Traynor Beck, Timothy Clayton and David Ledecky, the terms of which are substantially identical. Each of the agreements has a two-year term and is automatically renewable for one-year terms thereafter, unless either party gives notice of non-renewal at least six months prior to the end of the term. Pursuant to the terms of the agreements, each of F. Traynor Beck, Timothy Clayton and David Ledecky is obligated to devote his full business time, attention and efforts to his duties thereunder. Each of the agreements provides for an annual salary of $300,000, a guaranteed bonus of

$200,000 for the first year of the term and a discretionary bonus in an amount of up to 100% of the employee's base salary each year thereafter. On the Effective Date, each of these executive officers received a grant of an option to purchase 500,000 shares of Common Stock at an exercise price equal to the initial public offering price per share ($20.00), which option will vest ratably on the first, second, third and fourth anniversaries of the date of grant, unless accelerated under certain conditions. If the agreement is terminated by the Company other than for Cause (as defined), the executive officer will be entitled to receive amounts equal to twice his base salary and one times the bonus he received in the prior year. The agreements prohibit the executive officer from competing with the Company during the term of his employment and for a period of one year thereafter. The agreements also provide for certain specified executive benefits and perquisites, including, in the case of Timothy Clayton, the purchase of an annuity contract to be placed in a deferred compensation plan that will provide him with an annual payout of $100,000 for each year of his life between age 55 and age 75.

  The Company has entered into an employment agreement with William P. Love, the President of the Company's Electrical Contracting Services Division and a Director of the Company. The agreement has a two-year term and may be extended on such terms and conditions as the Company and Mr. Love may mutually agree. The agreement provides for an annual salary of $200,000 and a performance-based incentive bonus payable in cash, stock options or other non-cash awards as determined by the Compensation Committee of the Board of Directors for each calendar year during the term of the agreement beginning on January 1, 1999. If the agreement is terminated for other than Cause (as defined), Mr. Love will receive his base salary and group health benefits, as then in effect, for the longer of one year from the date of termination or whatever time period is remaining under the term of the agreement. In addition, a termination of Mr. Love's employment without cause will accelerate the payout of contingent consideration owed by the Company to Mr. Love and to the other shareholders of the Founding Electrical Group. The agreement prohibits Mr. Love from competing with the Company during the term of his employment and, depending on the nature of his termination of employment, for a period of up to two years from the date of termination.

OPTION GRANTS IN FISCAL 1997

  The following table sets forth certain information concerning the grant of options to purchase Common Stock of the Company during Fiscal 1997 to each of the named executive officers.

                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                      POTENTIAL REALIZABLE VALUE
                                                                      AT ASSUMED ANNUAL RATES OF
                                                                       STOCK PRICE APPRECIATION
                          INDIVIDUAL GRANTS                               FOR OPTION TERM(2)
--------------------------------------------------------------------- --------------------------
                         NUMBER OF   PERCENT OF
                         SECURITIES TOTAL OPTIONS
                         UNDERLYING  GRANTED TO
                          OPTIONS   EMPLOYEES IN  EXERCISE EXPIRATION
          NAME           GRANTED(1)  FISCAL YEAR   PRICE      DATE    0%      5%         10%
          ----           ---------- ------------- -------- ---------- --- ---------- -----------
Jonathan J. Ledecky.....      --          --          --
Timothy C. Clayton......  500,000       33.3%      $20.00   11/25/07    0 $5,515,000 $13,580,000
F. Traynor Beck.........  500,000       33.3%      $20.00   11/25/07    0 $5,515,000 $13,580,000
David Ledecky...........  500,000       33.3%      $20.00   11/25/07    0 $5,515,000 $13,580,000

--------
(1) The options granted are non-qualified options, which are exercisable at the market price on the date of grant beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares and expire ten years from the date of grant. The options became fully exercisable upon a change in control, as defined in the Incentive Plan.

(2) The dollar amounts under these columns are the results of calculations at assumed annual rates of stock appreciation of zero percent (0%), five percent (5%) and ten percent (10%). These assumed rates of growth were selected by the Commission for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of the Company's stock price. No gain to the optionees is possible without an increase in stock prices, which will benefit all stockholders. A zero percent (0%) gain in stock price will result in a zero percent (0%) benefit to optionees.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

  Set forth below is a description of certain transactions and relationships between the Company and certain persons who are officers, directors and principal stockholders of the Company.

  Jonathan Ledecky, the Company's Chairman, Chief Executive Officer and founder, is the brother of David Ledecky, Executive Vice President, Chief Administrative Officer and a director of the Company.

  Jonathan Ledecky advanced to the Company $305,000, at an annual interest rate equal to 6.75%, to pay the expenses incurred in connection with the IPO. The Company repaid Jonathan Ledecky's loans to the Company, including accrued interest of approximately $4,000, using the proceeds of the IPO.

  W. Russell Ramsey, a director of the Company, is President and a principal stockholder of FBR. FBR rendered investment banking services to the Company in connection with the IPO.

  Timothy C. Clayton, Executive Vice President, Chief Financial Officer and Treasurer of the Company, was, through October 1997, a Partner at Price Waterhouse LLP, the Company's independent accountants.

  F. Traynor Beck, Executive Vice President, General Counsel and Secretary of the Company, was, until the Effective Date, a partner at Morgan, Lewis & Bockius LLP, the Company's legal counsel.

  On March 11, 1998, the Company completed the acquisition of SKC. SKC leases office, warehouse and storage space from SKC Properties, L.L.C. a principal member of which is William B. Love, Jr., one of the former owners of SKC and a director of the Company and the President of the Company's Electrical Contracting Services Division. The lease provides for lease payments in the amount of $8,095 per month, or $97,140 annually.

  Thomas Heule, a director of the Company and a vice president of USS, a wholly owned subsidiary of the Company, is a Managing Director of BACE Capital Partners LLC (a former shareholder of USS) ("BACE"), and is a member of BCP Partners, LLC ("BCP"), which owns an 80% interest in BACE. The Company has entered into a consulting agreement with BACE whereby BACE will provide advisory services in connection with identifying and closing acquisitions of building maintenance services businesses. As compensation for its services, BACE will generally receive a fee equal to a percentage of the consideration paid in connection with acquisitions identified by BACE. The Company has not made any payments under the agreement to date. In addition, the Company has agreed to pay to BACE in twelve equal monthly installments a termination fee in the amount of $500,000 in connection with the termination of a consulting agreement between USS and BACE that was entered into prior to the Company's acquisition of USS. Generally, any payments to be made under BACE's consulting agreement with the Company will be offset by payments made pursuant to the termination fee.

  For information with respect to certain conflicts of interest, see "Risk Factors--Conflicts of Interest."

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of May 1, 1998, by: (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) all of the Company's directors and executive officers as a group. Each stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted.

                                                                           PERCENTAGE OF
                                         NUMBER OF SHARES OF                CONVERTIBLE
                           NUMBER OF        CONVERTIBLE      PERCENTAGE OF  NON-VOTING
NAME AND ADDRESS OF        SHARES OF         NON-VOTING      COMMON STOCK  COMMON STOCK
BENEFICIAL OWNER          COMMON STOCK      COMMON STOCK         OWNED         OWNED
-------------------       ------------   ------------------- ------------- -------------
EXECUTIVE OFFICERS AND
 DIRECTORS
Jonathan J. Ledecky.....   4,500,000(1)              0           12.2%            0%
 c/o Consolidation
 Capital Corporation
 800 Connecticut Avenue,
 N.W., Suite 1111
 Washington, DC 20006
David Ledecky...........           0                 0              0             0
F. Traynor Beck.........           0                 0              0             0
Timothy C. Clayton......       2,000                 0              *             0
William P. Love, Jr.....     423,322(2)              0            1.1%            0
Thomas D. Heule.........     783,116(3)              0            2.1%            0
Vincent W. Eades........      10,000(4)              0              *             0
W. Russell Ramsey.......      10,000(5)        500,000(5)           *           100%
M. Jude Reyes...........      30,000(6)              0              *             0
All directors and
 executive officers as a
 group (9 persons)......   5,758,438           500,000           15.6%          100%
5% STOCKHOLDERS
Massachusetts Financial
 Services Company.......   2,448,500(7)              0            6.6             0
 500 Boylston Street,
 15th Floor
 Boston, MA 02116

--------
*  Less than one percent

(1) Includes: (i) 1,950,000 shares underlying the Ledecky Warrant and (ii) 2,300,000 shares of Common Stock subject to a contractual restriction on transfer for one year following the Effective Date. The Company has agreed that, at Jonathan Ledecky's request, it will file a registration statement under the Securities Act for an offering of the shares underlying the Ledecky Warrant during a ten-year period beginning on the Effective Date. In addition, the Company has agreed to give Jonathan Ledecky the right to request that the Company include the shares underlying the Ledecky Warrant on a registration statement filed by the Company during a twelve-year period beginning on the Effective Date.

(2) Includes 207,428 shares owned by Mr. Love's wife. Mr. Love serves as one of four trustees of the SKC Electric, Inc. Profit Sharing Plan (the "Plan"). The number of shares shown as beneficially owned by Mr. Love excludes shares that may be deemed to be beneficially owned by the Plan.

(3) Represents shares owned by Bace. Mr. Heule is a member of BCP, an 80% member of Bace, and, in that capacity, has shared voting and dispositive power over the shares. Mr. Heule disclaims beneficial ownership of those securities that are in excess of his proportionate ownership.

(4) Represents shares which may be acquired upon the exercise of options that will be exercisable within 60 days.

(5) Represents shares which may be acquired upon the exercise of options that will be exercisable within 60 days. The number of shares of Convertible Non-Voting Common Stock represents the shares of Convertible Non-Voting Common Stock owned by FBR Asset Investment Corporation, Inc., an affiliate of FBR Group. Mr. Ramsey is President, co-founder and a director of FBR Group. Mr. Ramsey disclaims beneficial ownership of such shares. Mr. Ramsey's address is c/o FBR Group, 1001 North 19th Street, Arlington, VA 22209.

(6) Includes 10,000 shares which may be acquired upon the exercise of options that will be exercisable within 60 days.

(7) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 17, 1998.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, par value $.001 per share, and 500,000 shares of Convertible Non-Voting Common Stock, par value $.001 per share. As of May 1, 1998, the Company had outstanding 36,856,369 shares of Common Stock and 500,000 shares of Convertible Non-Voting Common Stock. The following summary description of the capital stock of the Company does not purport to be complete and is subject to the detailed provisions of, and is qualified in its entirety by reference to, the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws and to the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL").

COMMON STOCK

  The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Cumulative voting is not permitted under the Company's Restated Certificate of Incorporation. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available. See "Dividend Policy." In the event of a liquidation, dissolution or winding up of the Company, holders of the Common Stock are entitled to share ratably in the distribution of all assets remaining after payment of liabilities, subject to the rights of any holders of preferred stock of the Company. The holders of Common Stock have no preemptive rights to subscribe for additional shares of the Company and no right to convert their Common Stock into any other securities. In addition, there are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, fully paid and nonassessable.

CONVERTIBLE NON-VOTING COMMON STOCK

  The holders of Convertible Non-Voting Common Stock have the same rights and privileges as the holders of Common Stock, except that holders of Convertible Non-Voting Common Stock have no voting rights. The Convertible Non-Voting Common Stock is non-transferable and will not be publicly traded. Further, each share of Convertible Non-Voting Common Stock will automatically be converted into one share of Common Stock on the first anniversary of the date of this Prospectus.

CERTAIN PROVISIONS OF DELAWARE LAW AND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

  The Company is subject to the provisions of Section 203 of the DGCL. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the proposed business combination has owned 15% or more of the corporation's voting stock.

  The Company's Restated Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty of care as a director except in the situation described in clauses (i) through (iv) above. If the DGCL is subsequently amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

TRANSFER AGENT AND REGISTRAR

  The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company.

                             PLAN OF DISTRIBUTION

  The Company will offer and issue the Common Stock from time to time in connection with the acquisition by the Company of other businesses, assets or securities. It is expected that the terms of the acquisitions involving the issuances of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired by the Company. No underwriting discounts or commission will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act.

                            RESTRICTIONS ON RESALE

  Affiliates of entities acquired by the Company who do not become affiliates of the Company may not resell Common Stock registered under the Registration Statement to which this Prospectus relates except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Generally, Rule 145 permits such affiliates to sell such shares immediately following the acquisition in compliance with certain volume limitations and manner of sale requirements. Under Rule 145, sales by such affiliates during any three-month period cannot exceed the greater of (i) 1% of the shares of Common Stock of the Company outstanding and (ii) the average weekly reported volume of trading of such shares of Common Stock on all national securities exchanges during the four calendar weeks preceding the proposed sale. These restrictions will cease to apply under most other circumstances if the affiliate has held the Common Stock for at least one year, provided that the person or entity is not then an affiliate of the Company. Individuals who are not affiliates of the entity being acquired and do not become affiliates of the Company will not be subject to resale restrictions under Rule 145 and, unless otherwise contractually restricted, may resell Common Stock immediately following the acquisition without an effective registration statement under the Securities Act. The ability of affiliates to resell shares of the Common Stock under Rule 145 will be subject to the Company having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Morgan, Lewis & Bockius LLP, Washington, D.C.

                                    EXPERTS

  The historical financial statements included in this Prospectus have been audited by various independent accountants. The companies and periods covered by these audits are indicated in the individual accountants' reports. Such financial statements have been so included in reliance on the reports of the various independent accountants given on the authority of such firms as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

CONSOLIDATION CAPITAL CORPORATION UNAUDITED PRO FORMA COMBINED
 FINANCIAL STATEMENTS
  Introduction to Unaudited Pro Forma Combined Financial Statements....   F-4
  Pro Forma Combined Balance Sheet (Unaudited).........................   F-5
  Pro Forma Combined Statements of Operations (Unaudited)..............   F-6
  Notes to Unaudited Pro Forma Combined Financial Statements...........   F-9
CONSOLIDATION CAPITAL CORPORATION
  Report of Independent Accountants....................................  F-13
  Balance Sheet .......................................................  F-14
  Statement of Income                                                    F-15
  Statement of Stockholders' Equity....................................  F-16
  Statement of Cash Flows..............................................  F-17
  Notes to Financial Statements........................................  F-18
SERVICE MANAGEMENT USA, INC.
  Report of Independent Accountants....................................  F-25
  Combined Balance Sheet...............................................  F-26
  Combined Statement of Operations.....................................  F-27
  Combined Statement of Stockholder's Equity...........................  F-28
  Combined Statement of Cash Flows.....................................  F-29
  Notes to Combined Financial Statements...............................  F-30
TRI-CITY ELECTRICAL CONTRACTORS, INC.
  Report of Independent Accountants....................................  F-35
  Consolidated Balance Sheet...........................................  F-36
  Consolidated Statements of Operations................................  F-37
  Consolidated Statements of Stockholders' Equity......................  F-38
  Consolidated Statements of Cash Flows................................  F-39
  Notes to Consolidated Financial Statements...........................  F-41
WILSON ELECTRIC COMPANY, INC.
  Report of Independent Accountants....................................  F-49
  Balance Sheet........................................................  F-50
  Statement of Income and Retained Earnings............................  F-51
  Statement of Cash Flows..............................................  F-52
  Notes to Financial Statements........................................  F-53
SKC ELECTRIC, INC. AND AFFILIATE
  Report of Independent Accountants....................................  F-58
  Combined Balance Sheet...............................................  F-59
  Statement of Income..................................................  F-60
  Statement of Cash Flows..............................................  F-61
  Notes to Financial Statements........................................  F-63

RIVIERA ELECTRIC CONSTRUCTION CO.
  Report of Independent Accountants......................................  F-70
  Balance Sheet..........................................................  F-71
  Statement of Income....................................................  F-72
  Statement of Stockholders' Equity......................................  F-73
  Statement of Cash Flows................................................  F-74
  Notes to Financial Statements..........................................  F-75
TOWN & COUNTRY ELECTRIC, INC.
  Report of Independent Accountants......................................  F-80
  Balance Sheet..........................................................  F-81
  Statements of Earnings.................................................  F-83
  Statements of Stockholders' Equity.....................................  F-84
  Statements of Cash Flows...............................................  F-85
  Notes to Financial Statements..........................................  F-86
GARFIELD ELECTRIC COMPANY
  Report of Independent Accountants......................................  F-91
  Balance Sheet..........................................................  F-92
  Statements of Earnings.................................................  F-93
  Statements of Stockholders' Equity.....................................  F-94
  Statements of Cash Flows...............................................  F-95
  Notes to Financial Statements..........................................  F-96
INDECON, INC.
  Report of Independent Accountants...................................... F-101
  Balance Sheet.......................................................... F-102
  Statements of Earnings................................................. F-103
  Statements of Stockholders' Equity..................................... F-104
  Statements of Cash Flows............................................... F-105
  Notes to Financial Statements.......................................... F-106
UNITED SERVICE SOLUTIONS, INC.
  Report of Independent Accountants...................................... F-111
  Balance Sheet.......................................................... F-112
  Statements of Income................................................... F-113
  Statement of Stockholders' Equity (Deficit)............................ F-114
  Statement of Cash Flows................................................ F-115
  Notes to Financial Statements.......................................... F-117

TAYLOR ELECTRIC, INC.
  Report of Independent Accountants....................................... F-125
  Balance Sheet........................................................... F-126
  Statements of Earnings and Retained Earnings............................ F-127
  Statement of Cash Flows................................................. F-128
  Notes to Financial Statements........................................... F-129
WALKER ENGINEERING, INC.
  Independent Auditors' Report............................................ F-132
  Balance Sheet........................................................... F-133
  Statements of Income and Changes in Retained Earnings................... F-134
  Statement of Cash Flows................................................. F-135
  Notes to Financial Statements........................................... F-136
G.S. GROUP, INC.
  Independent Auditors' Report............................................ F-142
  Consolidated Balance Sheet.............................................. F-143
  Consolidated Statements of Operations................................... F-144
  Consolidated Statements of Stockholder's Equity......................... F-145
  Consolidated Statements of Cash Flows................................... F-146
  Notes to Financial Statements........................................... F-147

                       CONSOLIDATION CAPITAL CORPORATION

                      INTRODUCTION TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

  The following unaudited pro forma combined balance sheet of Consolidation Capital Corporation (the "Company") gives effect to the recent acquisition of Crest International, LLC ("Crest") on April 1, 1998 and United Service Solutions, Inc ("USS") on April 27, 1998 (the "Subsequent Acquisitions") and the probable pending acquisitions of G.S. Group, Inc. ("Gulf States"), Taylor Electric, Inc. ("Taylor"), Chambers Electronic Communications LLC ("Chambers"). Perimeter Maintenance Corporation and affiliates ("Perimeter"), and National Network Services ("National Network") (the "Probable Acquisitions"), as if they had been consummated as of the Company's most recent balance sheet date, March 31, 1998.

  The unaudited pro forma combined statements of operations give effect to (i) the nine acquisitions completed during the three months ending March 31, 1998 ("First Quarter 1998 Acquisitions") which were business combinations accounted for under the purchase method of accounting, (ii) the Subsequent Acquisitions and (iii) the Probable Acquisitions as if all such acquisitions had been consummated on January 1, 1997.

  The pro forma combined statement of operations for the year ended December 31, 1997 includes (i) audited financial statements of the Company, (ii) the First Quarter 1998 Acquisitions, (iii) audited financial statements of USS, Gulf States and Taylor and (iv) the unaudited financial statements of Crest, Chambers, Perimeter and National Network.

  The pro forma combined statement of operations for the three months ended March 31, 1998 and March 31, 1997 includes the unaudited interim financial information for the Company, the First Quarter 1998 Acquisitions, the Subsequent Acquisitions and the Probable Acquisitions.

  The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what the Company's financial position and results of operations would actually have been if such transactions in fact had occurred on the assumed dates and are not necessarily representative of the Company's financial position or results of operations for any future period. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

                    CONSOLIDATION CAPITAL CORPORATION

                UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              MARCH 31, 1998

                                UNAUDITED

                              (IN THOUSANDS)

                                                          PROBABLE ACQUISITIONS
                           CONSOLIDATION              -------------------------------
                              CAPITAL     SUBSEQUENT   GULF     TAYLOR  INSIGNIFICANT COMBINED   PRO FORMA  PRO FORMA
                            CORPORATION  ACQUISITIONS STATES   ELECTRIC                TOTAL    ADJUSTMENTS COMBINED
                           ------------- ------------ -------  -------- ------------- --------  ----------- ---------
         ASSETS
Current assets:
 Cash and cash
 equivalents.............    $424,462      $   920    $   226   $2,943     $   974    $429,525   $(62,569)  $366,956
 Marketable
 securities/investments..         284          --                  --          --          284                   284
 Accounts receivable,
 net.....................      82,755        6,950     11,823    4,159       6,465     112,152               112,152
 Inventories.............       1,150          127        --       199         916       2,392                 2,392
 Cost and estimated
 earnings in excess of
 billings on uncompleted
 contracts...............       7,934        1,713        402       45         352      10,446                10,446
 Deferred income taxes...         568           18        327                  --          913                   913
 Related party
 receivables.............       1,330          --          20                  310       1,660                 1,660
 Prepaid expenses and
 other current assets....       3,201          685        132       37         303       4,358                 4,358
                             --------      -------    -------   ------     -------    --------   --------   --------
   Total current assets..     521,684       10,413     12,930    7,383       9,320     561,730    (62,569)   499,161
Property and equipment,
net......................      10,664        3,683      2,953      406       1,166      18,872                18,872
Other assets.............       2,859          805      2,927        8         321       6,920                 6,920
Intangibles/Goodwill.....     175,002       26,232        --       --          --      201,234     69,767    271,001
                             --------      -------    -------   ------     -------    --------   --------   --------
   Total assets..........    $710,209      $41,133    $18,810   $7,797     $10,807    $788,756     $7,198   $795,954
                             ========      =======    =======   ======     =======    ========   ========   ========
     LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
 Short term debt.........    $  5,796      $ 2,807    $   402   $  --      $ 1,589    $ 10,594   $ (1,520)  $  9,074
 Current maturities,
 capital leases..........         --            31        --       --          451         482                   482
 Accounts payable........      21,588        2,973      3,086    1,093         754      29,494                29,494
 Accrued compensation....       6,902          354      3,800      280       1,330      12,666                12,666
 Accrued liabilities and
 other...................       8,126        3,595        202       43         491      12,457                12,457
 Deferred taxes..........         128          --         --       --          --          128                   128
 Income taxes payable....       4,407          --         289      --          --        4,696                 4,696
 Billings in excess of
 costs and estimated
 earnings on uncompleted
 contracts...............      27,977        1,326        688    1,896          57      31,944                31,944
                             --------      -------    -------   ------     -------    --------   --------   --------
   Total current
   liabilities...........      74,924       11,086      8,467    3,312       4,672     102,461     (1,520)   100,941
Long-term debt...........       3,414       22,977      3,130      --          243      29,764    (22,106)     7,658
Notes payable to related
parties..................         618        9,067        --       --          --        9,685     (9,067)       618
Deferred taxes...........         428           35        --       --          --          463                   463
Other....................         871          505        --       --          --        1,376                 1,376
                             --------      -------    -------   ------     -------    --------   --------   --------
   Total liabilities.....      80,255      43,670      11,597    3,312       4,915     143,749    (32,693)   111,056
Stockholders' equity:
 Common Stock............          35            1         16      456         262         770       (732)        38
 Convertible Non-Voting
 common stock............           1          --         --       --          --            1                     1
 Treasury Stock..........         --           --      (8,372)     --          --       (8,372)     8,372        --
 Additional paid-in
 capital.................     624,648          807      7,555      --           55     633,065     46,524    679,589
 Retained earnings.......       5,270       (3,345)     8,014    4,029       5,575      19,543    (14,273)     5,270
                             --------      -------    -------   ------     -------    --------   --------   --------
   Total stockholders'
   equity................     629,954       (2,537)     7,213    4,485       5,892     645,007     39,891    684,898
                             --------      -------    -------   ------     -------    --------   --------   --------
   Total liabilities and
   stockholders' equity..    $710,209      $41,133    $18,810   $7,797     $10,807    $788,756   $  7,198   $795,954
                             ========      =======    =======   ======     =======    ========   ========   ========

                    CONSOLIDATION CAPITAL CORPORATION

           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1997

             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                           FIRST QUARTER 1998 ACQUISITIONS
                                 ---------------------------------------------------------------------------------------
                                                      GARFIELD                            TOWN &
                   CONSOLIDATION  SERVICE               AND       RIVIERA     TRI-CITY   COUNTRY    WILSON     WALKER
                      CAPITAL    MANAGEMENT   SKC     INDECON     ELECTRIC   ELECTRICAL  ELECTRIC  ELECTRIC  ENGINEERING
                    CORPORATION  USA, INC.  ELECTRIC  COMBINED  CONSTRUCTION CONTRACTORS   CO.       CO.        INC.
                   ------------- ---------- --------  --------  ------------ ----------- --------  --------  -----------
Revenues.........                 $26,266   $23,482   $24,498     $37,049      $79,493   $48,726   $71,009    $127,672
Cost of
 revenues........                  19,856    16,971    19,587      31,607       63,551    39,701    59,036     106,346
                     ---------    -------   -------   -------     -------      -------   -------   -------    --------
 Gross profit....                   6,410     6,511     4,911       5,442       15,942     9,025    11,973      21,326
Selling, general
 and
 administrative
 expenses........    $   1,985      3,832     4,200     2,981       3,999        9,925     7,006    10,514      21,786
Goodwill
 amortization....
                     ---------    -------   -------   -------     -------      -------   -------   -------    --------
 Operating
  income.........       (1,985)     2,578     2,311     1,930       1,443        6,017     2,019     1,459        (460)
Other (income)
 expense:
 Interest
  expense........                      53                 102         229           53        75       110          36
 Interest
  income.........       (2,056)                                                   (168)               (156)       (328)
 Other, net......                       6       (40)      (16)       (119)          26      (113)       77
                     ---------    -------   -------   -------     -------      -------   -------   -------    --------
Income before
 provision for
 income taxes....           71      2,519     2,351     1,844       1,333        6,106     2,057     1,428        (168)
Provision for
 income taxes....           64         52     1,150       771                      462       894       625
                     ---------    -------   -------   -------     -------      -------   -------   -------    --------
Net income
 (loss)..........    $       7    $ 2,467   $ 1,201   $ 1,073     $ 1,333      $ 5,644   $ 1,163   $   803    $   (168)
                     =========    =======   =======   =======     =======      =======   =======   =======    ========
Net income per
 share--Basic....    $     --
                     =========
Net income per
 share--Diluted..    $     --
                     =========
Weighted average
 shares
 outstanding--
 Basic (Note 4)..    4,911,401
                     =========
Weighted average
 shares
 outstanding--
 Diluted
 (Note 4)........    4,990,500
                     =========
                                    PROBABLE ACQUISITIONS
                                --------------------------------
                    SUBSEQUENT   GULF     TAYLOR                 COMBINED   PRO FORMA  PRO FORMA
                   ACQUISITIONS STATES   ELECTRIC  INSIGNIFICANT  TOTAL    ADJUSTMENTS  COMBINED
                   ------------ -------- --------- ------------- --------- ----------- -----------
Revenues.........    $79,726    $64,122  $19,192      $41,994    $643,229              $  643,229
Cost of
 revenues........     57,685     58,440   13,799       32,012     518,591                 518,591
                   ------------ -------- --------- ------------- --------- ----------- -----------
 Gross profit....     22,041      5,682    5,393        9,982     124,638                 124,638
Selling, general
 and
 administrative
 expenses........     21,273      3,505    1,272        7,819     100,097   $(22,532)      77,565
Goodwill
 amortization....                                                              6,772        6,772
                   ------------ -------- --------- ------------- --------- ----------- -----------
 Operating
  income.........        768      2,177    4,121        2,163      24,541     15,760       40,301
Other (income)
 expense:
 Interest
  expense........        549        199                   132       1,538                   1,538
 Interest
  income.........       (285)       (48)    (113)         (33)     (3,187)       708       (2,479)
 Other, net......       (205)      (543)     (43)         (71)     (1,041)                 (1,041)
                   ------------ -------- --------- ------------- --------- ----------- -----------
Income before
 provision for
 income taxes....        709      2,569    4,277        2,135      27,231     15,052       42,283
Provision for
 income taxes....                   873                             4,891     14,372       19,263
                   ------------ -------- --------- ------------- --------- ----------- -----------
Net income
 (loss)..........    $   709    $ 1,696  $ 4,277      $ 2,135    $ 22,340   $    680   $   23,020
                   ============ ======== ========= ============= ========= =========== ===========
Net income per
 share--Basic....                                                                      $     1.04
                                                                                       ===========
Net income per
 share--Diluted..                                                                      $     1.04
                                                                                       ===========
Weighted average
 shares
 outstanding--
 Basic (Note 4)..                                                                      22,040,408
                                                                                       ===========
Weighted average
 shares
 outstanding--
 Diluted
 (Note 4)........                                                                      22,108,023
                                                                                       ===========

                    CONSOLIDATION CAPITAL CORPORATION

                   FOR THE QUARTER ENDED MARCH 31, 1997

             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                              FIRST QUARTER 1998 ACQUISITIONS
                  ------------------------------------------------------------------------------------------
                                SKC                                           TOWN &
                   SERVICE   ELECTRIC   GARFIELD     RIVIERA      TRI-CITY   COUNTRY    WILSON     WALKER
                  MANAGEMENT     &     AND INDECON   ELECTRIC    ELECTRICAL  ELECTRIC  ELECTRIC  ENGINEERING  SUBSEQUENT
                  USA, INC.  AFFILIATE  COMBINED   CONSTRUCTION CONSTRACTORS   CO.       CO.        INC.     ACQUISITIONS
                  ---------- --------- ----------- ------------ ------------ --------  --------  ----------- ------------
Revenues.........   $5,197    $3,852     $5,329       $7,642      $14,753    $10,900   $18,311     $30,133     $17,649
Cost of
 revenues........    4,285     3,119      3,698        6,631       11,713      8,786    15,336      25,693      12,984
                    ------    ------     ------       ------      -------    -------   -------     -------     -------
 Gross profit....      912       733      1,631        1,011        3,040      2,114     2,975       4,440       4,665
Selling, general
 and
 administrative
 expenses........      753     1,005      1,260          650        1,989      1,920     2,093       1,551       4,618
Goodwill
 Amortization....
                    ------    ------     ------       ------      -------    -------   -------     -------     -------
 Operating
  income.........      159      (272)       371          361        1,051        194       882       2,889          47
Other (income)
 expense:
 Interest
  expense........                                         42           19         24         9          55         110
 Interest
  income.........                                                     (42)                             (45)        (53)
 Other, net......                             9          (42)          14        (54)      (90)                    (29)
                    ------    ------     ------       ------      -------    -------   -------     -------     -------
Income before
 provision for
 income taxes....      159      (272)       362          361        1,060        224       963       2,879          19
Provision for
 income taxes....       18                  145                       399                  227
                    ------    ------     ------       ------      -------    -------   -------     -------     -------
Net income
 (loss)..........   $  141    $ (272)    $  217       $  361      $   661    $   224   $   736     $ 2,879     $    19
                    ======    ======     ======       ======      =======    =======   =======     =======     =======
Net income per
 share--Basic....
Net income per
 share--
 Dilutive........
Weighted average
 shares
 outstanding--
 Basic (Note4)...
Weighted average
 shares
 outstanding--
 Diluted
 (Note4).........
                      PROBABLE ACQUISITIONS
                  -------------------------------
                   GULF     TAYLOR                COMBINED   PRO FORMA  PRO FORMA
                  STATES   ELECTRIC INSIGNIFICANT  TOTAL    ADJUSTMENTS  COMBINED
                  -------- -------- ------------- --------- ----------- -----------
Revenues......... $15,519   $4,071     $9,566     $142,922              $  142,922
Cost of
 revenues........  14,341    3,288      7,358      117,232                 117,232
                  -------- -------- ------------- --------- ----------- -----------
 Gross profit....   1,178      783      2,208       25,690                  25,690
Selling, general
 and
 administrative
 expenses........     920      278      1,684       18,721    $  (978)      17,743
Goodwill
 Amortization....                                               1,692        1,692
                  -------- -------- ------------- --------- ----------- -----------
 Operating
  income.........     258      505        524        6,969       (714)       6,255
Other (income)
 expense:
 Interest
  expense........      47                  23          329                     329
 Interest
  income.........      (7)     (14)                   (161)                   (161)
 Other, net......      40        2        (27)        (177)                   (177)
                  -------- -------- ------------- --------- ----------- -----------
Income before
 provision for
 income taxes....     178      517        528        6,978       (714)       6,264
Provision for
 income taxes....      61                              850      2,243        3,093
                  -------- -------- ------------- --------- ----------- -----------
Net income
 (loss).......... $   117   $  517      $ 528     $  6,128    $(2,957)  $    3,171
                  ======== ======== ============= ========= =========== ===========
Net income per
 share--Basic....                                                       $     0.15
                                                                        ===========
Net income per
 share--
 Dilutive........                                                       $     0.15
                                                                        ===========
Weighted average
 shares
 outstanding--
 Basic (Note4)...                                                       20,599,765
                                                                        ===========
Weighted average
 shares
 outstanding--
 Diluted
 (Note4).........                                                       20,600,850
                                                                        ===========

                    CONSOLIDATION CAPITAL CORPORATION

           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE QUARTER ENDED MARCH 31, 1998

             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                               PROBABLE ACQUISITIONS
                   CONSOLIDATION    FIRST                  -------------------------------
                      CAPITAL    QUARTER 1998  SUBSEQUENT   GULF     TAYLOR                COMBINED   PRO FORMA  PRO FORMA
                    CORPORATION  ACQUISITIONS ACQUISITIONS STATES   ELECTRIC INSIGNIFICANT  TOTAL    ADJUSTMENTS  COMBINED
                   ------------- ------------ ------------ -------  -------- ------------- --------  ----------- ----------
Revenues.........     $37,497      $65,313      $20,771    $21,125   $4,782     $12,713    $162,201              $  162,201
Cost of
 revenues........      30,245       55,830       16,099     18,962    4,099       9,348     134,583                 134,583
                      -------      -------      -------    -------   ------     -------    --------    -------   ----------
 Gross profit....       7,252        9,483        4,672      2,163      683       3,365      27,618                  27,618
Selling, general
 and
 administrative
 expenses........       4,595        8,185        3,044        914      297       2,706      19,741    $  (588)      19,153
Goodwill
 Amortization....         324                       172                                         496      1,196        1,692
                      -------      -------      -------    -------   ------     -------    --------    -------   ----------
 Operating
  income.........       2,333        1,298        1,456      1,249      386         659       7,381       (608)       6,773
Other (income)
 expense:
 Interest
  expense........          35           98          774         55                   13         975       (675)         300
 Interest
  income.........      (6,657)         (65)         (17)        (7)     (31)                 (6,777)     2,294       (4,483)
 Other, net......         (30)         (29)           9       (262)      17        (26)        (321)                   (321)
                      -------      -------      -------    -------   ------     -------    --------    -------   ----------
Income before
 provision for
 income taxes....       8,985        1,294          690      1,463      400         672      13,504     (2,227)      11,277
Provision for
 income taxes....       3,722                                  497                            4,219        704        4,923
                      -------      -------      -------    -------   ------     -------    --------    -------   ----------
Net income
 (loss)..........     $ 5,263      $ 1,294      $   690    $   966   $  400     $   672    $  9,285    $(2,931)  $    6,354
                      =======      =======      =======    =======   ======     =======    ========    =======   ==========
Net income per
 share--Basic....                                                                                                $     0.16
                                                                                                                 ==========
Net income per
 share--Diluted..                                                                                                $     0.16
                                                                                                                 ==========
Weighted average
 shares
 outstanding--
 Basic (Note 4)..                                                                                                38,703,109
                                                                                                                 ==========
Weighted average
 shares
 outstanding--
 Diluted (Note
 4)..............                                                                                                39,774,194
                                                                                                                 ==========

                       CONSOLIDATION CAPITAL CORPORATION

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 1--GENERAL

  During the first quarter ended March 31, 1998, Consolidation Capital Corporation (the "Company") acquired Service Management USA, Tri-City Electrical Contractors, Inc., Garfield Electric Company, Indecon, Inc., Riviera Electric Construction Co., SKC Electric, Inc., Town & Country Electric, Inc., Wilson Electric Company, Inc. and Walker Engineering Inc. ("First Quarter 1998 Acquisitions"), in business combinations accounted for under the purchase method of accounting. Additionally, the Company acquired the Subsequent Acquisitions and currently have signed definitive agreements or letters of intent to acquire the Probable Acquisitions.

  The Unaudited Pro Forma Combined Balance Sheet gives effect to the Subsequent Acquisitions and the Probable Acquisitions as if they had been consummated on March 31, 1998.

  The Unaudited Pro Forma Combined Statements of Operations give effect to the First Quarter 1998 Acquisitions, the Subsequent Acquisitions and the Probable Acquisitions as if they had been consummated as of January 1, 1997.

NOTE 2--UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

  The unaudited pro forma combined balance sheet reflects the following adjustments:

                                                                      PRO FORMA
                                                   (A)       (B)     ADJUSTMENTS
                                                 --------  --------  -----------
                    ASSETS
Current assets:
 Cash and cash equivalents.....................  $(29,876) $(32,693)  $(62,569)
                                                 --------  --------   --------
 Total current assets..........................   (29,876)  (32,693)   (62,569)
Goodwill, net..................................    69,767               69,767
                                                 --------  --------   --------
 Total assets..................................  $ 39,891  $(32,693)  $  7,198
                                                 ========  ========   ========
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current maturities, long-term debt ...........            $ (1,520)  $ (1,520)
                                                 --------  --------   --------
 Total current liabilities ....................              (1,520)    (1,520)
Long-term debt, less current maturities........             (22,106)   (22,106)
Notes payable..................................              (9,067)    (9,067)
                                                 --------  --------   --------
 Total liabilities.............................             (32,693)   (32,693)
                                                 --------  --------   --------
Stockholders' equity...........................
 Common Stock..................................  $   (732)                (732)
 Additional paid-in capital....................    46,524               46,524
 Treasury stock................................     8,372                8,372
 Retained earnings.............................   (14,273)             (14,273)
                                                 --------  --------   --------
 Total stockholders' equity....................    39,891               39,891
                                                 --------  --------   --------
 Total liabilities and stockholders' equity....  $ 39,891  $(32,693)  $  7,198
                                                 ========  ========   ========

--------

  (A) Gives effect to the purchase of the Subsequent Acquisitions and the Probable Acquisitions for consideration of approximately $28,475 in cash and 3,465,059 shares of common stock resulting in excess purchase price over the fair value of net assets acquired of $69,767. For purposes of computing the estimated purchase price for business combinations accounted for under the purchase method of accounting, the value of the shares was determined in consideration of restrictions on the transferability of the shares issued. The shares generally will be subject to the following restrictions on resale: up to one-third of the shares may be resold beginning twelve months after their date of acquisition, the first one-third and an additional one-third may be resold beginning eighteen months after their date of acquisition and the first two-thirds and the remaining one-third may be resold beginning twenty-four months after their date of acquisition.

  (B) Reflects the use of cash to pay debt assumed in the acquisition of USS.

                       CONSOLIDATION CAPITAL CORPORATION

                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 3--UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

  The unaudited pro forma combined statements of operations reflect the following adjustments:

  For the year ended December 31, 1997:

                                                                                  TOTAL
                                                                                PRO FORMA
                           (A)       (B)      (C)     (D)     (E)      (F)     ADJUSTMENTS
                         --------  -------  -------  -----  -------  --------  -----------
Selling, general and
 administrative
 expenses............... $(21,801)          $(3,291)        $ 2,560             $(22,532)
Goodwill amortization...           $ 6,772                                         6,772
                         --------  -------  -------  -----  -------  --------   --------
  Operating income
   (loss)...............   21,801   (6,772)   3,291          (2,560)              15,760
Other (income) expense:
  Interest expense......
  Interest income.......                             $ 708                           708
  Other, net............
                         --------  -------  -------  -----  -------  --------   --------
Income (loss) before
 provision for income
 taxes..................   21,801   (6,772)   3,291   (708)  (2,560)              15,052
Provision for income
 taxes..................                                             $ 14,372     14,372
                         --------  -------  -------  -----  -------  --------   --------
Net income (loss)....... $ 21,801  $(6,772) $ 3,291  $(708) $(2,560) $(14,372)  $    680
                         ========  =======  =======  =====  =======  ========   ========

  For the quarter ended March 31, 1997:
                                                                                  TOTAL
                                                                                PRO FORMA
                           (A)       (B)      (C)     (D)     (E)      (F)     ADJUSTMENTS
                         --------  -------  -------  -----  -------  --------  -----------
Selling, general and
 administrative
 expenses............... $ (1,618)                          $   640             $   (978)
Goodwill amortization...           $ 1,692                                         1,692
                         --------  -------  -------  -----  -------  --------   --------
  Operating income
   (loss)...............    1,618   (1,692)                    (640)                (714)
Other (income) expense:
  Interest expense......
  Interest income.......
  Other, net............
                         --------  -------  -------  -----  -------  --------   --------
Income (loss) before
 provision for income
 taxes..................    1,618   (1,692)                    (640)                (714)
Provision for income
 taxes..................                                                2,243      2,243
                         --------  -------  -------  -----  -------  --------   --------
Net income (loss)....... $  1,618  $(1,692)                 $  (640) $ (2,243)  $ (2,957)
                         ========  =======  =======  =====  =======  ========   ========

                       CONSOLIDATION CAPITAL CORPORATION

NOTE 3--UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS (CONTINUED)

  For the quarter ended March 31, 1998:

                                                                       TOTAL
                                                                     PRO FORMA
                          (A)     (B)     (C)     (D)    (E)  (F)   ADJUSTMENTS
                         -----  -------  -----  -------  --- -----  -----------
Selling, general and
 administrative
 expenses............... $(588)                                       $  (588)
Goodwill amortization...        $ 1,196                                 1,196
                         -----  -------  -----  -------  --- -----    -------
  Operating income
   (loss)...............   588   (1,196)                                (608)
Other (income) expense:
  Interest expense......                 $(675)                         (675)
  Interest income.......                        $ 2,294                 2,294
  Other, net............
                         -----  -------  -----  -------  --- -----    -------
Income (loss) before
 provision for income
 taxes..................   588   (1,196)   675   (2,294)               (2,227)
Provision for income
 taxes..................                                     $ 704        704
                         -----  -------  -----  -------  --- -----    -------
Net income (loss)....... $ 588  $(1,196) $ 675  $(2,294)     $(704)   $(2,931)
                         =====  =======  =====  =======  === =====    =======

--------

(A) Reflects the modifications in salaries, bonuses and benefits to owners of the First Quarter 1998 Acquisitions, the Subsequent Acquisitions and the Probable Acquisitions to which they have agreed prospectively.

(B) Adjustment to reflect the increase in amortization expense relating to goodwill recorded in purchase accounting related to the First Quarter 1998 Acquisitions, the Subsequent Acquisitions and the Probable Acquisitions.

(C) Adjustment to eliminate expense recorded in connection with certain of the First Quarter Purchases' Employee Stock Ownership Plans for the year ended December 31, 1997 and March 31, 1997. These plans were converted to profit sharing plans as part of the acquisitions, and no further contributions will be made. Adjustment for March 31, 1998 reflects reduction in interest expense associated with debt paid in conjunction with the acquisition of one of the Subsequent Acquisitions.

(D) Adjustment to eliminate interest income relating to the cash consideration used in the acquisition of the First Quarter 1998 Acquisitions, the Subsequent Acquisitions and the Probable Acquisitions.

(E) Reflects an increase in general and administrative expenses associated with Consolidation Capital Corporation's management and corporate activities.

(F) Reflects the incremental provision for federal and state income taxes assuming a combined federal and state statutory rate of approximately 40% and the non-deductibility of certain goodwill amortization.

                    CONSOLIDATION CAPITAL CORPORATION

NOTE 4--SHARES USED TO COMPUTE EARNINGS PER SHARE

  The weighted average shares outstanding used to calculate pro forma earnings per share for the year ended December 31, 1997 and the three months ended March 31, 1997 and 1998 are as follows:

Year ended December 31, 1997:
Shares issued to the founding stockholder of the Company...........  2,300,000
Weighted average shares of the Company, including shares issued in conjunction
  with the initial public offering.................................  1,429,353
Shares issued in conjunction with the acquisition of the First
 Quarter 1998 Acquisitions.........................................  5,088,049
Shares issued in conjunction with the Subsequent Acquisitions......  1,618,320
Shares issued in conjunction with the Probable Acquisitions........  1,846,740
Shares sold in the initial public offering consider outstanding to fund the cash
  considered of the First Quarter 1998 Acquisitions, the Subsequent
   Acquisitions
  and the Probable Acquisitions....................................  9,757,946
                                                                    ----------
Pro Forma weighted average shares outstanding--Basic............... 22,040,408
Dilution attributable to stock options and warrants................     67,615
                                                                    ----------
Pro Forma weighted average shares outstanding--Diluted............. 22,108,023
                                                                    ==========
Three months ended March 31, 1997:
Shares issued to the founding stockholder of the Company...........  2,300,000
Shares issued in conjunction with the acquisition of the First
 Quarter 1998 Acquisitions.........................................  5,088,049
Shares issued in conjunction with the Subsequent Acquisitions......  1,618,320
Shares issued in conjunction with the Probable Acquisitions........  1,846,740
Shares sold in the initial public offering consider outstanding to fund the cash
  considered of the First Quarter 1998 Acquisitions, the Subsequent
   Acquisitions
  and the Probable Acquisitions....................................  9,746,656
                                                                    ----------
Pro Forma weighted average shares outstanding--Basic............... 20,599,765
Dilution attributable to stock options and warrants................      1,085
                                                                    ----------
Pro Forma weighted average shares outstanding--Diluted............. 20,600,850
                                                                    ==========
Three months ended March 31, 1998:
Outstanding shares of the Company, prior to First Quarter Pur-
 chases............................................................ 30,150,000
Shares issued in conjunction with the First Quarter 1998 Acquisi-
 tions.............................................................  5,088,049
Shares issued in conjunction with the Subsequent Acquisitions......  1,618,320
Shares issued in conjunction with the Probable Acquisitions........  1,846,740
                                                                    ----------
Pro Forma weighted average shares outstanding--Basic............... 38,703,109
Dilution attributable to stock options and warrants................  1,071,085
                                                                    ----------
Pro forma weighted average shares outstanding--Diluted............. 39,774,194
                                                                    ==========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Consolidation Capital
Corporation

  In our opinion, the accompanying balance sheet and the related statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Consolidation Capital Corporation at December 31, 1997, and the results of its operations and its cash flows for the period from inception (February 27, 1997) through December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Minneapolis, Minnesota
February 27, 1998

                       CONSOLIDATION CAPITAL CORPORATION

                                 BALANCE SHEET

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               DECEMBER 31, 1997 MARCH 31, 1998
                                               ----------------- --------------
                                                                  (UNAUDITED)
                    ASSETS
Current assets:
  Cash and cash equivalents...................     $528,392         $424,462
  Accounts receivable, net....................                        82,755
  Costs and estimated earnings in excess of
   billings on uncompleted contracts..........                         7,934
  Prepaid expenses and other current assets...          434            5,965
  Deferred tax asset..........................          219              568
                                                   --------         --------
    Total current assets......................      529,045          521,684
Goodwill......................................                       175,002
Property and equipment, net...................           20           10,664
Other assets..................................                         2,859
                                                   --------         --------
    Total assets..............................     $529,065         $710,209
                                                   ========         ========
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt.............................                      $  5,796
  Accounts payable............................     $    156           21,588
  Billings in excess of costs and estimated
   earnings on uncompleted contracts..........                        27,977
  Income taxes payable........................          283            4,407
  Accrued compensation........................        1,042            6,902
  Accrued liabilities--other..................          287            8,254
                                                   --------         --------
    Total current liabilities.................        1,768           74,924
Long-term debt................................                         3,414
Other liabilities.............................                         1,917
                                                   --------         --------
    Total liabilities.........................        1,768           80,255
Stockholders' equity:
  Common Stock, $.001 par, 250,000,000 shares
   authorized, 30,150,000 and 35,238,049
   shares issued and outstanding,
   respectively...............................           30               35
  Convertible Non-Voting Common Stock, $.001
   par, 500,000 shares authorized, issued and
   outstanding................................            1                1
  Additional paid-in capital..................      527,259          624,648
  Retained earnings...........................            7            5,270
                                                   --------         --------
    Total stockholders' equity................      527,297          629,954
                                                   --------         --------
    Total liabilities and stockholders'
     equity...................................     $529,065         $710,209
                                                   ========         ========


   The accompanying notes are an integral part of these financial statements.

                       CONSOLIDATION CAPITAL CORPORATION

                              STATEMENT OF INCOME

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              FEBRUARY 27, 1997
                                               (INCEPTION) TO
                                              DECEMBER 31, 1997 MARCH 31, 1998
                                              ----------------- --------------
                                                                 (UNAUDITED)
Revenues.....................................                     $   37,497
Cost of revenues.............................                         30,245
                                                  ---------       ----------
  Gross profit...............................                          7,252
Selling, general, and administrative
 expenses....................................     $   1,985            4,595
Goodwill amortization........................                            324
                                                  ---------       ----------
  Operating income (loss)....................        (1,985)           2,333
Other income (expense).......................
  Interest income............................        (2,056)          (6,652)
                                                  ---------       ----------
Income before taxes..........................            71            8,985
Provision for income taxes...................            64            3,722
                                                  ---------       ----------
Net income...................................     $       7       $    5,263
                                                  =========       ==========
Net income per Common Share--Basic...........     $     --        $     0.17
                                                  =========       ==========
Net income per Common Share--Diluted.........     $     --        $     0.16
                                                  =========       ==========
Weighted average number of Common Shares
 outstanding ................................     4,911,401       31,696,546
                                                  =========       ==========
Weighted average number of Common and
 Potentially Dilutive Shares outstanding ....     4,990,500       32,670,033
                                                  =========       ==========



   The accompanying notes are an integral part of these financial statements.

                       CONSOLIDATION CAPITAL CORPORATION

                       STATEMENT OF STOCKHOLDERS' EQUITY

                          (DOLLARS IN THOUSANDS)

                                            CONVERTIBLE NON-VOTING
                            COMMON STOCK         COMMON STOCK
                         ------------------ -------------------------  ADDITIONAL              TOTAL
                           SHARES              SHARES                   PAID-IN-  RETAINED STOCKHOLDERS'
                         OUTSTANDING AMOUNT  OUTSTANDING    AMOUNT      CAPITAL   EARNINGS    EQUITY
                         ----------- ------ -------------  ----------  ---------- -------- -------------
Balance at inception
 (February 27, 1997)....        --   $ --              --  $      --    $    --    $  --     $    --
  Capital contribution..  2,300,000      2                                   124                  126
  Issuance of common
   stock................ 27,850,000     28         500,000          1    527,135              527,164
  Net income............                                                                7           7
                         ----------  -----    ------------ ----------   --------   ------    --------
Balance, December 31,
 1997................... 30,150,000     30         500,000          1    527,259        7     527,297
  Issuance of common
   stock for
   acquisitions
   (unaudited)..........  5,088,049      5                                97,389               97,394
  Net Income
   (unaudited)..........                                                            5,263       5,263
                         ----------  -----    ------------ ----------   --------   ------    --------
Balance, March 31, 1998
 (unaudited)............ 35,238,049  $  35         500,000 $        1   $624,648   $5,270    $629,954
                         ==========  =====    ============ ==========   ========   ======    ========



   The accompanying notes are an integral part of these financial statements.

                       CONSOLIDATION CAPITAL CORPORATION

                            STATEMENT OF CASH FLOWS

                          (DOLLARS IN THOUSANDS)

                                            FEBRUARY 27, 1997  THREE MONTHS
                                             (INCEPTION) TO       ENDED
                                            DECEMBER 31, 1997 MARCH 31, 1998
                                            ----------------- --------------
                                                               (UNAUDITED)
Cash flow from operating activities:
Net income................................      $      7        $   5,263
Depreciation and amortization.............                            625
  Changes in operating assets and
   liabilities:
    Accounts receivable...................                        (10,106)
    Costs and estimated earnings in excess
     of billings..........................                          2,405
    Prepaid expenses and other current
     assets...............................          (653)          (1,125)
    Billings in excess of costs and
     estimated earnings...................                          5,552
    Accounts payable......................           156            2,141
    Accrued liabilities...................         1,612            2,812
  Change in other assets..................                           (525)
                                                --------        ---------
Net cash provided by operating
 activities...............................         1,122            7,042
                                                --------        ---------
Cash flows from investing activities:
  Cash paid for acquisitions, net of cash
   acquired...............................                       (111,840)
  Purchases of property and equipment.....           (20)            (532)
  Proceeds on sale of equipment...........                            450
  Payments received on Notes Receivable...                            304
                                                --------        ---------
Net cash used in investing activities.....           (20)        (111,618)
                                                --------        ---------
Cash flows from financing activities:
  Proceeds from initial public offering,
   net....................................       527,164
  Net proceeds (payments) on short-term
   debt...................................                           (396)
  Payments on long-term debt..............                           (158)
  Proceeds on long-term debt..............                          1,200
  Contributions by founding stockholder...           126
                                                --------        ---------
Net cash provided by financing
 activities...............................       527,290              646
                                                --------        ---------
Net increase (decrease) in cash and cash
 equivalents..............................       528,392         (103,930)
Cash and cash equivalents, beginning of
 period...................................                        528,392
                                                --------        ---------
Cash and cash equivalents, end of period..      $528,392        $ 424,462
                                                ========        =========

  The Company issued shares of Common Stock and cash in connection with certain business combinations during the three months ended March 31, 1998. The fair values of the assets acquired and liabilities assumed at the dates of acquisition are as follows:

Accounts receivable............................................... $ 73,351
Inventories.......................................................    1,022
Costs & estimated earnings in excess of billings..................   10,426
Prepaid expenses and other current assets.........................    3,660
Property and Equipment............................................   11,520
Intangible assets.................................................  175,132
Other assets......................................................    2,526
Short-term debt...................................................   (7,113)
Accounts payable..................................................  (19,103)
Accrued liabilities...............................................  (14,052)
Billings in excess of costs & estimated earnings..................  (22,425)
Long-term debt....................................................   (2,909)
Other long-term liabilities.......................................   (2,801)
                                                                   --------  ---
  Net assets acquired............................................. $209,234
                                                                   ========  ===
These acquisitions were funded as follows:
Common Stock, 5,088,049 shares.................................... $ 97,394
Cash, net of cash acquired........................................  111,840
                                                                   --------  ---
                                                                   $209,234
                                                                   ========  ===

  The accompanying notes are an integral part of these financial statements.

                       CONSOLIDATION CAPITAL CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 1--BUSINESS AND ORGANIZATION

  Consolidation Capital Corporation, a Delaware corporation (the "Company"), was incorporated in September 1997. Ledecky Brothers L.L.C., ("LLC"), a limited liability corporation formed in February 1997, merged with and into the Company in September 1997 (the "Merger"). The sole member of LLC received, in connection with the Merger, 2,300,000 shares of Common Stock of the Company which represents all of its issued and outstanding Common Stock, in exchange for 100% of his ownership interest in the LLC. The Merger was implemented to facilitate a public offering of securities. Because both of the organizations were under control of the one sole owner, the Merger has been accounted for on a historical cost basis.

  The Company intends to consolidate the facilities management industry to become a national single-source provider of facilities management services. Through December 31, 1997, the Company's operations consisted of organizational activities, research and analysis with respect to industry consolidations and acquisition opportunities, efforts to refine the Company's business strategy and meetings and negotiations with potential acquisition candidates.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

 Concentration of Credit Risk

  Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments and trade accounts receivable. The Company's temporary cash investments consist of readily marketable, investment grade financial instruments of a nature which should reduce risk of loss. Additionally, concentration of credit risk with respect to trade receivables results from these amounts not being collateralized and, as a result, management continually monitors the financial condition of its customers to reduce risk of loss.

 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents approximate fair value. The Company's cash equivalents are comprised of readily marketable, interest-bearing, investment grade securities.

 Revenue Recognition

  The Company utilizes the percentage-of-completion method of accounting for the recognition of revenues and costs of all significant installation contracts. Revenues are recognized according to the ratio of costs incurred to estimated total contract costs. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Maintenance and other service revenues are recognized as the services are performed. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

                       CONSOLIDATION CAPITAL CORPORATION

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Property and Equipment

  Property and equipment are stated at cost and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

 Goodwill

  Goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method, is being amortized on a straight-line basis over 40 years which is the estimated period benefited. The recoverability of the unamortized balance of goodwill is assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.

 Income Taxes

  Income taxes have been computed utilizing the asset and liability approach which requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying the enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. During 1997, the primary difference between the U.S. federal statutory rate and the Company's effective income tax rate related to the exclusion from taxable income of the accumulated losses of LLC during the period preceding the Merger. LLC was a nontaxable entity and the tax benefits associated with its losses flowed through to the member.

 Net Income Per Share

  Basic net income per share is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net income per share reflects the potential dilution that could occur if securities and other contracts to issue Common Stock were exercised or converted into Common Stock at the beginning of the period.

 Unaudited Interim Financial Statements

  In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1998, and the results of its operations and its cash flows for the three months ended March 31, 1998, as presented in the accompanying unaudited interim financial statements.

  Activity for the period from inception to March 31, 1997 consisted only of minimal operating expenses and, accordingly, statements of income and cash flows for the period of inception to March 31, 1997 would not provide meaningful information and have therefore not been presented.

                    CONSOLIDATION CAPITAL CORPORATION

              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 3--BUSINESS COMBINATIONS

  During the three months ended March 31, 1998, the Company acquired all of the outstanding stock of Service Management USA, Inc.; Garfield Electric Company; Indecon, Inc.; Riviera Electric Construction Co.; SKC Electric, Inc. and affiliate; Town & Country Electric, Inc., Tri-City Electrical Contractors, Inc., Walker Engineering, Inc. and Wilson Electric Company. Inc. (the "Purchased Companies") in business combinations accounted for under the purchase method of accounting.

  The accompanying consolidated financial statements and related notes to consolidated financial statements include the accounts of the Company and the Purchased Companies from their respective acquisition dates.

  The aggregate consideration paid for these acquisitions consisted of 5,088,049 shares of Common Stock and $118,368 in cash including professional fees.

  This purchase price does not include contingent consideration of up to $80,000 in cash and in shares of Common Stock based upon the performance of the various acquisitions.

  The total purchase price was allocated to the fair value of the net assets acquired resulting in goodwill of approximately $175,000. Such allocations are preliminary in nature, pending the outcome of a detailed analysis being performed by the Company of the assets and liabilities acquired. For purposes of computing the estimated purchase price for accounting purposes the value of the shares was determined in consideration of restrictions on the sale and transferability of the shares issued. The shares generally will be subject to the following restrictions on resale up to one-third of the shares may be resold twelve months after their date of acquisition, the first one-third and an additional one-third may be resold beginning eighteen months after their date of acquisition and the first two-thirds and the remaining one-third may be resold beginning twenty-four months after their date of acquisition.

  The following presents the unaudited pro forma results of operations of the Company for the year ended December 31, 1997 and the three month periods ended March 31, 1997 and 1998, respectively, as if all of the Purchase Companies had been acquired as of January 1, 1997. The pro forma results of operations reflect certain pro forma adjustments.

                                                       THREE MONTHS THREE MONTHS
                                       FOR THE YEAR       ENDED        ENDED
                                           ENDED        MARCH 31,    MARCH 31,
                                     DECEMBER 31, 1997     1997         1998
                                     ----------------- ------------ ------------
  Revenues..........................     $438,195        $96,117      $102,810
  Net income........................     $ 15,420        $ 1,947      $  4,545
  Net income per share--Basic.......     $   1.00        $  0.14      $   0.13
  Net income per share--Dilutive....     $   0.99        $  0.14      $   0.13

  The pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred as of January 1, 1997 or the results that may occur in the future.

NOTE 4--STOCKHOLDERS' EQUITY

 Common Stock

  On November 25, 1997, the Company effected a one-for-1.918159 reverse stock split of the Company's Common Stock. Accordingly, all share data reflected in these financial statements have been retroactively restated.

  On September 19, 1997, the sole member of LLC received 2,300,000 shares of Common Stock of the Company in connection with the Merger in exchange for his 100% ownership interest in LLC. The sole member

                    CONSOLIDATION CAPITAL CORPORATION

              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 4--STOCKHOLDERS' EQUITY (CONTINUED)

made contributions to LLC from time to time to fund expenses in the aggregate amount of $126. These contributions were included in common stock and additional paid-in capital.

  The Company completed its initial public offering ("IPO") in December 1997, selling 27,850,000 shares of Common Stock and 500,000 shares of Convertible Non-Voting Common Stock and raising net proceeds of approximately $527,000. Proceeds from the IPO, net of underwriting fees and other stock issuance costs, were included in common stock and additional paid-in capital.

 Convertible Non-Voting Common Stock

  In connection with the IPO, the Company sold 500,000 shares of Convertible Non-Voting Common Stock to Friedman, Billings, Ramsey & Co., Inc. ("FBR"), the representative of the underwriters in the Company's IPO, for $20 per share. After one year, the shares on Convertible Non-Voting Common Stock will automatically convert into an equivalent number of shares of Common Stock. Accordingly, 500,000 shares of Common Stock have been reserved for issuance upon the conversion of these securities, which shares will be eligible for resale beginning on November 25, 1998.

 Common Stock Warrants

  There are 1,130,000 shares of Common Stock reserved for issuance upon exercise of warrants issued to FBR. The warrants have an exercise price per share equal to the IPO price per share ($20). These warrants will be exercisable on or after the first anniversary and until the fifth anniversary of the IPO. FBR will have the right, beginning November 25, 1998, to require the Company to register such shares for sale.

  Additionally, 1,950,000 shares of Common Stock have been reserved for issuance upon the exercise of warrants issued to Jonathan Ledecky at the time of the IPO. These warrants are exercisable for a period of ten years at an exercise price equal to the IPO price ($20). The Company has agreed that, at Jonathan Ledecky's request, it will register the shares underlying his warrants for a ten-year period following the IPO. In addition, the Company has agreed to give Jonathan Ledecky the right to request that the Company include the shares underlying his warrants on a registration statement filed by the Company during a twelve-year period following the IPO.

 1997 Long-Term Incentive Plan

  The Company's Board of Directors has adopted, and the Company's stockholder has approved, the Company's 1997 Long-Term Incentive Plan (the "Incentive Plan"). The terms of the option awards will be established by the Compensation Committee of the Company's Board of Directors. The Company has filed a registration statement on Form S-8 under the Securities Act of 1933 with respect to the shares of Common Stock issuable pursuant to such plan. The maximum number of shares that may be issued under the Incentive Plan is equal to 9% of the number of shares of Common Stock outstanding from time to time.

  Options to purchase 1,500,000 shares of Common Stock under the Incentive Plan were granted at the time of the IPO at an exercise price equal to the IPO price per share ($20). These options will vest 25% each on the first four anniversaries of the date of grant and will expire on the tenth anniversary of the grant date. In the event of a change in control of the Company prior to normal vesting, all options not already exercisable will become fully vested and exercisable.

                       CONSOLIDATION CAPITAL CORPORATION

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 4--STOCKHOLDERS' EQUITY (CONTINUED)

 1997 Non-Employee Directors' Stock Plan

  The Company's Board of Directors has adopted, and the Company's stockholder has approved, the 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which provides for the automatic grant to each nonemployee director of an option to purchase 20,000 shares on the later of the effective date of the registration statement for the initial public offering of the Company's Common Stock or the date that such person commences services as a director. Thereafter, each non-employee director will be entitled to receive, on the day after each annual meeting of the Company's stockholders, an option to purchase 5,000 shares of Common Stock. A maximum of 300,000 shares of Common Stock may be issued under the Directors' Plan. Options to purchase 60,000 shares of Common Stock under the Directors' Plan were granted at the time of the IPO at an exercise price equal to the IPO price per share ($20).

  Options granted under the Directors' Plan will have an exercise price per share equal to the fair market value of a share at the date of grant. Options will expire at the earlier of 10 years from the date of grant or 90 days after termination of service as a director. Options will vest and become exercisable ratably as to 50% of the shares underlying the option on the first and second anniversaries of the date of grant, subject to acceleration by the Board. In the event of a change in control of the Company prior to normal vesting, all options not already exercisable will become fully vested and exercisable.

 1997 Employee Stock Purchase Plan

  The Company has adopted, and the Company's stockholder has approved, the 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan permits eligible employees of the Company and its subsidiaries (generally all full-time employees who have completed one year of service) to purchase shares of Common Stock at a discount. Employees who elect to participate will have amounts withheld through payroll deduction during purchase periods. At the end of each purchase period, accumulated payroll deductions will be used to purchase stock at a price equal to 85% of the market price at the beginning of the period or the end of the period, whichever is lower. Stock purchased under the Purchase Plan will be subject to a one-year holding period. The Company has reserved 1,000,000 shares of Common Stock for issuance under the Purchase Plan.

NOTE 5--STOCK PURCHASE AND AWARDS PLAN

  In connection with the IPO and under the provisions of the Incentive Plan and the Directors' Plan, stock warrants and options were granted to officers and directors of the Company. None of the warrants or options were exercised during 1997.

  At December 31, 1997, warrants and options granted to officers and directors were outstanding as follows:

                                                    PRICE   NUMBER OF EXPIRATION
                                                  PER SHARE  SHARES      DATE
                                                  --------- --------- ----------
   Outstanding at December 31, 1997..............  $20.00   3,510,000 2002-2007

  The 3,510,000 shares outstanding consists of options to purchase 1,560,000 shares of Common Stock and 1,950,000 shares of Common Stock reserved for issuance upon exercise of warrants.

                       CONSOLIDATION CAPITAL CORPORATION

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 5--STOCK PURCHASE AND AWARDS PLAN (CONTINUED)

  In 1997, the company adopted the Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation" which encourages, but does not require companies to recognize compensation cost for stock-based compensation plans over the vesting period based upon the fair value of awards on the date of the grant. However, the statement allows the alternative of the continued use of the intrinsic value method as prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." Therefore, as permitted, the Company has applied APB No. 25, and related interpretations in accounting for its stock based compensation plans. Accordingly, no compensation expense has been recognized by the Company for warrants granted in connection with the IPO or for options granted under the Incentive Plan and the Directors' Plan.

  Had compensation expense for the Company's stock-based compensation plans been determined based on the fair value at the grant dates consistent with the method of SFAS No. 123, the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below:

                                                                         1997
                                                                        -------
   Net Income (Loss)
     As reported....................................................... $     7
     Pro forma.........................................................  (9,379)
   Net Income (Loss) Per Share--Basic
     As reported....................................................... $   --
     Pro forma.........................................................   (2.28)
   Net Income (Loss) Per Share--Diluted
     As reported....................................................... $   --
     Pro forma.........................................................   (2.28)

  The weighted average fair value per option and warrant at the date of grant for options granted in 1997 was $7.46. The fair value of options and warrants granted (which is amortized to expense over the option vesting period in determining the pro forma impact) is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 1997:

                                                                    1997
                                                              -----------------
                                                              OPTIONS  WARRANTS
                                                              -------  --------
   Expected life of option................................... 5 years  2 years
   Risk-free interest rate...................................    5.76%    5.69%
   Expected volatility factor................................    45.0%    45.0%

NOTE 6--NEW ACCOUNTING PRONOUNCEMENTS

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. SFAS No. 130 requires that all items required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Accordingly, the Company will adopt this new standard during 1998.

                       CONSOLIDATION CAPITAL CORPORATION

NOTE 7--SUBSEQUENT EVENTS

 Service Management Acquisition

  On February 4, 1998, the Company completed the acquisition of Service Management USA ("Service Management"). Service Management is a Sterling, Virginia-based provider of facilities management services specializing in providing janitorial maintenance management services to retailers and industrial and commercial clients in 39 states. The total consideration paid by the Company consisted of approximately $9,000 in cash and 142,857 shares of Common Stock, with the potential for the payment of up to an additional $13,000 payable 50% in cash and 50% in shares of Common Stock based on the performance of Service Management and the achievement of certain acquisition goals.

 Other Acquisitions

  In March 1998, the Company completed the acquisition of eight facilities management businesses specializing in providing electrical installation and maintenance services. These acquisitions included: Garfield Electric Company, Indecon, Inc., Riviera Electric, Inc., SKC Electric and affiliate, Town & Country Electric, Inc., Tri-City Electrical Contractors, Inc., Wilson Electric, Inc. and Walker Engineering, Inc. The aggregate consideration paid by the Company in these acquisitions consisted of approximately $112,700 in cash and approximately $5,100 in shares of Common Stock. In addition, there is the potential for the payment of up to an additional $37,000 in cash and shares of Common Stock based on the performance of the acquired businesses as a group.

  In April 1998, the Company acquired Crest International LLC for 138,925 shares of Common Stock and United Service Solutions, Inc. for 1,479,395 shares of Common Stock and the assumption of approximately $34,500 in debt which was paid at closing. These facilities management businesses specialize in providing janitorial maintenance services to retailers and industrial and commercial clients.

  Additionally, the Company has signed letters of intent or definitive agreements to acquire two janitorial maintenance management services businesses and seven companies offering electrical installation and maintenance services. Total consideration which may be issued in connection with these pending acquisitions is approximately $169,400 in cash and shares of common stock. Additionally, there is the potential for the payment of up to an additional $23,100 in cash and shares of common stock in connection with contingent consideration agreements.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Service Management USA, Inc.

  In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Service Management USA, Inc. and its affiliates (the "Company") at December 31, 1996 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Minneapolis, Minnesota
February 19, 1998

                          SERVICE MANAGEMENT USA, INC.

                             COMBINED BALANCE SHEET
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                   DECEMBER 31,
                                                                   -------------
                                                                    1996   1997
                                                                   ------ ------
                             ASSETS
Cash and cash equivalents........................................  $  425 $    4
Marketable securities............................................      36    128
Accounts receivable, net of an allowance for doubtful accounts of
 $295 and $333, respectively.....................................   1,614  4,044
Other receivable.................................................      46     88
Related party receivable.........................................            169
Employee receivables.............................................       5     75
Prepaid expenses.................................................      92     59
                                                                   ------ ------
    Total current assets.........................................   2,218  4,567
Property and equipment, net......................................   1,159  2,333
Deposits.........................................................      26     27
Intangibles......................................................     167    202
                                                                   ------ ------
    Total assets.................................................  $3,570 $7,129
                                                                   ====== ======
              LIABILITIES AND STOCKHOLDER'S EQUITY
Bank line of credit..............................................  $      $1,250
Current maturities, long-term debt...............................     165    373
Current obligations, capital leases..............................      43
Accounts payable.................................................     954  1,738
Accrued liabilities..............................................     452    503
Federal payroll tax payable......................................     341
Income taxes payable.............................................      19     53
                                                                   ------ ------
    Total current liabilities....................................   1,974  3,917
Long-term debt...................................................      94    730
Capital lease obligations........................................     100
                                                                   ------ ------
    Total liabilities............................................   2,168  4,647
Commitments
Stockholder's equity:
  Common stock, Service Management USA, Inc., $1 par value, 1,000
   shares authorized, issued and outstanding.....................       1      1
  Common stock, Diversified Management Services USA, Inc., no par
   value, 200 shares authorized, issued and outstanding..........     152    152
  Interstate Building Services, LLC..............................             27
  Additional paid-in capital.....................................     110    110
  Retained earnings..............................................   1,139  2,192
                                                                   ------ ------
    Total stockholder's equity...................................   1,402  2,482
                                                                   ------ ------
    Total liabilities and stockholder's equity...................  $3,570 $7,129
                                                                   ====== ======

                         The accompanying notes are an
             integral part of these combined financial statements.

                          SERVICE MANAGEMENT USA, INC.

                        COMBINED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                     YEAR ENDED DECEMBER 31,
                                                    ---------------------------
                                                     1995   1996     1997
                                                    ------ -------  -------
Revenues........................................... $4,964 $12,074  $26,266
Cost of revenues...................................  3,650   8,735   19,856
                                                    ------ -------  -------
    Gross profit...................................  1,314   3,339    6,410
Selling, general and administrative expenses.......    617   2,169    3,832
                                                    ------ -------  -------
    Operating income...............................    697   1,170    2,578
Other (income) expense:
  Interest expense.................................      2       4       53
  Realized and unrealized (gains) losses on trading
   securities......................................     40     (64)       6
                                                    ------ -------  -------
Income before income taxes.........................    655   1,230    2,519
Provision for state income taxes...................             19       52
                                                    ------ -------  -------
Net income......................................... $  655 $ 1,211  $ 2,467
                                                    ====== =======  =======
Unaudited pro forma information (see Note 2):
  Income before provision for income taxes......... $  655 $ 1,230  $ 2,519
  Provision for income taxes.......................    262     492    1,008
                                                    ------ -------  -------
  Pro forma net income............................. $  393 $   738  $ 1,511
                                                    ====== =======  =======



                         The accompanying notes are an
             integral part of these combined financial statements.

                          SERVICE MANAGEMENT USA, INC.

                   COMBINED STATEMENT OF STOCKHOLDER'S EQUITY
                                 (IN THOUSANDS)

                            COMMON STOCK                    ADDITIONAL               TOTAL
                         -------------------                 PAID-IN-  RETAINED  STOCKHOLDER'S
                         SERVICE DIVERSIFIED INTERSTATE LLC  CAPITAL   EARNINGS     EQUITY
                         ------- ----------- -------------- ---------- --------  -------------
Balance, December 31,
 1994...................   $ 1                                 $ 42    $   316      $   359
  Net income............                                                   655          655
  Dividends.............                                                  (186)        (186)
                           ---      ----          ---          ----    -------      -------
Balance, December 31,
 1995...................     1                                   42        785          828
  Issuance of common
   stock, Diversified
   Management Services
   USA, Inc.............             152                                                152
  Capital contribution..                                         68                      68
  Net income............                                                 1,211        1,211
  Dividends.............                                                  (857)        (857)
                           ---      ----          ---          ----    -------      -------
Balance, December 31,
 1996...................     1       152                        110      1,139        1,402
  Capital contribution..                           27                                    27
  Net income............                                                 2,467        2,467
  Dividends.............                                                (1,312)      (1,312)
  Distribution of cer-
   tain equipment to
   stockholder..........                                                  (102)        (102)
                           ---      ----          ---          ----    -------      -------
Balance, December 31,
 1997 ..................   $ 1      $152          $27          $110    $ 2,192      $ 2,482
                           ===      ====          ===          ====    =======      =======


                         The accompanying notes are an
             integral part of these combined financial statements.

                          SERVICE MANAGEMENT USA, INC.

                        COMBINED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                             YEAR ENDED
                                                            DECEMBER 31,
                                                        -----------------------
                                                        1995    1996     1997
                                                        -----  -------  -------
Cash flows from operating activities:
 Net income...........................................  $ 655  $ 1,211  $ 2,467
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Purchases of marketable trading securities..........            (104)    (173)
  Proceeds from sale of marketable trading securi-
   ties...............................................             175       74
  Provision for doubtful accounts.....................     98      197      233
  Depreciation and amortization.......................     24      245      709
  Loss on write-off of assets.........................              21
  Unrealized/realized (gain) loss of marketable
   trading securities.................................     40      (64)       6
  Changes in operating assets and liabilities:
   Accounts receivable................................   (346)  (1,224)  (2,873)
   Prepaid expenses and other current assets..........     (2)    (129)    (126)
   Accounts payable and accrued liabilities...........    138    1,468      494
   Income taxes payable...............................              19       34
                                                        -----  -------  -------
    Net cash provided by operating activities.........    607    1,815      845
                                                        -----  -------  -------
Cash flow from investing activities:
  Purchases of equipment..............................   (222)  (1,017)  (1,835)
  Purchase of contract rights.........................                      (70)
                                                        -----  -------  -------
    Net cash used in investing activities.............   (222)  (1,017)  (1,905)
                                                        -----  -------  -------
Cash flow from financing activities:
  Proceeds from bank line of credit...................                    1,250
  Principal payments on long-term debt................    (14)     (76)    (512)
  Proceeds from long-term debt........................     25      148    1,356
  Payments on capital lease obligations...............             (18)    (143)
  Proceeds from issuance of common stock..............             152
  Proceeds from stockholder contribution..............              68
  Dividends to stockholder............................   (186)    (857)  (1,312)
                                                        -----  -------  -------
    Net cash used in financing activities.............   (175)    (583)     639
                                                        -----  -------  -------
Net increase (decrease) in cash and cash equivalents..    210      215     (421)
Cash and cash equivalents, beginning of year..........    --       210      425
                                                        -----  -------  -------
Cash and cash equivalents, end of year................  $ 210  $   425  $     4
                                                        =====  =======  =======
Supplemental disclosure of cash flow information:
  Cash paid for interest..............................  $   2  $     4  $
Supplemental disclosure of non-cash transactions:
  Marketable securities exchanged for accounts
   receivable.........................................  $  84
  Capital lease obligations...........................         $   162
  Purchase of net assets of Diversified for Note
   Payable............................................             175
  Distribution of certain equipment to stockholder....                  $   102
  Contribution of certain equipment...................                       27

                         The accompanying notes are an
             integral part of these combined financial statements.

                         SERVICE MANAGEMENT USA, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 1--BUSINESS AND ORGANIZATION

  Service Management USA, Inc., and its affiliated entities provide contract facility management and janitorial services to commercial establishments located throughout the United States.

  The accompanying financial statements represent the financial position, operating results and cash flows of Service Management USA, Inc., and its subsidiary Interstate Building Services, LLC, and Diversified Management Services USA, Inc., collectively "Service Management" or the "Company", which have been presented on a combined basis due to common ownership and common management. All intercompany activity and balances have been eliminated.

  Service Management USA, Inc. was incorporated in October 1994. Prior to incorporation, the entity was operated as a sole proprietorship. Diversified Management Services USA, Inc. was incorporated in November 1996 via the purchase of the net assets of an operating business. Interstate Building Services, LLC was formed in October of 1997.

  On February 6, 1998, all of the issued and outstanding common stock of Service Management USA, Inc., Diversified Management Services USA, Inc. and ownership interest in Interstate Building Services, LLC was acquired by Consolidation Capital Corporation ("CCC") for $9,000 in cash and 142,857 shares of CCC common stock.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues are recognized as services are performed.

 Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment are depreciated using straight-line and accelerated methods over their estimated useful lives ranging from three to seven years.

 Intangibles

  Intangible assets consist of amounts allocated to customer contracts purchased and are being amortized straight-line basis over a period of five years, which is deemed to be the estimated period benefited. Accumulated amortization was $6 and $45 at December 31, 1996 and 1997 respectively.

                         SERVICE MANAGEMENT USA, INC.

                                (IN THOUSANDS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Marketable Securities

  The Company's marketable securities consist of investments in certain equities and mutual funds and are classified as trading. Accordingly, any realized or unrealized gains and losses are recorded in the period incurred. As of ended December 31, 1997, the net unrealized loss for these investments was $5.

 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities as reflected in the financial statements approximates fair value because of the short-term maturity of these instruments. The carrying amounts of short-term and long-term debt approximates fair value as the interest rates approximate market rates for debt with similar terms and average maturities.

 Income Taxes

  The Company has elected to be treated as a cash basis S-Corporation for federal income tax purposes and accordingly, any liabilities for income taxes are the direct responsibility of the stockholder. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company is subject to income and franchise taxes in certain states, which has been appropriately reflected in the financial statements.

  There are differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities primarily related to accounts receivable and accounts payable. At December 31, 1997, the Company's net assets for financial reporting purposes exceeds the tax basis by approximately $2,453.

  The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal income taxes for the entire periods presented.

 Concentrations of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and, accordingly, the Company performs on-going credit evaluations to reduce the risk of loss.

  During 1996 revenues derived from one customer were approximately 45.0% of total revenues. At December 31, 1996, the accounts receivable balance for this customer was $469. During 1997 revenues derived from three customers were approximately 17.5%, 14.3%, and 11.1%, respectively, of total revenues. At December 31, 1997, the accounts receivable balances for these customers were $1,178, $603 and $305, respectively.

                         SERVICE MANAGEMENT USA, INC.

                            (DOLLARS IN THOUSANDS)

NOTE 3--ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                        BALANCE AT CHARGED TO          BALANCE
                                        BEGINNING  COSTS AND  WRITE-   AT END
                                        OF PERIOD   EXPENSES   OFFS   OF PERIOD
                                        ---------- ---------- ------  ---------
   Year ended December 31, 1995........    $  0       $ 98    $   0     $ 98
   Year ended December 31, 1996........    $ 98       $197    $   0     $295
   Year ended December 31, 1997........    $295       $233    $(195)    $333

NOTE 4--PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1996    1997
                                                                 ------  ------
   Cleaning equipment........................................... $1,096  $2,581
   Automobiles..................................................    230     356
   Computer equipment...........................................     58     108
   Office equipment.............................................     25      93
   Furniture and fixtures.......................................      8      26
                                                                 ------  ------
                                                                  1,417   3,164
   Accumulated depreciation.....................................   (258)   (831)
                                                                 ------  ------
                                                                 $1,159  $2,333
                                                                 ======  ======

  Depreciation expense for the years ended December 31, 1995, 1996 and 1997 was $24, $223 and $586, respectively.

NOTE 5--CREDIT FACILITIES

  Long-term debt consists of the following:

                                                                   1996   1997
                                                                   -----  -----
   Equipment term note, payable in monthly installments of $25
    including interest at 7.7%, through January, 2001............  $      $ 809
   Equipment term note, payable in monthly installments of $6
    including interest at 7.7%, through December, 2000...........           187
   Note payable, due in monthly installments of $13..............            55
   Notes payable, vehicles, various monthly payments including interest at rates ranging from 8% to 18%, maturing at various
    dates from December 1997 through 2001........................    122     52
   Note payable, issued in connection with the purchase of net assets for Diversified Management Services USA, Inc., monthly principal payments of $20 beginning December 1, 1996,
    interest of 8%...............................................    137
   Current maturities............................................   (165)  (373)
                                                                   -----  -----
                                                                   $  94  $ 730
                                                                   =====  =====

                         SERVICE MANAGEMENT USA, INC.

                            (DOLLARS IN THOUSANDS)

NOTE 5--CREDIT FACILITIES (CONTINUED)

  Principal payments required under long-term debt obligations are as follows:

   1998.................................................................. $  373
   1999..................................................................    345
   2000..................................................................    370
   2001..................................................................     15
                                                                          ------
                                                                          $1,103
                                                                          ======

 Line of Credit

  In April 1997, the Company obtained a revolving line of credit for borrowings of up to $1,000. The line of credit, which expires on April 30, 1998, bears interest at LIBOR plus 2% (7.49% at December 31, 1997), and is limited to 80% of eligible trade accounts receivable.

  Additionally, in December 1997 an additional $250 facility was obtained with a maturity of two months at an interest rate of LIBOR plus 2%. This line of credit was paid in January, 1998.

 Equipment Facility

  In April 1997, the Company obtained an equipment facility which provides for the Company to borrow up to $1,500 under term notes until April 30, 1998. As of December 1997, approximately $1,000 had been utilized under this facility to purchase equipment. These $1,000 term notes bear interest at 7.7% and require 36 monthly installments of principal and interest of approximately $31.

  Both the line of credit and the equipment notes contain, among other provisions, maintenance of certain financial covenants and ratios including tangible net worth and cash flow coverage, restrictions on dividends and indebtedness, and are collateralized by the majority of the Company's assets, and are personally guaranteed by the stockholder and spouse. The Company was in violation of certain debt covenants as of December 31, 1997 for which appropriate waivers were obtained.

NOTE 6--COMMITMENTS

 Lease Commitments

  In January 1998, the Company began leasing its primary office facility from a company owned by the Company's stockholder. The lease agreement requires monthly payments of approximately $8, escalating 3.5% annually through 2002.

  The Company also leases office space in various states on a month-to-month basis. Rent expense under these lease arrangements for December 31, 1995, 1996 and 1997 were $16, $28 and $15, respectively.

  Additionally, in November 30, 1996, the Company acquired approximately $162 of equipment under leases qualifying as capital in connection with the purchase of Diversified Management Services USA, Inc. The balance on these capital lease obligations were paid in full in fiscal 1997.

                         SERVICE MANAGEMENT USA, INC.

                            (DOLLARS IN THOUSANDS)

NOTE 6--COMMITMENTS (CONTINUED)

 Guarantee

  The Company's stockholder has obtained a mortgage of $1,280 in connection with the acquisition of a building. Service Management USA, Inc. is a guarantor of this obligation. Under the terms of the transaction with CCC (see
Note 1), Service Management USA, Inc. was released from this guarantee.

NOTE 7--EMPLOYEE BENEFIT PLAN

  In November 1997, the Company established a profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code. Virtually all employees are eligible to participate in the plan. Employees can contribute up to 15% of their gross salary to the plan, and the Company makes matching contributions of up to 3%. The Company recorded matching contributions of $8 for the year ended December 31, 1997.

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
Tri-City Electrical Contractors, Inc.:

  We have audited the accompanying consolidated balance sheets of Tri-City Electrical Contractors, Inc. as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tri-City Electrical Contractors, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Orlando, Florida
February 16, 1998

                     TRI-CITY ELECTRICAL CONTRACTORS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                            DECEMBER 31,
                                                      -------------------------
                                                          1996         1997
                                                      ------------  -----------
                       ASSETS
Current assets:
 Cash and cash equivalents..........................  $  2,734,000  $ 1,333,571
 Certificates of deposit............................        46,101          --
 Accounts receivable (note 2).......................    13,423,658   16,873,473
 Costs and estimated earnings in excess of billings
  on uncompleted contracts (note 3).................     1,116,186    2,401,919
 Inventories........................................       287,136      379,543
 Prepaid expenses...................................       588,310      831,859
 Deferred income taxes (note 6).....................       443,972          --
 Refundable income taxes............................         1,276      658,698
                                                      ------------  -----------
 Total current assets...............................    18,640,639   22,479,063
                                                      ------------  -----------
Property, plant and equipment, at cost (note 5):
 Leasehold improvements.............................     1,012,292    1,098,838
 Autos, trucks and trailers.........................     1,681,540    1,618,478
 Office furniture and equipment.....................     1,932,148    2,543,219
 Shop tools and equipment...........................     1,065,898      860,513
 Capitalized equipment leases (notes 5 and 13)......       712,596      705,758
                                                      ------------  -----------
                                                         6,404,474    6,826,806
 Less accumulated depreciation and amortization.....    (3,841,367)  (4,313,431)
                                                      ------------  -----------
 Net property, plant and equipment..................     2,563,107    2,513,375
                                                      ------------  -----------
Other assets:
 Advances to stockholders (note 9)..................       550,768      607,168
 Other .............................................        66,141      230,553
 Advances to joint venture partner (note 12)........        60,000          --
                                                      ------------  -----------
                                                           676,909      837,721
                                                      ------------  -----------
                                                      $ 21,880,655  $25,830,159
                                                      ============  ===========
        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Notes payable (note 4).............................  $      2,530  $        30
 Current maturities of long-term debt and
  capitalized lease obligations
  (note 5)..........................................       490,374      237,544
 Accounts payable...................................     3,630,900    5,414,432
 Accrued salaries and wages.........................     1,332,014    1,527,555
 Accrued expenses...................................     1,708,451    1,406,199
 Billings in excess of costs and estimated earnings
  on uncompleted contracts (note 3).................     4,375,530    7,045,641
 Due to stockholders................................       155,253          --
                                                      ------------  -----------
 Total current liabilities..........................    11,695,052   15,631,401
Long-term debt and capitalized lease obligations,
 less current maturities (note 5)...................       556,139      252,238
Deferred income taxes (note 6)......................        45,025          --
                                                      ------------  -----------
 Total liabilities..................................    12,296,216   15,883,639
                                                      ------------  -----------
Minority interest in joint ventures (note 12).......       184,072      135,832
                                                      ------------  -----------
Stockholders' equity:
 Common stock, 10,000 shares authorized, issued and
  outstanding, at $1 par value......................        10,000       10,000
 Additional paid-in capital.........................       111,827      111,827
 Retained earnings..................................     9,278,540    9,688,861
                                                      ------------  -----------
 Total stockholders' equity.........................     9,400,367    9,810,688
Commitments and contingencies (notes 7 and 9).......
                                                      ------------  -----------
                                                      $ 21,880,655  $25,830,159
                                                      ============  ===========

          See accompanying notes to consolidated financial statements.

                     TRI-CITY ELECTRICAL CONTRACTORS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                FOR THE YEARS ENDED
                                                   DECEMBER 31,
                                        -------------------------------------
                                           1995         1996         1997
                                        -----------  -----------  -----------
Contract revenues earned............... $71,977,018  $63,852,151  $79,492,578
Cost of revenues earned................  63,321,626   51,904,661   63,550,836
                                        -----------  -----------  -----------
  Gross profit.........................   8,655,392   11,947,490   15,941,742
Selling, general and administrative
 expenses..............................   6,994,448    9,017,708    8,986,018
Depreciation expense...................     949,800      944,325      939,103
                                        -----------  -----------  -----------
  Income from operations...............     711,144    1,985,457    6,016,621
                                        -----------  -----------  -----------
Other income (expense):
 Interest income.......................      66,979       67,318      168,039
 Interest expense......................    (223,389)    (196,604)     (52,983)
 Other income (expense), net...........     477,561      (50,455)     (25,576)
                                        -----------  -----------  -----------
  Other income (expense), net..........     321,151     (179,741)      89,480
                                        -----------  -----------  -----------
  Income before income taxes...........   1,032,295    1,805,716    6,106,101
Income tax expense (note 6)............     487,252      679,856      461,879
                                        -----------  -----------  -----------
  Net income before minority interest..     545,043    1,125,860    5,644,222
Minority interest in joint venture
 income (note 12)......................     (71,419)    (104,584)    (134,535)
                                        -----------  -----------  -----------
  Net income .......................... $   473,624  $ 1,021,276  $ 5,509,687
                                        ===========  ===========  ===========
Unaudited pro forma information (Note
 1):
Income before income taxes.............                           $ 6,106,101
Pro forma provision for income taxes...                             2,442,440
                                                                  -----------
Pro forma net income (unaudited).......                           $ 3,663,661
                                                                  ===========


          See accompanying notes to consolidated financial statements.

                     TRI-CITY ELECTRICAL CONTRACTORS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                          ADDITIONAL                  TOTAL
                                  COMMON   PAID-IN    RETAINED    STOCKHOLDERS'
                                   STOCK   CAPITAL    EARNINGS       EQUITY
                                  ------- ---------- -----------  -------------
Balances at January 1, 1995...... $10,000  $111,827  $ 7,783,640   $ 7,905,467
Net income.......................     --        --       473,624       473,624
                                  -------  --------  -----------   -----------
Balances at December 31, 1995....  10,000   111,827    8,257,264     8,379,091
Net income.......................     --        --     1,021,276     1,021,276
                                  -------  --------  -----------   -----------
Balances at December 31, 1996....  10,000   111,827    9,278,540     9,400,367
Net income.......................     --        --     5,509,687     5,509,687
Distributions to stockholders....     --        --    (5,099,366)   (5,099,366)
                                  -------  --------  -----------   -----------
Balances at December 31, 1997.... $10,000  $111,827  $ 9,688,861   $ 9,810,688
                                  =======  ========  ===========   ===========



          See accompanying notes to consolidated financial statements.

                     TRI-CITY ELECTRICAL CONTRACTORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          FOR THE YEARS ENDED  DECEMBER 31,
                                          ------------------------------------
                                             1995        1996         1997
                                          ----------  -----------  -----------
Cash flows from operating activities:
 Net income.............................. $  473,624  $ 1,021,276  $ 5,509,687
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Loss (gain) on sale of property, plant
   and equipment.........................    (47,561)     (62,346)      29,982
  Depreciation...........................    949,800      944,325      939,103
  Deferred tax (benefit) expense......... (1,047,291)       6,132      461,879
  Minority interest in net income........     71,419      104,584      134,535
  Cash provided by (used for) changes in:
   Accounts receivable...................    (48,982)   1,111,307   (3,449,815)
   Costs and estimated earnings in excess
    of billings on uncompleted
    contracts............................    298,752    1,006,354   (1,285,733)
   Inventories...........................      3,939      (53,420)     (92,407)
   Prepaid expenses......................    (38,111)    (468,671)    (243,549)
   Refundable income taxes...............    488,931       (1,276)    (657,422)
   Due to (from) stockholders............    (55,907)     189,645     (211,653)
   Other assets..........................    180,633      338,065     (164,412)
   Accounts payable......................   (857,493)  (1,050,987)   1,783,532
   Accrued expenses......................     69,004    1,448,411     (169,644)
   Income tax payable....................  1,309,269   (1,309,269)         --
   Billings in excess of costs and
    estimated earnings on uncompleted
    contracts............................   (794,451)     (31,711)   2,670,111
                                          ----------  -----------  -----------
   Net cash provided by operating
    activities...........................    955,575    3,192,419    5,254,194
                                          ----------  -----------  -----------
Cash flows from investing activities:
  Purchase of property, plant and
   equipment............................. (1,296,299)    (624,426)    (959,179)
  Redemption of certificate of deposit...     42,465      223,074       46,101
  Proceeds from sale of property, plant
   and equipment.........................    122,827      142,711       39,827
  Repayment from (payments to) joint
   venture partner.......................    (50,000)         --      (122,775)
                                          ----------  -----------  -----------
   Net cash used in investing activi-
    ties................................. (1,181,007)    (258,641)    (996,026)
                                          ----------  -----------  -----------

          See accompanying notes to consolidated financial statements.

                     TRI-CITY ELECTRICAL CONTRACTORS, INC.

                                           FOR THE YEARS ENDED DECEMBER 31,
                                           -----------------------------------
                                              1995        1996         1997
                                           ----------  -----------  ----------
Cash flows from financing activities:
 Principal payments on long-term debt....    (867,966)  (1,781,913)   (556,731)
 Proceeds from equipment notes payable...   1,375,137      127,913         --
 Proceeds from installment note payable..         --       500,000         --
 Proceeds from sale-leaseback back of as-
  sets...................................         --       734,013         --
 Proceeds from (repayment of)
  notes payable..........................     249,180   (1,081,500)     (2,500)
 Distributions to shareholders...........         --           --   (5,099,366)
                                           ----------  -----------  ----------
   Net cash provided by (used in)
    financing activities.................     756,351   (1,501,487) (5,658,597)
                                           ----------  -----------  ----------
   Net increase (decrease) in cash and
    cash
    equivalents..........................     530,919    1,432,291  (1,400,429)
Cash and cash equivalents at beginning of
 year....................................     770,790    1,301,709   2,734,000
                                           ----------  -----------  ----------
Cash and cash equivalents at end of
 year....................................  $1,301,709  $ 2,734,000  $1,333,571
                                           ==========  ===========  ==========
Supplemental disclosures of cash
 flow information:
  Cash paid during the year for:
   Interest..............................  $  223,389  $   196,604  $   52,983
                                           ==========  ===========  ==========
   Income taxes..........................  $  225,274  $ 1,984,369  $  720,355
                                           ==========  ===========  ==========


          See accompanying notes to consolidated financial statements.

                     TRI-CITY ELECTRICAL CONTRACTORS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Organization

  Tri-City Electrical Contractors, Inc. (the Company) is an electrical contractor engaged in designing and installing electrical systems in the commercial, industrial and residential construction markets. The Company is headquartered in Altamonte Springs, Florida and operates branch locations in Pompano Beach, Tampa and Fort Myers, Florida. The Company conducts all of its business within the state of Florida.

  As further described in Note 14, the Company entered into a Letter of Intent with Consolidation Capital Corporation for the potential sale of the Company.

 (b) Principles of Consolidation

  The consolidated financial statements include the accounts of the Company, B&S Diversified, Inc. and B&S Diversified, Inc. #2. B&S Diversified, Inc. and B&S Diversified, Inc. #2 are joint ventures in which the Company has a 75% interest as to profits and losses. All significant intercompany transactions between the entities have been eliminated in consolidation.

 (c) Cash Equivalents

  Cash equivalents are short-term, highly liquid investments that are both readily convertible into known amounts of cash and are so near their maturity that they present insignificant risk of changes in value because of changes in interest rates. For purposes of the statement of cash flows, the Company considers such investments with a maturity of three months or less to be cash equivalents.

 (d) Inventories

  Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

 (e) Income Taxes

  Until December 31, 1996, the Company followed the asset and liability method in which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

  Effective January 1, 1997, the Company's stockholders elected to be taxed under the provisions of sub-chapter S of the Internal Revenue Code. Under these provisions, the stockholders will include in their individual income tax returns their pro rata shares of the Company's revenue and expenses.

  The unaudited pro forma federal and state income tax information included in the Statements of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", as if the Company had been subject to federal and state income taxes as a C corporation rather than under the provisions of a sub-chapter S corporation for 1997.

 (f) Contract Revenue Recognition and Contract Costs

  Contract revenues are recognized on the percentage-of-completion method. Under this method, the percentage of completion of each job is the portion of the costs incurred to date compared to current estimates of total cost. This percentage is applied to the total contract price to determine the amounts of revenue earned on fixed price contracts. Revenues from cost plus contracts are recognized on the basis of costs incurred during the period plus the fee earned. At the time a loss on a contract becomes known, the entire amount of the estimated loss is recorded. The Company does not recognize any gross profit amounts related to change order work performed until such time as those change orders have been approved by the customer.

                     TRI-CITY ELECTRICAL CONTRACTORS, INC.

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Contract costs include all direct and indirect costs related to job performance. Selling, general and administrative costs are charged to expense as incurred.

  The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed.

  The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents contract billings in excess of revenues recognized.

 (g) Depreciation and Amortization

  Depreciation and amortization is provided in amounts sufficient to allocate the cost of depreciable or amortizable assets to operations over their estimated service lives using the straight-line method for financial statement reporting purposes. The straight-line, declining balance, Accelerated Cost Recovery System and Modified Accelerated Cost Recovery System methods are used for income tax reporting.

  The estimated service lives for financial reporting purposes are generally as follows:

      Leasehold improvements......................................... 3-15 years
      Autos, trucks and trailers.....................................    5 years
      Office furniture and equipment................................. 3-10 years
      Shop tools and equipment.......................................    5 years

 (h) Reclassifications

  Certain reclassifications have been made to the 1995 and 1996 consolidated financial statements to conform with the 1997 presentation.

 (i) Significant Group Concentration of Credit Risk

  As of December 31, 1997 and 1996, substantially all of the Company's receivables are obligations of companies in the construction business. The Company does not require collateral or other security on most of these accounts. The credit risk on these accounts is controlled through credit approvals, lien rights and payment bonds issued on behalf of general contractors, limits and monitoring procedures.

 (j) Use of Estimates

  In conformity with generally accepted accounting principles, management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates (see note 3).

 (k) Financial Instruments

  BALANCE SHEET FINANCIAL INSTRUMENTS--The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, certificates of deposit, accounts receivable, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amounts reported for the Company's notes payable and long-term debt approximate fair value because the instruments are variable rate notes which reprice frequently.

                     TRI-CITY ELECTRICAL CONTRACTORS, INC.

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

 (l) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

(2) ACCOUNTS RECEIVABLE

  Accounts receivable are summarized as follows:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1996         1997
                                                       -----------  -----------
   Completed contracts including retentions........... $ 1,329,411  $ 1,356,146
   Contracts in progress:
     Current billings.................................   8,325,388   10,649,975
     Retentions.......................................   3,681,338    5,069,366
   Other..............................................      97,621      162,399
                                                       -----------  -----------
                                                        13,433,758   17,237,886
   Less allowance for doubtful accounts...............     (10,100)    (364,413)
                                                       -----------  -----------
                                                       $13,423,658  $16,873,473
                                                       ===========  ===========

  The provisions for doubtful accounts of $113,100, $10,000 and $354,313 have been included in selling, general and administrative expenses in the accompanying consolidated 1995, 1996 and 1997 statements of operations, respectively.

(3) CONTRACTS IN PROGRESS

  Contracts in progress are summarized as follows:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1996         1997
                                                       -----------  -----------
   Costs incurred on uncompleted contracts............ $71,670,443  $73,320,138
   Estimated earnings.................................   9,327,198   11,651,629
                                                       -----------  -----------
                                                        80,997,641   84,971,767
   Less billings to date..............................  84,256,985   89,615,489
                                                       -----------  -----------
                                                       $(3,259,344) $(4,643,722)
                                                       ===========  ===========

                     TRI-CITY ELECTRICAL CONTRACTORS, INC.

(3) CONTRACTS IN PROGRESS--(CONTINUED)

  Included in the consolidated balance sheets under the following captions:

                                                         DECEMBER 31,
                                                    ------------------------
                                                       1996         1997
                                                    -----------  -----------
   Costs and estimated earnings in excess of
    billings on uncompleted contracts.............. $ 1,116,186  $ 2,401,919
   Billings in excess of costs and estimated
    earnings on uncompleted contracts..............  (4,375,530)  (7,045,641)
                                                    -----------  -----------
                                                    $(3,259,344) $(4,643,722)
                                                    ===========  ===========

  As of December 31, 1995, 1996 and 1997, the Company had unapproved change orders of approximately $3,284,000, $3,162,000 and $3,163,000, respectively, which are recorded without profit recognition as a component of contract revenue in the accompanying consolidated statements of operations.

(4) NOTES PAYABLE

  The Company has lines of credit arrangements with two banks under which it may borrow, on an unsecured basis, up to an aggregate of $3,000,000 as of December 31, 1997, with interest that approximates the banks' prime rate (8 1/2% at December 31, 1997). As of December 31, 1997, the Company also has a line of credit arrangement with one bank under which it can borrow up to an additional $1,000,000 with interest that approximates the bank's prime rate plus 1% (8 1/2% at December 31, 1997, the total balances outstanding under these lines of credit were $2,530 and $30 at December 31, 1996 and 1997, respectively.

  These note agreements each contain a provision restricting the payment of dividends and transfer of ownership of the Company without the prior written consent of the lenders. Written consent of the lenders was obtained by the Company subsequent to December 31, 1997.

(5) LONG-TERM DEBT AND CAPITALIZED LEASE OBLIGATIONS

  Long-term debt and capitalized lease obligations are summarized as follows:

                                                             DECEMBER 31,
                                                          -------------------
                                                             1996      1997
                                                          ---------- --------
   Capitalized equipment lease obligations, related to
    certain vehicles and equipment, payable in 26 to 51
    equal monthly principal installments plus interest at
    the commercial paper rate plus .9% maturing on
    various dates through February, 2001................. $  734,013 $489,782
   Installment note payable to a bank with original
    balance of $500,000 payable in 24 equal monthly
    installments of $20,833 with interest at bank's prime
    rate plus 1/2% (8 1/4% at December 31, 1996). The
    balance of the note payable was repaid during 1997...    312,500      --
                                                          ---------- --------
                                                           1,046,513  489,782
    Less current maturities..............................    490,374  237,544
                                                          ---------- --------
                                                          $  556,139 $252,238
                                                          ========== ========

                     TRI-CITY ELECTRICAL CONTRACTORS, INC.

(5) LONG-TERM DEBT AND CAPITALIZED LEASE OBLIGATIONS--(CONTINUED)

  Maturities of and capitalized lease obligations for years ending after December 31, 1997 are as follows:

   1998................................................................ $237,932
   1999................................................................  198,097
   2000................................................................   51,910
   2001................................................................    1,843
                                                                        --------
                                                                        $489,782
                                                                        ========

(6) INCOME TAXES

  The provision for income tax expense (benefit) is summarized as follows:

                                                    YEAR ENDED DECEMBER 31,
                                                 ------------------------------
                                                    1995        1996     1997
                                                 -----------  -------- --------
   CURRENT:
     Federal.................................... $ 1,310,717  $575,502 $    --
     State......................................     223,826    98,222      --
                                                 -----------  -------- --------
                                                   1,534,543   673,724      --
                                                 -----------  -------- --------
   DEFERRED:
     Federal....................................    (891,740)    5,235  415,690
     State......................................    (155,551)      897   46,189
                                                 -----------  -------- --------
                                                  (1,047,291)    6,132  461,879
                                                 -----------  -------- --------
   Total income tax expense..................... $   487,252  $679,856 $461,879
                                                 ===========  ======== ========

  The tax effect of temporary differences between the income tax basis of assets and liabilities and the financial statement reporting amounts which result in the recognition of deferred tax assets and liabilities as of December 31, 1996 are as follows:

                                                               DECEMBER 31, 1996
                                                               -----------------
   Deferred tax assets:
     Bad debts................................................     $   3,434
     Accrued losses on long-term construction contracts.......           503
     Workers' compensation self insurance reserves............       380,387
     Deferred compensation....................................       128,727
     Reserve for loss contracts...............................        84,520
     Tax reported asset sale-gains............................         8,059
                                                                   ---------
       Total deferred tax assets..............................       605,630
                                                                   ---------
   Deferred tax liabilities:
     Deferred profit on contracts.............................      (153,599)
     Depreciation.............................................       (19,362)
     Other....................................................       (33,722)
                                                                   ---------
       Total deferred tax liabilities.........................      (206,683)
                                                                   ---------
       Net deferred tax assets................................     $ 398,947
                                                                   =========

                     TRI-CITY ELECTRICAL CONTRACTORS, INC.

(6) INCOME TAXES--(CONTINUED)

  Presented in the accompanying consolidated balance sheet as of December 31, 1996:

                                                              DECEMBER 31, 1996
                                                              -----------------
   Current assets............................................     $443,972
   Noncurrent liabilities....................................      (45,025)
                                                                  --------
                                                                  $398,947
                                                                  ========

  No valuation allowance has been recognized in the accompanying consolidated financial statements for the deferred tax assets as of December 31, 1996 or 1995 because the Company has sufficient taxable income within the statutory carryback periods.

  Effective January 1, 1997, the Company elected, by consent of its stockholders, to be taxed under the provisions of subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the stockholders include in their individual income tax return the Company's taxable income or loss.

  The Company incurred an income tax liability associated with built-in gains at the time of the conversion to "S" corporation status. Built-in gains represent the excess of the fair market value of the S corporation's assets at the effective date of the S corporation election over the aggregate adjusted tax basis of those assets at that date. Taxes associated with the built-in gains were charged to operations during the year ended December 31, 1997.

  The balances of deferred tax assets and liabilities as of December 31, 1996, net of the tax associated with the built-in gains referred to above, were also charged to operations during the year ended December 31, 1997 resulting in the 1997 provision for income taxes.

  The actual expense for 1995 and 1996 differs from the "expected" tax expense (computed by applying the U.S. federal corporate income tax rate of 34% to income before income taxes) as follows:

                                                             DECEMBER 31,
                                                           ------------------
                                                             1995      1996
                                                           --------  --------
   Computer "expected" tax expense........................ $350,980  $613,978
   Nondeductible expenses.................................   17,309    39,867
   State income taxes, net of federal tax effect..........   45,062    63,291
   Settlement of investment in partnerships at amounts
    different than accrued................................   86,220       --
   Computed taxes attributable to minority interest
    portion of income before taxes........................  (24,282)  (35,559)
   Other, net.............................................   11,963    (1,721)
                                                           --------  --------
                                                           $487,252  $679,856
                                                           ========  ========

(7) LEASES

  The Company leases their Pompano Beach and Fort Myers facilities from third parties. The remainder of the facilities are leased from a related party, as more fully described in note 9. These leases have been classified as operating leases.

                     TRI-CITY ELECTRICAL CONTRACTORS, INC.

(7) LEASES--(CONTINUED)

  The Company also leases a portion of their fleet vehicles for a period of five years from acquisition of the vehicles. These leases are cancelable after one year and, accordingly, are classified as operating leases.

  The following is a schedule of future minimum lease payments required under operating leases, including those with related parties as more fully described in note 9, that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1997:

   1998..............................................................   $863,214
   1999..............................................................    523,419
   2000..............................................................    410,068
   2001..............................................................    269,205
   2002 and thereafter...............................................     83,487
                                                                      ----------
                                                                      $2,149,393
                                                                      ==========

  Rental expense for operating leases was $474,668, $683,594 and $902,239 for the years ended December 31, 1995, 1996 and 1997, respectively.

(8) 401(K) EMPLOYEES' PROFIT SHARING PLAN

  The Company has a 401(K) profit sharing plan under which voluntary employee contributions are permissible from eligible employees who elect to participate in the plan. The Company's contribution is determined annually by the Board of Directors. Contributions made by the Company were $23,263, $104,888 and $116,768 for the years ended December 31, 1995, 1996, and 1997, respectively.

(9) RELATED PARTY TRANSACTIONS

  The Company leases its Altamonte Springs and Tampa facilities from its principal shareholder. The Altamonte Springs lease agreement requires base monthly payments of $30,509. For each year after the first year, the lease payment will be upwardly adjusted by the greater of the increase in the Consumer Price Index or three percent. The lease requires the Company to provide insurance, repairs and maintenance, and taxes on the leased property. The lease expires in 1998. The Tampa lease agreement requires monthly payments of $3,000 and expires in 1999.

  The Company is guarantor of two loans in the name of the principal stockholder to finance the Company's Altamonte Springs and Tampa facilities. The total amount borrowed under the two loan agreements was $1,274,000. The principal amounts of the loans outstanding at December 31, 1996 and 1997 were $823,600 and $732,150, respectively.

  Amounts due from a trust in the name of its principal stockholder at December 31, 1996 and 1997, were $550,768 and $607,168, respectively. These amounts are included in advances from stockholders on the accompanying consolidated balance sheets and arise from the Company paying expenses on behalf of the trust.

                     TRI-CITY ELECTRICAL CONTRACTORS, INC.

(10) BACKLOG

  The following is a reconciliation of backlog work to be performed under signed contracts in existence at December 31, 1996 and 1997:

                                                                      (MILLIONS)
                                                                      ----------
   Balance, December 31, 1996........................................   $ 37.0
   Contract adjustments and new contracts............................    117.1
   Less: Contract revenue earned, 1997...............................     79.5
                                                                        ------
   Balance, December 31, 1997........................................   $ 74.6
                                                                        ======

  In addition, between January 1 and January 31, 1998, the Company entered into additional contracts totaling approximately $8.3 million.

(11) ENVIRONMENTAL REMEDIATION

  During 1993, the Company incurred costs for remediation in connection with efforts to clean up a petroleum product contamination at its Altamonte Springs, Florida facilities. The Company applied for and received approval for reimbursement of $302,890 under the Florida Petroleum Liability Insurance and Restoration program. As of December 31, 1996 and 1997, $222,299 of the total approved reimbursement has been collected and $80,591 remains outstanding and is included in accounts receivable in the accompanying consolidated balance sheet.

(12) MINORITY INTEREST

  The Company is party to two joint ventures with B&S Diversified, Inc., in connection with two specified contracts. The venture agreements provide for sharing of profits at 75% to the Company and 25% to the joint venture partner. All transactions related to the ventures have been consolidated in the accompanying consolidated financial statements and all significant intercompany balances have been eliminated.

(13) SALE-LEASEBACK TRANSACTIONS

  On December 31, 1996 the Company completed a transaction wherein seventy-five of the vehicles the Company had owned with a net book value of $712,596 at the date of the transaction, were sold to a leasing company for the sum of $734,013 resulting in a gain of $21,417.

  The Company immediately entered into individual lease agreements for each of the vehicles with terms ranging from twenty-six to fifty-one months and with interest accruing at .9% over the commercial paper rate (5.8% at December 31, 1997) payable monthly on the outstanding unamortized cost of the leased asset. The gain realized on the transaction is to be amortized over the respective lease terms for each of the individual vehicles.

(14) SUBSEQUENT EVENT

  Subsequent to December 31, 1997, the stockholders of the Company entered into an agreement to sell their shares of the Company to Consolidation Capital Corporation ("CCC"), a public company, for cash and shares of CCC common stock. Simultaneous with the transaction, the Company will become a C-corporation and its income will be taxed at the corporate level (as it was in 1996 and prior years) rather than be included in the income tax returns of the stockholders.

To the Board of Directors and Stockholders of Wilson Electric Company, Inc.

  We have audited the accompanying balance sheet of Wilson Electric Company, Inc. as of November 30, 1995, 1996 and 1997, and the related statements of income and retained earnings, and cash flows for each of the three years in the period ended November 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wilson Electric Company, Inc. as of November 30, 1995, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 1997, in conformity with generally accepted accounting principles.

Barry and Moore, P.C.

Phoenix, Arizona
January 30, 1998

       The accompanying notes are an integral part of this balance sheet.
                         WILSON ELECTRIC COMPANY, INC.

                                 BALANCE SHEET

                                       NOVEMBER 30,
                            -------------------------------------   FEBRUARY
                               1995         1996         1997       28, 1998
                            -----------  -----------  -----------  -----------
                                                                   (UNAUDITED)
          ASSETS
CURRENT ASSETS:
  Cash and cash equiva-
   lents................... $ 1,757,952  $ 3,385,466  $ 1,041,785  $    20,193
  Contracts receivable
   (Notes 3 and 5).........   8,542,419   11,308,641   14,085,329   11,665,106
  Costs and estimated earn-
   ings in excess of bill-
   ings on
   uncompleted contracts
   (Note 4)................     565,702    1,225,288    1,301,651    2,916,870
  Notes receivable.........      37,975          --        59,824       57,410
  Deferred income taxes
   (Note 11)...............         --           --       115,760      115,760
  Prepaid expenses and
   other current assets....      13,579      105,835       57,866      242,137
                            -----------  -----------  -----------  -----------
    Total current assets...  10,917,627   16,025,230   16,662,215   15,017,476
                            -----------  -----------  -----------  -----------
PROPERTY AND EQUIPMENT:
 (Note 5)
  Equipment................     161,328      223,263      340,632      376,251
  Automobiles & trucks.....     474,589      521,007      564,579      566,054
  Office equipment.........      60,834       97,093      126,525      154,512
  Furniture................       7,904       16,318       23,630       23,630
  Computer equipment &
   software................     130,015      138,923      415,226      445,590
  Leasehold Improvements...         --           --        15,090          --
                            -----------  -----------  -----------  -----------
                                834,670      996,604    1,485,682    1,566,037
    Less accumulated depre-
     ciation...............    (430,028)    (562,403)    (781,312)    (851,119)
                            -----------  -----------  -----------  -----------
    Property and equipment,
     net...................     404,642      434,201      704,370      714,918
SHW JOINT VENTURE, (Note
 10).......................     468,408      422,641          --           --
OTHER ASSETS...............      19,651       23,227      136,160      977,346
GOODWILL, (net of $13,500,
 $10,500 and $7,500 of am-
 ortization) (Note 9)......      16,500       13,500       10,500        9,750
                            -----------  -----------  -----------  -----------
                            $11,826,828  $16,918,799  $17,513,245  $16,719,490
                            ===========  ===========  ===========  ===========
      LIABILITIES AND
   STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable......... $ 2,242,295  $ 4,875,340  $ 4,588,823  $ 3,936,028
  Billings in excess of
   costs and estimated
   earnings on
   uncompleted contracts
   (Note 4)................   2,312,092    3,211,141    3,401,706    2,320,983
  Accrued liabilities......     292,637      468,575      428,838      463,965
  Accrued payroll and re-
   lated taxes.............   2,785,396    2,348,590    2,914,098    1,868,262
  Accrued contribution to
   Employee Stock Ownership
   Plan (Note 6)...........     665,410    1,358,147      536,299    1,558,757
  Note Payable ((Notes 5
   and 6)..................         --           --       183,333    1,100,000
  Employee Stock Ownership
   Plan note payable (Note
   6)......................     149,625    2,000,000          --           --
    Less--Accrued
     contribution included
     above.................    (149,625)  (1,358,147)         --           --
                            -----------  -----------  -----------  -----------
      Total current
       liabilities.........   8,297,830   12,903,646   12,053,097   11,247,995
                            -----------  -----------  -----------  -----------
COMMITMENTS (Notes 5 and
 7)........................         --           --           --
STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par
   value; authorized
   1,000,000 shares, issued
   and outstanding 10,000..      10,000       10,000       10,000       10,000
  Additional paid-in capi-
   tal.....................     265,950      265,950      265,950      265,950
  Retained earnings........   3,253,048    4,381,056    5,184,198    5,195,545
  Employee Stock Ownership
   Plan note payable (Note
   6)......................    (149,625)  (2,000,000)         --           --
  Accrued contribution in-
   cluded in current lia-
   bilities................     149,625    1,358,147          --           --
                            -----------  -----------  -----------  -----------
      Total stockholders'
       equity..............   3,528,998    4,015,153    5,460,148    5,471,495
                            -----------  -----------  -----------  -----------
                            $11,826,828  $16,918,799  $17,513,245  $16,719,490
                            ===========  ===========  ===========  ===========

        The accompanying notes are an integral part of these statements.
                         WILSON ELECTRIC COMPANY, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                      FOR THE THREE MONTHS
                             FOR THE YEARS ENDED NOVEMBER 30,          ENDED FEBRUARY 28,
                          ----------------------------------------  --------------------------
                              1995          1996          1997          1997          1998
                          ------------  ------------  ------------  ------------  ------------
                                                                           (UNAUDITED)
CONTRACT REVENUES.......  $ 40,279,206  $ 49,790,214  $ 71,008,958  $ 15,436,341  $ 17,243,732
COST OF CONTRACT
 REVENUES...............   (29,935,382)  (37,729,341)  (59,036,426)  (12,719,276)  (14,568,353)
                          ------------  ------------  ------------  ------------  ------------
GROSS PROFIT............    10,343,824    12,060,873    11,972,532     2,717,065     2,675,379
                          ------------  ------------  ------------  ------------  ------------
EXPENSES:
  General and
   administrative
   expenses ............     6,317,716     7,281,252     8,093,230     1,385,359     1,654,772
  ESOP contribution
   (Note 6).............     1,981,828     2,957,797     2,421,164       656,114     1,014,546
                          ------------  ------------  ------------  ------------  ------------
    Total expenses......     8,299,544    10,239,049    10,514,394     2,041,473     2,669,318
                          ------------  ------------  ------------  ------------  ------------
INCOME FROM OPERATIONS..     2,044,280     1,821,824     1,458,138       675,592         6,061
OTHER INCOME (EXPENSE):
  Interest income.......        20,919        89,593       157,634        96,703        90,040
  Interest expense......        (4,439)      (82,404)     (109,581)      (38,952)      (13,122)
  Other income
   (expense)............         6,235       101,820       (78,548)       36,558        17,143
                          ------------  ------------  ------------  ------------  ------------
    Net other income
     (expense)..........        22,715       109,009       (30,495)       94,309        94,061
                          ------------  ------------  ------------  ------------  ------------
INCOME BEFORE INCOME
 TAXES..................     2,066,995     1,930,833     1,427,643       769,901       100,122
PROVISION FOR INCOME
 TAXES (Note 11)........      (811,730)     (802,825)     (624,501)     (212,500)      (88,775)
                          ------------  ------------  ------------  ------------  ------------
NET INCOME..............     1,255,265     1,128,008       803,142       557,401        11,347
RETAINED EARNINGS,
 Beginning of year......     1,997,783     3,253,048     4,381,056     4,381,056     5,184,198
                          ------------  ------------  ------------  ------------  ------------
RETAINED EARNINGS, End
 of year................  $  3,253,048  $  4,381,056  $  5,184,198     4,938,457     5,195,545
                          ============  ============  ============  ============  ============

        The accompanying notes are an integral part of these statements.
                         WILSON ELECTRIC COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                 FOR THE THREE MONTHS
                          FOR THE YEARS ENDED NOVEMBER 30,        ENDED FEBRUARY 28,
                         -------------------------------------  ------------------------
                            1995         1996         1997         1997         1998
                         -----------  -----------  -----------  -----------  -----------
                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income...........  $ 1,255,265  $ 1,128,008  $   803,142  $   557,401  $    11,347
                         -----------  -----------  -----------  -----------  -----------
  Adjustments to
   reconcile net income
   to net cash provided
   by (used for)
   operations--
    Depreciation and
     amortization......      104,364      154,621      232,324       42,944       71,307
    (Gain) Loss on sale
     of assets.........       12,780       (1,447)       2,255          --           --
    SHW Joint Venture
     (income) loss.....          --       (96,733)      80,641          --           --
  (Increase) decrease
   in:
    Contracts
     receivable........   (1,108,920)  (2,766,221)  (2,776,688)      65,155    2,420,223
    Costs and estimated
     earnings in excess
     of billings on
     uncompleted
     contracts.........       64,168     (659,586)     (76,363)    (289,265)  (1,615,219)
    Notes receivable...       14,275       37,975      (59,824)     (50,000)       2,414
    Prepaid expenses...       20,695      (92,256)      47,969       93,449     (184,271)
    Other assets.......       (5,325)      (3,651)    (113,008)    (496,352)    (841,186)
    Deferred Income
     Taxes.............          --           --      (115,760)         --           --
  Increase (decrease)
   in:
    Accounts payable...     (933,811)   2,633,045     (286,517)    (122,397)    (652,795)
    Billings in excess
     of costs and
     estimated earnings
     on uncompleted
     contracts.........    1,403,358      899,049      190,565      336,567   (1,080,723)
    Accrued
     liabilities.......     (180,580)     175,938      (39,737)      14,076       35,127
    Accrued payroll and
     related taxes.....    1,149,901     (436,806)     565,508     (205,815)  (1,045,836)
    Accrued pension
     contribution......   (1,101,364)     692,737     (821,848)  (1,663,021)   1,022,458
                         -----------  -----------  -----------  -----------  -----------
  Net adjustments to
   reconcile net income
   to net cash (used
   for) provided by
   operations..........     (560,459)     536,665   (3,170,483)  (2,274,659)  (1,868,501)
                         -----------  -----------  -----------  -----------  -----------
      Net cash (used
       for) provided by
       operating
       activities......      694,806    1,664,673   (2,367,341)  (1,717,258)  (1,857,154)
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Purchase of
   equipment...........     (243,149)    (181,509)    (502,423)     (80,201)     (81,105)
  Distribution from SHW
   Joint Venture.......          --       142,500      342,000          --           --
  Proceeds on sale of
   equipment...........        8,093        1,850          750          --           --
  Loan to ESOP.........          --           --    (2,000,000)  (2,000,000)         --
  Repayments of loan to
   ESOP................          --           --     2,000,000    2,000,000          --
                         -----------  -----------  -----------  -----------  -----------
      Net cash flows
       used for
       investing
       activities......     (235,056)     (37,159)    (159,673)     (80,201)     (81,105)
                         -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Borrowings...........          --           --     2,000,000    2,000,000    1,100,000
  Repayment of
   borrowings..........          --           --    (1,816,667)    (333,333)    (183,333)
                         -----------  -----------  -----------  -----------  -----------
    Net cash flows
     provided by
     financing
     activities........          --           --       183,333    1,666,667      916,667
                         -----------  -----------  -----------  -----------  -----------
NET INCREASE (DECREASE)
 IN CASH...............      459,750    1,627,514   (2,343,681)    (130,792)  (1,021,592)
CASH AND CASH
 EQUIVALENTS, Beginning
 of year...............    1,298,202    1,757,952    3,385,466    3,385,466    1,041,785
                         -----------  -----------  -----------  -----------  -----------
CASH AND CASH
 EQUIVALENTS, End of
 year..................  $ 1,757,952  $ 3,385,466  $ 1,041,785  $ 3,254,674  $    20,193
                         ===========  ===========  ===========  ===========  ===========

                         WILSON ELECTRIC COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       NOVEMBER 30, 1995, 1996 AND 1997
(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Wilson Electric Company, Inc. (the "Company") was incorporated on May 24, 1988 and performs electrical contracting services throughout Arizona. The significant accounting policies of the Company are as follows:

 Cash and Cash Equivalents--

  Cash equivalents consist of investments in highly liquid investments with maturities of three months or less, and at November 30, 1996 and 1997, included restricted cash of $184,330 and $770,297, respectively.

 Revenue and Cost Recognition--

  Revenues from construction contracts are recognized on the percentage-of-completion method, measured by the actual costs incurred to date compared to estimated total cost for each contract. Revenue recognition commences only after contract progress reaches a state where experience is sufficient to estimate a profit on the contract. At the time a loss on a contract becomes known, the entire amount of the estimated loss is recognized.

  Contract costs include all direct material, labor and employee benefit costs and indirect costs related to contract performance, such as indirect labor, equipment rentals, insurance and tools. Selling and most general and administrative costs are charged to expense as incurred. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and revenues, and are recognized in the period in which the revisions are determined.

  The asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

 Depreciation--

  Property and equipment are carried at cost. Depreciation of property and equipment is determined using straight-line and accelerated methods of depreciation for financial statement purposes at rates based on the following estimated useful lives:

      Furniture and fixtures......................................... 5-10 years
      Computer equipment and software................................ 3- 5 years
      Shop equipment................................................. 3- 5 years
      Automotive equipment........................................... 3- 5 years

  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repair are charged to expense as incurred.

 Estimates--

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                         WILSON ELECTRIC COMPANY, INC.

                       NOVEMBER 30, 1995, 1996 AND 1997
(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:--(CONTINUED)

 Advertising Expense--

  The Company expenses advertising costs as incurred. Advertising expenses were $61,438, $96,441 and $127,303 in 1995, 1996 and 1997, respectively.

 Unaudited Interim Financial Statements--

  In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustment, necessary for a fair presentation of the financial position of the Company at February 28, 1998, and the results of its operations and its cash flows for the three months ended February 28, 1997 and February 28, 1998, as presented in the accompanying unaudited interim financial statements.

(2) SUPPLEMENTAL CASH FLOW INFORMATION:

                                         1995          1996          1997
                                     ------------  ------------  ------------
   Income taxes paid................ $    921,180  $    876,819  $    752,833
   Interest paid.................... $      4,439  $     82,404  $     84,581

(3) CONTRACTS RECEIVABLE:

  Contracts receivable consist of the following:

                                         1995          1996          1997
                                     ------------  ------------  ------------
   Completed contracts.............. $  1,873,011  $    897,193  $    779,037
   Contracts in progress............    5,065,980     8,632,012    10,698,107
   Unbilled completed contracts.....       56,668       152,600       143,000
   Retainages.......................    1,556,760     1,636,836     2,475,185
   Less: Allowance for doubtful
    accounts........................      (10,000)      (10,000)      (10,000)
                                     ------------  ------------  ------------
                                     $  8,542,419   $11,308,641   $14,085,329
                                     ============  ============  ============

(4) CONTRACTS IN PROCESS:

  Information with respect to contracts in process follows:

                                         1995          1996          1997
                                     ------------  ------------  ------------
   Expenditures on uncompleted
    contracts.......................  $18,300,419   $22,081,105   $50,660,947
   Estimated earnings thereon.......    4,095,848     3,920,520     6,378,912
                                     ------------  ------------  ------------
                                       22,396,267    26,001,625    57,039,859
   Less billings applicable
    thereto.........................   24,142,657    27,987,478    59,139,914
                                     ------------  ------------  ------------
                                     $ (1,746,390) $ (1,985,853) $ (2,100,055)
                                     ============  ============  ============

  Included in the accompanying balance sheet under the following captions:

                                         1995          1996          1997
                                     ------------  ------------  ------------
   Costs and estimated earnings in
    excess of billings on
    uncompleted contracts........... $    565,702  $  1,225,288  $  1,301,651
   Billings in excess of costs and
    estimated earnings on
    uncompleted contracts...........   (2,312,092)   (3,211,141)   (3,401,706)
                                     ------------  ------------  ------------
                                     $ (1,746,390) $ (1,985,853) $ (2,100,055)
                                     ============  ============  ============

                         WILSON ELECTRIC COMPANY, INC.

                       NOVEMBER 30, 1995, 1996 AND 1997
(5) NOTE PAYABLE AND LINE OF CREDIT:

  As of November 30, 1995, 1996 and 1997, the Company had a line of credit with Norwest Bank in the amount of $2,500,000, $3,000,000 and $4,000,000, respectively. Interest was 9.75%, 9.25% and 8.50% at November 30, 1995, 1996 and 1997, respectively. The collateral for the line of credit is a first lien position on all accounts and contracts receivable, inventory, equipment, vehicles, furniture and fixtures. There were no borrowings against this line at November 30, 1995, 1996 and 1997, respectively.

  The agreement requires the Company to maintain certain ratios and minimums.

  In January, 1997, the Company borrowed $2,000,000 and then loaned the proceeds to the Employee Stock Ownership Plan. The loan is payable in minimum monthly payments of $83,333, together with interest at the prime rate.

(6) EMPLOYEE STOCK OWNERSHIP PLAN:

  Effective December 1, 1992 the Company established an employee stock ownership Plan (ESOP) covering substantially all of its employees. Company contributions to the Plan are determined annually by management.

  During fiscal year 1994, the ESOP used the proceeds of a loan guaranteed by the Company to purchase 1,900 shares of the Company's common stock for $2,280,000. The loan was paid in full during the fiscal year 1995.

  During fiscal year 1996, the ESOP purchased 2,500 shares of the Company's common stock for $3,500,000. The ESOP made cash payments totaling $1,500,000 and issued $2,000,000 of notes due November 1, 1997.

  In January, 1997, the Company borrowed $2,000,000 and loaned the funds to the ESOP for the repayment of its $2,000,000 of notes. During the year ended November 30, 1997, the Company accrued contributions to the ESOP sufficient to allocate the remaining shares, and accordingly reduced the loan to the ESOP to zero.

  Generally accepted accounting principles require the following:

1) For loans made to the ESOP by someone other than the Company (a direct loan), the loan balance is reported as a liability and a deduction in the stockholders' equity section of the Company. At November 30, 1996, the loan to the ESOP was a direct loan, as the loan was payable to the selling shareholders.

2) For loans made to the ESOP by the Company, the Company does not report a loan receivable from the ESOP. Instead, the loan receivable is reported as a deduction in the stockholder's equity section and is reduced to the extent accrued Company contributions to the ESOP releases shares.

  Information with respect to the allocation of common shares is as follows:

                                                         1995    1996    1997
                                                        ------- ------- -------
   Allocated........................................... 4,900.0 5,971.4 7,400.0
   Committed to be released............................     --  1,428.6     0.0
                                                        ------- ------- -------
     Total............................................. 4,900.0 7,400.0 7,400.0
                                                        ======= ======= =======

                         WILSON ELECTRIC COMPANY, INC.

                       NOVEMBER 30, 1995, 1996 AND 1997
(6) EMPLOYEE STOCK OWNERSHIP PLAN:--(CONTINUED)

  The fair values for shares allocated and committed to be released is based upon the latest appraisal available.

  During the years ended November 30, 1995, 1996 and 1997, contributions charged to expense amounted to $1,981,828, $2,957,797 and $2,421,164, respectively. In addition, in 1995 and 1996, the Company paid interest of $81,734 and $65,338, respectively, on the ESOP's notes payable.

(7) COMMITMENTS:

  The Company leases its offices, warehouse facilities and vehicles under operating leases.

  Minimum annual rental commitments are as follows:

                                                        1995     1996     1997
                                                      -------- -------- --------
   1996.............................................. $250,907 $    --  $    --
   1997..............................................  191,618  307,994      --
   1998..............................................  109,734  138,318  309,421
   1999..............................................      --    61,857  143,360
   2000..............................................      --    45,356  131,081
   2001..............................................      --    25,256  116,934
   Thereafter........................................      --       --    38,915
                                                      -------- -------- --------
                                                      $552,259 $578,781 $739,711
                                                      ======== ======== ========

(8) RELATED PARTY TRANSACTIONS:

  The Company leased office space from one of its shareholders for $6,249 per month. This lease expired on December 31, 1996, and is on a month-to-month basis.

  The Company performs contracting activities with a company which is owned by an employee. Total revenue for the years ended November 30, 1995, 1996 and 1997 were $291,806, $137,027 and $0, respectively. Amounts included in Accounts Receivable from such activities at November 30, 1996 and 1995, were $131,528 and $42,654, respectively. There were no amounts included in Accounts Receivable at November 30, 1997.

(9) GOODWILL:

  During 1993, the Company acquired assets and assumed leases and contracts-in-process of Adkins Cabling Systems (Adkins). The amount assigned to goodwill represents the excess of the amount paid over the fair value of assets received, and is being amortized over eight years which is the term of related employment and non-competition agreements with the sole Adkins shareholder.

(10) SHW JOINT VENTURE:

  The Company had a minority interest in a general partnership joint venture formed to construct a freeway management system. Related costs included in the Company's contract revenue earned and cost of revenues earned were $80,000, $7,000 and $0 for the years ended November 30, 1995, 1996 and 1997. The investment was accounted on the equity method of accounting wherein the Company recognized it's share of the joint ventures net assets.

  The joint venture was completed in 1997.

                         WILSON ELECTRIC COMPANY, INC.

                       NOVEMBER 30, 1995, 1996 AND 1997

(11) INCOME TAXES:

  Deferred income taxes arise because of timing differences between financial and income tax reporting.

  At November 30, 1997, the only significant timing difference relates to accrued vacation pay, that is not tax deductible unless paid within 2 1/2 months after year-end. The provision for income taxes for 1997 differed from the amount computed by applying the statutory income tax rates because of non-deductible expenses.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
SKC Electric, Inc. and Affiliate

  In our opinion, the accompanying combined balance sheet at December 31, 1997 and 1996, and the related combined statements of income and of cash flows for the years ended December 31, 1997 and 1996 and the three months ended December 31, 1995 of SKC Electric, Inc. and Affiliate, and the consolidated statements of income and of cash flows of Lovecor, Inc. and subsidiaries for the year ended September 30, 1995, present fairly, in all material respects, the financial position of SKC Electric, Inc. and Affiliate, at December 31, 1997 and 1996, and the results of their operations and their cash flows for the years ended December 31, 1997 and 1996, for the three months ended December 31, 1995, and for the year ended September 30, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Kansas City, Missouri
February 17, 1998

                        SKC ELECTRIC, INC. AND AFFILIATE

                             COMBINED BALANCE SHEET

                                                             DECEMBER 31,
                                                         ---------------------
                                                            1996       1997
                                                         ---------- ----------
                         ASSETS
Current assets:
  Cash and cash equivalents............................. $  719,316 $1,686,037
  Accounts receivable:
    Contracts...........................................  4,688,121  5,161,512
    Other...............................................     75,761    138,708
  Costs and estimated earnings in excess of billings....    125,597    134,759
  Materials.............................................     85,438    161,338
  Deferred income taxes.................................        --     150,000
                                                         ---------- ----------
      Total current assets..............................  5,694,233  7,432,354
  Property and equipment................................    251,363    553,957
  Receivable--related party.............................    250,000    250,000
  Other assets..........................................    131,375    131,790
                                                         ---------- ----------
                                                         $6,326,971 $8,368,101
                                                         ========== ==========
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt..................... $    3,495 $  196,490
  Accounts payable......................................    963,534  1,414,869
  Due to stockholders...................................      3,101        --
  Billings in excess of costs and estimated earnings....  1,555,592  1,652,288
  Accrued expenses......................................    545,450    825,818
  Accrued ESOP liability................................    350,000        --
  Accrued income taxes..................................    105,000  1,195,900
                                                         ---------- ----------
      Total current liabilities.........................  3,526,172  5,285,365
                                                         ---------- ----------
Long-term debt, less current portion....................        --     982,449
ESOP common stock purchase obligation (Note 8)..........        --   3,000,000
Unearned ESOP common stock (Note 8).....................        --  (1,178,939)
Commitments and contingencies (Notes 7 and 10)..........
             STOCKHOLDERS' EQUITY (NOTE 9)
Common stock:
  SKC Electric, Inc., $.01 par value, 100,000 shares
   authorized, 63,491 issued and outstanding at December
   31, 1997; no par value, 1,000 shares authorized,
   100 shares issued and outstanding at December 31,
   1996.................................................     10,000        635
  SKCE, Inc., $10 par value, 1,000,000 shares
   authorized, 1,000 shares issued and outstanding......     10,000     10,000
  Additional paid-in capital............................     15,000        --
  Retained earnings.....................................  2,765,799    268,591
                                                         ---------- ----------
      Total stockholders' equity........................  2,800,799    279,226
                                                         ---------- ----------
                                                         $6,326,971 $8,368,101
                                                         ========== ==========

   The accompanying notes are an integral part of these financial statements.

                        SKC ELECTRIC, INC. AND AFFILIATE

                              STATEMENT OF INCOME

                          LOVECOR, INC.   SKC ELECTRIC, INC. AND AFFILIATE--
                           CONSOLIDATED                COMBINED
                          ------------- ---------------------------------------
                             FOR THE    FOR THE THREE   FOR THE      FOR THE
                           YEAR ENDED   MONTHS ENDED   YEAR ENDED   YEAR ENDED
                          SEPTEMBER 30, DECEMBER 31,  DECEMBER 31, DECEMBER 31,
                              1995          1995          1996         1997
                          ------------- ------------- ------------ ------------ ---
Revenues from
 construction and
 service contracts......   $11,261,874   $3,012,185   $16,811,224  $23,482,722
Costs from construction
 and service contracts..     8,556,644    2,205,404    12,565,452   16,970,948
                           -----------   ----------   -----------  -----------
Gross profit............     2,705,230      806,781     4,245,772    6,511,774
Selling, general and
 administrative
 expenses...............     1,900,327      426,680     2,906,523    4,199,645
                           -----------   ----------   -----------  -----------
Operating income........       804,903      380,101     1,339,249    2,312,129
Other income............        25,853        6,459        60,322       38,381
                           -----------   ----------   -----------  -----------
Income before income
 taxes..................       830,756      386,560     1,399,571    2,350,510
Provision for income
 tax....................       277,984          --            --     1,150,000
                           -----------   ----------   -----------  -----------
Net income..............   $   552,772   $  386,560   $ 1,399,571  $ 1,200,510
                           ===========   ==========   ===========  ===========
Unaudited pro forma
 information:
 Income before provision
  for income taxes......                 $  386,560   $ 1,399,571  $ 2,350,510
 Provision for income
  taxes.................                    150,758       545,833      916,582
                                         ----------   -----------  -----------
 Pro forma net income...                 $  235,802   $   853,738  $ 1,433,928
                                         ==========   ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                           SKC ELECTRIC AND AFFILIATE

                            STATEMENT OF CASH FLOWS

                           LOVECOR, INC.   SKC ELECTRIC, INC. AND AFFILIATED--
                           CONSOLIDATED                 COMBINED
                           ------------- ----------------------------------------
                              FOR THE    FOR THE THREE   FOR THE       FOR THE
                            YEAR ENDED   MONTHS ENDED   YEAR ENDED    YEAR ENDED
                           SEPTEMBER 30, DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                               1995          1995          1996          1997
                           ------------- ------------- ------------  ------------
Cash flows from operating
 activities
Net income...............    $ 552,772     $ 386,560   $ 1,399,571    $1,200,510
Adjustments to reconcile
 net income to net cash
 provided (used) by
 operating activities:
 Depreciation............       70,750        18,165        75,534       124,339
 Provision for doubtful
  accounts...............          --            --            --        161,127
 Gain on sale of fixed
  assets.................          --            --           (540)        3,502
 Deferred income taxes...     (305,000)          --            --       (150,000)
 ESOP compensation
  expense................          --            --            --        270,648
 (Increase) decrease in
  assets:
 Accounts receivable--
  contracts..............     (637,735)     (169,078)   (1,900,371)     (634,518)
 Accounts receivable--
  other..................        4,064         4,904       (50,820)      (62,947)
 Costs and estimated
  earnings in excess of
  billings on uncompleted
  contracts..............       31,226        (3,322)      (63,236)       (9,162)
 Materials...............       49,572       (18,751)      (47,260)      (75,900)
 Other assets............     (251,135)          362       (77,810)         (415)
 Increase (decrease) in
  liabilities:
 Accounts payable........      238,944       654,921       658,374       451,335
 Billings in excess of
  costs and estimated
  earnings on uncompleted
  contracts..............     (370,863)     (238,685)      394,852        96,696
 Accrued expenses and
  ESOP liability.........      239,104      (320,693)      721,457       (69,632)
 Accrued income taxes....      106,724      (254,087)      (68,397)    1,090,900
                             ---------     ---------   -----------    ----------
Net cash provided (used)
 by operating
 activities..............     (271,577)       60,296     1,041,354     2,396,483
Cash flows used by
 investing activities
 Capital expenditures....     (102,108)      (18,416)      (97,711)     (431,610)
 Proceeds from
  disposition of fixed
  assets.................          --            --            540         1,175
                             ---------     ---------   -----------    ----------
Net cash used by
 investing activities....     (102,108)      (18,416)      (97,171)     (430,435)


   The accompanying notes are an integral part of these financial statements.

                           SKC ELECTRIC AND AFFILIATE

                         LOVECOR, INC.   SKC ELECTRIC, INC. AND AFFILIATE--
                         CONSOLIDATED                 COMBINED
                         ------------- ---------------------------------------
                            FOR THE    FOR THE THREE   FOR THE      FOR THE
                          YEAR ENDED   MONTHS ENDED   YEAR ENDED   YEAR ENDED
                         SEPTEMBER 30, DECEMBER 31,  DECEMBER 31, DECEMBER 31,
                             1995          1995          1996         1997
                         ------------- ------------- ------------ ------------
Cash flows used by
 financing activities
 Distributions to
  stockholders..........      (3,633)         --       (654,172)     (799,342)
 Principal payments on
  long-term debt........     (30,288)      (5,063)      (29,453)     (199,985)
 Borrowings to finance
  ESOP..................         --           --            --      1,375,429
 Loan to ESOP...........         --           --            --     (1,375,429)
                           ---------     --------     ---------   -----------
Net cash used by
 financing activities...     (33,921)      (5,063)     (683,625)     (999,327)
Net increase (decrease)
 in cash and cash
 equivalents............    (407,606)      36,817       260,558       966,721
Cash and cash
 equivalents--beginning
 of period..............     829,547      421,941       458,758       719,316
                           ---------     --------     ---------   -----------
Cash and cash
 equivalents--end of
 period.................   $ 421,941     $458,758     $ 719,316   $ 1,686,037
                           =========     ========     =========   ===========
Income taxes paid.......   $ 469,994     $    --      $  68,397   $   210,400
                           =========     ========     =========   ===========


   The accompanying notes are an integral part of these financial statements.

                       SKC ELECTRIC, INC. AND AFFILIATE

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Company's activities and operating cycle

  SKC Electric, Inc., its subsidiary, Cramar Electric, Inc., and its affiliate, SKCE, Inc. (the Company) are electrical specialty contractors and electrical service companies operating primarily in the commercial markets in Kansas and Missouri. The Company is headquartered in Lenexa, Kansas, and operates branch offices in Branson and Columbia, Missouri. During 1996, the Company acquired an exclusive franchise for TEGG services which provides preventive maintenance contracts for end user facilities located throughout the same geographic areas. The stock of Cramar Electric, Inc. was acquired in September 1997 for approximately $35,000 and will allow the Company to enter the residential and multifamily construction market.

  The length of the Company's construction contracts varies but is typically less than one year. Therefore, the contract-related assets and liabilities are classified as current. Other items in the balance sheet are classified as current or noncurrent depending on whether their realization and liquidation period extend beyond one year.

  The Company grants credit, generally without collateral, but is usually eligible for filing a contractor's lien against the property on which work was performed. Most of the Company's contracts are in the Kansas and Missouri regions. Consequently, the Company's ability to collect the amounts due from customers is affected by the economic fluctuations in these geographic areas. During 1997, approximately 17% of the Company's revenues were from one customer.

 Principles of combination and consolidation

  The combined financial statements include the consolidated accounts of SKC Electric, Inc. and its subsidiary, Cramar Electric, Inc., combined with its affiliate, SKCE, Inc. all of which are under common control and management and stock ownership effective October 1, 1995. Prior to October 1, 1995, SKC Electric, Inc. and its affiliate were owned by a separate corporation, Lovecor, Inc., which had the same stock ownership as SKC Electric, Inc. and its affiliate. Immediately following the close of business on September 30, 1995, the consolidated group was terminated as a result of the tax-free spin off of SKC Communications, Inc. (now SKCE, Inc.) and the subsequent tax-free merger of Lovecor, Inc. into SKC Electric, Inc.

  The fiscal year of the Company was September 30 prior to October 1, 1995, at which time a December 31 year end was adopted. All significant intercompany transactions and balances have been eliminated from the combined and consolidated financial statements.

 Revenue and cost recognition

  The Company utilizes the percentage-of-completion method of accounting for the recognition of revenues and costs of all significant construction contracts. Revenues are recognized according to the ratio of costs incurred to estimated total contract costs. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

  Balances billed but not paid pursuant to retainage provisions under provisions under construction contracts generally become due upon completion of the contracts and acceptance by the customers.

  Revenue earned on specific contracts in excess of billings and billings in excess of revenue earned are shown as current assets and liabilities, respectively, in the accompanying balance sheet. Revenues from service contracts and maintenance work are recognized when earned.

                       SKC ELECTRIC, INC. AND AFFILIATE

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Direct costs on construction contracts include all direct material, equipment, subcontractor, and labor costs. Where costs such as tools, travel, licenses and fees, and utilities can be charged to a specific job, the Company also considers these direct costs. Certain indirect costs for both construction and service contracts are allocated to jobs based on an overhead burden rate developed by the Company. This rate is based on the relationship between these indirect costs and labor expense incurred on the contracts. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

 Property and equipment and depreciation

  Property and equipment is stated at cost. Expenditures for renewals and betterments are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in or charged against income.

 Income taxes

  During the period October 1, 1994 through September 30, 1995, Lovecor, Inc. was a C corporation and used the liability method of accounting for income taxes. Deferred income taxes are recorded to reflect the tax consequences of future years of differences between the basis of assets and liabilities for income tax and financial reporting purposes.

  For the period October 1, 1995 to December 31, 1996, the companies' stockholders elected S corporation status under the Internal Revenue Code, thereby consenting to include the income or losses in their individual tax returns. At the time of the election, the Company was subject to a potential built-in gains tax based on the gross profit recognized on uncompleted contracts determined on a percentage-of-completion method. This tax totaling $105,000 was accrued at September 30, 1995 and subsequently paid. There is no provision for income taxes reflected in the financial statements during the period the companies elected S Corporation status.


  Subsequent to December 31, 1996, SKC Electric, Inc. terminated its S Corporation status and began using the liability method of accounting for income taxes. At this time, SKC Electric, Inc. was required to change its method of accounting for tax purposes from the completed contract method to the percentage-of-completion method.

  The unaudited pro forma information included in the Statement of Income is presented as if the Company had been subject to federal and state income taxes for all periods presented.

 Materials

  Materials consist of electrical supplies used on the contracts or for service work. The materials are valued at the lower of original cost or net realizable value. A residual value remains for materials used but not consumed on the jobs.

 Use of estimates

  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from these estimates.

                       SKC ELECTRIC, INC. AND AFFILIATE

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

 Cash and cash equivalents

  The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be a cash equivalent.

2. CONTRACT RECEIVABLES

  The contract receivables consist of the following:

                                                           DECEMBER 31,
                                                       ---------------------
                                                          1996       1997
                                                       ---------- ----------
Current............................................... $4,108,444 $4,679,185
Retainage.............................................    579,677    622,327
Less allowance for doubtful accounts..................        --   (140,000)
                                                       ---------- ----------
                                                       $4,688,121 $5,161,512
                                                       ========== ==========

  At December 31, 1996, the Company considered the receivables to be fully collectible; therefore, no allowance for doubtful accounts was recorded. Retainages are due upon completion of the contracts and all are expected to be collected in the next 12 months.

 3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                          DECEMBER 31,
                                                    -------------------------
                                                       1996          1997
                                                    -----------  ------------
Costs incurred on uncompleted contracts............ $ 4,901,213  $  9,916,098
Estimated earnings.................................     798,890     4,033,573
                                                    -----------  ------------
                                                      5,700,103    13,949,671
Less--Billings to date.............................  (7,130,098)  (15,467,200)
                                                    -----------  ------------
                                                    $(1,429,995) $ (1,517,529)
                                                    ===========  ============

  Included in the accompanying balance sheet under the following captions:

Costs and estimated earnings in excess of billings
 on uncompleted contracts.......................... $   125,597  $    134,759
Billings in excess of costs and estimated earnings
 on uncompleted contracts..........................  (1,555,592)   (1,652,288)
                                                    -----------  ------------
                                                    $(1,429,995) $ (1,517,529)
                                                    ===========  ============

                       SKC ELECTRIC, INC. AND AFFILIATE

4. PROPERTY AND EQUIPMENT

  The property and equipment balance consists of the following:

                                                              DECEMBER 31,
                                                          ---------------------
                                                            1996        1997
                                                          ---------  ----------
Office furniture......................................... $  51,123  $   53,452
Computers................................................   304,600     384,772
Communication equipment..................................    22,650      35,515
Construction equipment...................................   235,954     358,264
Trucks and vehicles......................................   378,061     384,398
Leasehold improvements...................................       --      151,226
                                                          ---------  ----------
                                                            992,388   1,367,627
Less--Accumulated depreciation...........................  (741,025)   (813,670)
                                                          ---------  ----------
                                                          $ 251,363  $  553,957
                                                          =========  ==========

5. NOTES PAYABLE AND LONG-TERM DEBT

  The Company has a line of credit agreement with a bank with a borrowing limit of $500,000 which matures April 30, 1998. The interest rate is prime and is payable monthly. This line of credit is collateralized by the Company's contract receivables, materials, fixed assets and personal guaranties of the stockholders. There were no outstanding borrowings under this agreement as of December 31, 1996 or 1997.

  In 1997, the Company entered into an agreement with a bank for a $1,375,429 term loan which was used to finance the purchase by the SKC Electric, Inc. Employee Stock Ownership Plan of 30% of the shares of the Company's common stock from the majority shareholder. The term loan provides for interest payable quarterly at the prime rate, which was 8.5% at December 31, 1997, and annual payments of $196,490 due each December 31 with the balance due December 31, 2001. The term loan is secured by unallocated ESOP stock pledged as collateral. The balance outstanding at December 31, 1997 was $1,178,939, of which $196,490 was the current portion of the term loan.

  The Company had other long-term debt comprised of obligations under notes payable on vehicles and other assets due to various financial institutions with interest rates ranging from 6% to 10% outstanding at December 31, 1996. These obligations were repaid in 1997.

6. INCOME TAXES

  Income tax expense (benefit) consisted of the following components:

                                                     FOR THE YEAR  FOR THE YEAR
                                                         ENDED         ENDED
                                                     SEPTEMBER 30, DECEMBER  31,
                                                         1995          1997
                                                     ------------- -------------
   Current
     Federal........................................   $ 472,984    $1,085,000
     State..........................................     110,000       215,000
                                                       ---------    ----------
                                                         582,984     1,300,000
   Deferred
     Federal........................................    (252,700)     (125,000)
     State..........................................     (52,300)      (25,000)
                                                       ---------    ----------
                                                        (305,000)     (150,000)
                                                       ---------    ----------
       Total........................................   $ 277,984    $1,150,000
                                                       =========    ==========

                       SKC ELECTRIC, INC. AND AFFILIATE

6. INCOME TAXES--(CONTINUED)

  The difference between the effective tax rate and the federal statutory income tax rate (34%) is:

                                                      FOR THE YEAR  FOR THE YEAR
                                                          ENDED        ENDED
                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1995          1997
                                                      ------------- ------------
   Statutory federal income tax provision............   $ 282,457    $  799,173
   State taxes net of federal benefit................      38,082       125,400
   Contract accounting method change.................         --        202,675
   Other, net........................................     (42,555)       22,752
                                                        ---------    ----------
                                                        $ 277,984    $1,150,000
                                                        =========    ==========

  The Company's deferred income tax assets consist of the following:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Allowance for doubtful accounts.................................   $ 54,600
   Employee compensation...........................................     54,686
   Other expenses..................................................     40,714
                                                                      --------
                                                                      $150,000
                                                                      ========

7. COMMITMENTS AND RELATED PARTY TRANSACTIONS

  The Company was a guarantor on a personal loan of the stockholders in the amount of $109,000 at December 31, 1996 and had given a security interest in its accounts receivables and materials as collateral on that debt. Such guarantee no longer exists at December 31, 1997.

  The Company received advances from a stockholder totaling $3,101 at December 31, 1996.

  During 1995, SKC Electric, Inc. loaned $250,000 to an unrelated corporation. The loan is secured by a second mortgage on a commercial building. During 1996, the majority shareholder of SKC Electric, Inc. acquired the stock of the corporation which owned the building collateralizing the loan. SKC Electric, Inc.'s security position remains the same following the acquisition. The loan is non-interest bearing and has no stated maturity date.

  In December 1996, the Company entered into an operating lease agreement with a company that is owned by the shareholders for the lease of new office and warehouse space. The lease is for five years and expires December 2001. The agreement calls for monthly payments of $8,095. No expense was incurred on this lease during the year ended December 31, 1996, and $97,140 was expensed during the year ended December 31, 1997. Future minimum lease payments total $97,140 for each of the next 5 years. Management believes that the rental expense under this lease is equivalent to that which could have been experienced in an unrelated arms-length transaction.

  The Company is party to an operating lease agreement for its former office and warehouse space with an unrelated third party. The lease is for five years, expiring March 1998. Lease expense under this agreement was $46,150, $11,544, $42,355 and $46,177 for the periods ended September 30, 1995, December 31, 1995, December 31, 1996, and December 31, 1997, respectively. The facility in Branson, Missouri is leased under an operating lease agreement with an unrelated third party. The lease is for two years, expiring in August 1996,

                       SKC ELECTRIC, INC. AND AFFILIATE
with an additional two year option which the Company exercised. Lease expense under this agreement was $13,750, $2,850, $14,452 and $15,365 for the periods ended September 30, 1995, December 31, 1995, December 31, 1996, and December 31, 1997, respectively. In June 1997, the Company entered into a two year operating lease with an unrelated third party for a new facility. Future minimum lease payments under these leases will be $22,944 and $7,750 for the years ending December 31, 1998 and 1999.

8. EMPLOYEE BENEFIT PLANS

  The Company has a defined contribution employee benefit plan which includes a qualified profit sharing plan funded through a trust. As a part of the profit sharing plan, the Company offers a salary deferral program under
Section 401 of the Internal Revenue Code. Under this plan, the Company matches certain contributions of the eligible participants. In addition, the Company's annual discretionary contribution, if any, is determined by the Board of Directors and may be any amount not in excess of 15% of the total participant's compensation and not to exceed $30,000 for any individual participant. The Company's expense under this plan totaled $217,051, $3,506, $30,613 and $31,019, for the periods ended September 30, 1995, December 31, 1995, December 31, 1996, and December 31, 1997, respectively.

  The Company also contributes to a Voluntary Employee Beneficiary Association
(VEBA) established under 501(c)(9) of the Internal Revenue Code. The VEBA, which is a trust, provides various health and welfare benefits to the members, which are the employees of the Company. Contributions are determined as a percentage of payroll. The Company contributed $401,153, $111,432, $555,114 and $1,043,211 to the VEBA for the periods ended September 30, 1995, December 31, 1995, December 31, 1996 and December 31, 1997, respectively.

  On December 24, 1996, the Company formed the SKC Electric, Inc. Employee Stock Ownership Plan (ESOP). Management prefunded the ESOP with the maximum allowable contribution, which for 1996 totaled approximately $350,000. This amount was accrued by the Company in December of 1996 when it was authorized by the Company's Board of Directors. During 1996, the ESOP did not acquire any common stock of the Company.

  On September 30, 1997, the Company borrowed $1,375,429 and loaned this amount to the ESOP (see Note 5). The ESOP used this amount together with the Company's $350,000 cash contribution to purchase 30% of the SKC Electric, Inc.'s common stock from the majority stockholder at appraised value. Of the 19,047 shares of common stock purchased, 3,727 were allocated to participant accounts representing the contribution for 1996. For 1997, management contributed $196,496 representing 2,189 shares. For the year ended December 31, 1997, the Company recognized $270,648 of expense representing compensation expense for the year based on the estimated average fair value of the 2,189 shares.

  The Company has recorded a $3,000,000 ESOP common stock purchase obligation on the combined balance sheet at December 31, 1997 representing the estimated fair value of the 19,047 shares held by the ESOP which are puttable to SKC Electric, Inc. by the participants upon distribution. Unearned ESOP common stock represents the historical cost of shares for which compensation expense has not been accrued at December 31, 1997.

  On January 30, 1998, The Company announced a business combination in which all of the common stock of the Company would be acquired. If consummated, this transaction could result in a termination of the ESOP and all remaining unallocated shares held by the ESOP could be allocated to participant accounts. The Company would repay the outstanding balance on the term loan and recognize compensation expense in 1998 representing the transaction value of remaining common shares allocated at that time.

                       SKC ELECTRIC, INC. AND AFFILIATE

9. STOCKHOLDERS' EQUITY

  Subsequent to December 31, 1996, SKC Electric Inc.'s Board of Directors increased the number of authorized shares to 100,000 with a par value of $.01. In addition, the Company split the 100 shares outstanding into 63,491 shares which remain issued and outstanding at December 31, 1997.

  The changes in the capital stock, additional paid-in capital and retained earnings balances are summarized as follows:

                                             COMMON    ADDITIONAL
                                              STOCK     PAID-IN    RETAINED
                                            COMBINED    CAPITAL    EARNINGS
                                            ---------  ---------- -----------
   Balance, September 30, 1994............. $ 634,913   $    --   $   481,155
   Net income..............................       --         --       552,772
                                            ---------   --------  -----------
   Balance, September 30, 1995.............   634,913        --     1,033,927
   Lovecor, Inc. merger into SKC Electric,
    Inc....................................  (614,913)    15,000      599,913
   Net income..............................       --         --       386,560
                                            ---------   --------  -----------
   Balance, December 31, 1995..............    20,000     15,000    2,020,400
   Net income..............................       --         --     1,399,571
   Stockholder distributions...............       --         --      (654,172)
                                            ---------   --------  -----------
   Balance, December 31, 1996..............    20,000     15,000    2,765,799
   Net income..............................       --         --     1,200,510
   SKC Electric, Inc. stock split..........    (9,365)     9,365          --
   Other--ESOP compensation................       --      74,158          --
   ESOP common stock purchase obligation...       --     (98,523)  (2,901,477)
   Stockholder distributions...............       --         --      (796,241)
                                            ---------   --------  -----------
   Balance, December 31, 1997.............. $  10,635   $    --   $   268,591
                                            =========   ========  ===========

10. CONTINGENCIES

  During the year ended December 31, 1996, the National Labor Relations Board and International Brotherhood of Electrical Workers Local Union, Local No. 124, brought suit against the Company alleging unfair hiring practices and threatening or terminating employees due to their union affiliation. In March 1997, an out-of-court settlement was reached. The settlement calls for the Company to pay to the union $155,000, which was accrued in the fourth quarter of calendar 1996, and paid in 1997.

  The Company has legal matters pending which arose in the ordinary course of business. It is management's opinion that these legal matters will not result in liabilities that would have a material adverse effect on the Company's financial position or results of operations.

                        INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors
Riviera Electric Construction Co.
Englewood, Colorado

  We have audited the accompanying balance sheets of RIVIERA ELECTRIC CONSTRUCTION CO. as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RIVIERA ELECTRIC CONSTRUCTION CO. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Baird, Kurtz & Dobson

Denver, Colorado
February 18, 1998

                       RIVIERA ELECTRIC CONSTRUCTION CO.

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1997

                                                     DECEMBER 31,
                    ASSETS                      -----------------------
                                                   1996        1997
                                                ----------- -----------
CURRENT ASSETS
 Cash.........................................  $   103,182 $   295,184
                                                ----------- -----------
 Receivables:
 Contracts....................................    6,910,281   7,093,367
 Retainage....................................    1,711,153   1,611,347
 Unbilled on completed contracts..............      284,859     495,611
 Related parties..............................      102,006      40,170
 Other........................................       14,280     112,998
                                                ----------- -----------
                                                  9,022,579   9,353,493
 Less allowance for uncollectible accounts....        8,000      65,000
                                                ----------- -----------
                                                  9,014,579   9,288,493
                                                ----------- -----------
 Prepaid expenses.............................        5,774      30,026
                                                ----------- -----------
 Costs and estimated earnings in excess of
  billings on uncompleted contracts...........      457,293     189,818
                                                ----------- -----------
  Total current assets........................    9,580,828   9,803,521
                                                ----------- -----------
PROPERTY AND EQUIPMENT, AT COST
 Land.........................................      106,500     106,500
 Buildings and improvements...................    1,217,928   1,217,928
 Leasehold improvements.......................      124,356     163,646
 Automobiles and trucks.......................      401,528     423,729
 Office furniture and equipment...............      466,038     592,419
 Tools and equipment..........................      277,386     290,480
                                                ----------- -----------
                                                  2,593,736   2,794,702
 Less accumulated depreciation and
  amortization................................      974,532   1,186,294
                                                ----------- -----------
                                                  1,619,204   1,608,408
                                                ----------- -----------
DEPOSITS AND OTHER ASSETS.....................      116,598     246,294
                                                ----------- -----------
                                                $11,316,630 $11,658,223
                                                =========== ===========
     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Notes payable, stockholder...................  $   790,000 $   415,000
 Notes payable................................    1,000,000     990,000
 Current maturities of long-term debt.........      118,665     119,230
 Accounts payable.............................    2,546,410   3,589,392
 Accrued expenses.............................    1,073,852   1,554,276
 Billings in excess of costs and estimated
  earnings on uncompleted contracts...........    2,289,817   1,088,368
                                                ----------- -----------
  Total current liabilities...................    7,818,744   7,756,266
                                                ----------- -----------
LONG-TERM DEBT................................      638,216     522,577
                                                ----------- -----------
NOTES PAYABLE--STOCKHOLDERS...................          --    2,275,000
                                                ----------- -----------
STOCKHOLDERS' EQUITY
 Common stock, no par value; 1,000,000 shares
  authorized, issued and outstanding,
  1997--320,200 shares, 1996--310,200 shares..    1,233,764   1,350,988
 Retained earnings (deficit)..................    1,625,906    (246,608)
                                                ----------- -----------
                                                  2,859,670   1,104,380
                                                ----------- -----------
                                                $11,316,630 $11,658,223
                                                =========== ===========

                       See Notes to Financial Statements

                       RIVIERA ELECTRIC CONSTRUCTION CO.

                              STATEMENTS OF INCOME

                                             YEARS ENDED DECEMBER 31,
                                        -------------------------------------
                                           1995         1996         1997
                                        -----------  -----------  -----------
REVENUES
 Contract revenues..................... $29,464,580  $30,879,445  $31,845,921
 Service revenues......................   3,005,879    4,955,771    5,203,331
                                        -----------  -----------  -----------
                                         32,470,459   35,835,216   37,049,252
                                        -----------  -----------  -----------
DIRECT COSTS OF REVENUES EARNED
 Contract costs........................  26,164,454   27,462,760   27,051,842
 Service costs.........................   2,682,071    4,226,942    4,555,202
                                        -----------  -----------  -----------
                                         28,846,525   31,689,702   31,607,044
                                        -----------  -----------  -----------
GROSS PROFIT...........................   3,623,934    4,145,514    5,442,208
INDIRECT SELLING, GENERAL, AND
 ADMINISTRATIVE EXPENSES...............   2,666,836    2,883,829    3,999,543
                                        -----------  -----------  -----------
INCOME FROM OPERATIONS.................     957,098    1,261,685    1,442,665
                                        -----------  -----------  -----------
OTHER INCOME (EXPENSE)
 Interest expense......................    (170,552)    (257,402)    (228,751)
 Interest income.......................         269        8,161          283
 Other, net............................      55,561       24,195      119,218
                                        -----------  -----------  -----------
                                           (114,722)    (225,046)    (109,250)
                                        -----------  -----------  -----------
NET INCOME............................. $   842,376  $ 1,036,639   $1,333,415
                                        ===========  ===========  ===========
UNAUDITED PRO FORMA INFORMATION (SEE
 NOTE 1)
 Income before provision for income
  taxes................................ $   842,376  $ 1,036,639   $1,333,415
 Provision for income taxes............     314,206      386,666      497,364
                                        -----------  -----------  -----------
PRO FORMA NET INCOME (UNAUDITED)....... $   528,170  $   649,973  $   836,051
                                        ===========  ===========  ===========


                       See Notes to Financial Statements

                       RIVIERA ELECTRIC CONSTRUCTION CO.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                       COMMON STOCK
                                    -------------------
                                                          RETAINED
                                                          EARNINGS
                                    SHARES    DOLLARS    (DEFICIT)     TOTAL
                                    -------  ----------  ----------  ----------
BALANCE, DECEMBER 31, 1994......... 377,800  $1,485,880  $2,045,212  $3,531,092
 Net income........................     --          --      842,376     842,376
 Stockholders' distributions.......     --          --   (1,734,539) (1,734,539)
 Issuance of common stock..........   3,000      18,750         --       18,750
 Redemption of common stock........ (73,600)   (289,616)   (173,825)   (463,441)
                                    -------  ----------  ----------  ----------
BALANCE, DECEMBER 31, 1995......... 307,200   1,215,014     979,224   2,194,238
 Net income........................     --          --    1,036,639   1,036,639
 Stockholders' distributions.......     --          --     (389,957)   (389,957)
 Issuance of common stock..........   3,000      18,750         --       18,750
                                    -------  ----------  ----------  ----------
BALANCE, DECEMBER 31, 1996......... 310,200   1,233,764   1,625,906   2,859,670
 Net income........................     --          --    1,333,415   1,333,415
 Stockholders' distributions.......     --          --   (3,164,999) (3,164,999)
 Issuance of common stock .........  25,200     212,224         --      212,224
 Redemption of common stock........ (15,200)    (95,000)    (40,930)   (135,930)
                                    -------  ----------  ----------  ----------
BALANCE, DECEMBER 31, 1997......... 320,200  $1,350,988  $ (246,608) $1,104,380
                                    =======  ==========  ==========  ==========


                       See Notes to Financial Statements

                       RIVIERA ELECTRIC CONSTRUCTION CO.

                            STATEMENTS OF CASH FLOWS

                                               YEARS ENDED DECEMBER 31,
                                          ------------------------------------
                                             1995         1996         1997
                                          -----------  -----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income.............................  $   842,376  $ 1,036,639  $1,333,415
 Items not requiring (providing) cash:
 Depreciation and amortization..........      119,040      169,157     212,632
 Loss from partnership..................       21,222          --          --
 Income from joint venture..............       (9,722)         --          --
 Loss from sale of property and
  equipment.............................        4,925       17,701         380
 Changes in:
 Receivables............................      245,664   (3,580,164)   (348,834)
 Related party receivables..............     (324,128)     327,461      74,920
 Other current assets...................       (2,679)      14,609     (24,252)
 Costs and estimated earnings in excess
  of billings on uncompleted contracts..      (25,442)    (196,050)    267,475
 Other assets...........................       62,246          --          --
 Accounts payable.......................   (1,552,104)   1,192,347   1,042,982
 Accrued expenses.......................     (164,219)      (9,565)    480,424
 Billings in excess of costs and
  estimated earnings on uncompleted
  contracts.............................      423,796    1,562,081  (1,201,449)
 Related party payables.................      255,118     (255,118)        --
                                          -----------  -----------  ----------
  Net cash provided by (used in)
   operating activities.................     (103,907)     279,098   1,837,693
                                          -----------  -----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of property and equipment....     (720,411)    (385,106)   (202,316)
 Proceeds from sales of property and
  equipment.............................        8,101        1,700         100
 Investments in joint ventures and other
  assets................................      (12,500)     (46,523)   (129,696)
 Cash provided for note receivable......     (100,000)         --          --
 Payments received on note receivable...       30,000          --          --
                                          -----------  -----------  ----------
  Net cash used in investing
   activities...........................     (794,810)    (429,929)   (331,912)
                                          -----------  -----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Net borrowings (payments) on line of
  credit................................    1,480,000     (250,000)    (10,000)
 Payments on long-term debt.............      (69,806)    (457,066)   (115,074)
 Proceeds from notes payable--
  stockholders..........................      462,000      435,000         --
 Repayments on notes payable--
  stockholders..........................          --           --     (375,000)
 Proceeds from long-term borrowings.....          --       680,983         --
 Issuance of common stock for cash......       18,750       18,750     212,224
 Distributions to stockholders..........   (1,734,539)    (389,957)   (889,999)
 Distribution of cash for spinoff.......      (51,620)         --          --
 Redemption of Common Stock.............          --           --     (135,930)
                                          -----------  -----------  ----------
  Net cash (used in) provided by
   financing activities.................      104,785       37,710  (1,313,779)
                                          -----------  -----------  ----------
INCREASE (DECREASE) IN CASH.............     (793,932)    (113,121)    192,002
CASH, BEGINNING OF PERIOD...............    1,010,235      216,303     103,182
                                          -----------  -----------  ----------
CASH, END OF PERIOD.....................  $   216,303  $   103,182  $  295,184
                                          ===========  ===========  ==========

                       See Notes to Financial Statements

                       RIVIERA ELECTRIC CONSTRUCTION CO.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

  The Company is engaged in the construction of electrical systems for industrial and commercial buildings. The Companies' operations are predominately in Colorado. The Company grants credit to its customers which are primarily commercial general contractors in Colorado.

  The Company derives most of its revenues from guaranteed maximum price contracts. The remainder of the contracts are fixed price contracts. The length of the Company's contracts varies, but contracts are typically completed in one year.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE AND COST RECOGNITION

  Revenues are recognized on the percentage of completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract, commonly referred to as the cost-to-cost method.

  Contract costs include all direct material and labor costs and certain indirect costs related to contract performance such as supplies, tools, supervisory salaries, and repairs. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income which are recognized in the period in which the revisions are determined. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

  The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenue recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenue recognized.

PROPERTY AND EQUIPMENT

  Property and equipment are depreciated over the estimated useful lives of each asset. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful lives of the improvements. Annual depreciation is primarily computed using declining balance methods.

INCOME TAXES

  The Company, with its stockholders' consent, has elected to be taxed as an S Corporation under the Internal Revenue Code. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the corporation's taxable income. Therefore, no provision for income taxes has been included in these financial statements.

  There are differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities primarily related to property and equipment, and contracts in progress. At December 31, 1997, the Company's net assets for financial reporting purposes exceeds the tax basis by approximately $70,000.

                       RIVIERA ELECTRIC CONSTRUCTION CO.

NOTE 1: NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  The unaudited pro forma income tax information included in the Statement of Income is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal income taxes for the years presented.

NOTE 2: REORGANIZATION AND CORPORATE SEPARATION

  As of April 1, 1995, the Company entered into an agreement with Riviera Electric of California, Inc., a California corporation, to separate the California division from the Colorado division of the Company. The Company transferred the assets identified as related to California; and Riviera Electric of California, Inc. agreed to assume all liabilities, debts, contracts and obligations of the California division and to issue 460 shares of common stock to the Company. The Company then exchanged the stock of Riviera Electric of California, Inc. in exchange for 368 shares of its own common stock of the Company. The Company's majority stockholder maintains a controlling interest in Riviera Electric of California, Inc. This transaction was reported as a transaction between entities under common control using the historical cost basis of assets and liabilities. The assets net of liabilities transferred to Riviera Electric of California, Inc. as of April 1, 1995 were $463,441. The statements of income and cash flows for the year ended December 31, 1995, are reflected as if the transaction occurred January 1, 1995.

NOTE 3: COSTS AND BILLINGS ON UNCOMPLETED CONTRACTS

  Information with respect to uncompleted contracts follows:

                                                          DECEMBER 31,
                                                    --------------------------
                                                        1996          1997
                                                    ------------  ------------
   Costs incurred on uncompleted contracts......... $ 16,086,014  $ 13,741,951
   Estimated earnings..............................    2,149,180     2,046,994
                                                    ------------  ------------
                                                      18,235,194    15,788,945
   Less billings to date...........................   20,067,718    16,687,495
                                                    ------------  ------------
                                                    $ (1,832,524) $   (898,550)
                                                    ============  ============


  Included in the accompanying balance sheets under the following captions:

                                                         DECEMBER 31,
                                                   -------------------------
                                                       1996         1997
                                                   ------------  -----------
   Costs and estimated earnings in excess of
    billings on uncompleted contracts............. $    457,293  $   189,818
   Billings in excess of costs and estimated
    earnings on uncompleted contracts.............   (2,289,817)  (1,088,368)
                                                   ------------  -----------
                                                   $ (1,832,524) $  (898,550)
                                                   ============  ===========

NOTE 4: JOINT VENTURE

  Included in other assets at December 31, 1997, is an investment of $125,000 in a joint venture. The joint venture was formed to acquire land and to develop condominium units on the property. As of December 31, 1997, the venture had little activity.

                       RIVIERA ELECTRIC CONSTRUCTION CO.

NOTE 5: NOTES PAYABLE

  An agreement with a bank provides for borrowing up to $1,800,000, due May 1, 1998, unsecured, with an assignment up to $500,000 of a life insurance policy on the majority stockholder. The agreement bears interest at prime, 8.5 percent, at December 31, 1997. The average interest rate for the years ended December 31, 1997, 1996 and 1995 was approximately 8.25, 8.5 and 9.0 percent respectively. The loan requires a $50,000 compensating balance. The agreement also contains working capital and debt restrictions. The loan is guaranteed by the president and majority stockholder.

NOTE 6: LONG-TERM DEBT

                                                               DECEMBER 31,
                                                            -------------------
                                                              1996      1997
                                                            --------- ---------
   Bank note payable (A)................................... $ 143,390 $ 103,430
   Bank note payable (B)...................................   520,783   483,804
   Bank note payable (C)...................................    72,913    40,826
   Bank note payable (D)...................................    19,795    13,747
                                                            --------- ---------
                                                              756,881   641,807
   Less current maturities.................................   118,665   119,230
                                                            --------- ---------
                                                            $ 638,216 $ 522,577
                                                            ========= =========

  Aggregate annual maturities of long-term debt at December 31, 1997 are:

   1998............................................................... $ 119,230
   1999...............................................................    89,220
   2000...............................................................    57,438
   2001...............................................................   375,919
                                                                       ---------
                                                                       $ 641,807
                                                                       =========

  (A) Due July 15, 2000; payable $3,330 monthly plus accrued interest at prime plus 1%, secured by a deed of trust on certain property.

  (B) Due January 15, 2001; payable $3,082 monthly plus monthly interest at prime plus 1%; remaining principal and interest due at maturity; secured by a deed of trust on certain property and guaranteed by the majority stockholder of the Company.

  (C) Due February 1, 1999; payable $2,917 monthly plus accrued interest at 9.5%; secured by vehicles.

  (D) Due October 1, 1999; payable in monthly installments of $678 including interest at prime plus .5%; payment subject to change if the prime rate changes; secured by a vehicle.

NOTE 7: COMMON STOCK

  During 1997, the Company increased its common stock shares authorized from 50,000 to 1,000,000 and issued 199 shares of Common Stock to its stockholders for each share then held by the stockholders. These actions are reflected in the financial statements as if they happened at the earliest period presented.

                       RIVIERA ELECTRIC CONSTRUCTION CO.

NOTE 8: OPERATING LEASES

  The Company has entered into noncancellable operating leases for facilities and equipment expiring in various years through March, 2003. The Company also leases several vehicles under operating leases which expire through October, 2000.

  Future minimum lease payments at December 31, 1997, were:

   1998............................................................... $440,565
   1999...............................................................  252,056
   2000...............................................................  159,080
   2001...............................................................   61,982
   2002...............................................................   59,220
   Thereafter.........................................................    4,935
                                                                       --------
   Future minimum lease payments...................................... $977,838
                                                                       ========

  Rental expenses for all operating leases was $617,000, $517,800, and $360,284, during 1997, 1996, and 1995, respectively.

NOTE 9: PROFIT SHARING PLANS

  The Company has a 401(k) savings and retirement plan which covers all eligible employees. The plan provides benefits based on earnings of each participant. The plan allows the Company to make an additional discretionary contribution. Participants' interests are 100% vested when they enter the plan. For the years ended December 31, 1997, 1996, and 1995, the Company made no additional discretionary contributions to the plan.

  In December, 1996, the Company established a new profit sharing plan. In September, 1997, the Company decided to make a $300,000 contribution to the new plan for 1996. The Company has also approved a $300,000 contribution for 1997. During the year ended December 31, 1997, $600,000 has been recorded as profit sharing expense.

NOTE 10: RELATED PARTY TRANSACTIONS

  The Company performs various administrative functions, shares certain costs, and pays certain bills, for a company related through common ownership (see
Note 2). During the years ended December 31, 1997 and 1996, this related entity reimbursed the Company $241,727, and $193,559, respectively for expenses the Company paid on behalf of this related entity. During the year ended December 31, 1995, substantially all of the entity's operating expenses were paid by the Company. As of December 31, 1997 and 1996 $10,302 and $48,637, respectively, was owed to the Company by this related entity.

  During 1995, the Company sold a partnership interest to the Company's majority stockholder for $78,412. The Partnership billed the Company $1,600,190 for services rendered during the year ended December 31, 1995. The Company provided and was reimbursed for health insurance, miscellaneous tools and other services to the partnership during 1995 in the amount of $74,156.

  At December 31, 1997 and 1996, the Company had a note payable to its majority stockholder of $265,000 and $643,000, and notes payable of $150,000 and $150,000 to other stockholders, respectively. The notes are unsecured, due on demand, and bear interest at a bank's prime rate plus one percent. The average interest rates for the years ended December 31, 1997, 1996 and 1995 were approximately 9.25, 9.5 and 10.0 percent respectively.

                       RIVIERA ELECTRIC CONSTRUCTION CO.

NOTE 10: RELATED PARTY TRANSACTIONS (CONTINUED)

  In December 1997, distributions totaling $2,275,000 were made to stockholders in the form of notes payable. The notes are unsecured, bear interest at a bank's prime rate plus one percent, and are subordinated to the Company's bank debt. Principal is due April 1, 1999. Interest expense for all notes payable to stockholders was $54,548, $51,012 and $55,309, for the years ended December 31, 1997, 1996, and 1995, respectively.

  The Company maintains a $1 million life insurance policy on its president and majority stockholder.

  The Company rents various office equipment and employee lodging facilities under operating leases with a director of the Company. The leases expire in 1998. Total lease expense paid for 1997, 1996, and 1995, was $74,952, $113,177 and $89,896, respectively.

NOTE 11: SIGNIFICANT ESTIMATES AND CONCENTRATIONS

  Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

 Contracts in Process

  The Company recognizes revenue on contracts under the percentage-of-completion method, which involves estimates of total contract costs and the percentage of a contract's completion. The methodology used is described as part of Note 1.

 Bonding and Regulations

  The Company currently is involved in long-term construction contracts. As part of these contracts, the Company must meet certain requirements and obtain an appropriate level of bonding.

NOTE 12: ADDITIONAL CASH FLOW INFORMATION

 Noncash Investing and Financing Activities

  During 1995, the Company redeemed 368 shares of common stock in exchange for 460 shares of its affiliate with a fair value of $463,441. The transaction is detailed at Note 2.

  During 1997, the Company issued notes payable of $2,275,000 to stockholders as distributions.

 Additional Cash Payment Information

                                                     YEARS ENDED DECEMBER 31,
                                                    --------------------------
                                                      1997     1996     1995
                                                    -------- -------- --------
   Interest paid (net of amount capitalized)....... $222,686 $253,191 $170,728

NOTE 13: SUBSEQUENT EVENT

  In February 1998, the Company and its stockholders signed a letter of intent to sell the Company. The Company's outstanding stock will be acquired by, and the Company will be simultaneously merged into a wholly-owned subsidiary of Consolidated Capital Corporation. If the transaction is completed, the existing stockholders intend to purchase land and a building from the Company and to contribute the $2,275,000 notes payable discussed in Note 10, to the Company as additional paid-in capital.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Town & Country Electric Inc.

  We have audited the accompanying balance sheets of Town & Country Electric Inc. (a Wisconsin corporation) as of December 31, 1997 and 1996, and the related statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Town & Country Electric Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

/s/ Grant Thornton LLP

Appleton, Wisconsin
February 6, 1998

                          TOWN & COUNTRY ELECTRIC INC.

                                 BALANCE SHEETS

                                                           DECEMBER 31,
                                                      ------------------------
                                                         1996         1997
                                                      -----------  -----------
                       ASSETS
CURRENT ASSETS
  Cash and cash equivalents.......................... $   253,462  $   198,051
  Contract receivables ..............................   9,331,072   10,604,699
  Other receivables .................................      23,302      267,662
                                                      -----------  -----------
                                                        9,354,374   10,872,361
  Inventories........................................     260,872      294,829
  Prepaid expenses...................................      98,298      112,656
  Costs and estimated earnings in excess of billings
   on contracts in progress..........................   1,465,108    1,705,125
  Deferred income tax................................     378,800      349,400
                                                      -----------  -----------
    Total current assets.............................  11,810,914   13,532,422
PROPERTY AND EQUIPMENT--AT COST
  Equipment..........................................   1,261,582    1,431,590
  Furniture and fixtures.............................     552,206      561,394
  Computer equipment.................................     543,073      587,283
  Vehicles...........................................   1,351,576    1,643,078
  Leasehold improvements.............................     161,493      194,174
  Building...........................................     161,124      162,357
                                                      -----------  -----------
                                                        4,031,054    4,579,876
   Less accumulated depreciation.....................   2,380,179    2,969,891
                                                      -----------  -----------
                                                        1,650,875    1,609,985
  Land...............................................      16,216       16,216
                                                      -----------  -----------
                                                        1,667,091    1,626,201
OTHER ASSETS
  Cash surrender value of life insurance.............      83,482       98,898
  Goodwill...........................................     203,586      203,586
   Less accumulated amortization.....................     (18,098)     (31,669)
                                                      -----------  -----------
                                                          185,488      171,917
  Investments........................................         338          338
                                                      -----------  -----------
                                                          269,308      271,153
                                                      -----------  -----------
                                                      $13,747,313  $15,429,776
                                                      ===========  ===========

        The accompanying notes are an integral part of these statements.

                          TOWN & COUNTRY ELECTRIC INC.

                                 BALANCE SHEETS

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1996        1997
                                                        ----------- -----------
                      LIABILITIES
CURRENT LIABILITIES
  Current maturities of long-term debt................. $   156,269 $   320,644
  Accounts payable.....................................   1,650,744   2,206,393
  Accrued liabilities
   Salaries, wages and vacation........................   1,729,140   1,792,164
   Property, payroll and other taxes...................     314,323     396,442
   Profit sharing......................................     340,049     407,824
   Health and disability insurance.....................      67,605      58,597
   Other...............................................     296,241     207,547
   Income taxes........................................     345,000     241,000
                                                        ----------- -----------
                                                          3,092,358   3,103,574
  Billings in excess of costs and estimated earnings on
   contracts in progress...............................     579,683   1,265,955
                                                        ----------- -----------
    Total current liabilities..........................   5,479,054   6,896,566
LONG-TERM DEBT, less current maturities................   1,149,468     197,014
COMMITMENTS............................................         --          --
STOCKHOLDER'S EQUITY
  Common stock
    Class A--authorized 200,000 shares of $.005 par
     value, issued and 47,307 and 48,461 shares at
     December 31, 1996 and September 30, 1997,
     respectively......................................         236         242
    Class B--authorized 400,000 shares of no par value,
     issued 263,900 and 264,710 shares at December 31,
     1996 and September 30, 1997, respectively.........       1,320       1,324
  Additional paid-in capital...........................     461,396     515,944
                                                        ----------- -----------
                                                            462,952     517,510
Retained earnings......................................   6,655,839   7,818,686
                                                        ----------- -----------
                                                          7,118,791   8,336,196
                                                        ----------- -----------
                                                        $13,747,313 $15,429,776
                                                        =========== ===========

   The accompanying notes are an integral part of these financial statements.

                          TOWN & COUNTRY ELECTRIC INC.

                             STATEMENTS OF EARNINGS

                                               YEAR ENDED DECEMBER 31,
                                         -------------------------------------
                                            1995         1996         1997
                                         -----------  -----------  -----------
Contract revenues earned................ $43,306,306  $51,219,799  $48,725,990
Cost of revenues earned.................  34,569,800   41,156,211   39,701,121
                                         -----------  -----------  -----------
  Gross profit..........................   8,736,506   10,063,588    9,024,869
General and administrative expenses.....   5,638,605    6,547,518    7,006,235
                                         -----------  -----------  -----------
  Operating profit......................   3,097,901    3,516,070    2,018,634
Other income (expense)
  Interest expense......................    (206,474)    (153,433)     (74,988)
  Miscellaneous income, net.............      58,303      106,915      113,446
                                         -----------  -----------  -----------
                                            (148,171)     (46,518)      38,458
                                         -----------  -----------  -----------
    Earnings before income taxes........   2,949,730    3,469,552    2,057,092
Provision for income taxes..............   1,155,024    1,413,716      894,245
                                         -----------  -----------  -----------
NET EARNINGS............................ $ 1,794,706  $ 2,055,836  $ 1,162,847
                                         ===========  ===========  ===========


        The accompanying notes are an integral part of these statements.

                          TOWN & COUNTRY ELECTRIC INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                               COMMON STOCK ISSUED
                          -------------------------------
                             CLASS A         CLASS B
                           (NONVOTING)       (VOTING)      ADDITIONAL                 TOTAL
                          --------------- ---------------   PAID-IN    RETAINED   STOCKHOLDERS'
                          SHARES   AMOUNT SHARES   AMOUNT   CAPITAL    EARNINGS      EQUITY
                          -------  ------ -------  ------  ---------- ----------  -------------
Balance at December 31,
 1994...................   54,880   $274  287,000  $1,466   $239,516  $3,464,716   $3,705,972
Retirement and
 redemption of stock....  (14,140)   (70) (29,020)   (145)       --     (656,964)    (657,179)
Issuance of stock.......    2,000     10    4,000     (10)    97,360         --        97,360
Net earnings............      --     --       --      --         --    1,794,706    1,794,706
                          -------   ----  -------  ------   --------  ----------   ----------
Balance December 31,
 1995...................   42,740    214  261,980   1,311    336,876   4,602,458    4,940,859
Retirement and
 redemption of stock....     (134)    (1)     --      --         --       (2,455)      (2,456)
Issuance of stock.......    4,701     23    1,920       9    124,520         --       124,552
Net earnings............      --     --       --      --         --    2,055,836    2,055,836
                          -------   ----  -------  ------   --------  ----------   ----------
Balance December 31,
 1996...................   47,307    236  263,900   1,320    461,396   6,655,839    7,118,791
Retirement and
 redemption of stock....      (48)   --       --      --      (1,370)        --        (1,370)
Issuance of stock.......    1,154      6      810       4     55,918         --        55,928
Net earnings for the
 year ended December 31,
 1997...................      --     --       --      --         --    1,162,847    1,162,847
                          -------   ----  -------  ------   --------  ----------   ----------
Balance December 31,
 1997...................   48,413   $242  264,710  $1,324   $515,944  $7,818,686   $8,336,196
                          =======   ====  =======  ======   ========  ==========   ==========


         The accompanying notes are an integral part of this statement.

                          TOWN & COUNTRY ELECTRIC INC.

                            STATEMENTS OF CASH FLOWS

                                                YEAR ENDED DECEMBER 31,
                                          -------------------------------------
                                             1995         1996         1997
                                          -----------  -----------  -----------
Cash flows from operating activities
 Net earnings...........................  $ 1,794,706  $ 2,055,836  $ 1,162,847
 Adjustments to reconcile net earnings
  to net cash provided by operating
  activities............................
 Depreciation expense...................      517,363      647,192      690,665
 Loss on sale of property and
  equipment.............................        5,218       16,442           34
 Amortization of goodwill...............          --        13,573       13,571
 Decrease (increase) in accounts
  receivable............................      376,430   (1,992,514)  (1,517,987)
 Decrease (increase) in inventories.....      (43,847)       8,118      (33,957)
 Increase in prepaid expenses...........      (47,717)     (25,354)     (14,358)
 (Increase) decrease in costs and
  estimated earnings in excess of
  billings on contracts in progress.....      300,173     (304,357)    (240,017)
 Increase in deferred income taxes......      (96,000)     (15,800)      29,400
 Increase (decrease) in accounts
  payable...............................      (74,592)     127,869      555,649
 Increase (decrease) in accrued
  liabilities...........................      206,510      683,036       11,216
 Decrease (increase) in billings in
  excess of costs and estimated
  earnings on contracts in progress.....     (175,362)    (123,360)     686,272
                                          -----------  -----------  -----------
   Net cash provided by operating
    activities..........................    2,762,882    1,090,681    1,343,335
Cash flows from investing activities
 Purchase of property and equipment.....     (812,013)    (971,003)    (660,656)
 Proceeds from sale of property and
  equipment.............................       35,219       36,792       10,847
 Increase in cash surrender value of
  life insurance........................      (11,122)     (13,371)     (15,416)
 Acquisition of assets of electrical
  contractor............................     (203,586)         --           --
                                          -----------  -----------  -----------
   Net cash used in investing
    activities..........................     (991,502)    (947,582)    (665,225)
Cash flows from financing activities
 Proceeds from borrowings...............    2,420,770      199,253    2,486,646
 Issuance of common stock...............       97,360      124,552       55,928
 Payments on borrowings.................   (2,702,418)  (1,233,676)  (3,274,725)
 Retirement and redemption of stock.....     (657,179)      (2,456)      (1,370)
                                          -----------  -----------  -----------
   Net cash used in financing
    activities..........................     (841,467)    (912,327)    (733,521)
                                          -----------  -----------  -----------
NET (DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS............................      929,913     (769,228)     (55,411)
Cash and cash equivalents at beginning
 of period..............................       92,777    1,022,690      253,462
                                          -----------  -----------  -----------
Cash and cash equivalents at end of
 period.................................  $ 1,022,690  $   253,462  $   198,051
                                          -----------  -----------  -----------
Supplemental disclosures of cash flow
 information
 Cash paid during period for:
 Interest...............................  $   204,017  $   158,191  $   72,207
 Income taxes...........................    1,226,603    1,063,726    1,288,604

        The accompanying notes are an integral part of these statements.

                         TOWN & COUNTRY ELECTRIC INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE A--SUMMARY OF ACCOUNTING POLICIES

  Town & Country Electric Inc. ("Company") is engaged in electrical contracting for industrial, commercial, residential and institutional customers. The majority of the contracts are in the midwestern United States.

  On January 30, 1998, the Company entered into a Letter of Intent with Consolidation Capital Corporation ("CCC") for the potential sale of the Company to CCC.

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  A summary of the Company's significant accounting policies used in the preparation of the financial statements follows.

 1. Revenue and Cost Recognition

  Revenues from fixed-price contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management believes costs to be the best available measure of progress on these contracts. Contracts are considered completed when the work is substantially complete and accepted. Revenues from time and material contracts are recognized on the basis of costs incurred during the period plus fees earned.

  Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts, if material, are made in the period in which such losses are determined. It is reasonably possible that changes in job performance, job conditions and estimated profitability may result in revisions to costs and income, and are recognized in the period in which the revisions are determined.

 2. Cash and Cash Equivalents

  The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

 3. Inventories

  Inventories, consisting of electrical materials and supplies, are stated at the lower of cost, determined on the first-in, first-out method, or market.

 4. Property and Equipment and Depreciation

  Property and equipment are stated at cost. Expenditures for additions and improvements are capitalized while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed currently as incurred. Properties sold, or otherwise disposed of, are removed from the property accounts, with gains or losses on disposal credited or charged to the results of operations.

                         TOWN & COUNTRY ELECTRIC INC.

NOTE A--SUMMARY OF ACCOUNTING POLICIES--CONTINUED

  Depreciation is provided over the estimated useful lives of the respective assets, using straight-line and accelerated methods, as follows:

   Equipment.......................................................  7 years
   Furniture and fixtures..........................................  7 years
   Computer equipment..............................................  5 years
   Vehicles........................................................  5 years
   Leasehold improvements.......................................... 15 years
   Building........................................................ 19-39 years

 5. Income Taxes

  Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. The deferred taxes relate primarily to differences between the financial and tax basis of accounts receivable, inventories, accrued vacation, and other accrued liabilities. The deferred taxes represent the future tax return consequences of those differences.

 6. Goodwill

  Goodwill is the excess of cost over the fair value of net assets acquired and is being amortized by the straight-line method over 15 years.

 7. Financial Instruments

  The carrying amount of financial instruments at December 31, 1997 approximates fair value.

NOTE B--CONCENTRATIONS OF CREDIT RISK

  The Company maintains its cash balances at two financial institutions. Accounts at each institution are secured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances aggregate to $98,051 at December 31, 1997. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

NOTE C--CONTRACT RECEIVABLES

  Contract receivables consist of the following at December 31:

                                                           1996        1997
                                                        ----------  -----------
      Contract receivables currently due............... $8,805,476  $ 9,732,792
      Retention........................................    649,302      997,407
                                                        ----------  -----------
                                                         9,454,778   10,730,199
      Less: Allowance for doubtful accounts............   (123,706)    (125,500)
                                                        ----------  -----------
                                                        $9,331,072  $10,604,699
                                                        ==========  ===========

                          TOWN & COUNTRY ELECTRIC INC.

NOTE D--CONTRACTS IN PROCESS

  Information relative to contracts in process at December 31, 1997 and 1996 is as follows:

                                                          1996        1997
                                                       ----------  ----------
   Included in the balance sheet as:
     Costs and estimated earnings in excess of
      billings on contracts in progress............... $1,465,108  $1,705,125
     Billings in excess of costs and estimated
      earnings on contracts in progress...............   (579,683) (1,265,955)
                                                       ----------  ----------
                                                       $  885,425  $  439,170
                                                       ==========  ==========

NOTE E--INDEBTEDNESS

  Long-term debt consists of the following at December 31:

                                                               1996      1997
                                                            ---------- --------
   Note payable to bank, 7.75% interest, with land and a
    building pledged as collateral. Payable in monthly in-
    stallments of $1,024, including interest, to December
    1998..................................................  $   94,543 $ 89,949
   Note payable to bank, 8.18% interest, with vehicles
    pledged as collateral. Payable in monthly installments
    of $6,275, including interest, to January 1999........     142,422   76,460
   Note payable to bank, 8.45% interest, with vehicles
    pledged as collateral. Payable in monthly installments
    of $8,424, including interest, to January 2000........         --   192,251
   Note payable to bank, 8.15% interest, with a vehicle
    pledged as collateral. Payable in monthly installments
    of $1,765, including interest, to October 1998........      38,370   19,656
   Note payable to former shareholder for redemption of
    stock, 6.46% interest, quarterly payments of $7,329
    including interest, last payment due February 1998....      35,472    7,324
   Note payable to Dory Electric, Inc., 7.5% interest for
    purchase of Dory Electric, Inc. Payable in one
    installment of $80,000 made January 1996 and monthly
    installments of $4,008, including interest, to January
    2001..................................................     165,747  132,018
   1996 Notes payable, paid off in 1997...................     829,183      --
                                                            ---------- --------
                                                             1,305,737  517,658
       Less current maturities............................     156,269  320,644
                                                            ---------- --------
                                                            $1,149,468 $197,014
                                                            ========== ========

  The aggregate maturities on long-term debt as of December 31, 1997 are as follows:

    1998............................................................... $320,644
    1999...............................................................  138,316
    2000...............................................................   58,697
                                                                        --------
                                                                        $517,657
                                                                        ========

                         TOWN & COUNTRY ELECTRIC INC.

NOTE E--INDEBTEDNESS--CONTINUED

REVOLVING LINE OF CREDIT

  The Company has available a $3,667,000 revolving line of credit with M&I Bank Fox Valley of Appleton which runs through March 31, 2000. Under the terms of the agreement the Company is required to make monthly interest payments at prime less .25% (effectively 8.25% (effectively 8.25% at December 31, 1997). The terms of the agreement contain various restrictive covenants including the maintenance of certain levels of working capital and net worth, redemption of stock and issuance of stock. The Company is in compliance with these covenants as of December 31, 1997. At December 31, 1997, there was no outstanding balance on the revolver note.

NOTE F--INCOME TAXES

  The provision (credit) for income taxes for the years ended December 31, 1997, 1996 and 1995 consists of the following:

                                                 1995        1996       1997
                                              ----------  ----------  ---------
   Current
     Federal................................. $  990,507  $1,112,556  $ 751,935
     State...................................    260,517     316,960    171,710
   Deferred..................................    (96,000)    (15,800)   (29,400)
                                              ----------  ----------  ---------
                                              $1,155,024  $1,413,716  $ 894,245
                                              ==========  ==========  =========

  The reconciliation of statutory to actual tax provision is as follows for the year ended December 31:

                                1995      %       1996     %      1997    %
                             ----------  ----  ---------- ----  -------- ----
   Provision at statutory
    rate.................... $1,002,908  34.0% $1,179,648 34.0% $699,411 34.0%
   State income taxes, net
    of federal benefit......    171,941   5.8     209,194  6.0   113,329  6.0
   Other....................    (19,825) (0.6)     24,874  0.7    81,505  3.0
                             ----------  ----  ---------- ----  -------- ----
     Tax provision
      recorded.............. $1,155,024  39.2% $1,413,716 40.7% $894,245 43.0%
                             ==========  ====  ========== ====  ======== ====

  The tax effect of items that comprise a significant portion of deferred tax assets at December 31:

                                                                 1996     1997
                                                               -------- --------
   Vacation pay............................................... $198,966 $202,945
   Accrued continued employment...............................   61,386   60,195
   Allowance for bad debts....................................   48,245   48,945
   Other......................................................   70,202   37,315
                                                               -------- --------
     Total current deferred tax asset.........................  378,799 $349,400
                                                               ======== ========

                         TOWN & COUNTRY ELECTRIC INC.

NOTE G--COMMITMENTS AND CONTINGENCIES

  The Company leases its home office building under an operating lease in effect through July, 2004. During the term of the lease, the Company has the option to purchase the building. The Company also leases other office space and a vehicle under operating leases. Future minimum rental payments under these leases consist of the following at December 31, 1996:

     1998............................................................ $  237,655
     1999............................................................    216,184
     2000............................................................    161,277
     2001............................................................    141,960
     2002............................................................    141,960
   Thereafter........................................................    223,720
                                                                      ----------
       Total......................................................... $1,122,756
                                                                      ==========

  Total rent expense for all operating leases was $234,180, $197,202, and $116,818 for the years ended December 31, 1997, 1996 and 1995, respectively. In addition, the Company rents equipment as needed. The Company treats these rents as contract costs.

NOTE H--PROFIT SHARING AND 401(K) PLAN

  The Company has a profit sharing and 401(k) plan covering substantially all employees, which includes the provisions of Section 401(k) of the Internal Revenue Code. The Plan allows for tax deferred employee contributions. Participants may make voluntary contributions of between 1% and 15% of their annual compensation to the Plan. This contribution may be 100% matched by the Company, up to a maximum of $950 per employee for the years ended December 31, 1997, 1996, and 1995. Matching and any additional Company contributions to the Plan are determined annually by the Board of Directors. Company contributions to the Plan for the years ended December 31, 1997, 1996 and 1995 amounted to $380,488, $315,874, and $277,720, respectively.

  Beginning in 1995, participants were allowed to elect that up to 33% of their matching contribution could be allocated to purchase Company stock. These amounts have been deposited with the asset custodian.

NOTE I--STOCK REDEMPTION AGREEMENT

  The Company's Articles of Incorporation include provisions concerning the purchase of a stockholder's stock by the Company when such stockholder is no longer an employee or director of the Company. Under the terms of this agreement, the price paid for the stock is to be the Company's appraised value as of the end of the fiscal year immediately preceding the date of the termination of the stockholder as an employee or director.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Garfield Electric Company

  We have audited the accompanying balance sheets of Garfield Electric Company as of December 31, 1996 and 1997, and the related statements of earnings, equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Garfield Electric Company at December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          Grant Thornton LLP

Cincinnati, Ohio
February 12, 1998

                           GARFIELD ELECTRIC COMPANY

                                 BALANCE SHEET

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 DECEMBER 31
                                                                --------------
                                                                 1996    1997
                                                                ------  ------
                            ASSETS
Cash........................................................... $    3  $    1
Accounts receivable:
  Trade (including retainages of $55 and $67 in 1996 and
   1997).......................................................    971   1,664
  Affiliates...................................................    297     158
  Officer......................................................     28      37
  Allowance....................................................    (30)    (30)
                                                                ------  ------
                                                                 1,266   1,829
Inventory......................................................     42      54
Cost and estimated earnings in excess of billings on uncom-
 pleted contracts..............................................    615   1,211
Prepaid expenses...............................................     20      21
Deferred Federal income tax....................................      6      37
                                                                ------  ------
    Total current assets.......................................  1,952   3,153
Equipment--net.................................................    328     294
Investment in affiliate........................................     --      75
Deposits.......................................................      2       3
Cash surrender value of life insurance.........................     70      83
                                                                ------  ------
    Total assets............................................... $2,352  $3,608
                                                                ======  ======
             LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable--bank............................................ $  474  $  838
Current maturities of long-term debt...........................      5      15
Bank overdraft.................................................    141     218
Accounts payable:
  Trade........................................................    405     624
  Affiliate....................................................     20      21
  Other........................................................      7       7
                                                                ------  ------
                                                                   432     652
Billings in excess of costs and estimated earnings on uncom-
 pleted contracts..............................................    113     186
Accrued income taxes...........................................    156     228
Accrued expenses
  Payroll and payroll taxes....................................    118     181
  Workers compensation.........................................     65       6
  Dividends....................................................     42     --
                                                                ------  ------
    Total accrued expenses.....................................    225     187
                                                                ------  ------
    Total current liabilities..................................  1,546   2,324
Long-term debt obligations.....................................      2      18
STOCKHOLDERS' EQUITY
  Common stock (5,000 shares authorized, 1,666 issued, with 933 shares outstanding in 1996 and 1997, without par value, at
   aggregate stated value).....................................    503     503
  Retained earnings............................................    496     958
  Less 733 treasury shares at cost in 1996 and 1997............   (195)   (195)
                                                                ------  ------
    Total stockholders' equity.................................    804   1,266
                                                                ------  ------
    Total liabilities and stockholders' equity................. $2,352  $3,608
                                                                ======  ======

        The accompanying notes are an integral part of these statements.

                           GARFIELD ELECTRIC COMPANY

                             STATEMENTS OF EARNINGS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                        YEAR ENDED DECEMBER 31
                                                        -----------------------
                                                         1995     1996   1997
                                                        -------  ------ -------
Contract revenue....................................... $11,792  $8,766 $10,826
Contract costs (net of affiliated company labor
 transactions of $235, $505, and $472 for the years
 ended December 31, 1995, 1996 and 1997................   9,683   6,908   8,286
                                                        -------  ------ -------
    Gross profit.......................................   2,109   1,858   2,540
Selling and administrative expenses (net of affiliated
 company reimbursement of $235, $488 and $360 for the
 years ended December 31, 1995, 1996 and 1997..........   1,325   1,394   1,593
Note receivable charge off.............................     564     --       12
                                                        -------  ------ -------
    Total selling and administrative expense...........   1,889   1,394   1,605
                                                        -------  ------ -------
    Operating profit...................................     220     464     935
Other expense (income)
  Interest expense.....................................     130      46      69
  Interest income......................................     (16)    --      --
  Other................................................     --       18      24
                                                        -------  ------ -------
    Earnings before income taxes.......................     106     400     842
Income taxes...........................................      27     185     319
                                                        -------  ------ -------
    Net earnings....................................... $    79  $  215 $   523
                                                        =======  ====== =======
    Net earnings per share............................. $    85  $  230 $   561
                                                        =======  ====== =======


        The accompanying notes are an integral part of these statements.

                           GARFIELD ELECTRIC COMPANY

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                       TOTAL
                                          COMMON RETAINED TREASURY STOCKHOLDERS'
                                          STOCK  EARNINGS  STOCK      EQUITY
                                          ------ -------- -------- -------------
BALANCE, JANUARY 1, 1995.................  $503    $278    $(195)     $  586
Dividends, $36 per share.................   --      (34)     --          (34)
Net earnings.............................   --       79      --           79
                                           ----    ----    -----      ------
BALANCE, DECEMBER 31, 1995...............   503     323     (195)        631
Dividends, $45 per share.................   --      (42)     --          (42)
Net earnings.............................   --      215      --          215
                                           ----    ----    -----      ------
BALANCE, DECEMBER 31, 1996...............   503     496     (195)        804
Dividends, $65 per share.................   --      (61)     --          (61)
Net earnings.............................   --      523      --          523
                                           ----    ----    -----      ------
BALANCE, DECEMBER 31, 1997                 $503    $958    $(195)     $1,266
                                           ====    ====    =====      ======


        The accompanying notes are an integral part of these statements.

                           GARFIELD ELECTRIC COMPANY

                            STATEMENTS OF CASH FLOWS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               YEAR ENDED
                                                              DECEMBER 31
                                                            ------------------
                                                            1995   1996   1997
                                                            -----  -----  ----
Cash flows provided by (used in) operating activities:
 Net earnings.............................................. $  79  $ 215  $523
 Adjustments to reconcile net earnings to net cash
  provided by (used in) operating activities:
  (Gain) on disposal of asset..............................    (5)    (2)   (4)
  Deferred Federal income tax..............................    (1)    (5)  (31)
  Depreciation and amortization............................   102    101   144
  Changes in assets and liabilities:
   Accounts receivable.....................................  (301)   815  (563)
   Note receivable charge off..............................   564    --    --
   Inventory...............................................    (7)    41   (12)
   Billings in excess of costs and estimated earnings on
    uncompleted contracts..................................  (487)   354    73
   Cost and estimated earnings on uncompleted contracts in
    excess of billings.....................................   (78)  (100) (596)
   Prepaid expenses........................................    16    (16)   (2)
   Accounts payable........................................   222   (612)  220
   Accrued income taxes....................................    77    150    72
   Accrued expenses........................................   110    (33)  (38)
                                                            -----  -----  ----
    Net cash provided by (used in) operating activities....   291    908  (214)
Cash flows provided by (used in) investing activities:
 Purchases of equipment....................................   (94)  (214) (109)
 Investment in Affiliate...................................   --     --    (75)
 Proceeds from disposal of equipment.......................     5      2     3
 Increase in cash surrender value of life insurance........   (15)   (16)  (13)
 Note receivable...........................................    59    --    --
                                                            -----  -----  ----
    Net cash used in investing activities..................   (45)  (228) (194)
Cash flows provided by (used in) financing activities:
 Dividends paid............................................   (33)   (42)  (61)
 Proceeds (payment) of note payable........................  (502)  (332)   26
 Change in bank overdraft and line of credit...............   290   (305)  441
                                                            -----  -----  ----
    Net cash provided by (used in) financing activities....  (245)  (679)  406
                                                            -----  -----  ----
Net increase (decrease) in cash............................     1      1    (2)
Cash at beginning of year..................................     1      2     3
                                                            -----  -----  ----
Cash at end of year........................................ $   2  $   3  $  1
                                                            =====  =====  ====
Supplemental disclosure of cash transactions:
 Interest paid............................................. $ 130  $  46  $ 69
                                                            =====  =====  ====
 Taxes paid................................................ $  16  $  39  $247
                                                            =====  =====  ====

        The accompanying notes are an integral part of these statements.

                           GARFIELD ELECTRIC COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE A--SUMMARY OF ACCOUNTING POLICIES

  The Company is a non-union electrical contractor performing services primarily in the Midwest area of the United States. A summary of significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

 1. Income Recognition

  The accompanying financial statements have been prepared using the percentage-of-completion method of accounting and, therefore, take into account the cost, estimated earnings and revenue to date on contracts not yet completed.

  The amount of revenue recognized at the statement date is the portion of the total contract price that the cost expended to date bears in relation to the anticipated final total cost, based on current estimates of cost to complete. Actual results may vary from anticipated amounts.

  Contract cost includes all direct labor and benefits, materials unique to or installed in the project, subcontract costs, and allocated indirect construction costs.

  As long-term contracts extend over one or more years, revisions in estimates of cost and earnings during the course of the work are reflected in the accounting period in which the facts which require the revision become known.

  At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the financial statements.

 2. Inventory

  Inventory is stated at the lower of cost or market; cost is determined using the first-in, first-out method.

 3. Depreciation and Amortization

  Depreciation and amortization are provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, approximately three to ten years, principally on accelerated methods.

 4. Income Taxes

  Deferred income taxes have been provided for timing differences primarily relating to currently non-deductible state tax accruals which completely reverse in the subsequent year.

  Permanent differences result from officers life insurance expense and meals and entertainment expense.

 5. Major Customers

  Approximately 36% of 1995 revenues were derived from two customers (20% and 16% respectively). Approximately 35% of 1996 revenues were derived from three customers (13%, 11% and 11% respectively). Approximately 31% of 1997 revenues were derived from two customers (20% and 11% respectively).

 6. Use of Estimates in Financial Statements

  In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of

                           GARFIELD ELECTRIC COMPANY

                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE A--SUMMARY OF ACCOUNTING POLICIES--(CONTINUED)

contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

7. Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities as reflected in the financial statements approximates fair value because of the short-term maturity of these instruments. The carrying amounts of long-term debt approximates fair value as the interest rates approximate market rates for debt with similar terms and average maturities.

8. Concentrations of Credit Risk

  Financial instruments that potentially subject the Corporation to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Corporation performs on-going credit evaluations to reduce the risk of loss.

  The Corporation also maintains bank accounts at one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100.

9. Earnings Per Share

  Basic earnings per share is computed based upon the weighted-average shares outstanding during the period. Weighted average common shares outstanding were 933 shares for all periods persented.

NOTE B--EQUIPMENT--LEASEHOLD IMPROVEMENTS

  Equipment and leasehold improvements consists of the following:

                                                                   DECEMBER 31
                                                                  -------------
                                                                   1996   1997
                                                                  ------ ------
   Automobiles and trucks........................................ $  393 $  400
   Equipment.....................................................    658    718
   Fixtures......................................................    114    115
                                                                  ------ ------
                                                                   1,165  1,233
   Accumulated depreciation......................................    837    939
                                                                  ------ ------
                                                                  $  328 $  294
                                                                  ====== ======

  Depreciation expense was $102, $101 and $144 for the years ended December 31, 1995, 1996 and 1997.

NOTE C--EMPLOYEE BENEFIT PLANS

  The Company has a contributory profit-sharing plan covering all full time employees. Contributions are made at the discretion of the Board of Directors. Effective March 1, 1989, the plan was amended to include a 401(k) plan, to which contributions may be made by the Corporation. Contributions to the plan totaled $20 and $22, and $57 in December 31, 1995, 1996 and 1997.

                           GARFIELD ELECTRIC COMPANY

                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE D--LEASES

  The Company occupies premises owned by related parties under month-to-month leases at monthly rentals of approximately $4 in 1995, 1996, and 1997. Total rental expense was $92, $89, and $139 for December 31, for 1995, 1996 and 1997.

NOTE E--DEBT

  The Company has a $1,250 revolving credit note with interest at prime (8.75% at December 31, 1997) plus .5% of which $474, and $838 are outstanding at December 31, 1996, and 1997. The note is secured by inventory, equipment and contract rights. This is guaranteed by stockholders of the company and there are cross guarantees in place with Indecon, Inc. a related company.

  Equipment obligations are payable in monthly installments of approximately $1 including interest at December 31, 1997. This obligation matures in 2000.

NOTE F--COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                                  DECEMBER 31
                                                                 --------------
                                                                  1996    1997
                                                                 ------  ------
   Costs incurred on uncompleted contracts...................... $2,324  $3,934
   Estimated earnings...........................................    761   1,268
                                                                 ------  ------
                                                                  3,085   5,202
     Less billings to date......................................  2,583   4,177
                                                                 ------  ------
                                                                 $  502  $1,025
                                                                 ======  ======
   Presented on the balance sheet as follows:
     Costs and estimated earnings in excess of billings......... $  615  $1,211
     Billings in excess of costs and estimated earnings.........   (113)   (186)
                                                                 ------  ------
                                                                 $  502  $1,025
                                                                 ======  ======

  The backlog of contracts yet to be completed at December 31, 1997 includes revenue, costs and gross profit of approximately $3,201, $2,235 and $966, respectively.

                           GARFIELD ELECTRIC COMPANY

                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE G--INCOME TAXES

  Provision for income taxes:

                                                                YEARS ENDED
                                                                DECEMBER 31
                                                               ----------------
                                                               1995  1996  1997
                                                               ----  ----  ----
    Federal:
    Current................................................... $22   $134  $285
    Deferred..................................................  (1)    (5)  (31)
    State and local...........................................   6     56    65
                                                               ---   ----  ----
                                                               $27   $185  $319
                                                               ===   ====  ====

  Components of effective income tax rate:

   Federal:
    Statutory rate............................................  22%    34%   34%
    Permanent differences.....................................  (3)    (1)   --
    Other.....................................................  --     (1)   --
    State and local...........................................   6     14     8
                                                               ---   ----  ----
     Net effective income tax rate............................  25%    46%   42%
                                                               ===   ====  ====

  The approximate tax effect of the temporary differences giving rise to the Company's deferred income tax asset is:

                                                                   DECEMBER 31
                                                                   -----------
                                                                   1996  1997
                                                                   ----- -----
   Deferred tax asset
    Currently non-deductible state accrual........................ $   6 $  32

NOTE H--RELATED PARTIES

  The Company receives a management fee from related companies as a reimbursement of the cost of performance of administrative functions. This amounted to approximately $235, $488 and $360 in December 31, 1995, 1996 and 1997 which has been reflected as a reduction of selling and administrative expenses.

  The Company and its related party, from time to time provide workers to each other during peak labor needs. These charges are recorded at cost, including benefits and related payroll taxes. The totals charged to the related party by the Company for work performed by its workers was $275, $539 and $477 for the years ended 1995, 1996 and 1997 respectively. The totals charged to the Company for work performed by the related party's workers was $40, $34 and $5 for the years ended 1995, 1996 and 1997 respectively.

                           GARFIELD ELECTRIC COMPANY

                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE I--TREASURY STOCK

  The Company has repurchased the shares of a former shareholder for a total of $132. This amount is being repaid in twelve quarterly installments of approximately $11 plus interest at 10%. The note is reflected in the financial statements at $132 less payments made to date. The financial instrument is recorded at cost which approximates fair value. As of December 31, 1997 all payments have been made.

NOTE J--UNCOLLECTIBLE NOTE RECEIVABLE

  The Company advanced money to and performed services for another construction company from time to time. During the year ended December 31, 1995, it became known to the Company that the amounts advanced would be uncollectible and the asset was written off.

NOTE K--COMMITMENT

  On January 29, 1998 the Corporation entered into a letter of intent with Consolidation Capital Corporation (CCC) for the potential sale of Garfield Electric Company to CCC.

NOTE L--CONTINGENCIES

  There are various legal actions arising in the normal course of business that have been brought against the Company. Management believes these matters will not have a material adverse effect on the Company's financial position or results of operations. In addition, a shareholder resigned from the Company on April 30, 1993 and his stock was redeemed in accordance with the shareholders agreement. He has refused to accept the amount paid by the Company and asserts that a larger amount is due. No suit has been filed.

NOTE M--STOCK REPURCHASE AGREEMENT

  The Company has entered into a stock repurchase agreement with each of its' shareholders. The repurchase agreement, triggered by death, disability, retirement or termination from the Company gives the Company the option to purchase the shares at book value as of the last audited financial statement.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Indecon, Inc.

  We have audited the accompanying balance sheets of Indecon, Inc. as of December 31, 1996 and 1997, and the related statements of earnings, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Indecon, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          Grant Thornton LLP

Cincinnati, Ohio
February 12, 1998

                                 INDECON, INC.

                                 BALANCE SHEET

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 DECEMBER 31
                                                                --------------
                                                                 1996    1997
                                                                ------  ------
                            ASSETS
Accounts receivable:
  Trade (including retainages of $4 and $0 in 1996 and 1997 and net of allowances of $0 and $40 in 1996 and 1997)........... $1,427  $1,876
  Affiliates...................................................     20     183
Notes receivable--affiliate....................................    259     743
Inventory......................................................    137      39
Unbilled receivables on completed contracts....................    418     373
Cost and estimated earnings in excess of billings on uncom-
 pleted contracts..............................................    464      56
Prepaid expenses...............................................      1       3
Deferred Federal income tax....................................     15      42
                                                                ------  ------
    Total current assets.......................................  2,741   3,315
Equipment--net.................................................    126     200
Deposits.......................................................      1       1
                                                                ------  ------
    Total assets............................................... $2,868  $3,516
                                                                ======  ======
             LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable.................................................. $   71  $  728
Bank overdraft.................................................    382      16
Accounts payable:
  Trade........................................................    388     209
  Affiliate....................................................    297     302
Billings in excess of costs and estimated earnings on
 uncompleted contracts.........................................      4     134
Accrued income taxes...........................................    186     164
Deferred federal income tax....................................    --        8
Accrued expenses:
  Payroll......................................................    365     388
  Other........................................................    110      51
                                                                ------  ------
    Total current liabilities..................................  1,803   2,000
STOCKHOLDERS' EQUITY
  Common stock (750 shares authorized and issued, with 500
   shares outstanding in 1996 and 1997, with a stated value of
   $4 per share)...............................................      3       3
  Retained earnings............................................  1,095   1,546
  Less 250 treasury shares at cost in 1995 and 1996............    (33)    (33)
                                                                ------  ------
    Total stockholders' equity.................................  1,065   1,516
                                                                ------  ------
    Total liabilities and stockholders' equity................. $2,868  $3,516
                                                                ======  ======

        The accompanying notes are an integral part of these statements.

                                 INDECON, INC.

                             STATEMENTS OF EARNINGS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                             YEAR ENDED
                                                            DECEMBER 31,
                                                       ------------------------
                                                        1995    1996     1997
                                                       ------  -------  -------
Contract revenue.....................................  $7,425  $11,291  $13,672
Contract costs (net affiliated company labor
 transactions of $235, $505 and $472 for the years
 ended December 31, 1995, 1996 and 1997..............   5,886    9,199   11,301
                                                       ------  -------  -------
    Gross profit.....................................   1,539    2,092    2,371
Selling and administrative expenses (including
 administrative expense reimbursement to affiliate of
 $210, $441and $360 for the years ended December 31,
 1995, 1996 and 1997)................................   1,006    1,244    1,376
                                                       ------  -------  -------
    Operating profit.................................     533      848      995
Other expense (income)
  (Gain) on disposal of asset........................      (2)     --        (1)
  Interest--expense..................................      22       24       33
  Interest income....................................     (17)     (16)     (40)
                                                       ------  -------  -------
    Earnings before income taxes.....................     530      840    1,003
Income taxes.........................................     214      356      452
                                                       ------  -------  -------
    Net earnings.....................................  $  316  $   484  $   551
                                                       ======  =======  =======
    Net earnings per common share--primary...........  $  632  $   968  $ 1,102
                                                       ======  =======  =======


        The accompanying notes are an integral part of these statements.

                                 INDECON, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                     TOTAL
                                        COMMON RETAINED TREASURY STOCKHOLDERS'
                                        STOCK  EARNINGS  STOCK      EQUITY
                                        ------ -------- -------- -------------
BALANCE, JANUARY 1, 1995...............  $ 3    $  335    $(31)     $  307
Net earnings...........................  --        316     --          316
                                         ---    ------    ----      ------
BALANCE, DECEMBER 31, 1995.............    3       651     (31)        623
Dividends, $80 per share...............  --        (40)    --          (40)
Purchase price adjustment on treasury
 shares................................  --        --       (2)         (2)
Net earnings...........................  --        484     --          484
                                         ---    ------    ----      ------
BALANCE, DECEMBER 31, 1996.............    3     1,095     (33)      1,065
Dividends, $200 per share..............  --       (100)    --         (100)
Net earnings...........................  --        551     --          551
                                         ---    ------    ----      ------
BALANCE, DECEMBER 31, 1997.............  $ 3    $1,546    $(33)     $1,516
                                         ===    ======    ====      ======


        The accompanying notes are an integral part of these statements.

                                 INDECON, INC.

                            STATEMENTS OF CASH FLOWS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                           -------------------
                                                           1995   1996   1997
                                                           -----  -----  -----
Cash flows provided by (used in) operating activities:
 Net earnings............................................. $ 316  $ 484  $ 551
 Adjustments to reconcile net earnings to net cash pro-
  vided by (used in) operating activities:
  (Gain) on disposal of asset.............................    (2)   --      (1)
  Deferred Federal income tax.............................     3    (11)   (19)
  Depreciation and amortization...........................    59     65     81
  Changes in assets and liabilities
   Accounts receivable....................................  (411)  (477)  (612)
   Inventory..............................................   --    (136)    98
   Unbilled receivables on completed contracts............  (394)   157     45
   Billings in excess of costs and estimated earnings on
    uncompleted contracts.................................    62    (58)   130
   Cost and estimated earnings on uncompleted contracts in
    excess of billings....................................   130   (441)   408
   Prepaid expenses.......................................     1      1     (2)
   Accounts payable.......................................   267    305   (174)
   Accrued income taxes...................................     5     58    (22)
   Accrued expenses.......................................   239    101    (36)
                                                           -----  -----  -----
    Net cash provided by operating activities.............   275     48    447
Cash flows (used in) investing activities:
 Proceeds from sale of equipment..........................   --     --       1
 Purchases of equipment...................................   (71)   (61)  (155)
 Increase in notes receivable affiliate...................  (167)   (91)  (484)
                                                           -----  -----  -----
    Net cash used in investing activities.................  (238)  (152)  (638)
Cash flows provided by (used in) financing activities:
 Increase in purchase price of treasury stock.............   --      (2)   --
 Dividends paid...........................................   --     (40)  (100)
 (Proceeds) payment of note payable.......................  (288)    42    657
 Increase (decrease) in bank overdraft....................   251    104   (366)
                                                           -----  -----  -----
    Net cash provided by (used in) financing activities...   (37)   104    191
                                                           -----  -----  -----
Net decrease in cash......................................   --     --     --
Cash at beginning of year.................................   --     --     --
                                                           -----  -----  -----
Cash at end of year....................................... $ --   $ --   $ --
                                                           =====  =====  =====
Supplemental disclosure of cash transactions:
 Interest paid............................................ $  22  $  20  $  33
                                                           =====  =====  =====
 Taxes paid............................................... $ 205  $ 309  $ 297
                                                           =====  =====  =====

        The accompanying notes are an integral part of these statements.

                                 INDECON, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE A--SUMMARY OF ACCOUNTING POLICIES

  The Corporation is an industrial electrical contractor whose work is primarily in Ohio and Kentucky. A summary of significant accounting policies applied in the preparation of the accompanying financial statements follows:

 1. Income Recognition

  The Corporation recognizes income on the percentage of completion method. The percentage of completion is calculated on the cost to cost method using cost to date and total estimated cost on a job by job basis. Actual results may vary from estimates. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is accrued. The current asset caption "unbilled receivables on completed contracts" includes revenues earned in excess of billings for time and materials contracts as of December 31, 1996 and 1997. Contract Revenues include $4,520, $8,122, and $10,936 in 1995, 1996, and 1997 derived from time and material jobs.

 2. Inventory

  Inventory represents materials purchased for jobs which have not commenced at December 31. The inventory is carried at the lower of cost or market on a FIFO basis.

 3. Equipment

  Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, approximately three to ten years, principally on accelerated methods.

 4. Income Taxes

  The provision for tax is charged to current earnings. Deferred taxes have been recorded for timing differences in deductibility of state income taxes which completely reverse in the subsequent year and differences in depreciation methods for book and tax purposes.

 5. Use of Estimates in Financial Statements

  In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 6. Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities as reflected in the financial statements approximates fair value because of the short-term maturity of these instruments. The carrying amounts of long-term debt approximates fair value as the interest rates approximate market rates for debt with similar terms and average maturities.

                                 INDECON, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

 7. Concentrations of Credit Risk

  Financial instruments that potentially subject the Corporation to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Corporation performs on-going credit evaluations to reduce the risk of loss.

  The Corporation also maintains bank accounts at one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100.

 8. Earnings Per Share

  Basic earnings per share is computed based upon weighted-average shares outstanding during the period. Weighted-average shares outstanding for all periods was 500 shares.

NOTE B--NOTES RECEIVABLE--AFFILIATE

  The notes receivable--affiliate result from cash advances to two different affiliated Companies which have common ownership with this Company. The notes are due on demand and bear interest at a rate equal to the Corporations line of credit. The notes are unsecured.

NOTE C--EQUIPMENT

  Equipment consists of the following:

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1996    1997
                                                                 ------  ------
   Office equipment............................................. $  108  $  142
   Construction equipment.......................................    249     364
                                                                 ------  ------
                                                                    357     506
     Accumulated depreciation...................................   (231)   (306)
                                                                 ------  ------
                                                                 $  126  $  200
                                                                 ======  ======

  Depreciation expense for the year ended December 31, 1995, 1996 and 1997 was $59, $65 and $81, respectively.

NOTE D--NOTE PAYABLE

  The Corporation used at December 31, 1996 and 1997 $71 and $728 of a $1,200 revolving note from the bank. The interest rate is 1% over the prime rate (currently 8.25%) as of December 31, 1997. The note is secured by inventory and accounts receivable and is guaranteed by the stockholders. There are also guarantees in place with Garfield Electric Company, a related company.

                                 INDECON, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)


NOTE E--OPERATING LEASES

  The Corporation entered into an agreement in June 1997 which leases office space under an operating lease. The following is a schedule, by years, of the future minimum rental payments which expire January 31, 2003:


      YEAR
      ENDING
      DECEMBER
      31,
      --------
         1998    $59,316
         1999    $59,952
         2000    $59,952
         2001    $59,952
         2002    $59,952
         2003    $ 4,996

  Total rent expense under the operating lease was $66,761 for 1997.

NOTE F--INCOME TAXES

  Provision for income taxes:

                                                                 YEAR ENDED
                                                                DECEMBER 31
                                                               ----------------
                                                               1995  1996  1997
                                                               ----  ----  ----
   Federal:
     Current.................................................. $162  $282  $352
     Deferred.................................................    3   (11)  (19)
     State and local..........................................   49    85   119
                                                               ----  ----  ----
                                                               $214  $356  $452
                                                               ====  ====  ====
   Components of effective income tax rate:
   Federal:
     Statutory................................................   34%   34%   34%
     Permanent differences....................................  --    --    --
     Other....................................................   (3)  --    --
     State and local..........................................   10     6    12
                                                               ----  ----  ----
       Net effective income tax rate..........................   41%   40%   46%
                                                               ====  ====  ====

  The approximate tax effect of the temporary differences giving rise to the Company's deferred income tax asset is:

                                                                   DECEMBER 31
                                                                   ------------
                                                                   1996   1997
                                                                   ------ -----
   Deferred tax asset
     Currently non-deductible state accrual....................... $   15 $  42
                                                                   ====== =====
     Deferred tax liability depreciation.......................... $  --  $   8
                                                                   ====== =====

NOTE G--RELATED PARTIES

  Two of the stockholders of Indecon, Inc. are stockholders of a related company to which payments are made to perform some of the administrative functions of Indecon. The total of this administrative fee paid to reimburse

                                 INDECON, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)
NOTE G--RELATED PARTIES (CONTINUED)

the cost of the services provided was $210, $441 and $360, in 1995, 1996 and 1997, respectively. The Corporation and its' related party from time to time provide workers to each other during peak labor needs. These charges are recorded at cost, including benefits and payroll taxes. The totals charged to the related party for work performed by its' workers was $40, $34 and $5 for the years ended 1995, 1996 and 1997, respectively. The totals charged to the Corporation for work performed by its' workers was $275, $539 and $477 for the years ended 1995, 1996 and 1997 respectively.

  In 1997, the company separated its Data Network Solutions Cabling division and sold its net assets at book value to a separate company owned substantially by Indecon's shareholders.

NOTE H--MAJOR CUSTOMERS

  The Corporation had sales to one customer totaling for 79% of total revenue in 1995, and sales to three customers for 40% of total revenues (15%, 13% and 12%) in 1996 and sales to one customer for 56% of total revenues in 1997.

NOTE I--PROFIT-SHARING PLAN

  As of January 1, 1991, the Corporation implemented a 401(k) profit-sharing plan for all eligible employees. Employer contributions are made at the discretion of the Board of Directors, with all costs funded as accrued. Contributions by the Corporation in 1995, 1996 and 1997 totaled $40, $65 and $44.

NOTE J--COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                                DECEMBER 31
                                                                -------------
                                                                1996    1997
                                                                -----  ------
   Costs incurred on uncompleted contracts..................... $ 442    $163
   Estimated earnings..........................................   145      17
                                                                -----  ------
                                                                  587     180
   Less billings to date.......................................   127     258
                                                                -----  ------
                                                                $ 460  $  (78)
                                                                =====  ======
   Included in the accompanying balance sheet under the
    following captions:
   Costs and estimated earnings in excess of billings on
    uncompleted contracts...................................... $ 464  $   56
   Billings in excess of costs and estimated earnings on
    uncompleted contracts......................................    (4)   (134)
                                                                -----  ------
                                                                $ 460  $  (78)
                                                                =====  ======

NOTE K--SETTLEMENT OF STOCKHOLDER LAWSUIT

  In February 1996, a lawsuit with a stockholder was settled. The Corporation was directed to pay a total of $27 for the stockholder's one hundred twenty-five shares, pursuant to the Corporation's stock repurchase agreement. An additional $2 was paid to the stockholder.

                                 INDECON, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)
NOTE L--COMMITMENT

  On January 29, 1998 the Corporation entered into a Letter of Intent with Consolidation Capital Corporation (CCC) for the potential sale of Indecon, Inc. to CCC.

NOTE M--LITIGATION

  There are various legal actions arising in the normal course of business that have been brought against the Company. Management believes these matters will not have a material adverse effect on the Company's financial position or results of operations.

NOTE N--STOCK REPURCHASE AGREEMENT

  The Company has entered into a stock repurchase agreement with each of its' shareholders. The repurchase agreement, triggered by death, disability, retirement or termination from the Company gives the Corporation the option to purchase shares at book value as of the last audited financial statement.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To United Service Solutions, Inc.:

  We have audited the accompanying balance sheet of UNITED SERVICE SOLUTIONS, INC. (the "Company") as of December 31, 1997, and the related statements of income, stockholders' equity (deficit) and cash flows for the period from inception (October 17, 1997) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Service Solutions, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the period from inception (October 17, 1997) to December 31, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Denver, Colorado,
 March 16, 1998 (except with respect
  to the matter discussed in Note 7,
  as to which the date is April 6,
  1998).

                         UNITED SERVICE SOLUTIONS, INC.

                              BALANCE SHEETS

                           ASSETS
                                            DECEMBER 31, 1997  MARCH 31, 1998
                                            -----------------  --------------
CURRENT ASSETS:                                                 (UNAUDITED)
  Cash and cash equivalents...............  $          16,752  $      920,010
  Accounts receivable, net of allowance
   for doubtful accounts of $227,000 and
   $227,000...............................          1,658,011       6,433,201
  Unbilled services.......................          2,420,675       1,713,307
  Supply inventory........................            131,802         126,563
  Current deferred tax asset..............             17,518          17,518
  Prepaid expenses and other current
   assets.................................             30,478         366,077
  Employee receivables....................             19,060          18,579
  Income tax receivable...................                --          231,465
                                            -----------------  --------------
    Total current assets..................          4,294,296       9,826,720
EQUIPMENT, net of accumulated depreciation
 of $49,572 and $228,381..................          1,962,234       2,811,367
INTANGIBLE ASSETS, net of accumulated
 amortization of $33,309 and $195,755.....          7,363,563      26,078,747
DEBT ISSUANCE COSTS, net of accumulated
 amortization of $3,570 and $56,160.......            243,704         573,116
OTHER ASSETS..............................                --          220,038
                                            -----------------  --------------
    Total assets..........................  $      13,863,797  $   39,509,988
                                            =================  ==============
       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Bank overdrafts.........................  $          74,423  $          --
  Accounts payable........................          1,180,958       2,358,737
  Equipment financing obligation..........            725,754         398,432
  Accrued expenses........................            579,605       2,826,033
  Accrued interest........................             73,319         357,871
  Income taxes payable....................             83,509             --
  Due to related parties..................            508,367         350,000
  Current portion of long-term debt.......            500,000       1,520,000
  Deferred revenue........................                --        1,326,356
                                            -----------------  --------------
    Total current liabilities.............          3,725,935       9,137,429
LONG-TERM DEBT............................          8,255,925      22,105,545
LONG-TERM DEBT--RELATED PARTY.............          4,042,222       9,067,221
DEFERRED INCOME TAX LIABILITY--
 NONCURRENT...............................             35,285          35,285
                                            -----------------  --------------
    Total liabilities.....................         16,059,367      40,345,480
WARRANTS WITH PUT OPTION..................            303,733         504,503
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, $0.001 par value,
   1,500,000 shares authorized, 1,000,000
   issued and outstanding.................              1,000           1,061
  Common stock--Class A, $0.001 par value,
   53,530 shares authorized, issued and
   outstanding............................                --               54
  Common stock--Class B, non-voting,
   $0.001 par value, 62,541 shares
   authorized, issued and outstanding.....                --               63
  Additional paid-in capital..............              4,018         806,818
  Accumulated deficit.....................         (2,504,321)     (2,147,991)
                                            -----------------  --------------
    Total stockholders' equity (deficit)..         (2,499,303)     (1,339,995)
                                            -----------------  --------------
    Total liabilities and stockholders'
     equity (deficit).....................  $      13,863,797  $   39,509,988
                                            =================  ==============

  The accompanying notes to financial statements are an integral part of these balance sheets.

                         UNITED SERVICE SOLUTIONS, INC.

                           STATEMENTS OF INCOME

                                             OCTOBER 17, 1997
                                              (INCEPTION) TO
                                             DECEMBER 31, 1997  MARCH 31, 1998
                                             -----------------  --------------
                                                                 (UNAUDITED)
OPERATING REVENUES:
  Service revenues, net..................... $       4,458,195     $15,846,844
  Lease revenues............................            40,689          85,409
                                             -----------------  --------------
    Total operating revenues................         4,498,884      15,932,253
OPERATING EXPENSES:
  Subcontractor expenses....................         3,028,328      10,996,500
  Supply costs..............................           358,226       1,094,315
  Salaries, wages and benefits..............           369,543       1,201,842
  Selling, general and administrative
   expenses.................................           211,134         845,077
  Insurance expenses........................            11,561          49,239
  Depreciation and amortization.............            82,881         393,074
  Management fees to related party..........            27,777         124,998
                                             -----------------  --------------
    Total operating expenses................         4,089,450      14,705,045
                                             -----------------  --------------
OPERATING INCOME............................           409,434       1,227,208
OTHER INCOME (EXPENSE):
  Interest expense..........................          (142,316)       (633,326)
  Other.....................................               837             --
                                             -----------------  --------------
    Total other expense.....................          (141,479)       (633,326)
                                             -----------------  --------------
INCOME BEFORE PROVISION FOR INCOME TAXES....           267,955         593,882
PROVISION FOR INCOME TAXES:
  Current...................................           (83,509)       (237,552)
  Deferred..................................           (17,767)            --
                                             -----------------  --------------
NET INCOME.................................. $         166,679  $      356,330
                                             =================  ==============

  The accompanying notes to financial statements are an integral part of these statements.

                        UNITED SERVICE SOLUTIONS, INC.

               STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
               FOR THE PERIOD FROM INCEPTION (OCTOBER 17, 1997)
                             TO DECEMBER 31, 1997

                            CLASS A       CLASS B
                            COMMON        COMMON       COMMON STOCK
                         ------------- ------------- ----------------   ADDITIONAL    ACCUMULATED
                         SHARES AMOUNT SHARES AMOUNT  SHARES   AMOUNT PAID-IN CAPITAL   DEFICIT       TOTAL
                         ------ ------ ------ ------ --------- ------ --------------- -----------  -----------
BALANCE, October 17,
 1997 (Inception).......    --   $--      --   $--         --  $  --     $    --      $       --   $       --
  Issuance of stock to
   BACE Capital
   Partners.............    --    --      --    --     800,000    800       4,218             --         5,018
  Issuance of stock to
   selling shareholder..    --    --      --    --     200,000    200        (200)            --           --
  Deemed dividend to
   selling shareholder..    --    --      --    --         --     --          --       (2,671,000)  (2,671,000)
  Net income............    --    --      --    --         --     --          --          166,679      166,679
                         ------  ----  ------  ----  --------- ------    --------     -----------  -----------
BALANCE, December 31,
 1997...................      0   --        0   --   1,000,000  1,000       4,018      (2,504,321)  (2,499,303)
                         ======  ====  ======  ====  ========= ======    ========     ===========  ===========
  Issuance of stock to
   subordinated debt
   holders (unaudited).. 53,530    54  62,541    63        --     --      173,991             --       174,108
  Issuance of stock
   (unaudited)..........    --    --      --    --      60,996     61     628,809             --       628,870
  Net income
   (unaudited)..........    --    --      --    --         --     --          --          356,330      356,330
                         ------  ----  ------  ----  --------- ------    --------     -----------  -----------
BALANCE, March 31, 1998
 (unaudited)............ 53,530  $ 54  62,541  $ 63  1,060,996 $1,061    $806,818     $(2,147,991) $(1,339,995)
                         ======  ====  ======  ====  ========= ======    ========     ===========  ===========

 The accompanying notes to financial statements are an integral part of these statements.

                         UNITED SERVICE SOLUTIONS, INC.

                         STATEMENTS OF CASH FLOWS

                                               OCTOBER 17, 1997
                                                (INCEPTION) TO
                                               DECEMBER 31, 1997 MARCH 31, 1998
                                               ----------------- --------------
                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................    $   166,679     $    356,330
  Adjustments to reconcile net income to cash
   provided by operating activities--
    Depreciation and amortization.............         82,881          340,484
    Amortization of debt issuance costs.......          3,570           52,590
    Noncash interest charges..................         51,880          185,496
    Deferred tax provision....................         17,767              --
    Change in operating assets and
     liabilities--
      Accounts receivable and unbilled
       services...............................       (885,645)         343,992
      Accounts payable and accrued expenses...        556,938          421,767
      Supply inventory........................        (81,802)           5,239
      Accrued interest........................         73,319          284,552
      Income taxes payable....................         83,509         (314,974)
      Deferred revenue........................            --           220,296
      Prepaid expenses and other assets.......        (29,337)        (539,283)
                                                  -----------     ------------
      Cash provided by operating activities...         39,759        1,356,489
                                                  -----------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to equipment......................        (42,910)        (394,087)
  Purchase of California Professional Cleaning
   Services, Inc and related entities, net of
   cash acquired..............................     (8,682,212)             --
  Purchase of Sullivan Service Company........            --       (15,063,297)
                                                  -----------     ------------
      Cash used in investing activities.......     (8,725,122)     (15,457,384)
                                                  ===========     ============

  The accompanying notes to financial statements are an integral part of these statements.

                         UNITED SERVICE SOLUTIONS, INC.

                         STATEMENTS OF CASH FLOWS

                                              OCTOBER 17, 1997
                                               (INCEPTION) TO
                                              DECEMBER 31, 1997 MARCH 31, 1998
                                              ----------------- --------------
                                                                 (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Bank overdraft.............................    $   74,423      $   (74,423)
  Proceeds from long--term debt..............     8,750,000       15,073,380
  Debt issuance costs........................      (247,274)        (382,003)
  Payments on equipment financing
   obligation................................      (180,052)        (327,292)
  Payment on term loan.......................           --          (230,000)
  Proceeds from issuance of stock............         5,018          802,978
  Proceeds from issuance of warrants.........       300,000          141,513
                                                 ----------      -----------
  Cash provided by financing activities......     8,702,115       15,004,153
INCREASE IN CASH AND CASH EQUIVALENTS........        16,752          903,258
CASH AND CASH EQUIVALENTS, beginning of
 period......................................           --            16,752
                                                 ----------      -----------
CASH AND CASH EQUIVALENTS, end of period.....    $   16,752      $   920,010
                                                 ==========      ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid..............................    $   17,117      $   163,278
                                                 ==========      ===========
  Taxes paid.................................    $      --       $   552,526
                                                 ==========      ===========
SUPPLEMENTAL DISCLOSURE OF NON--CASH
 FINANCING AND INVESTING ACTIVITIES:
  Note to selling shareholder................    $4,000,000      $ 4,925,000
                                                 ==========      ===========
  Deferred purchase consideration............    $  500,000      $  (150,000)
                                                 ==========      ===========
  Deemed dividend to selling shareholder.....    $2,671,000      $       --
                                                 ==========      ===========
  Equipment financed through equipment
   financing obligation......................    $   56,991      $       --
                                                 ==========      ===========
  Equipment acquired in acquisition..........    $1,911,905      $   633,855
                                                 ==========      ===========
  Working capital acquired...................    $2,276,742      $   332,237
                                                 ==========      ===========
  Equipment financing obligation assumed.....    $  848,815      $       --
                                                 ==========      ===========

  The accompanying notes to financial statements are an integral part of these statements.

                        UNITED SERVICE SOLUTIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(1) BUSINESS AND OPERATIONS

  United Service Solutions, Inc. (the "Company") was incorporated on October 17, 1997 in Delaware. Operations began on November 22, 1997 when the Company purchased the principal operating assets and assumed certain liabilities of California Professional Cleaning Services, Inc. ("CPCS") and related entities (the "Acquisition"). The Company is a subsidiary of the members of BACE Capital Partners LLC, a venture capital fund organized in Colorado.

  The Company is engaged in the business of contract facilities management services primarily to regional and national chain retailers in various regions of the continental United States. The services the Company manages generally involve the sweeping, stripping, scrubbing and buffing of facility floors. The Company's principal customers are in the grocery, pharmacy and consumer products businesses. Additionally, the Company leases floor maintenance equipment to certain customers and subcontractors.

  A significant portion of the Company's operations are in California. The Company also operates in Arizona, Colorado, Florida, Idaho, Nebraska, Nevada, New Mexico, New York, Oregon, Texas, Utah, Washington, West Virginia and Wyoming.

 The Acquisition

  On November 22, 1997, the Company acquired certain net assets of CPCS for $6.7 million in cash, subordinated purchase money notes payable of $4 million and 200,000 shares of the Company's common stock. In addition, the Company paid $2.0 million for covenants not to compete ranging from 5 to 15 years. The Company will be required to pay an additional $0.5 million in December 1998, assuming CPCS's operating income does not decline from the prior year's levels. This additional amount has been accrued at the date of acquisition because payment is reasonably assured. The acquisition was accounted for using the purchase method. Accordingly, the purchase price was allocated to the net assets acquired based upon their estimated fair values for the 80% acquired by new equity interests and based upon predecessor cost for the 20% interest retained by the seller. The excess of the consideration received by the selling shareholder over the predecessor cost of the assets contributed relating to the 20% interest retained has been charged to equity as a deemed dividend in accordance with Emerging Issues Task Force (EITF) Issue No. 88-16. This treatment resulted in approximately $5.4 million of cost in excess of net assets acquired as of November 22, 1997. Such excess is being amortized on a straight-line basis over 40 years. CPCS results of operations have been included since the date of acquisition.

  The following summarized, unaudited pro forma results of operations for the year ended December 31, 1997 assume the acquisition occurred as of the beginning of the period:

                                                                       1997
                                                                   -------------
                                                                   (IN MILLIONS)
       Total revenues.............................................     $32.1
       Net income.................................................       0.9

  The preliminary allocation to property and equipment, goodwill and other intangibles is contingent upon the Company finalizing its appraisal of the assets acquired from CPCS.

  In connection with the Acquisition, the Company entered into an employment and consulting agreement with the seller. The employment agreement and subsequent consulting agreement each have six month terms. Cash remuneration paid under the employment agreement was approximately $13,000 in 1997.

                        UNITED SERVICE SOLUTIONS, INC.

                               DECEMBER 31, 1997

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Cash and Cash Equivalents

  The Company considers all highly liquid investments not subject to market risk, with a maturity of three months or less at the date of purchase, to be cash equivalents.

 Equipment

  Equipment is stated at cost. The Company uses the straight-line method of depreciation for financial reporting purposes. Following is a summary of estimated useful lives:

            ASSET                                                         YEARS
            -----                                                         -----
     Automobiles and trucks..............................................  5-7
     Machinery and equipment.............................................  3-5
     Office equipment....................................................  5-7

  At December 31, 1997, equipment consisted of the following:

     Machinery and equipment........................................ $  678,843
     Equipment leased to customers and subcontractors (Note 6)......  1,119,490
     Automobiles and trucks.........................................    152,780
     Office equipment...............................................     60,693
                                                                     ----------
                                                                      2,011,806
     Less--accumulated depreciation.................................    (49,572)
                                                                     ----------
                                                                     $1,962,234
                                                                     ==========

 Long-Lived Assets

  The Company evaluates its long-lived assets for recoverability whenever changes in its business or other events warrant such a review. A long-lived asset is considered impaired when projected undiscounted cash flows are insufficient to recover the carrying amount. As of December 31, 1997, management believes there has not been any impairment of the Company's long-lived assets.

 Intangible Assets

  The Company amortizes its intangible assets over the following periods:

     Organizational costs................. 5 years
     Noncompete agreements................ Term of the agreement (5 to 15 years)
     Goodwill............................. 40 years

  At December 31, 1997 intangible assets consisted of the following:

     Organizational costs........................................... $    5,000
     Noncompete agreements..........................................  1,959,513
     Goodwill.......................................................  5,432,359
                                                                     ----------
                                                                      7,396,872
     Less--Accumulated amortization.................................    (33,309)
                                                                     ----------
                                                                     $7,363,563
                                                                     ==========

                        UNITED SERVICE SOLUTIONS, INC.

                               DECEMBER 31, 1997
 Deferred Income Taxes

  The Company accounts for income taxes according to the liability method. Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and income tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

 Concentration of Credit Risk

  In 1997, the Company derived approximately 32%, 16% and 9% of its revenue from three regional and national chain customers. These customers comprised 22%, 19% and 19%, respectively, of the accounts receivable balance as of December 31, 1997.

  In 1997, two vendors comprised approximately 27% and 23% of total subcontractor expenses.

 Revenue Recognition

  Service revenue represents revenue for servicing customer floors and is recognized when the service is provided. Services provided but which have not yet been billed are included in unbilled services in the accompanying balance sheet. Leasing revenue for leasing floor maintenance equipment is recognized on a straight-line basis over the minimum lease term, regardless of payment terms.

 Advertising

  The Company expenses advertising costs as incurred.

 Supply Inventory

  Supply inventory is recorded at the lower of cost or market, with cost determined under a first-in, first-out method.

 Stock Options and Warrants

  Employee stock options are accounted for using the intrinsic value method under which no compensation is generally recognized if the exercise price equals or exceeds the fair value of the stock at the date of grant. Stock options and warrants issued to non-employees are accounted for at their fair value at date of grant. Fair value for non-employee grants is determined using the Black-Scholes option pricing model or the value of the services received, whichever is more readily determinable. Subsequent to yearend, the Company established a stock option plan for key employees. There are 30,000 shares of stock available for issuance under the plan and each stock option is evidenced by a stock option agreement, the terms of which are at the discretion of the board of directors. The exercise period of any grant can be up to 10 years. Options will be granted with exercise prices at least equal to fair market value at the date of grant. On February 25, 1998, pursuant to the stock option plan

                        UNITED SERVICE SOLUTIONS, INC.

                               DECEMBER 31, 1997
for key employees, the Company granted incentive stock options to key employees for 7,300 shares of the Company's common stock with an exercise price of $10.31 per share, a five year ratable vesting period and a ten year life.

 Financial Instruments

  Substantially all of the Company's financial instruments (which includes cash equivalents, accounts receivable and payable and borrowings) have been issued or revalued in connection with the Acquisition. As such, their carrying amounts reflect fair value December 31, 1997.

  The fair value of the warrants with a put option to the Company for cash beginning in 2002 is $303,733 at December 31, 1997. Each warrant is putable at a price determined by valuing the Company's net assets at six times the trailing twelve month EBITDA (net earnings before interest, tax, depreciation and amortization expenses), less borrowings and dividing by the total number of common shares and warrants outstanding. At December 31, 1997, the minimum put amount is approximately $500,000. The redemption price may change in the future depending upon the future results of operations. The Company is accreting these putable warrants to their estimated redemption value at the earliest put date. The accretion is charged to interest expense. As of December 31, 1997, a total of $3,733 has been charged to interest expense related to these warrants.

 Unaudited Financial Statements

  In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the financial position of the Company as of March 31, 1998 and the results of operations and cash flows for the period presented. All such adjustments are of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the SEC's rules and regulations. The results of operations for the period presented are not necessarily indicative of the results for the full year.

(3) BORROWINGS

  Borrowings at December 31, 1997, consisted of the following:

                           DUE YEAR ENDED DECEMBER 31,
                          ------------------------------            UNAMORTIZED
 BY PRIORITY              1998 1999  2000   2001   2002  THEREAFTER  DISCOUNT
 -----------              ---- ---- ------ ------ ------ ---------- -----------
                                               (IN $000'S)
Term Loan................ $500 $750 $1,000 $1,000 $3,800   $  --       $ --
Notes payable............  --   --     --     --   2,000      --        (294)
Related party note.......  --   --     --     --     --     4,042        --
                          ---- ---- ------ ------ ------   ------      -----
                          $500 $750 $1,000 $1,000 $5,800   $4,042      $(294)
                          ==== ==== ====== ====== ======   ======      =====

FINANCING FACILITY WITH A FINANCIAL INSTITUTION

 Revolving Line of Credit

  The Company has a revolving line of credit with a financial institution ("Lender") for up to $2.0 million. The revolving line of credit is collateralized by substantially all of the assets of the Company and ranks pari passu with the Term Loan. The term of the line is for 5 years with automatic one-year renewal periods. Interest is at the institution's base rate plus 0.75% (9.0% at December 31, 1997) and is payable monthly in arrears. Principal on the line of credit is paid by daily collections on the Company's accounts receivable, which first pay any outstanding amounts on the line of credit. A LIBOR option is available to the Company, periodically, for all or portions of the outstanding principal balance. The rate is based upon the Company's achieved level of EBITDA, as defined in the agreement, and ranges from LIBOR plus 2.5% to LIBOR plus 3.0%. The Company must pay a fee for the unused portion of the line of credit equal to 0.375% of the average monthly unused principal balance. The fee is payable monthly in arrears. There were no amounts drawn on the line of credit at December 31, 1997.

                        UNITED SERVICE SOLUTIONS, INC.

                               DECEMBER 31, 1997

 Term Loan

  The Company has a term loan with the Lender for $7.05 million. The term loan bears interest at the financing institution's base rate plus 1% (9.25% at December 31, 1997). A LIBOR option is available to the Company, periodically, for all or a portion of the outstanding principal balance. The rate is based upon the Company's achieved level of EBITDA, as defined in the agreement, and ranges from LIBOR plus 2.75% to LIBOR plus 3.25%. The term loan is collateralized by substantially all of the assets of the Company and ranks pari passu with the revolving line of credit. Interest is payable monthly in arrears. Principal is payable quarterly, beginning March 1, 1998, with quarterly amounts ranging from $125,000 to $250,000. Additionally the Company must pay additional principal each year equal to 75% of excess cash flow, defined as 75% of the amount derived by EBITDA less fixed charges and accrued management fees, which is applied in inverse order of maturity.

  If the Company terminates the revolving line of credit or term loan, a termination charge of 0% to 1.0% of the total credit facility will be assessed to the Company (0% through December 31, 1998).

  The Company is subject to certain financial and nonfinancial covenants related to the term loan and revolving line of credit. The financial covenants specify minimum EBITDA levels, an EBITDA to fixed charges ratio, maximum collateral levels, limitations on additional indebtedness and capital expenditure limits. As of December 31, 1997 the Company was in compliance with all covenants.

 Notes Payable

  The Company entered into note agreements with three financial institutions for a total of $2.0 million. The notes are subordinated to the term loan and revolving line of credit. Principal is due in November 2002. Interest is payable quarterly in arrears at 12%. The notes payable are collateralized by substantially all of the assets of the Company, although subordinated to the above revolving line of credit and term loan. The notes were issued with the warrants discussed in Note 4 which results in an effective interest rate of approximately 18% on the notes.

  The Company is subject to certain financial and nonfinancial covenants substantially the same as in the credit facility described above.

 Equipment Financing Obligation

  The Company has an equipment financing arrangement for 263 buffers and 33 auto scrubbers. The obligation at December 31, 1997 was $725,754. Payment terms are 180 days, without interest, from the invoice date. The amounts due are as follows: approximately $380,000 is due March 1998, approximately $312,000 is due May 1998 and approximately $34,000 is due June 1998.

 Related Party Note Payable

  In connection with the acquisition of the net assets of California Professional Cleaning Services, Inc. and related entities, the Company issued a note to the seller for $4.0 million. The principal balance is due in 4 equal quarterly payments beginning March 1, 2003 or earlier if the Company files a registration statement under the Securities and Exchange Commission Act of 1933 and issues shares in an initial public offering. Accrued interest at 10% per annum for the first year is added to the principal balance, thereafter, interest is payable annually in arrears. The related party note is subordinated to the Company's other borrowings and is uncollateralized.

                        UNITED SERVICE SOLUTIONS, INC.

                               DECEMBER 31, 1997

(4) EQUITY

 Stock Split

  On January 27, 1998, the Company effected a 1,000-for-1 split of the Company's common stock. The number of common shares, the capital accounts and stock options and warrants have been restated to give retroactive effect to the stock split.

 Stock Options

  The Company grants stock options to employees at a price equal to the estimated fair value of the stock on the date of grant. The options vest ratably over a five year period. Options granted in 1997 are as follows:

                                                                      REMAINING
                                                            EXERCISE CONTRACTUAL
                                                     SHARES  PRICE      LIFE
                                                     ------ -------- -----------
   Granted.......................................... 40,000  $.0001
   Exercised........................................    --      --
   Cancelled........................................    --      --
                                                     ------  ------
   Outstanding...................................... 40,000  $.0001   9.9 years
   Exercisable......................................    --      --    9.9 years

  The fair value of the options granted during 1997 had a nominal value and would not have affected reported net income if recorded at fair value and amortized over their vesting period as required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Fair value was estimated using the minimum value method available for private companies under which no volatility was assumed for the stock price. A risk free interest rate of 5.39% and no dividends were assumed in estimating fair value.

 Warrants

  The Company has issued warrants to purchase common stock to the three financial institutions providing debt financing during 1997. The 103,000 warrants have an aggregate exercise price of $300 and because of the put feature described below, had an estimated fair value of $300,000 at the time of issuance. The warrants are exercisable at the earliest of November 21, 2001 or a triggering event, as defined in the agreement, and expire in 2002. The warrants can be put to the Company beginning in November 2002 for a cash redemption value based on valuing the Company's net assets at six times the trailing twelve month EBITDA, less borrowings and dividing by the total number of common shares and warrants outstanding. The Company is accreting the warrants to the estimated cash redemption value at the earliest redemption date.

(5) INCOME TAXES

  At December 31, 1997, the provision for taxes includes:

                                                                 FEDERAL  STATE
                                                                 ------- -------
   Current...................................................... $67,874 $15,635
   Deferred.....................................................  14,441   3,326
                                                                 ------- -------
                                                                 $82,315 $18,961
                                                                 ======= =======

                        UNITED SERVICE SOLUTIONS, INC.

                               DECEMBER 31, 1997

  The difference in income taxes provided and the amounts determined by applying the federal statutory rate to income before income taxes result from the following:

     Income tax provision using federal statutory rate.................... 35.0%
     Effect of graduated federal rates.................................... (2.7)
     State income taxes, net of federal benefit...........................  4.6
     Meals and entertainment..............................................  0.9
                                                                           ----
                                                                           37.8%
                                                                           ====

  Temporary differences giving rise to deferred taxes at December 31, 1997 are as follows:

     Current deferred tax asset and liability:
       Vacation accrual.............................................. $ 21,828
       Prepaid insurance.............................................   (4,310)
                                                                      --------
         Net deferred tax asset--current............................. $ 17,518
                                                                      ========
     Noncurrent deferred tax liability:
       Basis difference of tangible and intangible assets............ $(35,285)
                                                                      ========

(6) COMMITMENTS AND CONTINGENCIES

 Operating Lease Commitments

  The Company has various operating leases in effect for office space and equipment. The leases have initial terms ranging from one month to five years, with renewal options generally being available.

  Minimum commitments under all operating leases at December 31, 1997, are as follows:

     YEAR
     ----
     1998............................................................... $ 5,700
     1999...............................................................   4,521
     2000...............................................................   4,128
     2001...............................................................     996
                                                                         -------
       Total............................................................ $15,345
                                                                         =======

  Rental expense amounted to approximately $10,600 for the year ended December 31, 1997.

 Operating Lease Contracts

  The Company leases floor maintenance equipment to customers and subcontractors under a three year lease. If the customer terminates the related service contract earlier than three years from the date of acquisition of the equipment, the Company may put the leased asset to the customer for its fair market value. Minimum future rentals receivable on noncancelable leases are as follows:

     YEAR
     ----
     1998............................................................ $  739,140
     1999............................................................    739,140
     2000............................................................    491,225
                                                                      ----------
       Total......................................................... $1,969,505
                                                                      ==========

                        UNITED SERVICE SOLUTIONS, INC.

                               DECEMBER 31, 1997

 Legal Matters

  Prior to the Acquisition, CPCS has been a party to various legal actions and claims arising in the normal course of business. The Company is not presently subject to any such legal actions or claims.

 Management Fee

  The Company has a management agreement with its majority stockholder. Under the agreement, the Company receives consulting services concerning business planning, acquisitions, financing and other management matters. The fee is $250,000 per year increased by the consumer price index beginning in 1999. Additionally, beginning in 1998, the management agreement contains an incentive bonus of up to $250,000 if agreed upon performance is achieved. The agreement continues as long as the majority stockholder owns greater than 50% of the outstanding stock of the Company.

 Year 2000

  Management is currently addressing the Year 2000 issue and its impacts on the Company and the Company's customers and vendors. The Company is currently quantifying the costs of becoming Year 2000 compliant but believes such costs will not be material to its financial position or results of operations.

(7) SUBSEQUENT EVENTS

  On January 27, 1998, the Company purchased all of the outstanding stock of Sullivan Service Company ("SSC") for $14.825 million in cash and $4.925 million in subordinated debt from the seller. SSC provides similar contract facilities management services to regional and national retailers in the eastern and mid-west portions of the United States and in Puerto Rico. The acquisition was accounted for using the purchase method.

  On April 6, 1998, the Company entered into a definitive agreement to merge with Consolidation Capital Corporation with closing of the transaction scheduled in early April.

(8) QUARTERLY INFORMATION (UNAUDITED)

  On January 27, 1998, the Company purchased SSC for total consideration of $19.75 million. The quarterly information presented includes the net assets purchased and the income from the operations of SSC from the acquisition date through the end of the quarter. The Company acquired working capital of $332,237 and equipment of $633,855 in the acquisition.

  The excess of the purchase price over the fair value of identifiable assets acquired of $18.8 million was tentatively allocated to goodwill and will be amortized over forty years. The final allocation of purchase price will be determined upon completion of an appraisal of the acquired assets.

  The acquisition was financed through the issuance of $15.1 million in debt, seller financing of $4.9 million and the sale of 53,530 shares of Class A common and 62,541 shares of Class B Nonvoting common stock for total proceeds of approximately $174,000. In connection with the issuance of the debt, the Company issued warrants to purchase 94,342 shares of common stock valued at approximately $142,000.

  During March 1998, the Company issued 60,996 shares of common stock to related parties for $628,870 in cash.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Taylor Electric, Inc.

  We have audited the accompanying balance sheet of Taylor Electric, Inc. as of December 31, 1997, and the related statements of earnings, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Taylor Electric, Inc. as of December 31, 1997 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

LEVERICH, PHILLIPS, & RASMUSON & COMPANY

Salt Lake City, Utah
February 20, 1998

                             TAYLOR ELECTRIC, INC.

                                 BALANCE SHEET


                                               DECEMBER 31, 1997 MARCH 31, 1998
                                               ----------------- --------------
                                                                  (UNAUDITED)
                    ASSETS
CURRENT ASSETS
  Cash (Note F)............................... $       1,158,324 $    2,942,591
  Contracts receivable (including retentions
   of $1,370,552)
   (Note A5)..................................         3,918,633      4,159,332
  Employee receivable.........................             1,315          3,011
  Inventory (Note A6).........................           113,778        198,805
  Prepaid expenses............................            55,097         33,117
  Costs and estimated profits in excess of
   billings on uncompleted contracts (Note
   B).........................................           316,191         44,999
                                               ----------------- --------------
    TOTAL CURRENT ASSETS......................         5,563,338      7,381,855
PROPERTY AND EQUIPMENT, net of accumulated
 depreciation (Note C)........................           420,591        405,575
OTHER ASSETS
  Deposits....................................             9,125          9,449
                                               ----------------- --------------
      TOTAL ASSETS............................ $       5,993,054 $    7,796,879
                                               ================= ==============
     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable (Including retentions of
   $44,304 and $27,174)....................... $         505,664 $    1,092,520
  Accrued expenses............................           493,821        323,281
  Billings in excess of costs and estimated
   profits on uncompleted contracts (Note B)..           908,277      1,895,733
                                               ----------------- --------------
    TOTAL CURRENT LIABILITIES.................         1,907,762      3,311,534
STOCKHOLDERS' EQUITY
  Common stock, no par value, authorized
   50,000 shares, issued and outstanding
   1,222 shares...............................           425,986        425,986
  Retained earnings...........................         3,659,306      4,059,359
                                               ----------------- --------------
    TOTAL STOCKHOLDERS' EQUITY................         4,085,292      4,485,345
                                               ----------------- --------------
      TOTAL LIABILITIES AND STOCKHOLDERS'
       EQUITY................................. $       5,993,054 $    7,796,879
                                               ================= ==============


         The accompanying notes are an integral part of this statement.

                             TAYLOR ELECTRIC, INC.

                  STATEMENT OF EARNINGS AND RETAINED EARNINGS


                                    YEAR ENDED       THREE MONTHS ENDED
                                 DECEMBER 31, 1997        MARCH 31,
                                 -----------------  ----------------------
                                                       1997        1998
                                                    ----------  ----------
Construction revenue...........  $      19,192,685  $4,070,974  $4,782,343
Construction costs.............         13,799,340   3,287,914   4,099,057
                                 -----------------  ----------  ----------
    Gross Profit...............          5,393,345     783,060     683,286
General and administrative
 expenses......................          1,271,756     278,129     296,912
                                 -----------------  ----------  ----------
    Earnings from Operations...          4,121,589     504,931     386,374
Other income/(expense)
  Miscellaneous income
   (expense)...................             41,458      (8,582)    (23,013)
  Interest income..............            112,759      13,680      30,509
  Interest expense.............                (31)        --          (18)
  Gain on sale of assets.......              1,298       6,771       6,201
                                 -----------------  ----------  ----------
    NET EARNINGS...............          4,277,073     516,800     400,053
Retained earnings--beginning of
 year..........................          2,610,579   2,610,578   3,659,306
Shareholder distributions......         (3,228,346)        --          --
                                 -----------------  ----------  ----------
Retained earnings--end of
 year..........................  $       3,659,306  $3,127,378  $4,059,359
                                 =================  ==========  ==========




         The accompanying notes are an integral part of this statement.

                             TAYLOR ELECTRIC, INC.

                            STATEMENT OF CASH FLOWS
                          INCREASE/(DECREASE) IN CASH


                                    YEAR ENDED       THREE MONTHS ENDED
                                 DECEMBER 31, 1997        MARCH 31,
                                 -----------------  ----------------------
                                                       1997        1998
                                                    ----------  ----------
                                                         (UNAUDITED)
Cash flows from operating
 activities:
 Net earnings................... $       4,277,073   $ 516,800   $ 400,053
 Adjustment to reconcile net
  earnings to net cash provided
  by operating activities:
  Depreciation..................           125,043      29,539      27,614
  Gain on sale of assets........            (1,298)        --          --
  Changes in operating assets
   and liabilities:
   (Increase)/Decrease in:
    Contracts receivable........          (420,127)    309,622    (218,719)
    Inventory...................           135,510     (43,515)    (85,027)
    Costs and estimated profits
     in excess of billings on
     uncompleted contracts......          (291,089)        --      271,192
    Employee receivable.........             8,119       3,546      (1,696)
    Prepaid expenses............            (4,190)        --          --
    Deposits....................               694         619        (325)
   (Decrease)/Increase in:
    Billings in excess of costs
     and estimated profits on
     uncompleted contracts......            22,989         --      987,456
    Accounts payable............          (210,170)     95,028     509,272
    Accrued expenses............           (96,491)   (16,403)    (92,956)
                                 -----------------  ----------  ----------
     Total adjustment to net
      earnings..................          (731,010)    378,436   1,396,811
                                 -----------------  ----------  ----------
      Net Cash Provided by
       Operating Activities.....         3,546,063     895,236   1,796,864
Cash flows from investing
 activities:
 Purchase of equipment..........          (118,112)    (37,193)    (12,598)
 Proceeds from sale of assets...             6,832         --          --
                                 -----------------  ----------  ----------
      Net Cash Used by Investing
       Activities...............          (111,280)    (37,193)    (12,598)
Cash flows from financing
 activities:
 Shareholder distributions......        (3,228,346)        --          --
                                 -----------------  ----------  ----------
      Net Cash Used by Financing
       Activities...............        (3,228,346)        --          --
                                 -----------------  ----------  ----------
Net increase in cash............           206,437     858,043   1,784,266
Cash--beginning of year.........           951,887     951,887   1,158,325
                                 -----------------  ----------  ----------
Cash--end of year............... $       1,158,324  $1,809,930  $2,942,591
                                 =================  ==========  ==========

         The accompanying notes are an integral part of this statement.

                             TAYLOR ELECTRIC, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

 1. Method of accounting for long-term construction contracts

  The Company is engaged in electrical contracting under long-term construction contracts in Utah and surrounding areas. The accompanying financial statements have been prepared using the percentage-of-completion method measured by percentage of cost incurred to date to estimated total cost for each contract and, therefore, take into account the cost, estimated earnings, and revenue to date on the contracts not yet complete. That method is used because management considers total cost to be the best available measure of progress on the contracts.

  The amount of revenue recognized at the statement date is the portion of the total contract price that the cost expended to date bears to the anticipated final total costs, based on current estimates of cost to complete. It is not related to the progress billings to customers.

  Revenue earned on contracts in process in excess of billings (underbillings) is classified as a current asset. Amounts billed in excess of revenue earned (overbillings) are classified as current liabilities.

  At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the financial statements.

 2. Use of estimates

  Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, and the reported revenues and expenses.

 3. Operating cycle

  Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheet, as they will be liquidated in the normal course of contract completion, although this may be more than one year.

 4. Statement of cash flows

  For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. During the year ended December 31, 1997, the Company paid interest of $31, none of which was required to be capitalized. There were no non-cash investing or financing activities for the year ended December 31, 1997.

 5. Allowance for doubtful accounts

  The Company considers contracts receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been provided. If amounts become uncollectible, they will be charged to operations when that determination is made.

  The Company also expects all retention receivables to be collected within the normal course of contract completion.

                             TAYLOR ELECTRIC, INC.

                               DECEMBER 31, 1997

 6. Inventory

  The inventory of the Company consists of electrical materials and supplies used on construction contracts. Inventory is stated at the lower of cost or market using the first-in, first-out (FIFO) method of accounting. At December 31, 1997, the inventory was valued at $113,778.

 7. Income taxes

  The income taxes on the net operations for the year are payable personally by the shareholders pursuant to an election under Subchapter S of the Internal Revenue Code not to have the Company taxed as a corporation. Accordingly, no provision has been made for taxes. The tax liability would be approximately $1,668,058 had such taxes been payable by the Corporation at December 31, 1997.

NOTE B--COSTS AND ESTIMATED PROFITS ON UNCOMPLETED CONTRACTS

   Costs incurred on uncompleted contracts......................... $ 8,797,615
   Estimated earnings..............................................   3,563,703
                                                                    -----------
                                                                     12,361,318
   Less: Billings to date..........................................  12,953,404
                                                                    -----------
                                                                       (592,086)
                                                                    ===========

  Included in the accompanying balance sheet under the following captions:

   Costs and estimated profits in excess of billings on uncompleted
    contracts......................................................   316,191
   Billings in excess of costs and estimated profits on uncompleted contracts......................................................  (908,277)
                                                                     --------
                                                                     (592,086)
                                                                     ========

NOTE C--PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 1997 consisted of the following:

                                                        ACCUMULATED    BOOK
                                                COST    DEPRECIATION   VALUE
                                              --------- ------------ ---------
   Leasehold improvements.................... $ 169,205   $ 43,904   $ 125,301
   Furniture and fixtures....................   177,986    102,175      75,811
   Construction equipment....................   256,116    154,249     101,867
   Vehicles..................................   339,179    221,567     117,612
                                              ---------   --------   ---------
                                              $ 942,486   $521,895   $ 420,591
                                              =========   ========   =========

  Depreciation expense is computed using the straight-line method in amounts sufficient to write off the cost of depreciable assets over their estimated useful lives. Depreciation expense for the year ended December 31, 1997 amounted to $125,043. Of this amount, $90,184 was included in direct equipment costs and $34,859 was included in general and administrative expenses.

                             TAYLOR ELECTRIC, INC.

                               DECEMBER 31, 1997

NOTE D--BACKLOG

  The following schedule shows a reconciliation of backlog representing signed contracts in existence at December 31, 1997:

   Balance--beginning of year...................................... $ 8,181,324
   New contracts and change orders.................................  30,601,370
                                                                    -----------
                                                                     38,782,694
   Less contract revenue earned at December 31, 1997...............  19,192,685
                                                                    -----------
   Balance--end of year............................................ $19,590,009
                                                                    ===========

NOTE E--SALARY REDUCTION AND PROFIT SHARING PLAN

  The Company maintains a defined contribution retirement plan pursuant to the Internal Revenue Code 401(k). All employees that work over 1,000 hours and have completed one year of service are eligible to enter the plan on the plan's entry date. Participants are 100% vested in the employer's contributions upon admission to the plan. The plan allows for a maximum employee contribution of 10% of compensation up to the maximum amount allowed by law. The Company matches 45% of employee contributions. For the year ended December 31, 1997, the Company contributed $137,290 to the plan.

NOTE F--CONCENTRATIONS OF CREDIT RISK

  The Company verifies sources of payment and has legal lien rights on all significant private and commercial jobs. In compliance with state laws, the Company pursues and perfects its mechanical lien rights against all significant projects.

  As of December 31, 1997, the Company held cash in demand accounts at banks in excess of the federally insured amounts.

NOTE G--RELATED PARTY TRANSACTIONS

  The Company rents the buildings it occupies from Jerald M. Taylor, president and majority shareholder of the Company. Total rents paid to Mr. Taylor for the year ended December 31, 1997 amounted to $56,100.

NOTE H--MAJOR CUSTOMERS

  Construction contracts with three major customers accounted for 58% of current year revenues.

                         INDEPENDENT AUDITORS' REPORT

Walker Engineering, Inc.
Dallas, Texas

  We have audited the accompanying balance sheet of Walker Engineering, Inc., (an S Corporation) as of December 31, 1997, and the related statement of income and changes in retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Walker Engineering, Inc., as of December 31, 1997, and the results of its operations and changes in retained earnings, and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Hutton, Patterson & Company

February 27, 1998
Dallas, Texas

                            WALKER ENGINEERING, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1997

                               ASSETS
CURRENT ASSETS
  Cash.............................................................. $ 5,074,179
  Contracts receivable..............................................  19,059,634
  Notes receivable, employees.......................................      31,202
  Investment in life insurance contracts............................     284,188
  Unbilled revenues.................................................     281,404
                                                                     -----------
    TOTAL CURRENT ASSETS............................................  24,730,607
                                                                     -----------
PROPERTY AND EQUIPMENT
  Automotive equipment..............................................   1,459,259
  Operating equipment...............................................   1,134,603
  Office furniture and equipment....................................     423,321
  Computer and software.............................................     459,209
  Leasehold improvements............................................      69,211
                                                                     -----------
                                                                       3,545,603
  Less accumulated depreciation and amortization....................   1,790,274
                                                                     -----------
    NET PROPERTY AND EQUIPMENT......................................   1,755,329
                                                                     -----------
    OTHER ASSETS....................................................     180,530
                                                                     -----------
                                                                     $26,666,466
                                                                     ===========
                LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable.................................................. $ 5,751,485
  Accrued expenses..................................................   4,291,921
  Excess billings...................................................   7,435,796
  Capital leases payable, current portion...........................     126,332
  Notes payable, shareholder........................................   4,000,000
                                                                     -----------
    TOTAL CURRENT LIABILITIES.......................................  21,605,534
                                                                     -----------
LONG-TERM LIABILITIES
  Capital leases payable, net of current portion....................      76,334
                                                                     -----------
    TOTAL LIABILITIES...............................................  21,681,868
                                                                     -----------
SHAREHOLDERS' EQUITY
  Common stock (no par value; 1,000,000 shares authorized; 116,452
   shares issued and outstanding)...................................      11,645
  Paid-in capital...................................................     917,869
  Retained earnings.................................................   4,055,084
                                                                     -----------
    TOTAL SHAREHOLDERS' EQUITY......................................   4,984,598
                                                                     -----------
                                                                     $26,666,466
                                                                     ===========

   The accompanying notes are an integral part of these financial statements.

                            WALKER ENGINEERING, INC.

              STATEMENT OF INCOME AND CHANGES IN RETAINED EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

REVENUES EARNED................................................... $127,672,430
COSTS OF REVENUES EARNED..........................................  106,346,712
                                                                   ------------
GROSS PROFIT......................................................   21,325,718
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES......................   21,785,658
                                                                   ------------
LOSS FROM OPERATIONS..............................................     (459,940)
                                                                   ------------
OTHER INCOME (LOSS)
  Interest income.................................................      327,992
  Loss on sale of assets..........................................      (35,720)
                                                                   ------------
                                                                        292,272
                                                                   ------------
NET LOSS..........................................................     (167,668)
RETAINED EARNINGS, beginning......................................    4,222,752
                                                                   ------------
RETAINED EARNINGS, ending......................................... $  4,055,084
                                                                   ============


   The accompanying notes are an integral part of these financial statements.

                            WALKER ENGINEERING, INC.

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss....................................................... $  (167,668)
  Adjustments to reconcile net loss to net cash flows used in operating activities
    Loss on sale of assets.......................................      35,720
    Depreciation and amortization................................     391,468
    Changes in assets and liabilities
      Increase in contracts receivable...........................  (1,891,690)
      Decrease in unbilled revenues..............................      31,061
      Increase in accounts payable...............................     213,798
      Increase in accrued expenses...............................   2,429,709
      Decrease in excess billings................................    (470,531)
                                                                  -----------
  Net cash flows provided by operating activities................     571,867
                                                                  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment.............................  (1,314,417)
  Proceeds from sale of property and equipment...................      34,439
  Increase in investment in life insurance contracts.............     (23,356)
  Employee loans advanced........................................      (5,082)
  Payments received on employee loans............................      31,724
  Other asset additions..........................................     (96,175)
                                                                  -----------
    Net cash flows used in investing activities..................  (1,372,867)
                                                                  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on lease obligations..................................    (126,296)
  Proceeds from shareholder loan.................................   5,000,000
  Payments on shareholder loan...................................  (3,000,000)
                                                                  -----------
    Net cash flows provided by financing activities..............   1,873,704
                                                                  -----------
NET INCREASE IN CASH.............................................   1,072,704
CASH, beginning..................................................   4,001,475
                                                                  -----------
CASH, ending..................................................... $ 5,074,179
                                                                  ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
  Cash paid for Interest......................................... $   230,598
                                                                  ===========

   The accompanying notes are an integral part of these financial statements.

                           WALKER ENGINEERING, INC.

                         NOTES TO FINANCIAL STATEMENTS


NOTE A--HISTORY AND BUSINESS

  Walker Engineering, Inc. (the Company) was incorporated in Texas on June 1, 1981. The principal business activity of the Company is electrical engineering in the commercial/ industrial field and the specialized area of airport lighting contracts. Large contracts typically require ten to twenty-four months to complete. The Company conducts these activities primarily within the state of Texas.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 General

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Federal Income Taxes

  Effective July 1, 1996, the Company, with the consent of its shareholders, elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal income tax on the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The adoption of Subchapter S status necessitated changing from a fiscal year ending June 30 to a calendar year ending December 31.

 Revenue and Cost Recognition

  Earned revenues are recognized on the percentage-of-completion method measured on the basis of labor costs incurred to date to total estimated labor costs for airport contracts and total costs incurred to date to total estimated costs for all other contracts. Management considers total costs to be the best available measure of progress on the majority of the Company's contracts. However, management considers labor to be a more accurate measure of progress on airport contracts since FAA regulations require the purchase of all materials prior to commencement of the work and the inclusion of prepaid material costs would accelerate the recognition of income beyond actual progress. Adjustments to cost estimates are made periodically.

  Contract costs include all direct labor and material costs. Indirect costs related to contract performance, such as insurance, supplies, repairs and depreciation costs are charged to cost of sales during the period in which they are incurred. Selling, general and administrative costs are charged to expense as incurred. Provision for estimated losses on uncompleted contracts is made in the period in which such losses are determined.

  The asset "Unbilled revenues" represents revenues recognized on contracts for which billings have not been rendered. The liability "Excess billings" represents billings in excess of revenues recognized.

  Revenue and expense on time and material jobs are recognized when the job is billed. Unbilled time and material costs are included in prepaid expenses; however, at December 31, 1997, all costs associated with time and material jobs had been billed.

 Property and Equipment

  Property, equipment and leasehold improvements are stated at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the lives of the assets are capitalized at cost.

                           WALKER ENGINEERING, INC.

  The cost of assets sold, retired, or otherwise disposed of and the related allowance for depreciation are eliminated from the accounts, and any resulting gain or loss is included in operations for the period in which the disposal occurred.

  Property and equipment are depreciated over the estimated useful lives of the assets using principally accelerated methods for both federal income tax and financial reporting purposes.

  Leasehold improvements are amortized over the life of the related lease. The rates used to depreciate property and equipment are based on the following estimated useful lives:

       Automotive equipment...........................................  15 years
       Operating equipment............................................ 5-7 years
       Office furniture and equipment................................. 5-7 years
       Computer and software.......................................... 3-5 years
       Leasehold improvements.........................................  39 years

  Total depreciation and amortization expense for the year ended December 31, 1997, amounted to $391,468.

 Investment in Life Insurance Contracts

  The Company's investment in life insurance contracts is stated at cash surrender value as of the balance sheet date.

  The Company maintains two insurance policies on the life of a key officer in the face amounts of approximately $445,000 and $325,000, respectively. The Company is the sole beneficiary of the $445,000 policy. The Company may borrow on the cash surrender value of the policies at any time; therefore, management classifies the investments as current assets.

 Allowance for Doubtful Accounts

  The Company's policy is to expense accounts receivable which are considered to be uncollectible; therefore, no allowance is provided.

 Concentration of Credit

  Financial instruments which potentially subject the Company to concentration of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments in government securities. Concentrations of credit risk with respect to trade receivables are limited due to the industry practice of requiring performance bonds on long-term contracts. The Company's customer base consists of general construction contractors concentrated in Dallas-Fort Worth and surrounding areas.

  The Company maintains operating cash accounts and interest bearing accounts with various financial institutions. The total amount of these accounts at December 31, 1997, in excess of the federally insured limits was $126,579. At any point in time, the current balance exceeding the federally insured limits would be at risk in the event the institution is unable to continue business.

                            WALKER ENGINEERING, INC.

NOTE C--CONTRACTS RECEIVABLE

  The Company's contracts receivable were as follows at December 31, 1997:

     Completed contracts........................................... $   624,545
     Contracts in progress.........................................  11,746,133
     Time and material jobs........................................   3,554,357
     Retention.....................................................   3,134,599
                                                                    -----------
                                                                    $19,059,634
                                                                    ===========

NOTE D--COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

     Costs incurred on uncompleted contracts (including job
      costs prepaid (payable) on airport contracts)............. $75,932,591
     Gross profit from inception................................  13,086,972
                                                                 -----------
                                                                  89,019,563
     Less billed to date........................................  96,173,955
                                                                 -----------
                                                                 $(7,154,392)
                                                                 ===========

  These amounts are included in the accompanying balance sheet under the following captions:

     Unbilled revenues............................................. $   281,404
     Excess billings...............................................  (7,435,796)
                                                                    -----------
                                                                    $(7,154,392)
                                                                    ===========

NOTE E--OTHER ASSETS

  Other assets consist of the following at December 31, 1997:

     Deposits......................................................... $  2,780
     Country club membership deposit..................................    3,675
     Country club initiation deposit..................................  138,775
     Dallas Cowboys bonds and options.................................   20,100
     Texas Rangers bonds and options..................................   15,200
                                                                       --------
                                                                       $180,530
                                                                       ========

                           WALKER ENGINEERING, INC.

NOTE F--COMMITMENTS AND CONTINGENCIES

 Operating Leases

  In November 1997, the Company entered into a 60 month lease on a building owned by the president (NOTE G). Monthly rental payments are $16,000. The Company also maintains various lease agreements for the rental of additional office space and pickup trucks for use in the Company's operations. The Company expects to renew these leases in the ordinary course of business. Future minimum rental payments under these operating leases are as follows:

     1998.............................................................. $346,904
     1999.............................................................. $216,886
     2000.............................................................. $192,000
     2001.............................................................. $192,000
     2002.............................................................. $160,000

  Total rent charged to selling, general and administrative expense for the year ended December 31, 1997, totaled $240,951.

 Line of Credit

  At December 31, 1997, the Company had an unused line of credit of $1,000,000 available to be drawn upon as needed at 1% above the bank prime rate.

 Capital Leases

  During the current year, the Company acquired automotive equipment totaling $237,537 under capital leases. Additionally, the Company has operating equipment totaling $192,604 which was acquired under capital leases in prior years. Future minimum rental payments under these capital leases are as follows for the years ended December 31:

     1998............................................................ $  47,958
     1999............................................................    72,026
                                                                      ---------
     Total minimum lease payments....................................   219,984
     Amount representing interest....................................   (17,318)
                                                                      ---------
     Present value of future lease payments..........................   202,666
     Less current portion............................................  (126,332)
                                                                      ---------
                                                                      $  76,334
                                                                      =========

  During the year ended December 31, 1997, the Company recorded $83,549 in amortization expense related to leased operating equipment. Accumulated amortization on leased operating equipment totaled $124,774 at December 31, 1997.

 Retirement Plan

  Substantially all employees of the Company are covered under the Company's retirement plan which was adopted during the year ended June 30, 1982.

                           WALKER ENGINEERING, INC.

  Effective July 1, 1995, the Company amended its retirement plan and adopted an arrangement pursuant to Section 401(k) of the Internal Revenue Code. The Company has agreed to match fifty percent of employees contributions to the plan up to six percent of employee gross wages. At the discretion of the Board of Directors, the Company may also authorize additional contributions to the plan. During the year ended December 31, 1997, the Company recorded matching contributions to the plan totaling $407,989. No discretionary contributions were made during the period then ended.

NOTE G--RELATED PARTY TRANSACTIONS

  The Company conducts its operations from a building owned by the president (NOTE F). During the year ended December 31, 1997, the Company paid rent of $152,000 to the president.

  In addition, during the year ended December 31, 1997, the president loaned the Company $5,000,000. The Company repaid the outstanding loan balance of $2,000,000 from December 31, 1996, and $1,000,000 of the current year loans, including interest at 10% per annum, prior to December 31, 1997. The remaining note payable of $4,000,000 bears interest at 10% per annum and is due on demand or December 17, 1999. Total interest expense paid to the president during the year ended December 31, 1997 was $210,525.

NOTE H--ACCRUED EXPENSES

  Accrued expenses consist of the following at December 31, 1997:

     Accrued salaries............................................... $  395,303
     Payroll taxes withheld and accrued.............................  2,189,093
     Workers compensation insurance.................................    933,209
     Other insurance premiums.......................................    212,969
     Accrued vacation...............................................    311,908
     Sales tax withheld.............................................    249,439
                                                                     ----------
                                                                     $4,291,921
                                                                     ==========

NOTE I--BACKLOG

  The following schedule shows a reconciliation of backlog representing signed contracts in existence at December 31, 1997:

     Balance, December 31, 1996................................... $ 64,334,473
     Contract adjustments.........................................   27,509,457
     New contracts signed.........................................   75,645,770
                                                                   ------------
                                                                    167,489,700
     Less contract revenue earned in current period...............  113,188,860
                                                                   ------------
     Balance, December 31, 1997................................... $ 54,300,840
                                                                   ============

  Subsequent to December 31, 1997, the Company executed new contracts and received signed letters of intent totaling $22,343,000.

                           WALKER ENGINEERING, INC.

NOTE J--MAJOR CUSTOMERS

  The Company derived 57% of its revenue for the year ended December 31, 1997, from two general contractors (multiple contracts) and one major customer. The total revenue from these contracts was approximately $64.5 million. Amounts owed the Company by these entities at December 31, 1997, were $5,865,763.

NOTE K--SUBSEQUENT EVENT

  Subsequent to year end, the Company entered into a letter of intent whereby Consolidation Capital Corporation would acquire Walker Engineering, Inc.

                       INDEPENDENT AUDITORS' REPORT

Board of Directors

G. S. Group, Inc. and Subsidiaries

  We have audited the accompanying consolidated balance sheet of G. S. Group, Inc. and Subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholder's equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of G. S. Group, Inc. and Subsidiaries as of December 31, 1997 and the results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

WALLINGFORD, MCDONALD, FOX & CO., P.C.

Houston, Texas

May 8, 1998

                     G.S. GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEETS

                             DECEMBER 31, 1997

                                                           DECEMBER 31   MARCH 31
                          ASSETS                              1997         1998
                          ------                           -----------  -----------
                                                                        (UNAUDITED)
CURRENT ASSETS
 Cash and cash equivalents................................ $   115,205  $   226,479
 Accounts receivable, including retentions of $872,057 at
  1997....................................................  12,037,913   11,823,384
 Costs and estimated earnings on uncompleted contracts in
  excess of related billings (Note 2).....................     380,135      401,849
 Receivable from employees................................      21,217       19,684
 Deferred income tax benefit (Note 5).....................     326,800      326,800
 Prepaid expenses and other...............................     115,671      132,304
                                                           -----------  -----------
     Total current assets.................................  12,996,941   12,930,500
                                                           -----------  -----------
PROPERTY AND EQUIPMENT
 Construction equipment and vehicles......................   1,767,587    1,764,618
 Land and building........................................   2,328,517    2,328,517
 Leasehold improvements...................................     556,841      556,841
 Shop equipment and tools.................................     334,388      334,388
 Office furniture and equipment...........................     488,376      469,217
                                                           -----------  -----------
                                                             5,475,709    5,453,581
 Less accumulated depreciation and amortization...........   2,461,948    2,500,678
                                                           -----------  -----------
     Net property and equipment...........................   3,013,761    2,952,903
                                                           -----------  -----------
OTHER ASSETS
 Investment in insurance company, at cost (Note 3)........   1,950,000    1,950,000
 Notes receivable from related parties....................         --       327,763
 Deferred income tax benefit (Note 5).....................     426,123      426,123
 Miscellaneous............................................     242,000      223,178
                                                           -----------  -----------
     Total other assets...................................   2,618,123    2,927,064
                                                           -----------  -----------
                                                           $18,628,825  $18,810,467
                                                           ===========  ===========
           LIABILITIES AND STOCKHOLDER'S EQUITY
           ------------------------------------
CURRENT LIABILITIES
 Accounts payable--trade.................................. $ 4,024,319  $ 3,086,024
 Current maturities of long-term debt (Note 4)............     402,403      402,403
 Billings in excess of costs and estimated earnings on
  uncompleted contracts (Note 2)..........................   1,597,035      688,191
 Federal income taxes payable.............................     164,500      288,498
 Accruals:
   Employee compensation and benefits.....................   2,393,073    3,799,539
   Miscellaneous..........................................     301,223      202,029
 Other payables (Note 1)..................................     223,533          --
                                                           -----------  -----------
     Total current liabilities............................   9,106,086    8,466,684
LONG-TERM DEBT
 Long-term debt, net of current maturities (Note 4).......   3,275,130    3,130,377
                                                           -----------  -----------
     Total liabilities....................................  12,381,216   11,597,061
                                                           -----------  -----------
COMMITMENTS AND CONTINGENCIES (Notes 4, 6, 7, 8 and 10)
STOCKHOLDER'S EQUITY
 Common stock:
   Class A (voting).......................................      12,676       12,676
   Class B (nonvoting)....................................       3,241        3,241
 Additional paid-in capital...............................   7,554,875    7,554,875
 Retained earnings........................................   7,048,459    8,014,256
                                                           -----------  -----------
                                                            14,619,251   15,585,048
 Treasury stock, at cost (Note 6).........................  (8,371,642)  (8,371,642)
                                                           -----------  -----------
     Total stockholder's equity...........................   6,247,609    7,213,406
                                                           -----------  -----------
                                                           $18,628,825  $18,810,467
                                                           ===========  ===========

The Accounting Policies and Notes to Financial Statements are integral parts of these statements.

                     G.S. GROUP, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1997

                                         FOR THE    FOR THE THREE FOR THE THREE
                                       YEAR ENDED   MONTHS ENDED  MONTHS ENDED
                                       DECEMBER 31    MARCH 31      MARCH 31
                                          1997          1998          1997
                                       -----------  ------------- -------------
                                                     (UNAUDITED)   (UNAUDITED)
Contract revenue (Note 10)............ $64,121,575   $21,125,014   $15,518,808
                                       -----------   -----------   -----------
Contract costs:
  Labor...............................  29,145,858     9,495,569     7,343,380
  Material............................   6,035,338     1,541,903     1,258,295
  Other...............................  23,259,129     7,924,366     5,739,091
                                       -----------   -----------   -----------
    Total contract costs..............  58,440,325    18,961,838    14,340,766
                                       -----------   -----------   -----------
    Gross profit......................   5,681,250     2,163,176     1,178,042
Operating expenses....................   3,505,213       913,723       920,390
                                       -----------   -----------   -----------
    Operating income..................   2,176,037     1,249,453       257,652
                                       -----------   -----------   -----------
Other income (expense):
  Interest expense....................    (198,586)      (55,096)      (47,186)
  Interest income.....................      48,843         6,958         7,402
  Other income (expense), net (Notes 3
   and 9).............................     543,010       262,014       (39,896)
                                       -----------   -----------   -----------
    Total other income and (expense),
     net..............................     393,267       213,876       (79,680)
                                       -----------   -----------   -----------
    Income before income taxes........   2,569,304     1,463,329       177,972
Provision for income taxes (Note 5)...     873,563       497,532        60,510
                                       -----------   -----------   -----------
    Net income........................ $ 1,695,741   $   965,797   $   117,462
                                       ===========   ===========   ===========

The Accounting Policies and Notes to Financial Statements are integral parts of these statements.

                     G.S. GROUP, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                   FOR THE YEAR ENDED DECEMBER 31, 1997

                              CLASS A          CLASS B
                         COMMON STOCK (1)  COMMON STOCK (1)     TREASURY STOCK
                         ----------------- ---------------- ----------------------
                                                                                    ADDITIONAL
                         NUMBER OF         NUMBER OF        NUMBER OF                PAID-IN    RETAINED
                          SHARES   AMOUNT   SHARES   AMOUNT SHARES (2)   AMOUNT      CAPITAL    EARNINGS     TOTAL
                         --------- ------- --------- ------ ---------- -----------  ---------- ---------- -----------
Balance, December 31,
 1996................... 1,267,644 $12,676  324,033  $3,241   447,818  $(2,888,265) $7,554,875 $5,352,718 $10,035,245
 Purchase of treasury
  stock.................       --      --       --      --    677,018   (5,483,377)        --         --   (5,483,377)
 Net income for the
  year..................       --      --       --      --        --           --          --   1,695,741   1,695,741
                         --------- -------  -------  ------ ---------  -----------  ---------- ---------- -----------
Balance, December 31,
 1997................... 1,267,644  12,676  324,033   3,241 1,124,836   (8,371,642)  7,554,875  7,048,459   6,247,609
 Net income for the
  three months
  (unaudited)...........       --      --       --      --        --           --          --     965,797     965,797
                         --------- -------  -------  ------ ---------  -----------  ---------- ---------- -----------
Balance March 31, 1998
 (unaudited)............ 1,267,644 $12,676  324,033  $3,241 1,124,836  $(8,371,642) $7,554,875 $8,014,256 $ 7,213,406
                         ========= =======  =======  ====== =========  ===========  ========== ========== ===========

-------

(1) $0.01 par--10,000,000 shares authorized.

(2) 802,172 shares of Class A and 322,664 shares of Class B at December 31,
    1997.

The Accounting Policies and Notes to Financial Statements are integral parts of these statements.

                    G. S. GROUP, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                   FOR THE YEAR ENDED DECEMBER 31, 1997

                                           FOR THE    FOR THE THREE FOR THE THREE
                                         YEAR ENDED   MONTHS ENDED  MONTHS ENDED
                                         DECEMBER 31    MARCH 31      MARCH 31
                                            1997          1998          1997
                                         -----------  ------------- -------------
                                                       (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income............................  $1,695,741     $ 965,797    $  117,462
 Adjustment to reconcile net income to
  net cash provided by operating ac-
  tivities:
   Depreciation and amortization.......     505,266        89,420       134,128
   Deferred income tax benefit.........    (168,585)          --       (209,706)
   Loss on sale and write-down of as-
    sets...............................     214,772         2,397       190,128
   Decrease in other receivables.......     160,714           --        160,714
   (Increase) decrease in accounts re-
    ceivable...........................  (3,311,905)      214,529      (206,239)
   Decrease (increase) in costs and es-
    timated profits on uncompleted con-
    tracts in excess of billings.......      99,181       (21,714)      320,704
   Decrease (increase) in prepaid ex-
    penses and other current assets....      93,570       (16,633)          962
   (Increase) decrease in miscellaneous
    long-term assets...................     (30,794)          --         17,890
   Increase (decrease) in accounts pay-
    able...............................   1,188,572      (938,295)   (1,193,128)
   Decrease in billings in excess of
    costs and estimated profits on un-
    completed contracts................    (399,714)     (908,844)     (534,755)
   Increase in accruals................     462,623     1,307,272       958,953
   (Decrease) increase in federal in-
    come taxes payable.................      (5,287)      123,998           --
   Increase (decrease) in other
    payables...........................     223,533      (223,533)          --
                                         ----------     ---------    ----------
     Net cash provided by (used in) op-
      erating activities...............     727,687       594,394      (242,887)
                                         ----------     ---------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Increase (decrease) in notes pay-
  able--officer........................     (74,481)      (61,459)       55,949
 Capital expenditures..................     (35,183)      (33,631)         (995)
 Proceeds from sale of assets..........     577,506        16,705        35,705
 Net reduction (increase) in notes re-
  ceivable from affiliates and related
  parties..............................      90,321      (321,441)       33,266
                                         ----------     ---------    ----------
 Net cash provided by (used in) in-
  vesting activities...................     558,163      (399,826)      123,925
                                         ----------     ---------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowings on bank loan...........   2,127,596       (68,494)          --
 Repayments of bank loan and notes
  payable..............................  (1,456,561)      (14,800)     (148,563)
 Payments to purchase treasury stock...  (4,298,702)          --        (14,246)
                                         ----------     ---------    ----------
     Net cash used in financing activi-
      ties.............................  (3,627,667)      (83,294)     (162,809)
                                         ----------     ---------    ----------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS......................  (2,341,817)      111,274      (281,771)
CASH AND CASH EQUIVALENTS, at beginning
 of period.............................   2,457,022       115,205     2,457,022
                                         ----------     ---------    ----------
CASH AND CASH EQUIVALENTS, at end of
 period................................  $  115,205     $ 226,479    $2,175,251
                                         ==========     =========    ==========

The Accounting Policies and Notes to Financial Statements are integral parts of these statements.

                    G.S. GROUP, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business Organization

  G.S. Group, Inc. & Subsidiaries (the "Company") is a holding company for G.S. Financial, Inc., an investment company, and two industrial contractors, Gulf States, Inc. and G.S.I. of California, Inc., specializing in industrial construction and maintenance services nationwide. See Note 12 regarding subsequent business combination agreement.

 Principles of Consolidation

  The consolidated financial statements include the accounts of G.S. Group, Inc. ("the Company") and its wholly-owned subsidiaries, Gulf States, Inc., G.S. Financial, Inc. and G.S.I. of California, Inc. All significant intercompany balances, transactions and stockholdings have been eliminated.

 Unaudited Interim Financial Statement Information

  In connection with the subsequent business combination agreement and related Securities and Exchange Commission filing requirements, the management of the Company has included unaudited interim financial statement information. In the opinion of management, the Company has made all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of March 31, 1998 and 1997 and the results of operations and cash flows for the three months ended March 31, 1998 and 1997, and the statement of stockholder's equity as of and for the three months ended March 31, 1998, as presented in the accompanying unaudited interim financial statement information.

 Change of Corporate Year-End

  On December 31, 1996, the Company changed its corporate fiscal year-end from June 30th to December 31st.

 Management Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Income on long-term contracts is recognized on the basis of the Company's estimates of the percentage-of-completion of individual contracts, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. Percentage-of-completion is determined on the basis of the Company's engineering estimates of labor earned or on total costs incurred as a percentage of total estimated costs. Inasmuch as these long-term contracts extend over one or more years, any revisions in cost and profit estimates required by changing facts and circumstances occurring after issuance of the financial statements are reflected in the subsequent accounting period. At the time a loss is anticipated, the entire amount of the estimated ultimate loss on both short and long-term contracts is recognized and accrued. The current asset caption, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability caption, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

                    G.S. GROUP, INC. AND SUBSIDIARIES

 Property, Equipment, Depreciation and Amortization

  Property and equipment are stated at cost. Depreciation is computed primarily on the straight line method over the following estimated useful lives:

                                                           YEARS
                                                           -----
         Construction equipment and vehicles..............  3-10
         Leasehold improvements...........................  3-10
         Shop equipment and tools.........................  3- 5
         Office furniture and equipment...................  3- 7
         Buildings........................................ 30-40

 Asset Valuation

  The carrying amounts of long-life assets are reviewed periodically. If the asset carrying amount is not recoverable, the asset is considered to be impaired and the value is adjusted.

 Retrospective Insurance Premiums--Other Payables

  The Companies maintain insurance coverage through incurred loss retrospective insurance agreements for their workers' compensation, general liability, and automobile policies. The policies and related coverage are provided through an affiliated insurance company as described in Note 3 to the financial statements. Computations of the retrospective premium payable or receivable are prepared by the insurance company at various valuation dates beginning at eighteen months after the inception of the policy. Valuations and any related adjustments continue at twelve month intervals thereafter through seventy-eight months after the expiration of the policy. The estimated payable totaling $223,533 at December 31, 1997 is based on preliminary claim loss reports prepared by the insurance company and any additional amounts reserved by the Company to cover both reported and incurred but unreported claims. Periodic valuation adjustments to the policy premiums and the related effect on the estimated receivable or payable are recorded in the period in which the adjustment becomes known. The estimated insurance payable is included in "other payables" on the balance sheet.

 Intangibles

  Included in other miscellaneous assets at December 31, 1997 are non-compete agreements, net of accumulated amortization, totaling $204,884. The agreements are amortized on a straight-line basis over periods ranging up to sixty months through December 31, 2000. Amortization expense for the year ended December 31, 1997 totaled $83,290.

 Income Taxes

  Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due under federal and state income tax regulations plus deferred taxes related primarily to differences between balance sheet accounts with different bases for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

                    G.S. GROUP, INC. AND SUBSIDIARIES

NOTE 2. UNCOMPLETED CONTRACTS

  As of December 31, 1997, contracts totaling approximately $25,200,000 were in process. Information with respect to these uncompleted contracts is summarized as follows:

                                                       1997
                                                   ------------
         Costs incurred........................... $  9,542,992
         Estimated earnings.......................    1,597,395
                                                   ------------
                                                     11,140,387
         Progress billings........................  (12,357,287)
                                                   ------------
                                                   $ (1,216,900)
                                                   ============

  These amounts were included in the accompanying consolidated balance sheets under the following captions:

         Costs and estimated earnings on uncom-
          pleted contracts in excess of related
          billings................................  $   380,135
         Billings in excess of costs and estimated
          earnings on uncompleted contracts.......   (1,597,035)
                                                    -----------
                                                    $(1,216,900)
                                                    ===========

NOTE 3. INVESTMENT IN INSURANCE COMPANY

  The Company owns a less than 5% interest in an insurance company. The Company's investment in the insurance company is accounted for on the cost method. Ownership of the insurance company is held by various construction contractors nationwide. The insurance company provides cost effective workers' compensation and liability insurance for its shareholders. Premiums paid to the insurance company for 1997 totaled approximately $1.2 million.

  As a shareholder, the Company is generally entitled to voting rights and distributions on the basis of individual underwriting profit and investment income contributions to the insurance company. The Company may, with certain limitations as delineated in the by-laws, elect to withdraw and liquidate its equity interest in the insurance company for consideration equal to the book value of the common shares of the insurance company multiplied by its percentage of ownership. At December 31, 1997, the Company's carrying value on these financial statements approximated its book value interest based on the insurance company's audited December 31, 1997 financial statement report.

  The by-laws also contain provisions relating to certain changes in ownership of the member companies. Such changes in ownership are subject to review and approval by the board of directors of the insurance company as it relates to retaining shareholder interest in the insurance company.

  Included in other income are dividend distributions from the insurance company totaling $736,352 for the year ended December 31, 1997.

                    G.S. GROUP, INC. AND SUBSIDIARIES

NOTE 4. BANK LOANS AND LONG-TERM DEBT

  Bank loans and long-term debt at December 31, 1997 consist of the following:

                                                                       1997
                                                                    ----------
   Bank line of credit, $5,000,000 available at December 31, 1997, interest payable monthly at bank prime (approximately 8.5%)
    plus 0.75%, principal and any unpaid interest due at maturity on June 30, 1999..............................................  $2,127,596
   Installment note payable to related party partnership due in monthly installments of $12,500 plus interest at bank prime
    rate (8.5%) plus 1%, payable through January 1, 2000;.........     300,000
   Installment note payable to a former officer and shareholder due in monthly installments of $23,458 including interest at
    8.5%, payable through November 1, 2002........................   1,151,485
   Installment note payable to former officer and shareholder, due in monthly installments of $4,296 including interest at 8.5%,
    payable through January 17, 2000..............................      98,452
                                                                    ----------
   Total..........................................................   3,677,533
   Less current maturities........................................     402,403
                                                                    ----------
   Long-term debt.................................................  $3,275,130
                                                                    ==========

  Annual maturities of long-term debt are as follows:

         Year ending December 31,
           1999...................................... $2,549,333
           2000......................................    242,782
           2001......................................    255,788
           2002......................................    227,227
                                                      ----------
             Total................................... $3,275,130
                                                      ==========

  The bank loans are collateralized by substantially all of the Company's assets, including its investment in subsidiaries, as well as a personal guarantee of an officer of the Company.

  The bank loan agreements contain certain restrictive covenants which, among other things, require the maintenance of specified levels of working capital and net worth, limit the incurrence of any additional indebtedness, liens, loans or investments, and restrict the payment of cash dividends.

  Additionally, the bank loan and notes to former shareholders contain provisions relating to the sale, merger or change in ownership of the Company which may cause the loans and notes to become due on demand.

NOTE 5. INCOME TAXES

  The provision for income taxes consists of current and deferred taxes and differs from amounts that would be calculated by applying federal statutory rates to income before taxes, due to the effect of nondeductible items such as officers' life insurance and entertainment limitations, as well as the effect of the provision for state income taxes.

                    G.S. GROUP, INC. AND SUBSIDIARIES

  The provision (benefit) for income taxes consists of the following:

                                                     YEAR ENDED
                                                    DECEMBER 31,
                                                        1997
                                                    ------------
         Current...................................  $1,042,148
         Deferred..................................    (168,585)
                                                     ----------
           Total provision.........................  $  873,563
                                                     ==========

  At December 31, 1997, deferred tax assets and liabilities have been recognized for the following temporary differences in tax and financial accounting for:

                                                          1997
                                                        --------
         Insurance reserves............................ $  5,400
         Vacation accruals.............................  130,000
         Incentive bonus accruals......................  191,400
         Investment in insurance company...............  451,700
         Other.........................................    9,423
                                                        --------
           Subtotal....................................  787,923
         Deferred tax asset valuation allowance........  (35,000)
                                                        --------
           Total....................................... $752,923
                                                        ========

  The net deferred tax benefits in the accompanying balance sheets include the following components:

                                                          1997
                                                        --------
         Current deferred tax assets................... $326,800
                                                        --------
         Noncurrent deferred tax assets................  461,123
         Deferred tax valuation allowance..............  (35,000)
                                                        --------
           Subtotal--Net noncurrent deferred tax as-
            sets.......................................  426,123
                                                        --------
           Total....................................... $752,923
                                                        ========

NOTE 6. EMPLOYEE BENEFIT PLANS

 Employee Stock Ownership Plan

  As of June 30,1996 the Company had an employee stock ownership plan (ESOP) covering substantially all employees. Contributions were determined annually by the Board of Directors and were limited to amounts deductible for federal income tax purposes. Contributions were funded through the issuance of the Company's common stock at fair value as determined at the last independent valuation date and through cash contributions. On January 3, 1997 the Board of Directors voted to terminate the ESOP and reacquire all stock held in the plan as treasury stock. By December 31, 1997, all shares had been reacquired and the plan terminated.

 Incentive Stock Option Plans

  The Company adopted the 1995 Incentive Stock Option Plan (the "1995 Plan") in December 1995, whereby certain key officers and employees were granted options to purchase 172,500 shares of the Company's

                    G.S. GROUP, INC. AND SUBSIDIARIES

Class A stock at prices ranging from $6.61 to $7.27 per share. During 1997, the options for the 1995 plan were canceled. Concurrently with the cancellation of the stock option plan, the Company established cash bonus incentive plans for certain salaried personnel. The incentive plans provide for quarterly cash bonuses based upon reaching various financial and operating results. The plans may be discontinued in any subsequent quarter at the discretion of the board of directors.

 Salary Deferral Plan

  On August 15, 1994, the Company established an Employee's Salary Deferral Plan covering substantially all employees. The plan qualifies as a defined contribution plan under Section 401(k) of the Internal Revenue Code. Each employee can elect to defer up to 10% of their compensation and the Company will match up to a maximum of 25% of the first 6% of the employee's salary deferral contribution. The Plan also allows for additional contributions by the Company at the discretion of the Board of Directors. Company matching contributions vest over periods ranging to seven years. The Company's matching expense was $176,759 for the year ended December 31, 1997.

NOTE 7. OPERATING LEASES

  The Companies lease certain buildings, construction equipment and vehicles under leases classified as operating leases.

  A schedule by years of future minimum lease payments under remaining operating leases as of December 31, 1997, is as follows:

                                                       OPERATING
                                                        LEASES
                                                       ---------
         Year ending December 31,
           1998....................................... $214,431
           1999.......................................  162,039
           2000.......................................   70,000
                                                       --------
                                                       $446,470
                                                       ========

  Rental expense under operating leases for land, buildings and equipment and vehicles for the year ended December 31, 1997 totaled approximately $4,100,000.

NOTE 8. COMMITMENTS AND CONTINGENCIES

 Litigation

  The Company was named as a defendant in various lawsuits arising in the normal course of business. It is the opinion of management that the outcome of the suits will not materially affect the financial position of the Company.

 Sales Tax

  Periodically, the Company is subject to state sales and use tax audits. The Company has been notified of an audit by the State of Texas for the years 1994 through 1997. Management of the Company believes that amounts due, if any, as a result of the audit, would not be material.

                    G.S. GROUP, INC. AND SUBSIDIARIES

NOTE 9. OTHER INCOME AND EXPENSE

  Included in Other Income and Expense for the year ended December 31, 1997 are the following individually significant items:

                                                         1997
                                                       --------
         Dividend income from investment in insurance
          company..................................... $736,352
         Loss on disposal of assets................... (214,772)
         Other miscellaneous income (expense).........   21,430
                                                       --------
           Total...................................... $543,010
                                                       ========

NOTE 10. CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

  The Company provides industrial contracting and maintenance services primarily to petrochemical companies in Texas and California. Approximately 62% of the annual revenues were derived from Texas contracts and 18% from California contracts. The Company's financial instruments that are subject to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Accounts receivable totaled approximately $12,038,000 at December 31, 1997. At December 31, 1997, approximately $9,300,000 was receivable from two customers. The Company manages credit risk with its various customers, as appropriate. Collateral is not required for credit extended to the Company's customers. Additionally, the Company places its cash and temporary investments in a high credit quality institution. At times, such investments may be in excess of the FDIC limits.

  During the year ended December 31, 1997, the Company recorded revenues resulting from contracts with two major customer totaling approximately $39,360,000.

NOTE 11. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

  For purposes of the statement of cash flows, the Company considers demand deposits in banks and all highly liquid investments purchased with a maturity of three months or less to be cash and cash equivalents.

  The company paid interest of $215,000 and income taxes of $1,066,000 during the year ended December 31, 1997

  During 1997, the Company acquired $1,184,675 of treasury stock from a former officer/shareholder through a debt financing agreement.

NOTE 12. SUBSEQUENT EVENT--BUSINESS COMBINATION AGREEMENT

  Subsequent to December 31, 1997, the Company and its stockholder have entered into an agreement to be acquired by a subsidiary of Consolidation Capital Corporation ("CCC"). All outstanding shares of the Company's common stock will be exchanged for cash and shares of the CCC subsidiary's common stock.

  The business combination is expected to be effected and finalized in late May 1998. These December 31, 1997 financial statements do not reflect any adjustments or reclassifications related to the pending 1998 business combination.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth fees payable to the Securities and Exchange Commission and other expenses incurred or expected to be incurred in connection with issuance and distribution of securities being registered. All such fees and expenses have been or will be paid by the Company.

   Securities and Exchange Commission Registration Fee................ $145,582
   Nasdaq National Market Listing Fee.................................  260,000
   Printing Expenses..................................................  100,000
   Accounting Fees and Expenses.......................................   50,000
   Legal Fees and Expenses............................................  100,000
   Miscellaneous......................................................   44,418
                                                                       --------
     Total............................................................ $700,000
                                                                       ========


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.
Article 10 of the Company's Restated Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the extent permitted by Section 102(b)(7) of the DGCL.

  Section 145 of the DGCL (i) requires a corporation to indemnify for expenses, including attorney's fees, incurred by a director or officers who has been successful in defending any claim or proceeding in which the director or officer is involved because of his or her position with the corporation,
(ii) permits indemnification (a) for judgments, fines, expenses and amounts paid in settlement in the case of a claim by a party other than the corporation or in the right of the corporation, even where a director or officer has not been successful, in cases where the director or officer acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the best interests of the corporation provided, in the case of a criminal proceeding, that the director or officer had no reason to believe his or her conduct was unlawful or (b) for expenses in the case of a claim or proceeding by or in the right of the corporation, including a derivative suit (but not judgments, fines or amounts in settlement), if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and has not been adjudged liable to the corporation unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification, and (iii) permits the advancement of expenses to directors and officers who are defending an action, lawsuit or proceeding upon receipt of an undertaking for the repayment of such advance if it is ultimately determined that the director or officer has not met the applicable standard of conduct and is, therefore, not entitled to be indemnified. Section 145 also provides that the permissive indemnification described above is to be made upon a determination that the director or officer has met the required standard of conduct by (a) a majority of disinterested directors, (b) a committee of disinterested directors designated by a majority of such directors, (c) independent legal counsel or (d) the stockholders.

  The Company has entered into Indemnity Agreements because the Board believes that the Company's directors' and officers' insurance does not fully protect the directors and executive officers and that the absence of Indemnity Agreements may threaten the quality and stability of the governance of the Company by reducing the Company's ability to attract and retain qualified persons to serve as directors and executive officers of the

Company, and by deterring such persons in the making of entrepreneurial decisions for fear of later legal challenge. In addition, the Board of Directors believes that the Indemnity Agreements complement the indemnification rights and liability protections currently provided directors and executive officers of the Company under the Amended and Restated Bylaws. These rights and protections were designed to enhance the Company's ability to attract and retain highly qualified individuals to serve as directors and executive officers in view of the high incidence of litigation, often involving large amounts, against publicly-held companies and the need to provide such persons with reliable knowledge of the legal risks to which they are exposed. The Indemnity Agreements complement these rights and protections by providing directors and executive officers with contractual rights to indemnification, regardless of any amendment to or repeal of the indemnification provisions in the Bylaws. The Company's Amended and Restated Bylaws provide that the Company shall indemnify to the fullest extent authorized or permitted by law directors and officers of the Company who have been made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company.

  The Indemnity Agreements are predicated upon Section 145(f) which recognizes the validity of additional indemnity rights granted by contractual agreement. The Indemnity Agreements alter or clarify statutory indemnity provisions, in a manner consistent with the Company's Amended and Restated Bylaws, in the following respects; (i) indemnification is mandatory, rather than optional, to the full extent permitted by law, including partial indemnification under appropriate circumstances, except that the Company is not obligated to indemnify an indemnitee with respect to a proceeding initiated by the indemnitee (unless the Board should conclude otherwise), payments made by an indemnitee in a settlement effected without the Company's written consent, payments that are found to violate the law, conduct found to constitute bad faith or active and deliberate dishonesty or short-swing profit liability under Section 16(b) of the Exchange Act or to the extent that indemnification has been determined to be unlawful in an arbitration proceeding conducted pursuant to the provisions of the Indemnity Agreement; (ii) prompt payment of litigation expenses in advance is mandatory, rather than optional, provided the indemnitee undertakes to repay such amounts if it is ultimately determined that the indemnitee is not entitled to be indemnified and provided the indemnitee did not initiate the proceeding; (iii) any dispute arising under the Indemnity Agreement is to be resolved through an arbitration proceeding, which will be paid for by the Company unless the arbitrator finds that the indemnitee's claims or defenses were frivolous or in bad faith, unless such arbitration is inconsistent with an undertaking given by the Company, such as to the Securities and Exchange Commission, that the Company will submit to a court the question of indemnification for liabilities under the Securities Act of 1933, as amended, and be governed by the final adjudication of such issue; and (iv) mandatory indemnification shall be paid within 45 days of the Company's receipt of a request for indemnification unless a determination is made that the indemnitee has not met the relevant standards for indemnification by the Board of Directors, or if a quorum of the directors is not obtainable, at the election of the Company, either by independent legal counsel or a panel of arbitrators.

  The Company maintains a directors' and officers' liability insurance policy covering certain liabilities which may be incurred by directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  In February 1997, Jonathan J. Ledecky, the Company's Chairman and Chief Executive Officer, founded the Company's predecessor, Ledecky Brothers L.L.C. On September 19, 1997, Jonathan Ledecky exchanged his 100% interest in Ledecky Brothers L.L.C. for 4,411,765 shares of the Company's Common Stock, or 100% of the outstanding shares. The issuances of securities by Ledecky Brothers L.L.C. and the Company to Jonathan Ledecky were made in reliance upon the exemption from registration under the Securities Act of 1933, as amended, in Section 4(2).

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) The following exhibits are or will be filed as part of this registration statement:

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
  2.01*  Agreement and Plan of Reorganization, dated February 27, 1998, by and among the Company, CCC2 Acquisition Co., SKC Electric, Inc. and the
         stockholders named therein.
  2.02*  Agreement and Plan of Reorganization, dated February 27, 1998, by and among the Company, CCC3 Acquisition Co., Riviera Electric, Inc. and
         the stockholders named therein.
  2.03*  Agreement and Plan of Reorganization, dated February 27, 1998, by and among the Company, CCC4 Acquisition Co., Garfield Electric Company and
         the stockholders named therein.
  2.04*  Agreement and Plan of Reorganization, dated February 27, 1998, by and among the Company, CCC5 Acquisition Co., Indecon, Inc. and the
         stockholders named therein.
  2.05*  Agreement and Plan of Reorganization, dated February 27, 1998, by and among the Company, CCC6 Acquisition Co., Tri-City Electrical
         Contractors, Inc. and the stockholders named therein.
  2.06*  Agreement and Plan of Reorganization, dated February 27, 1998, by and among the Company, CCC Acquisition Co., 6, Town & Country Electric,
         Inc. and the stockholders named therein.
  2.07*  Agreement and Plan of Reorganization, dated February 27, 1998, by and among the Company, CCC8 Acquisition Co., Wilson Electric, Inc. and the
         stockholders named therein.
  2.08   Agreement and Plan of Reorganization, dated January 29, 1998, by and among the Company, CCC Acquisition Corp 1., Service Management USA and
         the stockholder named therein (Exhibit 2.1 of the Company's Current
         Report on Form 8-K dated February 4, 1997 is hereby incorporated by reference).
  2.09   Agreement and Plan of Reorganization, dated March 15, 1998, by and among the Company, CCC Acquiring Co. No. 10, Walker Engineering, Inc.
         and the shareholders named therein (Exhibit 2.09 of the Company's
         Annual Report on Form 10-K for the year ended December 31, 1997 is hereby incorporated by reference).
  3.01   Restated Certificate of Incorporation of Consolidation Capital
         Corporation (Exhibit 3.01 of the Company's Registration Statement on
         Form S-1 (File No. 333-36193) is hereby incorporated by reference).
  3.02   Amended and Restated Bylaws of Consolidation Capital Corporation
         (Exhibit 3.02 of the Company's Registration Statement on Form S-1
         (File No. 333-36193) is hereby incorporated by reference).
  5.01*  Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.
 10.01*  Consolidation Capital Corporation 1997 Long-Term Incentive Plan.
 10.02   Consolidation Capital Corporation 1997 Non-Employee Directors' Stock
         Plan (Exhibit 10.02 of the Company's Annual Report on Form 10-K for
         the year ended December 31, 1997 by reference).
 10.03   Consolidation Capital Corporation 1997 Employee Stock Purchase Plan
         (Exhibit 10.03 of the Company's Registration Statement on Form S-1
         (File No. 333-36193) is hereby incorporated by reference).
 10.04   Consolidation Capital Corporation 1997 Section 162(m) Bonus Plan
         (Exhibit 10.04 of the Company's Registration Statement on Form S-1
         (File No. 333-36193) is hereby incorporated by reference).
 10.05   Consolidation Capital Corporation Executive Deferred Compensation Plan
         (Exhibit 10.05 of the Company's Registration Statement on Form S-1
         (File No. 333-36193) is hereby incorporated by reference).

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
 10.06   Employment Agreement between the Company and Jonathan J. Ledecky
         (Exhibit 10.05 of the Company's Registration Statement on Form S-1
         (File No. 333-36193) is hereby incorporated by reference).
 10.07   Employment Agreement between the Company and Timothy C. Clayton
         (Exhibit 10.06 of the Company's Registration Statement on Form S-1
         (File No.333-36193) is hereby incorporated by reference).
 10.08   Employment Agreement between the Company and F. Traynor Beck (Exhibit
         10.07 of the Company's Registration Statement on Form S-1 (File
         No.333-36193) is hereby incorporated by reference).
 10.09   Employment Agreement between the Company and David Ledecky (Exhibit
         10.08 of the Company's Registration Statement on Form S-1 (File
         No.333-36193) is hereby incorporated by reference).
 10.10   Form of Indemnity Agreement for Executive Officers and Directors of
         the Company (Exhibit 10.09 of the Company's Registration Statement on
         Form S-1 (File No.333-36193) is hereby incorporated by reference).
 10.11   Employment Agreement between the Company and William P. Love, Jr.
         (Exhibit 10.11 of the Company's Annual Report on Form 10-K for the
         fiscal year ended December 31, 1997 is hereby incorporated by reference).
 10.12   Form of Warrant Agreement, dated November 25, 1997, between
         Consolidation Capital Corporation and Friedman, Billings, Ramsey &
         Co., Inc. (Exhibit 4.10 of the Company's Registration Statement on
         Form S-1 (File No. 333-36193) is hereby incorporated by reference).
 10.13   Form of Warrant Agreement, dated November 25, 1997, between
         Consolidation Capital Corporation and Jonathan J. Ledecky (Exhibit
         10.10 of the Company's Registration Statement on Form S-1 (File No.
         333-36193) is hereby incorporated by reference).
 21.01   List of Subsidiaries of Consolidation Capital Corporation (Exhibit
         21.01 of the Company's Annual Report on Form 10-K for the year ended
         December 31, 1997 is hereby incorporated by reference.)
 23.01   Consents of Price Waterhouse LLP.
 23.02   Consents of Grant Thorton LLP.
 23.03   Consent of Baird, Kurtz & Dobson.
 23.04   Consent of KPMG Peat Marwick LLP.
 23.05   Consent of Barry & Moore P.C.
 23.06   Consent of Arthur Andersen LLP.
 23.07   Consent of Leverich, Phillips, Rasmuson & Co.
 23.08   Consent of Wallingford, McDonald, Fox & Co., P.C.
 23.09   Consent of Hutton, Patterson & Company.
 24.01   Power of Attorney (included on signature page of this registration statement).
 27.01*  Financial Data Schedule.

--------
*  Previously filed.

  (b) Financial statement schedules have been omitted because they are inapplicable, are not required under applicable provisions of Regulation S-X, or the information that would otherwise be included in such schedules is contained in the registrant's financial statements or accompanying notes.

ITEM 17. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to the registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any other material change to such information in the registration statement.

    (2) That for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities being offered therein and the offering of such securities at the time may be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities which are being registered which remain unsold at the termination of the offering.

    (4) To supply by means of a post-effective amendment, Rule 424(c) supplement or information incorporated by reference, all information concerning a material transaction, and the company being acquired involved there, that was not the subject of and included in the registration statement when it became effective.

    (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (6) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT ON TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WASHINGTON, DISTRICT OF COLUMBIA, ON MAY 12, 1998.

                                          Consolidation Capital Corporation

                                                  /s/ Jonathan J. Ledecky
                                          By: _________________________________
                                             JONATHAN J. LEDECKY CHAIRMAN AND
                                                  CHIEF EXECUTIVE OFFICER


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

                                       Chairman and Chief
    /S/ Jonathan J. Ledecky             Executive Officer        May 12, 1998
-------------------------------------   (Principal Executive
         JONATHAN J. LEDECKY            Officer)

                  *                    Executive Vice
-------------------------------------   President, Chief         May 12, 1998
         TIMOTHY C. CLAYTON             Financial Officer and
                                        Treasurer (Principal
                                        Financial and
                                        Accounting Officer

                  *                    Executive Vice
-------------------------------------   President, Chief         May 12, 1998
            DAVID LEDECKY               Administrative
                                        Officer and Director

                  *                    Director
-------------------------------------                            May 12, 1998
          VINCENT E. EADES

                  *                    Director
-------------------------------------                            May 12, 1998
          W. RUSSELL RAMSEY

                  *                    Director
-------------------------------------                            May 12, 1998
            M. JUDE REYES

           /s/ Jonathan J. Ledecky
*By: ________________________________
  JONATHAN J. LEDECKY, ATTORNEY IN
  FACT, PURSUANT TO POWERS OF
  ATTORNEY PREVIOUSLY FILED AS PART
  OF THIS REGISTRATION STATEMENT

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
  2.01*  Agreement and Plan of Reorganization, dated February 27, 1998, by and among the Company, CCC2 Acquisition Co., SKC Electric, Inc. and the
         stockholders named therein.
  2.02*  Agreement and Plan of Reorganization, dated February 27, 1998, by and among the Company, CCC3 Acquisition Co., Riviera Electric, Inc. and
         the stockholders named therein.
  2.03*  Agreement and Plan of Reorganization, dated February 27, 1998, by and among the Company, CCC4 Acquisition Co., Garfield Electric Company and
         the stockholders named therein.
  2.04*  Agreement and Plan of Reorganization, dated February 27, 1998, by and among the Company, CCC5 Acquisition Co., Indecon, Inc. and the
         stockholders named therein.
  2.05*  Agreement and Plan of Reorganization, dated February 27, 1998, by and among the Company, CCC6 Acquisition Co., Tri-City Electrical
         Contractors, Inc. and the stockholders named therein.
  2.06*  Agreement and Plan of Reorganization, dated February 27, 1998, by and among the Company, CCC Acquisition Co., 6, Town & Country Electric,
         Inc. and the stockholders named therein.
  2.07*  Agreement and Plan of Reorganization, dated February 27, 1998, by and among the Company, CCC8 Acquisition Co., Wilson Electric, Inc. and the
         stockholders named therein.
  2.08   Agreement and Plan of Reorganization, dated January 29, 1998, by and among the Company, CCC Acquisition Corp 1., Service Management USA and
         the stockholder named therein (Exhibit 2.1 of the Company's Current
         Report on Form 8-K dated February 4, 1997 is hereby incorporated by reference).
  2.09   Agreement and Plan of Reorganization, dated March 15, 1998, by and among the Company, CCC Acquiring Co. No. 10, Walker Engineering, Inc.
         and the shareholders named therein (Exhibit 2.09 of the Company's
         Annual Report on Form 10-K for the year ended December 31, 1997 is hereby incorporated by reference).
  3.01   Restated Certificate of Incorporation of Consolidation Capital
         Corporation (Exhibit 3.01 of the Company's Registration Statement on
         Form S-1 (File No. 333-36193) is hereby incorporated by reference).
  3.02   Amended and Restated Bylaws of Consolidation Capital Corporation
         (Exhibit 3.02 of the Company's Registration Statement on Form S-1
         (File No. 333-36193) is hereby incorporated by reference).
  5.01*  Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.
 10.01*  Consolidation Capital Corporation 1997 Long-Term Incentive Plan.
 10.02   Consolidation Capital Corporation 1997 Non-Employee Directors' Stock
         Plan (Exhibit 10.02 of the Company's Annual Report on Form 10-K for
         the year ended December 31, 1997 by reference).
 10.03   Consolidation Capital Corporation 1997 Employee Stock Purchase Plan
         (Exhibit 10.03 of the Company's Registration Statement on Form S-1
         (File No. 333-36193) is hereby incorporated by reference).
 10.04   Consolidation Capital Corporation 1997 Section 162(m) Bonus Plan
         (Exhibit 10.04 of the Company's Registration Statement on Form S-1
         (File No. 333-36193) is hereby incorporated by reference).
 10.05   Consolidation Capital Corporation Executive Deferred Compensation Plan
         (Exhibit 10.05 of the Company's Registration Statement on Form S-1
         (File No. 333-36193) is hereby incorporated by reference).

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
 10.06   Employment Agreement between the Company and Jonathan J. Ledecky
         (Exhibit 10.05 of the Company's Registration Statement on Form S-1
         (File No. 333-36193) is hereby incorporated by reference).
 10.07   Employment Agreement between the Company and Timothy C. Clayton
         (Exhibit 10.06 of the Company's Registration Statement on Form S-1
         (File No.333-36193) is hereby incorporated by reference).
 10.08   Employment Agreement between the Company and F. Traynor Beck (Exhibit
         10.07 of the Company's Registration Statement on Form S-1 (File
         No.333-36193) is hereby incorporated by reference).
 10.09   Employment Agreement between the Company and David Ledecky (Exhibit
         10.08 of the Company's Registration Statement on Form S-1 (File
         No.333-36193) is hereby incorporated by reference).
 10.10   Form of Indemnity Agreement for Executive Officers and Directors of
         the Company (Exhibit 10.09 of the Company's Registration Statement on
         Form S-1 (File No.333-36193) is hereby incorporated by reference).
 10.11   Employment Agreement between the Company and William P. Love, Jr.
         (Exhibit 10.11 of the Company's Annual Report on Form 10-K for the
         fiscal year ended December 31, 1997 is hereby incorporated by reference).
 10.12   Form of Warrant Agreement, dated November 25, 1997, between
         Consolidation Capital Corporation and Friedman, Billings, Ramsey &
         Co., Inc. (Exhibit 4.10 of the Company's Registration Statement on
         Form S-1 (File No. 333-36193) is hereby incorporated by reference).
 10.13   Form of Warrant Agreement, dated November 25, 1997, between
         Consolidation Capital Corporation and Jonathan J. Ledecky (Exhibit
         10.10 of the Company's Registration Statement on Form S-1 (File No.
         333-36193) is hereby incorporated by reference).
 21.01   List of Subsidiaries of Consolidation Capital Corporation (Exhibit
         21.01 of the Company's Annual Report on Form 10-K for the year ended
         December 31, 1997 is hereby incorporated by reference.)
 23.01   Consents of Price Waterhouse LLP.
 23.02   Consents of Grant Thorton LLP.
 23.03   Consent of Baird, Kurtz & Dobson.
 23.04   Consent of KPMG Peat Marwick LLP.
 23.05   Consent of Barry & Moore P.C.
 23.06   Consent of Arthur Andersen LLP.
 23.07   Consent of Leverich, Phillips, Rasmuson & Co.
 23.08   Consent of Wallingford, McDonald, Fox & Co., P.C.
 23.09   Consent of Hutton, Patterson & Company.
 24.01   Power of Attorney (included on signature page of this registration statement).
 27.01*  Financial Data Schedule.

--------
*  Previously filed.

  (b) Financial statement schedules have been omitted because they are inapplicable, are not required under applicable provisions of Regulation S-X, or the information that would otherwise be included in such schedules is contained in the registrant's financial statements or accompanying notes.

                                       2